Exhibit 10.1

Execution Version
AMENDMENT NO. 14 TO THE CREDIT AGREEMENT
AMENDMENT NO. 14 to the Credit Agreement (as defined below), dated as of June 12, 2026 (this “Amendment”), among Cushman & Wakefield U.S. Borrower, LLC, a Delaware limited liability company (the “Borrower”), DTZ UK Guarantor Limited, a private limited company incorporated under the laws of England and Wales (“Holdings”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent (in such capacity, the “Administrative Agent”), the Additional 2026-1 Term Lender (as defined below), the Converting 2025-2 Term Lenders (as defined below and, together with the Additional 2026-1 Term Lender, the “2026-1 Term Lenders”), and, solely for the purposes of Section 2.05 hereof, the Subsidiary Guarantors party hereto.
RECITALS
A.The “Credit Agreement” shall mean that certain Credit Agreement, originally dated as of August 21, 2018 (as amended on December 20, 2019, January 30, 2020, April 28, 2022, January 31, 2023, June 21, 2023, August 24, 2023, April 9, 2024, June 18, 2024, October 10, 2024, January 22, 2025, July 21, 2025, October 1, 2025 and October 21, 2025 and as further amended or otherwise modified prior to the Amendment No. 14 Effective Date (as defined below); and, after giving effect to the amendments pursuant to this Amendment, the “Amended Credit Agreement”) among, inter alios, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
B.Section 10.01(2) of the Credit Agreement permits the Borrower to refinance all outstanding Term Loans of any Class with Replacement Loans pursuant to a Replacement Amendment. This Amendment constitutes a “Replacement Amendment” in accordance with Section 10.01(2) of the Credit Agreement.
C.On the Amendment No. 14 Effective Date, the Borrower will incur Replacement Loans (such Replacement Loans, the “2026-1 Replacement Term Loans”) pursuant to Section 10.01(2) of the Credit Agreement in an aggregate principal amount of $847,500,000 in respect of all of the 2025-2 Term Loans outstanding immediately prior to the occurrence of the Amendment No. 14 Effective Date (and such 2025-2 Term Loans will constitute the “Replaced Loans” that are being refinanced by the 2026-1 Replacement Term Loans pursuant to this Amendment) plus, immediately after giving effect to the incurrence of such 2026-1 Replacement Term Loans, Incremental Term Commitments (the “2026-1 Incremental Term Commitments”) from the Additional 2026-1 Term Lender (as defined below) for a Term Loan Increase (the “2026-1 Term Loan Increase”) with respect to such 2026-1 Replacement Term Loans in an aggregate principal amount of $352,500,000 and such 2026-1 Replacement Term Loans together with such Term Loan Increase shall be referred to as the “2026-1 Term Loans”. With respect to the 2026-1 Term Loan Increase only, the notices to the Administrative Agent and the Lenders required by Section 2.14(1) of the Credit Agreement with respect thereto are hereby waived, and the 2026-1 Term Loan Increase shall constitute an Incremental Loan, the 2026-1 Incremental Term Commitments shall constitute Incremental Term Commitments and this Amendment shall also (in addition to a Replacement Amendment) constitute an Incremental Amendment, in each case for purposes of the Amended Credit Agreement. The transactions described in this paragraph shall be referred to collectively as the “2026-1 Transactions”.
D.JPMorgan Chase, Bank of America, N.A., Barclays Bank PLC, Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Capital One, N.A., MUFG Bank, Ltd., Morgan Stanley Senior Funding, Inc., and U.S. Bank National Association, are the joint lead arrangers and joint bookrunners for this Amendment and the 2026-1 Term Loans (collectively in such capacity, the “Amendment No. 14 Lead Arrangers”) and National Westminster Bank Plc, Associated Bank, National Association, Standard Chartered Bank and Wheaton Bank and Trust Company, N.A. are the co-managers for this Amendment and the 2026-1 Term Loans.

E.In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree to the following:
ARTICLE IAMENDMENT
Section 1.01Amendment of Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit B hereto. Schedule 10.02 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit C attached hereto.
Section 1.02Defined Terms. Terms which are not defined in this Amendment shall have the meanings assigned to such terms in the Credit Agreement.
Section 1.032026-1 Term Loan Commitments.
(a)Subject to the terms and conditions set forth herein, (i) each 2025-2 Term Lender that has delivered a duly executed consent (a “Consent”) in the form of Exhibit A hereto (each such 2025-2 Term Lender, a “Converting 2025-2 Term Lender”) hereby consents to this Amendment and agrees to convert all of its 2025-2 Term Loans (or such lesser principal amount of 2025-2 Term Loans as the Amendment No. 14 Lead Arrangers may allocate to such Converting 2025-2 Term Lender ) into 2026-1 Term Loans (such converted 2025-2 Term Loans, the “Converted Term Loans” and any such conversion of 2025-2 Term Loans into 2026-1 Term Loans being referred to herein as an “Amendment No. 14 Conversion”). Any 2025-2 Term Lender immediately prior to the effectiveness of this Amendment that is not a Converting 2025-2 Term Lender is referred to herein as a “Non-Converting Term Lender” and any 2025-2 Term Loan immediately prior to the effectiveness of this Amendment that is not a Converted Term Loan is referred to herein as a “Non-Converted Term Loan.” In the event that any 2025-2 Term Lender is a Converting 2025-2 Term Lender, but receives an allocation of 2026-1 Term Loans pursuant to the first sentence of this clause (a) in a principal amount less than the amount of 2025-2 Term Loans allocated for conversion into 2026-1 Term Loans by such 2025-2 Term Lender, such 2025-2 Term Lender shall be considered a Non-Converting Term Lender with respect to the difference in principal amount between such 2025-2 Term Loans allocated for conversion and its Converted Term Loans and such difference in principal amount shall be considered a Non-Converted Term Loan.
(b)JPMorgan Chase (in such capacity, the “Additional 2026-1 Term Lender”) agrees to fund a 2026-1 Replacement Term Loan in a principal amount equal to the sum of (A) the difference between $847,500,000 minus the sum of principal amount of Converted Term Loans, which difference is $127,241,851.91 plus (B) the amount of the 2026-1 Incremental Term Commitments (the “Additional 2026-1 Term Loan”), and for the avoidance of doubt, such the Additional 2026-1 Term Loans is equal to $479,741,851.91. Upon the funding of the Additional 2026-1 Term Loan, the Converted Term Loans, the 2026-1 Term Loan Increase and the Additional 2026-1 Term Loan shall collectively constitute “2026-1 Term Loans” of the same Class.
(c)The Additional 2026-1 Term Lender (in its capacity as Lender and as Administrative Agent), by delivering its signature page to this Amendment on the Amendment No. 14 Effective Date, (i) confirms that it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.01(1) and (2) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to make the Additional 2026-1 Term Loan; (ii) confirms that it has, independently and without reliance upon any other Person, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to make the Additional 2026-1 Term Loan; (iii) irrevocably appoints JPMorgan Chase to act on its behalf (as the Additional 2026-1 Term Lender) as the Administrative Agent and the Collateral Agent under the Loan Documents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto; and (iv) agrees that it will be bound by the provisions of the Amended Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Term Lender.
(d)Subject to the terms and conditions set forth herein, (i) the 2026-1 Term Loans shall constitute “Term Loans” and “Loans” and (ii) each 2026-1 Term Lender shall become a “Term Lender” and a “Lender” (if and to the extent such 2026-1 Term Lender is not already a Lender or a Term Lender, as applicable, prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Loan.
(e)On the Amendment No. 14 Effective Date, immediately after giving effect to the Amendment No. 14 Conversions and the funding of the Additional 2026-1 Term Loan pursuant to Sections 1.03(a) and (b), respectively, of this Amendment, the 2026-1 Term Lenders and the other parties hereto agree that the Credit Agreement shall be amended to reflect the terms set forth in the Amended Credit Agreement.
(f)Each 2026-1 Term Lender waives (i) any right to compensation to which such 2026-1 Term Lender may otherwise have been entitled pursuant to Section 3.05 of the Credit Agreement, solely to the extent relating to the prepayment or conversion of the 2025-2 Term Loans on the Amendment No. 14 Effective Date and (ii) any notice of such prepayment that would have been required under Section 2.05(1)(a) of the Credit Agreement.
(g)Each 2026-1 Term Lender shall have delivered to the Administrative Agent and the Borrower such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2026-1 Term Lender may be required to deliver to the Administrative Agent and the Borrower pursuant to Section 3.01(3) of the Credit Agreement
Section 1.04Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Amendment No. 14 Effective Date”) on which the following conditions have been satisfied or waived in accordance with the terms thereof (provided that the amendment set forth in Section 10.01(2)(a) of the Amended Credit Agreement shall be deemed to be effective immediately prior to all other amendments referred to herein or in the Amended Credit Agreement):
(a)The Administrative Agent shall have received each of the following:
(i) (A) from (1) the Borrower, (2) Holdings, (3) the Administrative Agent, (4) the Additional 2026-1 Term Lender and (5) with respect to Section 2.05 only, the Subsidiary Guarantors, counterparts of this Amendment signed on behalf of such parties, (B) a Consent from each of the Converting 2025-2 Term Lenders and (C) an English law governed security reaffirmation deed, dated as of the Amendment No. 14 Effective Date, entered into between Holdings, DTZ Worldwide Limited and the Collateral Agent;
(ii)a fully executed Committed Loan Notice with respect to the 2026-1 Term Loans no later than 1:00 p.m., New York time, one (1) Business Day prior to the Amendment No. 14 Effective Date (or such shorter period as may be agreed by the Administrative Agent);
(iii)a certificate of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), a customary certificate of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organizational Documents referenced therein (or certifying that there have been no changes to such Organizational Documents or the relevant information in the incumbency certificates since the Amendment No. 13 Effective Date) and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment (or certifying that there have been no changes to such identity, authority and capacity of such Responsible Officers);
(iv)an opinion from each of (A) Simpson Thacher & Bartlett LLP, New York, Massachusetts, California and Delaware counsel to the Loan Parties, (B) Spencer Fane LLP, Missouri counsel to the applicable Loan Parties, and (C) Allen Overy Shearman Sterling LLP, England and Wales counsel to the Administrative Agent;
(v)a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the condition set forth in clause (c) below; and
(vi)a solvency certificate from a Director of Holdings certifying as to the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the 2026-1 Transactions (substantially in the form attached to the Credit Agreement as Exhibit I).
(b)prior to or substantially concurrently with the occurrence of the Amendment No. 14 Effective Date, Borrower shall (1) repay in full the aggregate principal amount of the Non-Converted Term Loans and (2) pay all (A) accrued and unpaid interest (to, but not including, the Amendment No. 14 Effective Date) on all 2025-2 Term Loans (whether or not such 2025-2 Term Loans are being converted to Converted Term Loans on the Amendment No. 14 Effective Date) and (B) fees and, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 14 Effective Date (or such shorter period as reasonably agreed by the Borrower), expenses required to be paid on the Amendment No. 14 Effective Date in connection with this Amendment, pursuant to any letter agreements between or among Borrower and/or one or more of the Amendment No. 14 Lead Arrangers shall have been paid, or shall be paid substantially concurrently with the incurrence of the 2026-1 Term Loans. The Borrower shall have issued or shall substantially simultaneously issue a notice of redemption for $350,000,000 in 2020 Senior Secured Notes in accordance with the terms of the 2020 Senior Notes Indenture.
(c)The representation and warranty in Section 2.01 below shall be true and correct as of the Amendment No. 14 Effective Date.
For purposes of determining compliance with the conditions specified in this Section 1.04, by its execution of this Amendment or the Consent, each 2026-1 Term Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 14 Effective Date specifying its objection thereto.
The Amendment No. 14 Effective Date is June 12, 2026.
Section 1.05Use of Proceeds. The Borrower shall use the proceeds of the Additional 2026-1 Term Loan to (i) repay in full all outstanding Non-Converted Term Loans, (ii) redeem $350,000,000 in 2020 Secured Notes and (iii) for general corporate purposes.
ARTICLE IIMISCELLANEOUS
Section 2.01Representations and Warranties. The Borrower represents and warrants to the 2026-1 Term Lenders and the Administrative Agent that, as of the Amendment No. 14 Effective Date, (i) the representations and warranties of each of Holdings and the Borrower contained in Article V of the Credit Agreement or any other Loan Document (including this Amendment as a Loan Document for such purpose) are true and correct in all material respects on and as of the Amendment No. 14 Effective Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) no Default or Event of Default exists, or would result from this Amendment or the 2026-1 Transactions.
Section 2.02Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signature and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
Section 2.03Governing Law and Waiver of Right to Trial by Jury. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
Section 2.04Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 2.05Effect of Amendment and Reaffirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Each Guarantor hereby expressly reaffirms, as of the date hereof, its guarantee of the Obligations (including without limitation the Obligations in respect of the 2026-1 Term Loans) under the Guaranty and each Loan Party hereby expressly reaffirms, as of the date hereof, its prior grant of Liens on the Collateral to secure the Obligations (including without limitation the Obligations in respect of the 2026-1 Term Loans) pursuant to the Collateral Documents, which Liens shall continue in full force and effect for the benefit of the Collateral Agent and the other Secured Parties and shall extend to, and shall continue to secure the Loans made and other obligations of the Loan Parties under, the Amended Credit Agreement and the other Loan Documents. Neither the modification of the Credit Agreement effected pursuant to this Amendment, nor the execution, delivery, performance or effectiveness of this Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and all such Liens shall continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. On and after the Amendment No. 14 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall be a reference to the Amended Credit Agreement. From and after the Amendment No. 14 Effective Date, this Amendment shall be deemed a Loan Document for all purposes under the Amended Credit Agreement and the other Loan Documents.
Section 2.06Tax Fungibility. For U.S. federal income tax purposes, the Borrower, each Lender and the Administrative Agent shall treat all of the 2026-1 Term Loans (whether issued for cash or in exchange for 2025-2 Term Loans) as one fungible tranche.
Section 2.07No Novation. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or any of the other Loan Documents.

Section 2.08Amendment, Modification and Waiver. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.
Section 2.09Severability. The severability provisions in Sections 10.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
Section 2.10Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
DTZ UK GUARANTOR LIMITED,
as Holdings

By:    /s/ Neil Johnston
    Name: Neil Johnston
    Title: Director

CUSHMAN & WAKEFIELD U.S. BORROWER, LLC,
as the Borrower

By:    /s/ Neil Johnston
    Name: Neil Johnston
    Title: Chief Financial Officer

[Signature Page to Amendment No. 14]

Solely with respect to Section 2.05 of this Amendment,

Cassidy Turley Northern California, Inc.
Commerce CRG Utah, LLC
Cushman & Wakefield Capital Services, LLC
Cushman & Wakefield Fiduciary, Inc.
Cushman & Wakefield of Arizona, Inc.
Cushman & Wakefield of California, Inc.
Cushman & Wakefield of Colorado, Inc.
Cushman & Wakefield of Connecticut, Inc.
Cushman & Wakefield of Delaware, Inc.
Cushman & Wakefield of Florida, LLC
Cushman & Wakefield of Georgia, LLC
Cushman & Wakefield of Illinois, Inc.
Cushman & Wakefield of Long Island, Inc.
Cushman & Wakefield of Maryland, LLC
Cushman & Wakefield of Massachusetts, LLC
Cushman & Wakefield of Minnesota, Inc.
Cushman & Wakefield of Nevada, Inc.
Cushman & Wakefield of New Hampshire, Inc.
Cushman & Wakefield of New Jersey, LLC
Cushman & Wakefield of North Carolina, Inc.
Cushman & Wakefield of Ohio, Inc.
Cushman & Wakefield of Oregon, Inc.
Cushman & Wakefield of Pennsylvania, LLC
Cushman & Wakefield of San Diego, Inc.
Cushman & Wakefield of Texas, Inc.
Cushman & Wakefield of Virginia, LLC
Cushman & Wakefield of Washington, D.C., Inc.
Cushman & Wakefield of Washington, Inc.
Cushman & Wakefield Real Estate Services LLC
Cushman & Wakefield Realty of Brooklyn, LLC
Cushman & Wakefield Realty of Manhattan, LLC
Cushman & Wakefield Realty of New Jersey, LLC
Cushman & Wakefield Realty of Queens, LLC
Cushman & Wakefield Realty of the Bronx, LLC
Cushman & Wakefield U.S., Inc.
Cushman & Wakefield, Inc.
DTZ Americas, Inc.
Pinnacle Property Management Services, LLC
Pinnacle Real Estate Partners, LLC
By:    /s/ Andrew Shepard
    Name: Andrew Shepard
    Title: Vice President and Chief Financial Officer
[Signature Page to Amendment No. 14]

Cushman & Wakefield Ventures, LLC
Cushman & Wakefield of the Americas, Inc.
Cushman & Wakefield Global, Inc.
Cushman & Wakefield International Finance Subsidiary, LLC
Cushman & Wakefield International, LLC
Cushman & Wakefield Japan Holdco 2, LLC
Cushman & Wakefield Japan Holdco, LLC
Cushman & Wakefield Luxembourg Holdings, LLC
Cushman & Wakefield of Asia, Inc.
Cushman & Wakefield of North America, Inc.
DTZ Parent, LLC
DTZ US Holdings, LLC
By:    /s/ Neil Johnston
    Name: Neil Johnston
    Title: Chief Financial Officer

DTZ Worldwide Limited
By:    /s/ Neil Johnston
    Name: Neil Johnston
    Title: Director

C&W Facility Services Inc.
C&W Government Services Inc.
By:    /s/ Mia Mends
    Name: Mia Mends
    Title:    President
C&W Secure Services Inc.
By:    /s/ Roger E. Frischkorn
    Name: Roger E. Frischkorn
    Title: President, Vice President, Treasurer, Secretary
[Signature Page to Amendment No. 14]

Cushman & Wakefield Global Services, Inc.
Cushman & Wakefield Regional, Inc.
By:    /s/ Erick Mazzoni
    Name: Erick Mazzoni
    Title: Vice President and Secretary
Cushman & Wakefield Western, Inc.
By:    /s/ Erick Mazzoni
    Name: Erick Mazzoni
    Title: Vice President, CFO and Secretary
[Signature Page to Amendment No. 14]

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:    /s/ Jordan Santora
    Name: JORDAN SANTORA
    Title: EXECUTIVE DIRECTOR

[Signature Page to Amendment No. 14]

JPMORGAN CHASE BANK, N.A.
as Additional 2026-1 Term Lender

By:    /s/ Jordan Santora
    Name: JORDAN SANTORA
    Title: EXECUTIVE DIRECTOR
[Signature Page to Amendment No. 14]

Exhibit A
CONSENT (this “Consent”) to that certain Amendment No. 14 (the “Amendment”) to the Credit Agreement (as defined below) to be dated as of the Amendment No. 14 Effective Date (as defined in the Amendment) among CUSHMAN & WAKEFIELD U.S. BORROWER, LLC, a Delaware limited liability company (the “Borrower”), DTZ UK GUARANTOR LIMITED, a private limited company incorporated under the laws of England and Wales (“Holdings”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and, solely for the purposes of Section 2.05 thereof, the Subsidiary Guarantors. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment.
The “Credit Agreement” shall mean that certain Credit Agreement, originally dated as of August 21, 2018 (as amended on December 20, 2019, January 30, 2020, April 28, 2022, January 31, 2023, June 21, 2023, August 24, 2023, April 9, 2024, June 18, 2024, October 10, 2024, January 22, 2025, July 21, 2025, October 1, 2025 and October 21, 2025 and as further amended or otherwise modified prior to the Amendment No. 14 Effective Date) among, inter alios, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
The undersigned 2025-2 Term Lender irrevocably and unconditionally approves the Amendment and consents to convert 100% of the outstanding principal amount of the 2025-2 Term Loans held by such 2025-2 Term Lender (or such lesser amount allocated to such 2025-2 Term Lender by the Amendment No. 14 Lead Arrangers) into 2026-1 Term Loans in a like (or such lesser) principal amount.
IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.
________________________________________,
as a Lender (type name of the legal entity)
By:
Name:
Title:
If a second signature is necessary:
By:
Name:
Title:
Name of Fund Manager (if any):__________________
[Amendment No. 14 - Consent]

[Lender Signature Pages on File with Administrative Agent]

Exhibit B
CREDIT AGREEMENT
Dated as of August 21, 2018, as amended by Amendment No. 1 on December 20, 2019, Amendment No. 2 on January 30, 2020, Amendment No. 3 on April 28, 2022, Amendment No. 4 on January 31, 2023, Amendment No. 5 on June 21, 2023, Amendment No. 6 on August 24, 2023, Amendment No. 7 on April 9, 2024, Amendment No. 8 on June 18, 2024, Amendment No. 9 on October 10, 2024, Amendment No. 10 on January 22, 2025, Amendment No. 11 on July 21, 2025, Amendment No. 12 on October 1, 2025 ~~and~~, Amendment No. 13 on October 21, 2025 and Amendment No. 14 on June 12, 2026
among
CUSHMAN & WAKEFIELD U.S. BORROWER, LLC (f/k/a DTZ U.S. BORROWER, LLC),
as the Borrower,
DTZ UK GUARANTOR LIMITED,
as Holdings,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender,
and
THE OTHER LENDERS PARTY HERETO
________________
JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
HSBC SECURITIES (USA) INC.,
WELLS FARGO SECURITIES, LLC,
CAPITAL ONE, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
MUFG BANK, LTD.
AND
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Lead Bookrunners
NATIONAL WESTMINSTER BANK PLC,
ASSOCIATED BANK, NATIONAL ASSOCIATION,
STANDARD CHARTERED BANK
AND WHEATON BANK AND TRUST COMPANY, N.A.,
as Co-Managers
J.P. MORGAN SECURITIES LLC,
as Lead Sustainability Structuring Agent

Table of Contents
Page
Article I

Definitions and Accounting Terms
SECTION 1.01    Defined Terms    3
SECTION 1.02    Other Interpretive Provisions    124
SECTION 1.03    Accounting Terms    125
SECTION 1.04    Rounding    126
SECTION 1.05    References to Agreements, Laws, etc.    126
SECTION 1.06    Times of Day and Timing of Payment and Performance    126
SECTION 1.07    Pro Forma and Other Calculations    126
SECTION 1.08    Available Amount Transaction    131
SECTION 1.09    Guaranties of Hedging Obligations    131
SECTION 1.10    Currency Generally    131
SECTION 1.11    Letters of Credit    132
SECTION 1.12    [Reserved]    132
SECTION 1.13    Interest Rates; Benchmark Notification.    132
Article II

The Commitments and Borrowings
SECTION 2.01    The Loans    132
SECTION 2.02    Borrowings, Conversions and Continuations of Loans    133
SECTION 2.03    Letters of Credit    136
SECTION 2.04    Swing Line Loans.    146
SECTION 2.05    Prepayments    149
SECTION 2.06    Termination or Reduction of Commitments    161
SECTION 2.07    Repayment of Loans    ~~163~~162
SECTION 2.08    Interest    ~~164~~162
SECTION 2.09    Fees    ~~165~~163
SECTION 2.10    Computation of Interest and Fees    ~~165~~163
SECTION 2.11    Evidence of Indebtedness    ~~166~~164
SECTION 2.12    Payments Generally    ~~166~~164
SECTION 2.13    Sharing of Payments    ~~168~~166
SECTION 2.14    Incremental Facilities    ~~169~~167
SECTION 2.15    Refinancing Amendments    ~~178~~176
SECTION 2.16    Extensions of Loans    ~~180~~177
SECTION 2.17    Defaulting Lenders    ~~185~~182
SECTION 2.18    Loan Repricing Protection    ~~186~~183
SECTION 2.19    Inability to Determine Rates    ~~186~~184
SECTION 2.20    Sustainability Adjustments    ~~190~~188

-i-

Article III

Taxes, Increased Costs Protection and Illegality
SECTION 3.01    Taxes    ~~193~~191
SECTION 3.02    Illegality    ~~197~~194
SECTION 3.03    [Reserved]    ~~197~~195
SECTION 3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves    ~~198~~195
SECTION 3.05    Funding Losses    ~~199~~196
SECTION 3.06    Matters Applicable to All Requests for Compensation    ~~199~~197
SECTION 3.07    Replacement of Lenders under Certain Circumstances    ~~200~~198
SECTION 3.08    Survival    ~~202~~199
Article IV

Conditions Precedent to Credit Extensions
SECTION 4.01    Conditions to Credit Extensions on Closing Date    ~~202~~199
SECTION 4.02    Conditions to Credit Extensions after the Closing Date    ~~204~~201
Article V

Representations and Warranties
SECTION 5.01    Existence, Qualification and Power; Compliance with Laws    ~~205~~202
SECTION 5.02    Authorization; No Contravention    ~~205~~203
SECTION 5.03    Governmental Authorization    ~~206~~203
SECTION 5.04    Binding Effect    ~~206~~204
SECTION 5.05    Financial Statements; No Material Adverse Effect    ~~206~~204
SECTION 5.06    Litigation    ~~206~~204
SECTION 5.07    Labor Matters    ~~207~~204
SECTION 5.08    Ownership of Property; Liens    ~~207~~204
SECTION 5.09    Environmental Matters    ~~207~~204
SECTION 5.10    Taxes    ~~207~~205
SECTION 5.11    ERISA Compliance    ~~207~~205
SECTION 5.12    Subsidiaries    ~~208~~205
SECTION 5.13    Margin Regulations; Investment Company Act    ~~208~~205
SECTION 5.14    Disclosure    ~~208~~206
SECTION 5.15    Intellectual Property; Licenses, etc.    ~~208~~206
SECTION 5.16    Solvency    ~~209~~206
SECTION 5.17    USA PATRIOT Act; Anti-Terrorism Laws    ~~209~~206
SECTION 5.18    Collateral Documents    ~~209~~206
SECTION 5.19    Centre of Main Interests    ~~209~~207

-ii-

Article VI

Affirmative Covenants
SECTION 6.01    Financial Statements    ~~210~~207
SECTION 6.02    Certificates; Other Information    ~~211~~209
SECTION 6.03    Notices    ~~213~~211
SECTION 6.04    Payment of Obligations    ~~213~~211
SECTION 6.05    Preservation of Existence, etc.    ~~214~~211
SECTION 6.06    Maintenance of Properties    ~~214~~211
SECTION 6.07    [Reserved].    ~~214~~212
SECTION 6.08    Maintenance of Insurance    ~~214~~212
SECTION 6.09    Compliance with Laws    ~~214~~212
SECTION 6.10    Books and Records    ~~215~~212
SECTION 6.11    Inspection Rights    ~~215~~212
SECTION 6.12    Covenant to Guarantee Obligations and Give Security    ~~215~~213
SECTION 6.13    Compliance with Environmental Laws    ~~218~~216
SECTION 6.14    Further Assurances and Post-Closing Covenant    ~~218~~216
SECTION 6.15    Use of Proceeds    ~~219~~216
SECTION 6.16    Maintenance of Ratings    ~~219~~216
SECTION 6.17    Affiliate Transactions    ~~219~~217
SECTION 6.18    2023 Secured Notes    ~~223~~220
Article VII

Negative Covenants
SECTION 7.01    Liens    ~~223~~221
SECTION 7.02    Indebtedness    ~~224~~221
SECTION 7.03    Fundamental Changes    ~~233~~230
SECTION 7.04    Asset Sales    ~~236~~233
SECTION 7.05    Restricted Payments    ~~237~~234
SECTION 7.06    Change in Nature of Business    ~~246~~244
SECTION 7.07    [Reserved]    ~~247~~244
SECTION 7.08    Burdensome Agreements    ~~247~~244
SECTION 7.09    Accounting Changes    ~~250~~247
SECTION 7.10    Reserved    ~~250~~247
SECTION 7.11    Financial Covenant    ~~250~~247
Article VIII

Events of Default and Remedies
SECTION 8.01    Events of Default    ~~250~~248
SECTION 8.02    Remedies upon Event of Default    ~~253~~250
SECTION 8.03    Application of Funds    ~~253~~251
SECTION 8.04    Right to Cure    ~~254~~252

-iii-

Article IX

Administrative Agent and Other Agents
SECTION 9.01    Appointment and Authorization of the Administrative Agent    ~~256~~253
SECTION 9.02    Rights as a Lender    ~~256~~253
SECTION 9.03    Exculpatory Provisions    ~~257~~254
SECTION 9.04    Lack of Reliance on the Administrative Agent    ~~258~~255
SECTION 9.05    Certain Rights of the Administrative Agent    ~~258~~255
SECTION 9.06    Reliance by the Administrative Agent    ~~258~~256
SECTION 9.07    Delegation of Duties    ~~259~~256
SECTION 9.08    Indemnification    ~~259~~256
SECTION 9.09    The Administrative Agent in Its Individual Capacity    ~~260~~257
SECTION 9.10    No Other Duties, Etc.    ~~260~~257
SECTION 9.11    Resignation by the Administrative Agent    ~~260~~257
SECTION 9.12    Collateral Matters    ~~261~~259
SECTION 9.13    Acknowledgements of Lenders and Issuing Banks; Erroneous Payments    ~~262~~259
SECTION 9.14    Administrative Agent May File Proofs of Claim    ~~264~~261
SECTION 9.15    Appointment of Supplemental Administrative Agents    ~~265~~263
SECTION 9.16    Intercreditor Agreements    ~~266~~263
SECTION 9.17    Secured Cash Management Agreements and Secured Hedge Agreements    ~~267~~264
SECTION 9.18    Withholding Tax    ~~267~~264
Article X

Miscellaneous
SECTION 10.01    Amendments, etc.    ~~268~~265
SECTION 10.02    Notices and Other Communications; Facsimile Copies    ~~275~~272
SECTION 10.03    No Waiver; Cumulative Remedies    ~~277~~274
SECTION 10.04    Costs and Expenses    ~~277~~274
SECTION 10.05    Indemnification by the Borrower    ~~278~~275
SECTION 10.06    Marshaling; Payments Set Aside    ~~279~~276
SECTION 10.07    Successors and Assigns    ~~279~~276
SECTION 10.08    Resignation of Issuing Bank and Swing Line Lender    ~~287~~284
SECTION 10.09    Confidentiality    ~~287~~284
SECTION 10.10    Setoff    ~~289~~286
SECTION 10.11    Interest Rate Limitation    ~~289~~286
SECTION 10.12    Counterparts; Integration; Effectiveness    ~~289~~287
SECTION 10.13    Electronic Execution of Assignments and Certain Other Documents    ~~290~~287
SECTION 10.14    Survival of Representations and Warranties    ~~290~~287
SECTION 10.15    Severability    ~~290~~287
SECTION 10.16    GOVERNING LAW    ~~290~~287
SECTION 10.17    WAIVER OF RIGHT TO TRIAL BY JURY    ~~291~~288
SECTION 10.18    Binding Effect    ~~291~~288

-iv-

SECTION 10.19    Lender Action    ~~291~~289
SECTION 10.20    Use of Name, Logo, etc.    ~~291~~289
SECTION 10.21    USA PATRIOT Act    ~~292~~289
SECTION 10.22    Service of Process    ~~292~~289
SECTION 10.23    No Advisory or Fiduciary Responsibility    ~~292~~289
SECTION 10.24    Release of Collateral and Guarantee Obligations; Subordination of Liens    ~~293~~290
SECTION 10.25    [Reserved]    ~~294~~291
SECTION 10.26    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~294~~292
SECTION 10.27    Judgment Currency    ~~295~~292
SECTION 10.28    Cashless Settlement    ~~295~~292
SECTION 10.29    Acknowledgement Regarding Any Supported QFCs    ~~295~~293

-v-

SCHEDULES
1.01(1)    Closing Date Subsidiary Guarantors
1.01(2)    Agreed Guaranty and Security Principles
1.01(3)    Mortgaged Properties
1.01(4)    Existing Letters of Credit
2.01    Commitments
4.01(1)(c)    Certain Collateral Documents
4.01(1)(f)    Local Counsel
5.12    Subsidiaries and Other Equity Investments
6.14(2)    Post-Closing Matters
7.01    Existing Liens
7.02    Existing Indebtedness
7.05    Existing Investments
10.02    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A-1    Committed Loan Notice
A-2    Swing Line Notice
B-1    Term Note
B-2    Revolving Note
B-3    Swing Line Note
C     Compliance Certificate
D-1    Assignment and Assumption
D-2    Affiliated Lender Assignment and Assumption
E     Guaranty
F-1     U.S. Security Agreement
F-2    English Security Agreement
G-1    Equal Priority Intercreditor Agreement
G-2    Junior Lien Intercreditor Agreement
H    United States Tax Compliance Certificates
I    Solvency Certificate
J    Discount Range Prepayment Notice
K    Discount Range Prepayment Offer
L    Solicited Discounted Prepayment Notice
M    Acceptance and Prepayment Notice
N    Specified Discount Prepayment Notice
O    Solicited Discounted Prepayment Offer
P    Specified Discount Prepayment Response
Q    Intercompany Note
R-1    Letter of Credit Report
R-2    Swing Line Report
S    Sustainability Table
T    Sustainability Pricing Certificate

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 21, 2018, and amended on December 20, 2019 by that certain Amendment No. 1, on January 30, 2020 by that certain Amendment No. 2, on April 28, 2022 by that certain Amendment No. 3, on January 31, 2023 by that certain Amendment No. 4, on June 21, 2023 by that certain Amendment No. 5, on August 24, 2023 by that certain Amendment No. 6, on April 9, 2024 by that certain Amendment No. 7, on June 18, 2024 by that certain Amendment No. 8, on October 10, 2024 by that certain Amendment No. 9, on January 22, 2025 by that certain Amendment No. 10, on July 21, 2025 by that certain Amendment No. 11, on October 1, 2025 by that certain Amendment No. 12 ~~and~~, on October 21, 2025 by that certain Amendment No. 13 and on June 12, 2026 by that certain Amendment No. 14 by and among Cushman & Wakefield U.S. Borrower, LLC, a Delaware limited liability company (the “Borrower”), DTZ UK Guarantor Limited, a private limited company incorporated under the laws of England and Wales (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Loan Documents, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents and as an Issuing Bank, and as a Swing Line Lender, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”). This Agreement is the “Amended Credit Agreement” referred to in Amendment No. ~~13~~14.
PRELIMINARY STATEMENTS
The Borrower requested on the Closing Date that (a) the Lenders extend credit to the Borrower in the form of $2,700.0 million of Closing Date Term Loans and $810.0 million of Revolving Commitments on the Closing Date as senior secured credit facilities and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrower and the Issuing Banks issue Letters of Credit for the account of the Borrower, each to provide working capital for, and for other general corporate purposes of, Holdings and its Subsidiaries, pursuant to the Revolving Commitments hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.
The proceeds of the Closing Date Term Loans and the Closing Date Revolving Borrowings were used on the Closing Date to fund the Transactions and for general corporate purposes.
The applicable Lenders have indicated their willingness to lend, and the applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.
The Borrower requested that the Lenders extend credit to the Borrower in the form of $210,000,000 in Amendment No. 1 Revolving Commitment Increase on the Amendment No. 1 Effective Date.
On the Amendment No. 2 Effective Date, the Borrower incurred Replacement Term Loans in an aggregate principal amount of $2,666,250,000.00 in order to repay (by conversion or cash payment) all outstanding Closing Date Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 2.
On the Amendment No. 3 Effective Date, the Maturity Date applicable to the Revolving Commitments was extended and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 3.

On the Amendment No. 4 Effective Date, the Borrower incurred 2023-1 Refinancing Term Loans in an aggregate principal amount of $1,000,000,000 in order to repay (by exchange or cash payment) a portion of the outstanding Replacement Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 4.
On the Amendment No. 5 Effective Date, the interest rate benchmark for the Replacement Term Loans that were not refinanced with 2023-1 Refinancing Term Loans was switched from Eurodollar to Term SOFR.
On the Amendment No. 6 Effective Date, the Borrower incurred 2023-2 Refinancing Term Loans in an aggregate principal amount of $1,000,000,000 in order to repay a portion of the outstanding Replacement Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 6.
On the Amendment No. 7 Effective Date, the Borrower incurred 2024-1 Term Loans in an aggregate principal amount of $997,500,000 in order to repay (by conversion or cash payment) all outstanding 2023-2 Refinancing Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 7.
On the Amendment No. 8 Effective Date, the Borrower incurred 2024-2 Term Loans in an aggregate principal amount of $992,500,000 in order to repay (by conversion or cash payment) all outstanding 2023-1 Refinancing Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 8.
On the Amendment No. 9 Effective Date, the Borrower incurred 2024-3 Term Loans in an aggregate principal amount of $997,500,000 in order to repay (by conversion or cash payment) all outstanding 2024-1 Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 9.
On the Amendment No. 10 Effective Date, the Borrower incurred 2025-1 Term Loans in an aggregate principal amount of $990,018,750 in order to repay (by conversion or cash payment) all outstanding 2024-2 Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 10.
On the Amendment No. 11 Effective Date, the Borrower incurred 2025-2 Term Loans in an aggregate principal amount of $947,500,000 in order to repay (by conversion or cash payment) all outstanding 2024-3 Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 11.
On the Amendment No. 12 Effective Date, the Borrower incurred 2025-3 Term Loans in an aggregate principal amount of $840,018,750 in order to repay (by conversion or cash payment) all outstanding 2025-1 Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 12.
On the Amendment No. 13 Effective Date, the Maturity Date applicable to the Revolving Commitments was extended, the Revolving Commitments were reduced from $1,100,000,000 to $1,000,000,000 and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 13.

On the Amendment No. 14 Effective Date, the Borrower incurred 2026-1 Term Loans in an aggregate principal amount of $1,200,000,000 in order to repay (by conversion or cash payment) all outstanding 2025-2 Term Loans and certain other amendments to this Agreement were in each case made on the terms set forth in Amendment No. 14.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I

Definitions and Accounting Terms
SECTION 1.01    Defined Terms. As used in this Agreement (including the introductory paragraph hereof and the preliminary statements hereto), the following terms have the meanings set forth below:
“2020 Equal Priority Intercreditor Agreement” means that certain intercreditor agreement dated as of May 22, 2020, by and among Borrower, Holdings, JPMorgan Chase Bank, N.A., as Credit Agreement Collateral Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as Initial Additional First Lien Collateral Agent, Wilmington Trust, National Association, as Initial Additional Authorized Representative, and each additional Authorized Representative from time to time party thereto for the other Additional First Lien Secured Parties of the Series.
“2020 Secured Notes Indenture” means that certain indenture dated as of May 22, 2020, with Wilmington Trust, National Association, as trustee and notes collateral agent, and as the same may be amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in accordance therewith.
“2020 Secured Notes” means the Borrower’s 6.750% senior secured notes due May 2028, issued pursuant to the 2020 Notes Indenture.
“2023 Secured Notes Indenture” means that certain indenture dated as of August 24, 2023, with Wilmington Trust, National Association, as trustee and notes collateral agent, and as the same may be amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in accordance therewith.
“2023 Secured Notes” means the Borrower’s 8.875% senior secured notes due September 1, 2031, issued pursuant to the 2023 Notes Indenture. For the avoidance of doubt, the 2023 Secured Notes constituted Credit Agreement Refinancing Indebtedness under this Agreement as in effect immediately prior to the Amendment No. 6 Effective Date.
“2023-1 Refinancing Term Loan” or “2023-1 Refinancing Term Loans” has the meaning specified in Amendment No. 4. The aggregate principal amount of 2023-1 Refinancing Term Loans outstanding on the Amendment No. 4 Effective Date is $1,000,000,000. The 2023-1 Refinancing Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2023-1 Refinancing Term Loans and repaid or prepaid may not be reborrowed. None of the 2023-1 Refinancing Term Loans are outstanding as of the Amendment No. 8 Effective Date.
~~“2023-1 Refinancing Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~

“2023-1 Refinancing Term Lender” has the meaning specified in Amendment No. 4.
“2023-2 Refinancing Term Loan” or “2023-2 Refinancing Term Loans” has the meaning specified in Amendment No. 6. The aggregate principal amount of 2023-2 Refinancing Term Loans outstanding on the Amendment No. 6 Effective Date is $1,000,000,000. The 2023-2 Refinancing Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2023-2 Refinancing Term Loans and repaid or prepaid may not be reborrowed. None of the 2023-2 Refinancing Term Loans are outstanding as of the Amendment No. 7 Effective Date.
~~“2023-2 Refinancing Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~
“2023-2 Refinancing Term Lender” has the meaning specified in Amendment No. 6.
“2024-1 Term Lender” has the meaning specified in Amendment No. 7.
“2024-1 Term Loan” or “2024-1 Term Loans” has the meaning specified in Amendment No. 7. The aggregate principal amount of 2024-1 Term Loans outstanding on the Amendment No. 7 Effective Date is $997,500,000. The 2024-1 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2024-1 Term Loans and repaid or prepaid may not be reborrowed. None of the 2024-1 Term Loans are outstanding as of the Amendment No. 9 Effective Date.
~~“2024-1 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~
“2024-2 Term Lender” has the meaning specified in Amendment No. 8.
“2024-2 Term Loan” or “2024-2 Term Loans” has the meaning specified in Amendment No. 8. The aggregate principal amount of 2024-2 Term Loans outstanding on the Amendment No. 8 Effective Date is $992,500,000. The 2024-2 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2024-2 Term Loans and repaid or prepaid may not be reborrowed. None of the 2024-2 Term Loans are outstanding as of the Amendment No. 10 Effective Date.
~~“2024-2 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~
“2024-3 Term Lender” has the meaning specified in Amendment No. 9.
“2024-3 Term Loan” or “2024-3 Term Loans” has the meaning specified in Amendment No. 9. The aggregate principal amount of 2024-3 Term Loans outstanding on the Amendment No. 9 Effective Date is $997,500,000. The 2024-3 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2024-3 Term Loans and repaid or prepaid may not be reborrowed. None of the 2024-3 Term Loans are outstanding as of the Amendment No. 11 Effective Date.
~~“2024-3 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~

“2025-1 Term Lender” has the meaning specified in Amendment No. 10.
“2025-1 Term Loan” or “2025-1 Term Loans” has the meaning specified in Amendment No. 10. The aggregate principal amount of 2025-1 Term Loans outstanding on the Amendment No. 10 Effective Date is $990,018,750. The 2025-1 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2025-1 Term Loans and repaid or prepaid may not be reborrowed. None of the 2025-1 Term Loans are outstanding as of the Amendment No. 12 Effective Date.
~~“2025-1 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~
“2025-2 Term Lender” has the meaning specified in Amendment No. 11.
“2025-2 Term Loan” or “2025-2 Term Loans” has the meaning specified in Amendment No. 11. The aggregate principal amount of 2025-2 Term Loans outstanding on the Amendment No. 11 Effective Date is $947,500,000. The 2025-2 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2025-2 Term Loans and repaid or prepaid may not be reborrowed. None of the 2025-2 Term Loans are outstanding as of the Amendment No. 14 Effective Date.
~~“2025-2 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~
“2025-3 Term Lender” has the meaning specified in Amendment No. 12.
“2025-3 Term Loan” or “2025-3 Term Loans” has the meaning specified in Amendment No. 12. The aggregate principal amount of 2025-3 Term Loans outstanding on the Amendment No. 12 Effective Date is $840,018,750. The 2025-3 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2025-3 Term Loans and repaid or prepaid may not be reborrowed.
“2025-3 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”
“2026-1 Term Lender” has the meaning specified in Amendment No. 14.
“2026-1 Term Loan” or “2026-1 Term Loans” has the meaning specified in Amendment No. 14. The aggregate principal amount of 2026-1 Term Loans outstanding on the Amendment No. 14 Effective Date is $1,200,000,000. The 2026-1 Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to 2026-1 Term Loans and repaid or prepaid may not be reborrowed.
“2026-1 Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”
“Acceptable Discount” has the meaning specified in Section 2.05(1)(e)(D)(2).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M.
“Acceptance Date” has the meaning specified in Section 2.05(1)(e)(D)(2).
“Acquired Indebtedness” means, with respect to any specified Person,
(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14, (b) Other Loans pursuant to a Refinancing Amendment in accordance with Section 2.15 or (c) Replacement Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender, and in the case of Incremental Revolving Commitments and Other Revolving Commitments, the Swing Line Lender and the Issuing Bank, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent such consent would be required for any assignment to such Additional Lender under Section 10.07(b)(iii).
“Additional Replacement Term Loan” has the meaning specified in Amendment No. 2.
“Additional Replacement Term Loan Lender” has the meaning specified in Amendment No. 2.
“Additional 2024-1 Term Lender” has the meaning specified in Amendment No. 7.
“Additional 2024-1 Term Loan” has the meaning specified in Amendment No. 7.
“Additional 2024-2 Term Lender” has the meaning specified in Amendment No. 8.
“Additional 2024-2 Term Loan” has the meaning specified in Amendment No. 8.
“Additional 2024-3 Term Lender” has the meaning specified in Amendment No. 9.
“Additional 2024-3 Term Loan” has the meaning specified in Amendment No. 9.
“Additional 2025-1 Term Lender” has the meaning specified in Amendment No. 10.
“Additional 2025-1 Term Loan” has the meaning specified in Amendment No. 10.

“Additional 2025-2 Term Lender” has the meaning specified in Amendment No. 11.
“Additional 2025-2 Term Loan” has the meaning specified in Amendment No. 11.
“Additional 2025-3 Term Lender” has the meaning specified in Amendment No. 12.
“Additional 2025-3 Term Loan” has the meaning specified in Amendment No. 12.
“Additional 2026-1 Term Lender” has the meaning specified in Amendment No. 14.
“Additional 2026-1 Term Loan” has the meaning specified in Amendment No. 14.
“Adjusted BBSY Rate” means, with respect to any Term Benchmark Loan denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the BBSY Screen Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted BBSY Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling, (ii) with respect to any RFR Borrowing denominated in Singapore Dollars, an interest rate per annum equal to the Daily Simple RFR for Singapore Dollars, (iii) with respect to any RFR Borrowing of Term Loans denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10% and (iv) with respect to any RFR Borrowing of Revolving Loans denominated in Dollars, an interest rate per annum equal to the Daily Simple RFR for Dollars; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted HKD Screen Rate” means, with respect to any Interest Period, a per annum rate equal to (a) the percentage rate per annum for deposits in Hong Kong Dollars for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period, displayed under the heading “HKAB HKD Interest Settlement Rates” on the Reuters Screen HKABHIBOR Page (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. Hong Kong time two business days prior to the commencement of such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted HKD Screen Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b)~~(x) in the case of 2023-1 Refinancing Term Loans, 0.10% and (y)~~  in the case of Revolving Loans, Swing Line Loans, the ~~2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term

Loans and the ~~2025-3~~2026-1 Term Loans, 0.00%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Transaction” has the meaning specified in Section 6.17(a).
“Affiliated Lender” means, at any time, any Lender that is a Sponsor or an Affiliate of a Sponsor (other than (a) Holdings or any of its Subsidiaries, (b) any Debt Fund Affiliate or (c) any natural person) at such time.
“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 10.07(h)(vi).
“Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iv).
“Agent Parties” has the meaning specified in Section 10.02(4).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 10.27.
“AHYDO Payment” means any mandatory prepayment or redemption pursuant to the terms of any Indebtedness that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Floor or a Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower or other applicable borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness; provided further that, with respect to any Loans of an applicable Class that includes a Floor or a Base Rate floor, (1) to the extent that the Term SOFR Reference Rate on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Term SOFR Reference Rate on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.
“Alternative Currency” means Australian Dollars, Sterling, Canadian Dollars, Singapore Dollars, Hong Kong Dollars, Euros and any other currency approved by the Administrative Agent, each Revolving Lender and each Issuing Bank.
“Amendment No. 1” means Incremental Amendment No. 1 to this Agreement dated as of the Amendment No. 1 Effective Date.
“Amendment No. 1 Arrangers” means Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Credit Suisse Loan Funding LLC, Fifth Third Bank, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A. and UBS Securities LLC.
“Amendment No. 1 Co-Managers” means Associated Bank, National Association, ING Capital LLC and U.S. Bank National Association.
“Amendment No. 1 Effective Date” means December 20, 2019.
“Amendment No. 1 Revolving Commitment Increase” means the obligation of each Amendment No. 1 Incremental Revolving Lender (as defined in Amendment No. 1) to provide Incremental Revolving Commitments to the Borrower on the Amendment No. 1 Effective Date in an aggregate principal amount equal to $210,000,000.
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of January 30, 2020, by and among the Borrower, Holdings, the Administrative Agent, UBS AG, Stamford Branch as the “Additional Replacement Term Loan Lender”, the “Converting Closing Date Term Loan Lenders” referred to therein, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).

“Amendment No. 2 Arrangers” means UBS Securities LLC, Bank of America, N.A, Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Credit Suisse Loan Funding LLC, Fifth Third Bank, National Association, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and MUFG Union Bank, N.A.
“Amendment No. 2 Co-Managers” means Associated Bank, National Association, ING Capital LLC and U.S. Bank National Association.
“Amendment No. 2 Effective Date” means January 30, 2020, the date of effectiveness of Amendment No. 2.
“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of April 28, 2022, by and among the Borrower, Holdings, the Administrative Agent, the Revolving Lenders party thereto, the Issuing Banks party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 3 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Bank, National Association, Bank Of America, N.A., Crédit Agricole Corporate And Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, National Association, MUFG Union Bank, N.A. and UBS Securities LLC.
“Amendment No. 3 Co-Managers” means Associated Bank, National Association and ING Capital LLC.
“Amendment No. 3 Effective Date” means April 28, 2022, the date of effectiveness of Amendment No. 3.
“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of January 31, 2023, by and among the Borrower, Holdings, the Administrative Agent, the 2023-1 Refinancing Term Lender, the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 4 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 4 Effective Date” means January 31, 2023, the date of effectiveness of Amendment No. 4.
“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of June 21, 2023, by and between the Borrower and the Administrative Agent.
“Amendment No. 5 Effective Date” means June 28, 2023, the date of effectiveness of Amendment No. 5.

“Amendment No. 6” means Amendment No. 6 to this Agreement, dated as of August 24, 2023, by and among the Borrower, Holdings, the Administrative Agent, the 2023-2 Refinancing Term Lender, the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 6 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 6 Effective Date” means August 24, 2023, the date of effectiveness of Amendment No. 6.
“Amendment No. 7” means Amendment No. 7 to this Agreement, dated as of April 9, 2024, by and among the Borrower, Holdings, the Administrative Agent, the 2024-1 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 7 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 7 Effective Date” means April 9, 2024, the date of effectiveness of Amendment No. 7.
“Amendment No. 8” means Amendment No. 8 to this Agreement, dated as of June 18, 2024, by and among the Borrower, Holdings, the Administrative Agent, the 2024-2 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 8 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 8 Effective Date” means June 18, 2024, the date of effectiveness of Amendment No. 8.
“Amendment No. 9” means Amendment No. 9 to this Agreement, dated as of October 10, 2024, by and among the Borrower, Holdings, the Administrative Agent, the 2024-3 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 9 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan

Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 9 Effective Date” means October 10, 2024, the date of effectiveness of Amendment No. 9.
“Amendment No. 10” means Amendment No. 10 to this Agreement, dated as of January 22, 2025, by and among the Borrower, Holdings, the Administrative Agent, the 2025-1 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 10 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 10 Effective Date” means January 22, 2025, the date of effectiveness of Amendment No. 10.
“Amendment No. 11” means Amendment No. 11 to this Agreement, dated as of July 21, 2025, by and among the Borrower, Holdings, the Administrative Agent, the 2025-2 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 11 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC, ING Capital LLC and Associated Bank, N.A.
“Amendment No. 11 Effective Date” means July 21, 2025, the date of effectiveness of Amendment No. 11.
“Amendment No. 12” means Amendment No. 12 to this Agreement, dated as of October 1, 2025, by and among the Borrower, Holdings, the Administrative Agent, the 2025-3 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 12 Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Capital One, N.A., MUFG Bank, Ltd., UBS Securities LLC and Associated Bank, N.A.
“Amendment No. 12 Effective Date” means October 1, 2025, the date of effectiveness of Amendment No. 12.
“Amendment No. 13” means Amendment No. 13 to this Agreement, dated as of October 21, 2025, by and among the Borrower, Holdings, the Administrative Agent, the Revolving Lenders party thereto, the Legacy Issuing Bank, the Issuing Banks party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.06 of such amendment).

“Amendment No. 13 Arrangers” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Capital One, N.A., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and U.S. Bank National Association.
“Amendment No. 13 Co-Managers” means National Westminster Bank Plc, Associated Bank, National Association, Standard Chartered Bank and Wheaton Bank and Trust Company, N.A.
“Amendment No. 13 Effective Date” means October 21, 2025, the date of effectiveness of Amendment No. 13.
“Amendment No. 14” means Amendment No. 14 to this Agreement, dated as of June 12, 2026, by and among the Borrower, Holdings, the Administrative Agent, the 2026-1 Term Lenders (as defined therein), the other Lenders party thereto, and the Subsidiary Guarantors party thereto (in the case of the Subsidiary Guarantors, solely with respect to Section 2.05 of such amendment).
“Amendment No. 14 Arrangers” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, Capital One, N.A., MUFG Bank, Ltd., Morgan Stanley Senior Funding, Inc., and U.S. Bank National Association.
“Amendment No. 14 Co-Managers” means National Westminster Bank Plc, Associated Bank, National Association, Standard Chartered Bank and Wheaton Bank and Trust Company, N.A.
“Amendment No. 14 Effective Date” means June 12, 2026, the date of effectiveness of Amendment No. 14.
“Annual Financial Statements” means the audited consolidated balance sheet of Public Parent as of December 31, 2017 and December 31, 2016, and the related audited consolidated statement of income, statement of stockholders’ equity and statement of cash flows of Public Parent for the fiscal years ended December 31, 2017 and 2016.
“Applicable Discount” has the meaning specified in Section 2.05(1)(e)(C)(2).
“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”
“Applicable Percentage” means, in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitments at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Lender to make Revolving Loans and the obligation of the Issuing Banks to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have otherwise expired in full, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments.
“Applicable Rate” means a percentage per annum equal to:
(a)    [Reserved].

(b)    with respect to the ~~2025-2~~2025-3 Term Loans, (i) ~~2.75~~2.50% for Term Benchmark Loans and (ii) ~~1.75~~1.50% for Base Rate Loans.
(c)    with respect to the ~~2025-3~~2026-1 Term Loans, (i) ~~2.50~~2.25% for Term Benchmark Loans and (ii) ~~1.50~~1.25% for Base Rate Loans.
(d)    with respect to Revolving Loans, Commitment Fees and Letter of Credit Fees, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):

Pricing Level	First Lien Net Leverage Ratio	Term Benchmark Loans and Letter of Credit Fees	RFR Loans	Base Rate	Commitment Fee Rate
1	>3.50x	2.750%	2.750%	1.750%	0.375%
2	≤ 3.50x but > 3.00x	2.375%	2.375%	1.375%	0.350%
3	≤ 3.00x but > 2.50x	2.125%	2.125%	1.125%	0.325%
4	≤ 2.50x but > 2.00x	1.875%	1.875%	0.875%	0.250%
5	≤ 2.00x	1.750%	1.750%	0.750%	0.250%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(1); provided that, at the option of the Required Facility Lenders under the Closing Date Revolving Facility, “Pricing Level 1” (as set forth above) shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) or (y) the first Business Day after an Event of Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

    It is hereby understood and agreed that the Applicable Rate with respect to Revolving Loans, Swing Line Loans, Commitment Fees and Letter of Credit Fees shall be adjusted from time to time based upon the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment (to be calculated and applied as set forth in Section 2.20); provided that in no event shall the Applicable Rate be less than zero.

“Applicable Refinancing Debt” has the meaning specified in the definition of “Revolving Maturity Date.”
“Approved Bank” means any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks or $100.0 million (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the relevant Revolving Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(1), the Revolving Lenders.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” means JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., UBS Securities LLC, Fifth Third Bank, National Association, Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Credit Suisse Loan Funding LLC, and Bank of America, N.A., each, together with any of its designated affiliates, in its capacity as a joint lead arranger under this Agreement, the Amendment No. 1 Arrangers, in their capacity as arranger under Amendment No. 1, the Amendment No. 2 Arrangers, in their capacity as arranger under Amendment No. 2, the Amendment No. 3 Arrangers, in their capacity as arranger under Amendment No. 3, the Amendment No. 4 Arrangers, in their capacity as arranger under Amendment No. 4, the Amendment No. 6 Arrangers, in their capacity as arranger under Amendment No. 6, the Amendment No. 7 Arrangers, in their capacity as arranger under Amendment No. 7, the Amendment No. 8 Arrangers, in their capacity as arranger under Amendment No. 8, the Amendment No. 9 Arrangers, in their capacity as arranger under Amendment No. 9, the Amendment No. 10 Arrangers, in their capacity as arranger under Amendment No. 10, the Amendment No. 11 Arrangers, in their capacity as arranger under Amendment No. 11, the Amendment No. 12 Arrangers, in their capacity as arranger under Amendment No. 12 ~~and~~, the Amendment No. 13 Arrangers, in their capacity as arranger under Amendment No. 13 and the Amendment No. 14 Arrangers, in their capacity as arranger under Amendment No. 14.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of Holdings, the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or
(2)    the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable Law) of any Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;
in each case, other than:
(a)    any disposition of:
    (i)    Cash Equivalents or Investment Grade Securities,
    (ii)    obsolete, damaged or worn out property or assets, any disposition of inventory or goods (or other assets) held for sale and property or assets no longer used or useful in the ordinary course or the principal business of Holdings and its Restricted Subsidiaries,
    (iii)    assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of Holdings or the Borrower),
    (iv)    improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business, and
    (v)    assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of Holdings and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;
(b)    the disposition of all or substantially all of the assets of Holdings or the Borrower in a manner permitted pursuant to Section 7.03;
(c)    any disposition in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 7.05, any Permitted Investment or any acquisition otherwise permitted under this Agreement;
(d)    any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate fair market value for any individual transaction or series of related transactions of less than $90.0 million;
(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;
(f)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(g)    (i) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;
(h)    any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary;
(i)    foreclosures, condemnation, expropriation, eminent domain or any similar action (including for the avoidance of doubt, any Casualty Event) with respect to assets;
(j)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility, sales of receivables in connection with Receivables Financing Transactions, sales pursuant to customary factoring arrangements in the ordinary course of business, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings;

(k)    any financing transaction with respect to property built or acquired by Holdings, the Borrower or any Restricted Subsidiary after the Closing Date, including asset securitizations permitted hereunder;
(l)    the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof;
(m)    the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice;
(n)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;
(o)    the unwinding of any Hedging Obligations;
(p)    (x) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements and (y) dispositions by any non-Wholly Owned Restricted Subsidiary issuing Equity Interests to each owner of its Equity Interests ratably based on their relative ownership interests;
(q)    the expiration, lapse, abandonment, sale, transfer or other disposition of intellectual property rights in the ordinary course of business or consistent with industry practice, or which in the reasonable good faith determination of Holdings or the Borrower, are no longer economically practicable to maintain or not material to the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole;
(r)    the granting of a Lien;
(s)    the issuance of officers’ or directors’ qualifying shares and shares of Capital Stock issued to foreign nationals as required by applicable Law;
(t)    the disposition of any assets (including Equity Interests) (i) acquired in a Permitted Acquisition or other Investment permitted hereunder, which assets are (x) not used or useful in the ordinary course or the principal business of Holdings and its Restricted Subsidiaries or (y) non-core assets or surplus or unnecessary to the business or operations of Holdings and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of Holdings or the Borrower to consummate any acquisition permitted hereunder;
(u)    dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;
(v)    dispositions of property in connection with any Sale-Leaseback Transaction;
(w)    the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction; or

(x)    the sales of property or assets for an aggregate fair market value since the Closing Date not to exceed the greater of (I) $282.5 million and (II) 25.0% of Consolidated EBITDA of Holdings for the most recently ended Test Period (calculated on a pro forma basis) determined at the time of the making of such disposition.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.
“ASU” has the meaning specified in Section 1.03.
“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, to the extent documented in reasonable detail and invoiced.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation of any Person, the amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by Holdings or the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(1)(e); provided that Holdings and the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither Holdings nor any of its Affiliates may act as the Auction Agent.
“Australian Dollar” means the lawful currency of Australia.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(2)(c).
“Available Currencies” means U.S. Dollars and any Alternative Currency.
“Available Incremental Amount” has the meaning specified in Section 2.14(4)(c).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.19.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” has the meaning specified in Section 8.02.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.19 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.19(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Basket” means any amount, threshold, exception or value (including by reference to the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, Consolidated EBITDA or Total Assets) permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction, action, judgment or amount under any provision in this Agreement or any other Loan Document.
“BBSY Screen Rate” means, with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then

“Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.19.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars, and/or in the case of any Loan denominated in Canadian Dollars, the Daily Simple RFR for Canadian Dollars;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be Term CORRA.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or
(3) in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 2.19(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.
“BHC Act Affiliate” of a party means an ‘affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Big Boy Letter” means a letter from a Lender acknowledging that (1) an assignee may have information regarding Holdings, the Borrower and any Subsidiary of Holdings, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to such assignee pursuant to Section 10.07(h) or (l) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, Holdings, the Borrower and the Subsidiaries of Holdings with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of Holdings or the Borrower, as applicable.
“Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means any offer by any Borrower Party to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(1)(e)(B).
“Borrower Parties” means the collective reference to Holdings, the Borrower and each Subsidiary of Holdings and “Borrower Party” means any of them.
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(1)(e)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(1)(e)(D).
“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, having the same Interest Period.
“Broker-Dealer Regulated Subsidiary” means any Subsidiary of Holdings that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.
“Business Day” means any day that is not a Legal Holiday; provided that with respect to all notices and determinations in connection with, and any fundings, disbursements, settlements and payments of principal and interest on or with respect to, Loans denominated in any Alternative Currency, any day that is not a Legal Holiday or a day on which banking institutions are authorized or required by law or other governmental action to remain closed in the country of issuance of the applicable currency; provided that, (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) if such day relates to any Loans denominated in Australian Dollars, or payment or purchase of Australian Dollars, any day on which banks are open for general business in London and Sydney, (d) if such day relates to any Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Canada and (e) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.
“Calculation Date” means (x) the last Business Day of each of March, June, September and December and (y) solely with respect to any Borrowing in any Alternative Currency or the issuance of any Letter of Credit in any Alternative Currency, the second Business Day immediately preceding the date on which such Borrowing or issuance, as applicable, is to be made.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if any the above rate shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. Any change in the Canadian

Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by Holdings, the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Holdings, the Borrower and the Restricted Subsidiaries.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares in the capital of such corporation;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP in accordance with Section 1.03.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Captive Insurance Subsidiary” means any Subsidiary of Holdings that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize.”
“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.
“Cash Collateralize” means, in respect of an Obligation, to provide and pledge cash or Cash Equivalents in Dollars (or, to the extent the Obligation being so collateralized consists of an L/C Obligation or other Obligation denominated in an Available Currency other than Dollars, the Available Currency in which such Obligation is denominated) as collateral, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or the relevant

Issuing Bank with respect to any Letter of Credit, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(1)    Dollars;
(2)    (a) Euros, Yen, Australian Dollars, Singapore Dollars, Hong Kong Dollars Canadian Dollars, Sterling and any national currency of any participating member state of the EMU;
(b)    in the case of any Foreign Subsidiary or any jurisdiction in which Holdings, the Borrower or any Restricted Subsidiary conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice;
(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States, Australia, Singapore, Canada, Hong Kong or England and Wales or, in each case, any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;
(6)    commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s, at least A-2 by S&P or at least F2 by Fitch or an equivalent rating from another rating agency selected by Holdings or the Borrower and in each case maturing within 36 months after the date of acquisition thereof;
(7)    marketable short-term money market and similar liquid funds having a rating of at least P-2 by Moody’s, at least A-2 by S&P or at least F2 by Fitch or an equivalent rating from another rating agency selected by Holdings or the Borrower;
(8)    securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 36 months from the date of acquisition thereof;
(9)    readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s,

S&P or Fitch or an equivalent rating from another rating agency selected by Holdings or the Borrower with maturities of 36 months or less from the date of acquisition;
(10)    Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P, “A2” or higher from Moody’s or “A” or higher from Fitch or an equivalent rating from another rating agency selected by Holdings or the Borrower with maturities of 36 months or less from the date of acquisition;
(11)    Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P , Aa3 (or the equivalent thereof) or better by Moody’s or “AA-” or better by Fitch or an equivalent rating from another rating agency selected by Holdings or the Borrower;
(12)    investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above; and
(13)    solely with respect to any Captive Insurance Subsidiary, any investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Law.
In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents will also include (i) investments of the type and maturity described in clauses (1) through (13) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.
Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts, except amounts used to pay non-Dollar denominated obligations of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business, are expected by Holdings to be converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts (and solely to the extent so converted on or prior to such tenth (10th) Business Day).
“Cash Management Agreement” means any agreement entered into from time to time by Holdings, the Borrower or any Restricted Subsidiary in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” means (a) any Person that is an Agent, a Lender or an Affiliate of an Agent or Lender on the Closing Date or at the time it entered into a Secured Cash Management Agreement, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of an Agent or Lender or (b) any Person from time to time approved in writing by the Administrative Agent and specifically designated in writing as a “Cash Management Bank” by the Borrower to the Administrative Agent; provided that, in each case of clause (a) and (b), if such Person is not an Agent or a Lender, such Person executes and delivers to the Administrative Agent and the Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower pursuant to which such Person (i) appoints the Administrative Agent and Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX of this Agreement and corresponding or similar provisions in any other Loan Document, in each case, as if it were a Lender.
“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.
“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automatic clearing house fund transfer services, return items and interstate depository network services), (c) foreign exchange, netting and currency management services and (d) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.
“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the sum of (A) (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Canadian Dollars, the Canadian Prime Rate and (d) any other Alternative Currency determined after the Amendment No. 3 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion as determined in good faith and in consultation with the Borrower plus (B) the applicable Central Bank Rate Adjustment; provided that, if the Central Bank Rate would be determined to be less than the Floor, the Central Bank Rate shall be equal to the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Amendment No. 3 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Certificate Inaccuracy Payment Date” has the meaning specified in Section 2.20(5).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty (excluding the taking effect after the Closing Date of a law, rule, regulation or treaty adopted prior to the Closing Date), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all Laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the Closing Date.
“Change of Control” means the occurrence of any of the following after the Closing Date:
(1) (a) any Person (other than a Permitted Holder) or (b) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) (excluding any employee benefit plan of such Person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), directly or indirectly, of Equity Interests of Holdings representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (it being understood and agreed that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded); or
(2) the Borrower (or any Successor Borrower) ceases to be directly or indirectly wholly owned by Holdings (or any Successor Holdings or Parent Company that has become a Guarantor in lieu of Holdings);
unless, in the case of clause (1) above, the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (x) Holdings or any Parent Company becomes a direct or indirect wholly owned Subsidiary of another Person and (y) (i) the shares of Holding’s or such Parent Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following that transaction, no Person (other than a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 40% of the voting power of the Voting Stock of such Person.
“Charge” means any charge, fee, expense, expenditure, cost, loss, accrual, reserve of any kind and any other deduction included in the calculation of Consolidated Net Income.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Closing Date Term Loan Commitments, Revolving Commitments that are Revolving Commitments as of the Closing Date, Revolving Commitments that are Extended Revolving Commitments, Incremental Revolving Commitments, Other Revolving Commitments, Incremental Term Commitments, Commitments in respect of any Class of Replacement Loans, Extended Revolving Commitments of a given Extension Series or Other Term Loan Commitments of a given Class of Other Loans, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Closing Date Term Loans, Replacement Term Loans, 2023-1 Refinancing Term Loans, 2023-2 Refinancing Term Loans, 2024-1 Term Loans, 2024-2 Term Loans, 2024-3 Term Loans, 2025-1 Term Loans, 2025-2 Term Loans, 2025-3 Term Loans, 2026-1 Term Loans, Revolving Loans under the Closing Date Revolving Facility, Incremental Term Loans, Incremental Revolving Loans, Other Revolving Loans, Replacement Loans, Extended Term Loans, Loans made pursuant to Extended Revolving Commitments, or Other Term Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.
“Client” means a purchaser of property management services or facility management services from Holdings, the Borrower, any Restricted Subsidiary or, to the extent consistent with how Holdings, the Borrower and its Restricted Subsidiaries calculate their Scope 3 Emissions and their understandings with the Science Based Targets initiative, any other Person for which Holdings, the Borrower, any Restricted Subsidiary or any Parent Company thereof has the authority to introduce and implement operating policies.

“Client Base” means, for any fiscal year, the sum of the Total Covered Square Footage for such fiscal year.
“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, and the Closing Date Term Loans are made to the Borrower pursuant to Section 2.01(1), which date was August 21, 2018.
“Closing Date Loans” means the Closing Date Term Loans and any Closing Date Revolving Borrowing.
“Closing Date Revolving Borrowing” means one or more Borrowings of Revolving Loans on the Closing Date pursuant to Section 2.01(2) in accordance with the requirements specified or referred to in Section 6.14; provided, that, without limitation, Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from an existing issuer of letters of credit outstanding on the Closing Date agreeing to become an Issuing Bank under this Agreement).
“Closing Date Revolving Facility” means the Revolving Facility made available by the Revolving Lenders as of the Closing Date, as increased by the Amendment No. 1 Revolving Commitment Increase on the Amendment No. 1 Effective Date, as modified by Amendment No. 3, and as further modified by Amendment No. 13.
“Closing Date Term Loan Commitment” means, as to any Person, its obligation to make a Closing Date Term Loan to the Borrower in an aggregate amount not to exceed the amount specified opposite such Person’s name on Schedule 2.01 under the caption “Closing Date Term Loan Commitment” or in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Person becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Sections 2.14, 2.15 or 2.16). The initial aggregate amount of the Closing Date Term Loan Commitments is $2,700 million.
“Closing Date Term Loans” means any “Closing Date Term Loans” under and as defined in this Agreement immediately prior to giving effect to Amendment No. 2. No Closing Date Term Loans shall be outstanding from and after the Amendment No. 2 Effective Date.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Managers” means the Amendment No. 1 Co-Managers, in their capacity as Co-Managers under Amendment No. 1, the Amendment No. 2 Co-Managers, in their capacity as Co-Managers under Amendment No. 2, the Amendment No. 3 Co-Managers, in their capacity as Co-Managers under Amendment No. 3, and the Amendment No. 13 Co-Managers, in their capacity as Co-Managers under Amendment No. 13, the Amendment No. 14 Co-Managers, in their capacity as Co-Managers under Amendment No. 14.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(1)    the Collateral Agent shall have received each Collateral Document required to be delivered (a) on the Closing Date pursuant to Sections 4.01(1)(c) and 4.01(1)(d) or (b) pursuant to any Security Agreement or Sections 6.12 or 6.14 at such time required by any Security Agreement or by such Sections to be delivered, in each case, duly executed by each Loan Party that is party thereto;
(2)    all Obligations shall have been unconditionally guaranteed by (a) Holdings (or any successor thereto) and each UK Holding Company, (b) each Restricted Subsidiary of Holdings that is a wholly owned Material Subsidiary (other than any Excluded Subsidiary) which as of the Amendment No. 6 Effective Date shall include those that are listed on Schedule 1.01(1) hereto and (c) any Restricted Subsidiary of Holdings that Guarantees (or is the borrower or issuer of) (i) any Junior Indebtedness or (ii) any Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Debt (the Persons in the preceding clauses (a) through (c) collectively, the “Guarantors”);
(3)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject only to Liens permitted by Section 7.01, on:
(a)    all the Equity Interests (i) of the Borrower and (ii) to the extent directly owned by a Loan Party, the Subsidiary Guarantors,
(b)    all Equity Interests of each wholly owned Material Specified Jurisdiction Subsidiary (to the extent such Material Specified Jurisdiction Subsidiary is not an Excluded Subsidiary), and
(c)    all of the issued and outstanding Equity Interests of each wholly owned Material Subsidiary that is directly owned by a Loan Party (in each case, to the extent such Material Subsidiary is not an Excluded Subsidiary, other than an Excluded Subsidiary under clause (1) or (2) of the definition thereof solely by virtue of being a Non-Specified Jurisdiction Subsidiary);
(4)    except to the extent otherwise provided hereunder or under any Collateral Document, including subject to Liens permitted by Section 7.01, and in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, the Obligations and the Guaranty shall have been secured by a security interest in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts, inventory, equipment, investment property, contract rights, intellectual property that is registered, issued or applied for in the United States, and proceeds of the foregoing) (in each case, other than Excluded Assets), in each case,

(a)    that has been perfected (to the extent such security interest may be perfected) by
    (i)    delivering certificated securities and instruments, in which a security interest can be perfected by physical possession or control, in each case to the extent expressly required hereunder or any Security Agreement (solely in respect of any promissory note in excess of $35.0 million, Indebtedness of any Restricted Subsidiary that is not a Guarantor that is owing to any Loan Party (which may be evidenced by the Intercompany Note and pledged to the Collateral Agent) and certificated Equity Interests of the Borrower and wholly owned Restricted Subsidiaries of Holdings that are Material Subsidiaries otherwise required to be pledged pursuant to the Collateral Documents to the extent required under clause (3) above),
    (ii)    filing financing statements under the Uniform Commercial Code of any applicable jurisdiction or, to the extent expressly contemplated by a Security Agreement, similar filings under applicable law of a Collateral Jurisdiction,
    (iii)    making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office,
    (iv)    filings in the applicable real estate records with respect to Mortgaged Properties (or any fixtures related to Mortgaged Properties) to the extent required by the Collateral Documents,
    (v)    the taking of the actions described in the English Security Documents; or
(vi) with respect to any Loan Party that is not organized within the United States or England and Wales, the taking of any actions under applicable foreign laws (subject, in the case of any such Loan Party, to the limitations contained in this Agreement and in the Agreed Guaranty and Security Principles attached hereto as Schedule 1.01(2)) to validly create or perfect the Liens on the Collateral granted by such Loan Party in favor of the Collateral Agent, which shall be on terms and with exclusions no less favorable to the Borrower and the Loan Parties than that provided in the definition of “Excluded Assets”, with customary modifications under such applicable foreign laws as may be necessary for perfection of liens in specific asset types; and
(b)     with the priority required by the Collateral Documents; provided that any such security interests in the Collateral shall be subject to the terms of the Intercreditor Agreements to the extent expressly required by this Agreement; and
(5)    subject to the exceptions and limitations set forth in this Agreement, the Collateral Agent shall have received counterparts of a Mortgage, together with the other deliverables described in Section 6.12(2)(b), with respect to each Material Real Property listed on Schedule 1.01(3) or to the extent required to be delivered pursuant to Section 6.12 or Section 6.14 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property within the time periods set forth in said Sections; provided that (i) to the extent any Mortgaged

Property is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or Taxes, (a) the relevant Mortgage shall not secure an amount in excess of the fair market value of the Mortgaged Property subject thereto and (b) the relevant Mortgage shall not secure the Indebtedness in respect of Letters of Credit or the Revolving Facility to the extent those jurisdictions impose such aforementioned Taxes on paydowns or re-advances applicable to such Indebtedness unless it is feasible to limit recovery to a capped amount that would not be subject to re-borrowing and (ii) no flood insurance or compliance with any Flood Insurance Laws shall be required with respect to any Mortgaged Property (other than a flood hazard determination as described in Section 6.12(2)(b)(v)).
The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to (i) the creation, perfection or maintenance of pledges of, or security interests in, Mortgages on, or the obtaining of Mortgage Policies, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets (ii) the guarantee of intercompany indebtedness of any Loan Party that is a U.S. Person (or a U.S. DRE) by any Loan Party that is not a U.S. Person (including, for purposes of this sentence, a U.S. DRE substantially all of whose assets consist (directly or indirectly through one or more flow-through entities) of the equity interests and/or indebtedness of one or more non-U.S. Persons) or (iii) the pledge by any such non-U.S. Person of its assets (or a pledge of its equity) to secure the intercompany indebtedness described in clause (ii).
The Collateral Agent may grant extensions of time for the creation, perfection or maintenance of security interests in, or the execution or delivery of any Mortgage and the obtaining of title insurance, surveys or Opinions of Counsel with respect to, particular assets (including extensions beyond the Closing Date for the creation, perfection or maintenance of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with Holdings and the Borrower, that creation, perfection or maintenance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding anything to the contrary, there shall be (I) no actions required by the Laws of any jurisdiction other than a Collateral Jurisdiction under the Loan Documents in order to create any security interests in any assets or to perfect or make enforceable such security interests in any assets (and, with respect to intellectual property, such actions shall only be required in the United States and shall only be required with respect to intellectual property that is registered, issued or applied for in the United States) and (II) no Guarantees or Collateral Documents (including security agreements and pledge agreements) governed under the laws of any jurisdiction other than a Collateral Jurisdiction. Notwithstanding anything else provided in the Loan Documents, Holdings may, in its sole discretion elect to join any Excluded Subsidiary or any Parent Company that is not already a Guarantor as a Guarantor subject to (x) the jurisdiction of incorporation of such Excluded Subsidiary or such Parent Company being a Permitted Jurisdiction and (y) guarantee, collateral and security provisions reasonably acceptable to the Administrative Agent to be negotiated in good faith (the “Excluded Subsidiary Joinder Exception”); provided that to the extent any Excluded Subsidiary or such Parent Company is joined pursuant to the Excluded Subsidiary Joinder Exception, any requirements under this Collateral and Guarantee Requirement and any related provisions under the Loan Documents (including the definition of “Excluded Assets”) as applied to such Excluded Subsidiary (solely to the extent any such provision would not otherwise have applied in respect of such Excluded Subsidiary if it were a Restricted Subsidiary that did not constitute a Loan Party) may be modified (including with respect to the addition of customary limitations for syndicated loans applicable to the provision of guarantees and collateral in the applicable non-U.S. jurisdiction) as reasonably determined by the Borrower and the Administrative Agent.

No perfection through control agreements or perfection by “control” shall be required with respect to any assets (other than to the extent required under clause (4)(a)(i) above) under the Loan Documents. There shall be no (x) requirement to obtain any landlord waivers, estoppels or collateral access letters or (y) requirement to perfect a security interest in any letter of credit rights, other than by the filing of a UCC financing statement or a similar filing under the applicable laws of any applicable Collateral Jurisdiction.
“Collateral Documents” means, collectively, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages (if any), each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, Collateral Agent or the Lenders pursuant to Sections 4.01(1)(c), 4.01(1)(d), 6.12 or 6.14 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Jurisdictions” means (x) the United States, (y) England and Wales and (z) the jurisdiction of organization of (A) a Loan Party that becomes a Guarantor pursuant to the Borrower’s option within the definition of Guarantor or (B) Holdings (if Holdings or any Successor Holdings ceases to be organized in England and Wales), but solely with respect to the assets of Holdings or of such new Loan Party, and the Equity Interests of such new Loan Party.
“Commitment” means a Revolving Commitment, Incremental Revolving Commitment, Closing Date Term Loan Commitment, Incremental Term Commitment, Other Revolving Commitment, Other Term Loan Commitment, Extended Revolving Commitment of a given Extension Series, or any commitment in respect of Replacement Loans, as the context may require.
“Commitment Fee Rate” means a percentage per annum equal to the Applicable Rate set forth in the “Commitment Fee Rate” column of the chart in the definition of “Applicable Rate.”
“Committed Loan Notice” means a notice of (1) a Borrowing with respect to a given Class of Loans, (2) a conversion of Loans of a given Class from one Type to the other or (3) a continuation of Term Benchmark Loans of a given Class, pursuant to Section 2.02(1), which, if in writing, shall be substantially in the form of Exhibit A-1, or such other form as may be approved by the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Borrower), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.
“Compensation Period” has the meaning specified in Section 2.12(3)(b).
“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Financial Officer of Holdings or the Borrower:
(1)    certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto (in each case, other than any Default with respect to which the Administrative Agent has otherwise obtained notice in accordance with Section 6.03(1)),

(2)    in the case of financial statements delivered under Section 6.01(1), setting forth reasonably detailed calculations of (i) Excess Cash Flow for each fiscal year commencing with the financial statements for the fiscal year ending December 31, 2022 to the extent a payment would be required under Section 2.05(2)(a) and (ii) the Net Proceeds received during the applicable period (after the Closing Date in the case of the fiscal year ending December 31, 2018) by or on behalf of Holdings or any Restricted Subsidiary in respect of any Asset Sale or Casualty Event subject to prepayment pursuant to Section 2.05(2)(b)(i) and the portion of such Net Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(2)(b)(ii), and
(3)    setting forth (x) a calculation of the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period, (y) if on the last day of the most recently ended Test Period the sum of (a) the outstanding principal amount Revolving Loans (including Swing Line Loans) plus (b) the aggregate face amount in excess of $125.0 million of the outstanding amount Letters of Credit (excluding such Letters of Credit to the extent reimbursed, Cash Collateralized or backstopped on terms reasonably acceptable to the applicable Issuing Bank on or prior to the date that is three Business Days following the end of the applicable Test Period and excluding bank guarantees and performance or similar bonds) exceeds the greater of (x) $440.0 million and (y) 40.0% of the aggregate principal amount of all Revolving Commitments under all outstanding Revolving Facilities (including any Incremental Revolving Facilities), whether such First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period is in compliance with the required level for such Test Period and (z) if the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period would result in a change in the applicable “Pricing Level” as set forth in the definition of “Applicable Rate,” setting forth a calculation of such First Lien Net Leverage Ratio.
“Conforming Accounting Report” has the meaning specified in Section 6.01(1).
“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, derivative financial instruments and any assets in respect of Hedge Agreements, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) Revolving Loans, Swing Line Loans and L/C Obligations under this Agreement or any other revolving loans, swingline loans and letter of credit obligations under any other revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities, (J) accrued litigation settlement costs and (K) any liabilities in respect of Hedge Agreements, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and the amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(1)    increased (without duplication) by the following, in each case (other than clauses (h), (l) and (p)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:
(a)    total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus
(b)    provision for Taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar Taxes, property Taxes and similar Taxes, and foreign withholding Taxes paid or accrued during such period (including any future Taxes or other levies that replace or are intended to be in lieu of Taxes, and any penalties and interest related to Taxes or arising from tax examinations) and the net Tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income,” and any payments to a Parent Company in respect of such Taxes permitted to be made hereunder; plus
(c)    Consolidated Depreciation and Amortization Expense for such period; plus
(d)    any other non-cash Charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) Holdings in its sole discretion may determine not to add back such non-cash Charge in the current period and (ii) to the extent Holdings does decide to add back such non-cash Charge, the cash payment in respect thereof, with the exception of any cash payments related to the settlement of deferred compensation balances awarded prior to the Closing Date, in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(e)    Charges consisting of income attributable to minority interests and non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary,

excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus
(f)    (i) the amount of board of director fees and any management, monitoring, consulting, transaction, advisory and other fees (including transaction and termination fees) and indemnities and expenses paid or accrued in such period under the Registration Rights Agreement or otherwise to the extent permitted under Section 6.17 and (ii) the amount of payments made to optionholders of such Person or any Parent Company in connection with, or as a result of, any distribution being made to equityholders of such Person or its Parent Companies, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus
(g)    Charges, including any loss or discount, related to the sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus
(h)    cash receipts (or any netting arrangements resulting in reduced cash Charges) not representing Consolidated EBITDA or Consolidated Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus
(i)    any Charges pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus
(j)    any net pension or other post-employment benefit Charges representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus
(k)    the amount of earnout obligation expense incurred in connection with (including adjustments thereto) any acquisitions and Investments, whether consummated prior to or after the Closing Date; plus
(l)    (x) the amount of “run-rate” cost savings, synergies and operating expense reductions resulting from, or related to, the Transactions that are reasonably identifiable and projected by Holdings in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Holdings or the Borrower) within 24 months after the Closing Date (or to the extent identified in the Form S-1) and (y) the amount of “run-rate” cost savings, synergies and operating expense reductions resulting from, or related to, mergers and other business combinations, acquisitions, investments, divestitures, dispositions, discontinuance of activities or operations and other specified transactions, restructurings, cost savings initiatives, operational changes and other initiatives (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date) that are reasonably identifiable and projected by Holdings in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Holdings or the Borrower) within 24 months after such merger or other business combination, acquisition, investment, divestiture, disposition, discontinuance of activities or operations or other specified transaction, restructuring, cost savings initiative, operational change or other initiative is consummated (or undertaken or implemented prior to consummation of the acquisition or other applicable transaction), in each case, calculated (1) on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period and (2) net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the Closing Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.07); provided that such cost savings, synergies and operating expenses are reasonably identifiable; plus
(m)    any payments in the nature of compensation or expense reimbursement made to independent board members; plus
(n)    internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP; plus
(o)    any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are being held for sale or are subject to an agreement to dispose of such operations, if elected by Holdings or the Borrower in its sole discretion, only when and to the extent such operations are actually disposed of); plus
(p)    adjustments, exclusions and add-backs either (i) consistent with Regulation S-X of the SEC, (ii) set forth in the Form S-1 or (iii) set forth in any quality of earnings analysis prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent, in each case under this sub-clause (iii), in connection with any Permitted Acquisition or similar permitted investment; and
(2)    decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:
(a)    non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition),

(b)    the amount of any income consisting of losses attributable to non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary added to (and not deducted from) Consolidated Net Income in such period; and
(c)    any net income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are being held for sale or are subject to an agreement to dispose of such operations, if elected by Holdings in its sole discretion, only when and to the extent such operations are actually disposed of).
    For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with, but only to the extent required by, Section 1.07.

“Consolidated First Lien Secured Debt” means, as of any date of determination, subject to the definition of “Designated Revolving Commitments,” the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case, solely to the extent secured by a first priority Lien on the Collateral that rank pari passu with the Liens securing the First Lien Obligations; provided, Consolidated First Lien Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations. The Dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar-equivalent principal amount of such Indebtedness.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries for such period, other than Non-Recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof);
excluding, in each case:
    (i)    amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),
    (ii)    interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging,
    (iii)    costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates,
    (iv)    commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Non-Recourse Indebtedness,

    (v)    “additional interest” owing pursuant to a registration rights agreement with respect to any securities,
    (vi)    any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,
    (vii)    penalties and interest relating to Taxes,
    (viii)    accretion or accrual of discounted liabilities not constituting Indebtedness,
    (ix)    interest expense attributable to a Parent Company resulting from push-down accounting,
    (x)    any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,
    (xi)    any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment and
    (xii)    annual agency fees paid to any administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including the Facilities.
For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,
(1)    extraordinary, one-time, non-recurring or unusual gains or Charges (including relating to any strategic initiatives and accruals and reserves in connection with such gains or Charges and including legal fees, expenses, settlements and judgments) and special items; restructuring Charges; accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); Charges related to any reconstruction, decommissioning, recommissioning or reconfiguration of facilities and fixed assets for alternative uses; Public Company Costs; Charges related to the integration, consolidation, opening, pre-opening and closing of facilities and fixed assets; severance and relocation costs and expenses; special compensation Charges, consulting fees; signing, retention or completion bonuses and charges, and executive recruiting costs; Charges incurred in connection with strategic initiatives; transition Charges and duplicative running and operating Charges; Charges in connection with non-ordinary course product and intellectual property development; Charges incurred in connection with acquisitions (or purchases of assets) prior to or after the Closing Date (including integration costs); business optimization Charges (including Charges relating to business optimization programs, new systems design, Charges related to systems establishment, implementation, integration and upgrades and project start-up); accruals and reserves; Charges attributable to the implementation of cost-savings initiatives and operating improvements and consolidations; curtailments and modifications to pension and post-employment employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments);
(2)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;
(3)    Transaction Expenses;
(4)    any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
(5)    the Net Income for such period of any Person that is an Unrestricted Subsidiary and, solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 7.05(a), the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period;
(6)    solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 7.05(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or Holdings or the Borrower reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
(7)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);
(8)    income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;

(9)    any impairment Charges or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(10)    (a) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from grants of equity-based incentive awards or other rights to, and any cash charges associated with, the rollover, acceleration or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary or any Parent Company, (b) non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;
(11)    any Charges during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the syndication and incurrence of any Indebtedness, including any Facilities hereunder), issuance of Equity Interests (including by any direct or indirect parent of Holdings), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any Indebtedness, including the Loan Documents) and including, in each case, any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations);
(12)    accruals and reserves that are established or adjusted in connection with the Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Transactions, such Investment or such acquisition, in each case in accordance with GAAP;
(13)    any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement;
(14)    any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;
(15)    any net realized or unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (a) Hedging Obligations for currency exchange risk and (b) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses;

(16)    any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;
(17)    any non-cash rent expense;
(18)    [reserved];
(19)    any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; and
(20)    earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, Consolidated Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Restricted Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.
Notwithstanding the foregoing, for the purpose of Section 7.05(a) (other than clause (3)(d) of Section 7.05(a)), there will be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by such Person and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from such Person and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by such Person or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 7.05(a).
“Consolidated Secured Debt” means, as of any date of determination, subject to the definition of “Designated Revolving Commitments,” the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case, solely to the extent secured by a Lien on the Collateral; provided, Consolidated Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations. The Dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar-equivalent principal amount of such Indebtedness.
“Consolidated Total Debt” means, as of any date of determination, subject to the definition of “Designated Revolving Commitments,” the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness; provided,

Consolidated Total Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations. The Dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar-equivalent principal amount of such Indebtedness.
“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other monetary obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contract Consideration” has the meaning specified in clause (2)(k) of the definition of “Excess Cash Flow.”
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Sponsor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Holdings or other companies.
“Convertible Indebtedness” means Indebtedness of Holdings, the Borrower or any Parent Company (which may be guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible into common equity of Holdings or such Parent Company (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such common equity) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common equity of Holdings or such Parent Company or cash (in an amount determined by reference to the price of such common equity).

“Converting Closing Date Term Loan Lender” has the meaning specified in Amendment No. 2.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Corrective Extension Amendment” has the meaning specified in Section 2.16(6).
    “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.29.
“Covered Square Footage” means, with respect to any Client for any fiscal year, the average amount of square footage covered by the property management services provided to such Client by the Borrower and/or one of its Restricted Subsidiaries for such fiscal year.
“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”
“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) to Refinance, in whole or in part, existing Loans (or, if applicable, unused Commitments) or any then-existing Credit Agreement Refinancing Indebtedness (“Credit Agreement Refinanced Debt”); provided, further, that (i) the terms of any such Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith), (B) if otherwise not consistent with the terms of such Credit Agreement Refinanced Debt, not be materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Credit Agreement Refinanced Debt, except, in each case under this clause (B), with respect to (x) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such Refinancing or (y) a Previously Absent Financial Maintenance Covenant (so long as, (I) to the extent that such Indebtedness includes a Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date and consists solely of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and the applicable Previously Absent Financial Maintenance Covenant is included only for the benefit of such revolving credit facility, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Revolving Facility or (II) to the extent that such Indebtedness includes a Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date and does not consist solely of a revolving credit facility (whether or not the documentation therefor includes any other facilities), such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility or (C) such terms shall be reasonably satisfactory to the Administrative Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of (x) the lenders of any such Indebtedness that consists of term facilities, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of each Term Facility or (y) the lenders of any such Indebtedness that consists of revolving credit facilities, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of each Revolving Facility), (ii) any such Indebtedness shall have a maturity date that is no earlier than the Credit Agreement Refinanced Debt and a Weighted Average Life to Maturity equal to or greater than that of the Credit Agreement Refinanced Debt as of the date of determination, (iii) such Indebtedness shall not have a greater principal amount (or shall not have a greater accreted value, if applicable) than the principal amount (or accreted value, if applicable) of the Credit Agreement Refinanced Debt plus accrued interest, fees and premiums (including tender premium) and penalties (if any) thereon and fees, expenses, original issue discount and upfront fees incurred in connection with such Refinancing plus the amount of any other Indebtedness permitted under one or more other Baskets under Section 7.02 (which shall be deemed a utilization of any such Baskets), (iv) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, within five (5) Business Days after the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained with the Net Proceeds received from the incurrence or issuance of such Indebtedness and (v) any mandatory prepayments of (I) any Permitted Junior Priority Refinancing Debt or Permitted Unsecured Refinancing Debt may not be made except to the extent that prepayments are not prohibited hereunder and to the extent required hereunder or pursuant to the terms of any Permitted Equal Priority Refinancing Debt, first made or offered to the holders of the Term Loans constituting First Lien Obligations and any such Permitted Equal Priority Refinancing Debt, and (II) any Permitted Equal Priority Refinancing Debt in respect of events described in Section 2.05(2)(a), (b) and (d)(i), may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis (but not greater than a pro rata basis as compared to any Class of Term Loans constituting First Lien Obligations with an earlier maturity date unless the Credit Agreement Refinanced Debt was so entitled to participate on a greater than a pro rata basis) with each Class of Term Loans constituting First Lien Obligations under Section 2.05(2)(a), (b) and (d)(i), provided, further, that “Credit Agreement Refinancing Indebtedness” may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with (or which converts into or is exchanged for) long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of the second proviso in this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (v) of the second proviso in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

“Credit Extension” means each of the following: (i) a Borrowing and (ii) an L/C Credit Extension.
“Cure Amount” has the meaning specified in Section 8.04(1).
“Cure Expiration Date” has the meaning specified in Section 8.04(1)(a).
“Cured Default” has the meaning specified in Section 1.02(9).
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Singapore Dollars, SORA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (iii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), and (iv) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is a RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt Fund Affiliate” means any Affiliate of a Sponsor that is a bona fide diversified debt fund that is not (a) a natural person or (b) Holdings, the Borrower or any Subsidiary of Holdings.
“Debt Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent or representative under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(2)(g).
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Default Rate” means an interest rate equal to (i) (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Revolving Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(3)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws and (ii) with respect to the outstanding amount of any L/C Borrowing, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) then applicable to Revolving Loans denominated in the same Available Currency as such L/C Borrowing plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(2), any Lender that (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations, within one Business Day of the date required to be funded by it hereunder, (b) has failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, either (i) admitted in writing that it is insolvent or (ii) become subject to a Lender-Related Distress Event. Any determination by the Administrative Agent as to whether a Lender is a Defaulting Lender shall be conclusive absent manifest error.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of, or collection or payment on, such Designated Non-Cash Consideration.
“Designated Preferred Stock” means Preferred Stock of Holdings, any Restricted Subsidiary thereof or any Parent Company (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an

Officer’s Certificate, on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 7.05(a).
“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis (or delayed draw basis) to Holdings, the Borrower or any Restricted Subsidiary by any Person other than Holdings, the Borrower or any Restricted Subsidiary that have been designated in an Officer’s Certificate delivered to the Administrative Agent as “Designated Revolving Commitments” until such time as the Borrower subsequently delivers an Officer’s Certificate to the Administrative Agent to the effect that such commitments will no longer constitute “Designated Revolving Commitments”; provided that, during such time (including at the time of the incurrence of such Designated Revolving Commitments), (i) except for purposes of the definition of “Applicable Rate,” the First Lien Net Leverage Ratios set forth in Section 2.05(2)(a) and Section 2.05(2)(b) and determining actual compliance with the Financial Covenant, such Designated Revolving Commitments will be deemed an incurrence of Indebtedness on such date and will be deemed outstanding for purposes of calculating the Interest Coverage Ratio, Total Net Leverage Ratio, Secured Net Leverage Ratio, First Lien Net Leverage Ratio and the availability of any Baskets hereunder and (ii) commencing on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder, such committed amount under such Designated Revolving Commitments may thereafter be borrowed (and reborrowed, if applicable), in whole or in part, from time to time, without further compliance with any Basket or financial ratio or test under this Agreement (including the Interest Coverage Ratio, Total Net Leverage Ratio, the Secured Net Leverage Ratio or First Lien Net Leverage Ratio).
“Discharge” means, with respect to any Indebtedness, the repayment, prepayment, repurchase (including pursuant to an offer to purchase), redemption, defeasance or other discharge of such Indebtedness, in any such case in whole or in part.
“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.05(1)(e)(B)(2).
“Discount Range” has the meaning assigned to such term in Section 2.05(1)(e)(C)(1).
“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.05(1)(e)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(1)(e)(C)(1) substantially in the form of Exhibit J.
“Discount Range Prepayment Offer” means the written offer by a Lender, substantially in the form of Exhibit K, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.05(1)(e)(C)(1).
“Discount Range Proration” has the meaning assigned to such term in Section 2.05(1)(e)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.05(1)(e)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(1)(e)(B), Section 2.05(1)(e)(C) or Section 2.05(1)(e)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.05(1)(e)(A).
“disposition” has the meaning set forth in the definition of “Asset Sale.”
“Disqualified Institution” means (a) any Person (or related funds of any such Person, to the extent such funds are reasonably identifiable as a related fund of such Person) identified in writing to the Arrangers prior to the Closing Date, (b) any competitor of the Borrower or its Affiliates and any Affiliate of such competitor (to the extent such Affiliate of such competitor is not a bona fide debt fund that primarily invests in loans), identified in writing to the Arrangers by or on behalf of the Borrower or the Sponsor on or prior to the initial syndication of the Facilities prior to the Closing Date (which list may be updated (i) from time to time after the Closing Date by e-mail delivery of a notice thereof to the Administrative Agent at JPMDQ_Contact@jpmorgan.com or such other address provided by the Administrative Agent and (ii) with respect to competitors of the Borrower or its Affiliates that are operating companies, prior to the Closing Date upon written notice to the Arrangers, (c) any Affiliate of the entities described in the preceding clauses (a) or (b) that are reasonably identifiable as such on the basis of their name (other than, in the case of such preceding clauses (a) and (b), Affiliates that constitute bona fide debt funds primarily investing in loans), (d) from and after the Amendment No. 4 Effective Date, any Lender that has made an incorrect representation or warranty or deemed representation or warranty with respect to not being a Net Short Lender as provided in the final sentence of Section 10.01(5) and (vi) any Lender that informs the Administrative Agent that it is a Net Short Lender; provided that any Person that is a Lender or Participant and subsequently becomes a Disqualified Institution under clauses (a), (b) or (c) of this definition (but was not a Disqualified Institution at the time it became a Lender or a Participant or, if earlier, at the time of the “trade date” relating to the assignment or participation agreement or instrument relating to such Lender or Participant, as applicable) shall be deemed to not be a Disqualified Institution hereunder (in the case of any such Participant that is not a Lender, solely with respect to the participations held by such Participant). The identity of Disqualified Institutions may be communicated by the Administrative Agent to a Lender upon request, but will not be otherwise posted or distributed to any Person.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the then Latest Maturity Date or the date the Loans are no longer outstanding and the Commitments have been terminated; provided that if such Capital Stock is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings or its Subsidiaries or any Parent Company or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided further any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings, any of its Subsidiaries, any Parent Company, or any other entity in which Holdings or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability. For the purposes hereof, the aggregate principal amount of Disqualified Stock will be deemed to be equal to the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which the Consolidated Total Debt, Consolidated First Lien Secured Debt or Consolidated Secured Debt, as applicable, will be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by Holdings.
“Distressed Person” shall have the meaning provided in the definition of the term “Lender-Related Distress Event.”
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof as such time and (b) as to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any direct or indirect Subsidiary of Holdings that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“ECF Payment Amount” has the meaning specified in Section 2.05(2)(a).
“ECF Percentage” has the meaning specified in Section 2.05(2)(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” has the meaning specified in Section 10.07(a).
“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
“English Security Agreement” means the agreement described in clause (y) of the definition of “Security Agreement.”
“Enterprise Transformative Event” means any transaction (including any merger, acquisition, Investment, dissolution, liquidation, consolidation or disposition), in each such case, by Holdings, the Borrower, any Restricted Subsidiary or any Parent Company that is not permitted by the terms of any Loan Document immediately prior to the consummation of such transaction.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and sub-surface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability or Environmental Law (hereinafter “Environmental Claims”), including (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.
“Environmental Laws” means any and all Laws relating to pollution or the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any

Hazardous Materials or (e) any contract or other written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equal Priority Intercreditor Agreement” means, (x) the 2020 Equal Priority Intercreditor Agreement and (y) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, either (a) an intercreditor agreement substantially in the form of Exhibit G-1, together with any changes thereto which are reasonably acceptable to the Administrative Agent and the Borrower or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies), in each case with such modifications thereto as the Administrative Agent and the Borrower may agree.
“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.
“Equity Offering” means any public or private sale of common equity or Preferred Stock of Holdings or any Parent Company (excluding Disqualified Stock), other than:
(1)    public offerings with respect to the Holdings’s or any Parent Company’s common equity registered on Form S-4 or Form S-8;
(2)    issuances to any Restricted Subsidiary of Holdings; and
(3)    any such public or private sale that constitutes an Excluded Contribution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification to any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent or in reorganization within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement in writing of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the Code) with respect to a Pension Plan, whether or not waived; (h) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (i) the imposition of a lien under Section 303(k) of ERISA or Section 412(c) of the Code with respect to any Pension Plan; or (j) the occurrence of a nonexempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in material liability to any Loan Party.
“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.13(c)(iii).
“Escrow” has the meaning specified in clause (3) of the definition of “Indebtedness.”
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“Ethically Screened Affiliate” means any Affiliate of a Lender that (i) is managed as to day-to-day matters (but excluding, for the avoidance of doubt, as to strategic direction and similar matters) independently from such Lender and any other Affiliate of such Lender that is not an Ethically Screened Affiliate, (ii) has in place customary information screens between it and such Lender and any other Affiliate of such Lender that is not an Ethically Screened Affiliate and (iii) such Lender or any other Affiliate of such Lender that is not an Ethically Screened Affiliate does not direct or cause the direction of the investment policies of such entity, nor does such Lender’s or any such other Affiliate’s investment decisions influence the investment decisions of such entity.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Euro” or “euro” means the single currency of participating member states of the EMU.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(1)    the sum, without duplication, of:
(a)    Consolidated Net Income of Holdings for such period,
(b)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,
(c)    decreases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa) and, without duplication, decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue (except as a result of the reclassification of items from short-term to long-term or vice versa), in each case, for such period (other than any such decreases or increases, as applicable, arising from (x) acquisitions or Asset Sales outside the ordinary course of assets by Holdings, the Borrower or any Restricted Subsidiary or (y) transactions related to any Securitization Facilities, in each case by Holdings, the Borrower or any Restricted Subsidiary during such period or the application of recapitalization or purchase accounting),
(d)    [reserved];
(e)    the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash Taxes paid in such period and
(f)    cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over
(2)    the sum, without duplication, of:
(a)    an amount equal to the amount of all non-cash credits (including, to the extent constituting non-cash credits, amortization of deferred revenue acquired as a result of any Permitted Acquisition, investment permitted hereunder or any similar transaction) included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(b) above) and cash losses, charges (including any reserves or accruals for potential cash charges in any future period), expenses, costs and fees excluded by virtue of the definition of “Consolidated Net Income,”
(b)    [reserved],

(c)    the aggregate amount of all principal payments of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries (including (i) the principal component of payments in respect of Capitalized Lease Obligations, (ii) all scheduled principal repayments of Loans, Permitted Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof) and any other Indebtedness outstanding pursuant to Section 7.02 (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof), in each case to the extent such payments are permitted hereunder and actually made and (iii) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 or any mandatory prepayment of Term Loans pursuant to Section 2.05(2)(b) (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof) and any mandatory Discharge of (I) Permitted Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof) and (II) of any other Indebtedness outstanding pursuant to Section 7.02 (or any Indebtedness representing Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof) pursuant to the corresponding provisions of the governing documentation thereof, in each case, to the extent required due to an Asset Sale or Casualty Event that resulted in an increase to Consolidated Net Income for such period and not in excess of the amount of such increase, but excluding (x) all other prepayments of Term Loans, (y) all prepayments of Revolving Loans, Swing Line Loans and all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (z) payments on any Junior Indebtedness, except in each case to the extent permitted to be paid pursuant to Section 7.05) made during such period, in each case, except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary,
(d)    an amount equal to the aggregate net non-cash gain on Asset Sales outside the ordinary course of business by Holdings, the Borrower or any Restricted Subsidiary during such period to the extent included in arriving at such Consolidated Net Income and the net cash loss on Asset Sales to the extent otherwise added to arrive at Consolidated Net Income,
(e)    increases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa) and, without duplication, increases in long-term accounts receivable and decreases in the long-term portion of deferred revenue (except as a result of the reclassification of items from short-term to long-term or vice versa), in each case, for such period (other than any such increases or decreases, as applicable, arising from acquisitions or Asset Sales outside the ordinary course by Holdings, the Borrower or any Restricted Subsidiary during such period or the application of recapitalization or purchase accounting),
(f)    cash payments by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings, the Borrower and the

Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(g)    [reserved],
(h)    the amount of Restricted Payments paid in cash during such period pursuant to Section 7.05(b)(14)(b), except to the extent such Restricted Payments were financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary,
(i)    the aggregate amount of expenditures (including expenditures for the payment of financing fees and Capital Expenditures) paid in cash during such period to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent such expenditures were financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary,
(j)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment or redemption of Indebtedness to the extent (x) such premium, make-whole or penalty payments were not expensed during such period or are not deducted in calculating Consolidated Net Income and (y) such prepayments or redemptions reduced Excess Cash Flow pursuant to clause (2)(c) above or reduced the mandatory prepayment required by Section 2.05(2)(a),
(k)    without duplication of amounts deducted from Excess Cash Flow in other periods, and at the option of Holdings or the Borrower, (1) the aggregate consideration required to be paid in cash by Holdings, the Borrower or any Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by Holdings, the Borrower or any Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of the preceding clauses (1) and (2), relating to Permitted Acquisitions or other investments, Capital Expenditures, acquisitions of intellectual property, or any Restricted Payments (including any permitted tax distribution) or scheduled payment of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid, in each case, to be consummated or made, as applicable, during the period of four consecutive fiscal quarters of Holdings following the end of such period (except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent that the aggregate amount (excluding in each case any amount financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary) of such Permitted Acquisitions or other investments, Capital Expenditures, acquisitions of intellectual property, or permitted Restricted Payments (including any permitted tax distribution) or permitted scheduled payments of Indebtedness that were permitted by the terms of this Agreement to be incurred and paid during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures (excluding in each case any amount financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Holdings, the Borrower or any

Restricted Subsidiary), the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters,
(l)    the amount of cash Taxes paid or Tax reserves set aside or payable (without duplication) in such period plus the amount of distributions with respect to Taxes made in such period under Section 7.05(b)(14), to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period,
(m)    cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,
(n)    any fees, expenses, or other charges incurred during such period (including the Transaction Expenses), or any amortization thereof for such period, in connection with any acquisition, investment, disposition, asset sale, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement, the other Loan Documents and related documents with respect to any other Indebtedness) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, and
(o)    at the option of Holdings, any amounts in respect of investments (including Permitted Acquisitions, Investments constituting Permitted Investments and Investments made pursuant to Section 7.05) and Restricted Payments (including related earnouts and similar payments) which could have been deducted pursuant to clauses (g) or (h) above if made in such period, but which are made after the end of such period and prior to the date upon which a mandatory prepayment for such period would be required under Section 2.05(2)(a) (which amounts, if so deducted in accordance with this clause (o), shall not affect the calculation of Excess Cash Flow in any future period).
        Notwithstanding anything else provided in this Agreement, (x) the amounts deducted under clause (2) above shall in no event be duplicative of amounts deducted under clauses (A) through (E) of Section 2.05(2)(a) and (y) to the extent an amount is eligible to be deducted under either clause (2) above or clauses (A) through (E) of Section 2.05(2)(a), such amounts shall be deemed to have been deducted under clauses (A) through (E) of Section 2.05(2)(a) (and not, for the avoidance of doubt, clause (2) above).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Rate” for a currency means the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. on such day on the Reuters World Currency Page “FX=” for such currency. In the event that such rate does not appear on any Reuters World Currency Page, then the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Holdings or the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Holdings or the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Accounts” means “Excluded Accounts” as defined in the Security Agreement.
“Excluded Assets” means (i) (x) any fee-owned real property (other than Material Real Property), (y) any leasehold interest in real property and (z) any fee-owned real property (whether already mortgaged, or is required or intended to be mortgaged, at any time of determination) located in a flood hazard area or such property or mortgage thereon would be subject to any flood insurance due diligence (other than in respect of initial flood hazard determinations as to whether any property is located in a flood hazard area or as otherwise permitted under this clause (z) with respect to flood insurance), flood insurance requirements or compliance with any Flood Insurance Laws (it being agreed that (A) if it is subsequently determined that any such improved real property subject to, or otherwise required or intended to be subject to, a mortgage is or might be located in a flood hazard area, such property shall be deemed to be an Excluded Asset until a determination is made that such property is not located in a flood hazard area and does not require flood insurance, and (B) if there is an existing mortgage on such property, such mortgage shall be released if located in a special flood hazard area and would require flood insurance or if it cannot determined whether such fee owned real property is located in a special flood hazard area or would require flood insurance if the time or information necessary to make such determination would (as determined by the Borrower in good faith) delay or impair the intended date of funding any Loan or effectiveness of any amendment or supplement under this Agreement, (ii) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, a similar filing under applicable laws of any applicable Collateral Jurisdiction, or without any perfection steps (iii) all commercial tort claims not filed in a court of competent jurisdiction and that are not expected to result in a judgment or settlement payment in excess of $60.0 million (as determined by the Borrower in good faith), (iv) any governmental or regulatory licenses, authorizations, certificates, charters, franchises, approvals and consents (whether Federal, State, or otherwise) to the extent a security interest therein is prohibited or restricted thereby or requires any consent, acknowledgment or authorization from a Governmental Authority not obtained (without any requirement to obtain such consent, acknowledgment or authorization) other than to the extent such prohibition, restriction or requirement is ineffective under the UCC or other applicable Laws of any applicable Collateral Jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable laws of any applicable Collateral Jurisdiction notwithstanding such prohibition, restriction or requirement, (v) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable Law, rule or regulation or would require any consent, approval or authorization of any governmental or regulatory authority not obtained (without any requirement to obtain such any consent, approval or authorization) in each case, after giving effect to the applicable anti-assignment provisions of the UCC and any other applicable laws of any applicable Collateral Jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws of any applicable Collateral Jurisdiction, (y) would cause the destruction, invalidation or abandonment of such asset under applicable Law (solely with respect to any intellectual property), or (z) is prohibited by any contract or would require any consent, approval, license or other authorization of any third party (other than Holdings or its Subsidiaries) (provided that, in each case, such prohibition or requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or governmental or regulatory authority not obtained (without any requirement to obtain such consent, approval, license or other authorization), in each case, other than to the extent such prohibition, restriction or requirement is ineffective under the anti-assignment provisions of the UCC or under any other applicable laws of any applicable Collateral Jurisdiction, (vi) margin stock and Equity Interests in any Person that is not the Borrower, or a wholly owned Restricted Subsidiary of Holdings, (vii) Equity Interests in Immaterial Subsidiaries that are not Loan Parties and Excluded Subsidiaries (other than Material Subsidiaries owned directly by a Loan Party that are Excluded Subsidiaries solely by virtue of being organized outside of a Specified Jurisdiction), (viii) any lease, license or agreement (not otherwise subject to clause (v) above) or any property that is subject to a capital lease, purchase money security interest or similar arrangement, in each case permitted by this Agreement, to the extent that a grant of a security interest therein (a) would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC and any other applicable Laws of any applicable Collateral Jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such contractual prohibition or (b) would require governmental or regulatory approval, consent or authorization not obtained (without any requirement to obtain such approval, consent or authorization) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable laws of a Collateral Jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition, (ix) Securitization Assets sold or transferred pursuant to a Qualified Securitization Facility, (x) letter of credit rights, except to the extent perfection of the security interest therein is accomplished by the filing of a UCC financing statement or a similar filing under applicable laws of any applicable Collateral Jurisdiction, or without any perfection steps, (xi) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, (xii) assets where the burden or cost (including any adverse tax consequences to the Borrower, any Parent Company or any Subsidiary) of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the Lenders afforded thereby as reasonably determined between the Borrower and the Administrative Agent, (xiii) any assets to the extent a security interest in such assets or perfection thereof would result in material adverse tax consequences to Holdings, the Borrower, any Parent Company or any Subsidiary as reasonably determined by the Borrower in good faith, in consultation with the Administrative Agent, (xiv) any assets that require action under the law or regulation of any jurisdiction other than the United States (or, with respect to Holdings and any UK Holding Company, England and Wales) and any other applicable Collateral Jurisdiction to create or perfect a security interest in such assets (it being understood that no action outside of the United States will be required to perfect any security interest in any intellectual property located in, governed by or arising or existing under the laws of any jurisdiction other than the United States) and (xv) cash and cash equivalents (except to the extent constituting identifiable proceeds of Collateral which is perfected by the filing of an “all assets” UCC financing statement or similar filing under the applicable laws of any applicable Collateral Jurisdiction), deposit, securities, commodities and other accounts, securities entitlements and related assets held in such account, except, in each case of this clause (xv), to the extent a security interest therein can be perfected by the filing of a UCC financing statement or similar filing under the applicable laws of any applicable Collateral

Jurisdiction or automatically without any filing (other than any Excluded Accounts); in each case of the foregoing clauses (i) through (xv), subject to the Excluded Subsidiary Joinder Exception.
“Excluded Contribution” means net cash proceeds or the fair market value of marketable securities or the fair market value of Qualified Proceeds received by Holdings from:
(1)    contributions to its common equity capital;
(2)    dividends, distributions, fees and other payments from any joint ventures that are not Restricted Subsidiaries; and
(3)    the sale (other than to a Restricted Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings;
in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate and that are excluded from the calculation set forth in clause (3) of Section 7.05(a); provided that Excluded Contributions shall not include Cure Amounts.
“Excluded Information” has the meaning specified in the definition of “Big Boy Letter.”
“Excluded Proceeds” means, with respect to any Asset Sale or Casualty Event, the sum of, (1) any Net Proceeds therefrom that constitute Declined Proceeds and (2) any Net Proceeds therefrom that otherwise are waived by the Required Facility Lenders from the requirement to be applied to prepay the applicable Term Loans pursuant to Section 2.05(2)(b).
“Excluded Subsidiaries” means all of the following and “Excluded Subsidiary” means any of them (in each case, subject to the Excluded Subsidiary Joinder Exception):
(1)    any Subsidiary (other than any UK Holding Company) that is not a direct, wholly owned Subsidiary of (x) Holdings, the Borrower or a Subsidiary Guarantor or (y) a Restricted Subsidiary organized in the British Virgin Islands, the Cayman Islands, the Kingdom of the Netherlands, Luxembourg, England and Wales, or the United States, unless in the case of this clause (y) such Subsidiary has no material US assets or operations,
(2)     any Subsidiary that is not organized in a Specified Jurisdiction,
(3)    any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by applicable Law or by Contractual Obligation (including in respect of assumed Indebtedness permitted hereunder and not created in contemplation of the applicable investment or acquisition) existing on the Closing Date (or, with respect to any Subsidiary acquired by Holdings or a Restricted Subsidiary after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such investment or acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty (including any Broker-Dealer Regulated Subsidiary) or if such Guaranty would require governmental (including regulatory) or third party (other than any Loan Party or their respective Subsidiaries) consent, approval, license or authorization not obtained,

(4)    any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended,
(5)    any special purpose vehicle (or similar entity), receivables subsidiary or any Securitization Subsidiary,
(6)    any Captive Insurance Subsidiary or not-for-profit Subsidiary,
(7)    any Subsidiary that is not a Material Subsidiary (other than any UK Holding Company),
(8)    any Subsidiary where the Borrower and the Administrative Agent reasonably determine that the burden or cost (including any adverse tax consequences) of providing the Guaranty will outweigh the benefits to be obtained by the Lenders therefrom,
(9)    any Unrestricted Subsidiary,
(10)     any subsidiary where a Guaranty from such subsidiary would result in material adverse tax consequences to the Borrower, Holdings, any Parent Company or any Subsidiary as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent, and
(11)    any other Subsidiaries as mutually agreed between the Borrower and the Administrative Agent from time to time.
provided that the Borrower and any Subsidiary listed on Schedule 1.01(1) shall not constitute an Excluded Subsidiary and no Subsidiary that becomes a Guarantor in accordance with the provisions hereof shall thereafter constitute an Excluded Subsidiary.
“Excluded Subsidiary Joinder Exception” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.
“Excluded Swap Obligation” means, with respect to any Loan Party, (a) any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (each such obligation, a “Swap Obligation”), if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.02 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation, or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Party is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation, or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Party as specified in any agreement between the relevant Loan Parties and hedge counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to each Agent and each Lender,
(1)    any Tax imposed on (or measured by) such Agent or Lender’s net income or profits (or net worth Tax in lieu of such Tax on net income or profits), or franchise Taxes, imposed by a jurisdiction as a result of such Agent or Lender being organized under the laws of or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such Agent or Lender and the jurisdiction (including as a result of such Agent or Lender carrying on a trade or business, having a permanent establishment or being a resident for Tax purposes in such jurisdiction), other than a connection arising solely from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or sold or assigned an interest in, any Loan or Loan Document,
(2)    any branch profits Tax under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (1),
(3)    other than with respect to and to the extent that any Lender becomes a party hereto pursuant to the Borrower’s request under Section 3.07, any U.S. federal Tax that is withheld or required to be withheld on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (or where the Lender is a partnership for U.S. federal income Tax purposes, pursuant to a Law in effect on the later of the date on which such Lender acquires such interest or the date on which the affected partner becomes a partner of such Lender), or (ii) designates a new Lending Office (or where the Lender is a partnership for U.S. federal income Tax purposes, pursuant to a Law in effect on the later of the date on which the Lender designates a new Lending Office or, if applicable, the date on which the affected partner designates a new Lending Office) except, in the case of a Lender or partner that designates a new Lending Office or is an assignee, to the extent that such Lender or partner (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal Tax pursuant to Section 3.01,
(4)    any U.S. federal tax that is withheld or required to be withheld on amounts under this Agreement payable to an Agent for its own account pursuant to a Law in effect on the date on which such Agent becomes an Agent hereunder,
(5)    any withholding Tax attributable to such Lender’s or Agent’s failure to comply with Section 3.01(3) or Section 3.01(7), respectively,
(6)    any Tax imposed under FATCA, and
(7)    any U.S. federal backup withholding Tax under Section 3406 of the Code.

“Existing Credit Agreement” means that certain Syndicated Facility Agreement (First Lien) dated as of November 4, 2014 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date) among, inter alios, the Borrower, Holdings, DTZ AUS Holdco Pty Limited, UBS AG, Stamford Branch, as administrative agent and each lender from time to time party thereto.
“Existing Credit Agreement Refinancing” means the repayment in full of all indebtedness outstanding on the Closing Date under the Existing Credit Agreement (other than contingent obligations and letters of credit that may be backstopped by or “grandfathered” in the Revolving Facility) and the termination of all commitments under the Existing Credit Agreement and excluding in any case indebtedness permitted to be incurred or to remain outstanding thereunder after the Closing Date.
“Existing Letters of Credit” means any letters of credit or bank guaranties outstanding on the Closing Date described in Schedule 1.01(4).
“Existing Revolving Class” has the meaning specified in Section 2.16(2).
“Existing Term Loan Class” has the meaning specified in Section 2.16(1).
“Expiring Credit Commitment” has the meaning specified in Section 2.04(7).
“Extended Revolving Commitments” has the meaning specified in Section 2.16(2).
“Extended Term Loans” has the meaning specified in Section 2.16(1).
“Extending Lender” means an Extending Revolving Lender or an Extending Term Lender, as the case may be.
“Extending Revolving Lender” has the meaning specified in Section 2.16(3).
“Extending Term Lender” has the meaning specified in Section 2.16(3).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.
“Extension Amendment” has the meaning specified in Section 2.16(4).
“Extension Election” has the meaning specified in Section 2.16(3).
“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.
“Extension Request” means any Term Loan Extension Request or any Revolving Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolving Extension Series, as the case may be.

“Facilities” means the Closing Date Term Loans, the Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2 Term Loans, the 2025-3 Term Loans, the 2026-1 Term Loans, the Revolving Facility, a given Extension Series of Extended Revolving Commitments, a given Class of Other Term Loans, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans, a given Class of Incremental Revolving Commitments, any Other Revolving Loan (or Commitment) or a given Class of Replacement Loans, as the context may require, and “Facility” means any of them.
“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the Closing Date or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with (and, in each case, any current or future regulations promulgated thereunder or official interpretations thereof), any applicable intergovernmental agreement entered into in respect thereof, and any provision of law or administrative guidance implementing or interpreting such provisions, including any agreements entered into pursuant to any such intergovernmental agreement or Section 1471(b)(1) of the Code on the Closing Date (or any amended or successor version described above).
“FCPA” has the meaning specified in Section 5.01.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three depository institutions of recognized standing selected by it. For the avoidance of doubt, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Covenant” means the covenant specified in Section 7.11(1).
“Financial Covenant Cross Default” has the meaning specified in Section 8.01(2).
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(2).
“Financial Incurrence Test” has the meaning specified in Section 1.07(8).
“Financial Officer” means, with respect to a Person, the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of such Person, as appropriate.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Secured Debt outstanding as of the last day of such Test Period, minus the Unrestricted Cash Amount on such last day to (b) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.
“First Lien Obligations” means the Obligations, the Permitted Incremental Equivalent Debt and the Credit Agreement Refinancing Indebtedness, in each case, that are, or purported to be, secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and the ~~2025-3~~2026-1 Term Loans. For the avoidance of doubt, “First Lien Obligations” shall include the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and the ~~2025-3~~2026-1 Term Loans.
“First Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.20.
“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.
“Fixed Basket” has the meaning specified in Section 1.07(8).
“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“floor” means, with respect to any reference rate of interest, any fixed minimum amount specified for such rate.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Term CORRA, Adjusted BBSY Rate, Adjusted HKD Screen Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. The initial Floor for each of the Adjusted Term SOFR Rate (except with respect to the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans), the Adjusted EURIBOR Rate, Term CORRA, Adjusted BBSY Rate, Adjusted HKD Screen Rate, each Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.00%. The initial Floor for the Adjusted Term SOFR Rate (solely with respect to the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and the ~~2025-3~~2026-1 Term Loans) shall be 0.50%.
“Foreign Asset Sale” has the meaning specified in Section 2.05(2)(h).

“Foreign Casualty Event” has the meaning specified in Section 2.05(2)(h).
“Foreign Lender” means a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Plan” means any employee benefit plan, program or agreement maintained or contributed to by, or entered into with, Holdings or any Subsidiary of Holdings with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).
“Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.
“Form S-1” means that certain Form S-1 Registration Statement of Cushman & Wakefield plc filed with the Securities and Exchange Commission on June 20, 2018, as amended.
“Free and Clear Incremental Amount” has the meaning specified in Section 2.14(4)(c)(A).
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans, other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. At any time after the Closing Date, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, however, that any such election, once made, will be irrevocable; provided, further that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP. Holdings will give notice of any such election made in accordance with this definition to the Administrative Agent. Notwithstanding any other provision contained herein, (i) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Attributable Indebtedness shall be determined in accordance with Section 1.03 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or the Loan Parties at “fair value”, as defined therein. Notwithstanding the foregoing, if at any time any change occurs after the Closing Date in GAAP (or IFRS) or in the application thereof that, in each case, would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document (including, but not limited to, the impact of Accounting Standards Update 2016-2, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies promulgated after the Closing Date), and Holdings shall so request (regardless of whether any such request is given before or after such change), the Administrative Agent, the Lenders and Holdings will negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (or IFRS); provided that until so amended, (a) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP (or IFRS) without giving effect to such change therein and (b) if reasonably requested by the Administrative Agent with respect to periods ending prior to the date that is one year after the effectiveness of such change, Holdings shall provide to the Administrative Agent (for distribution to the Lenders), together with any financial statements to be delivered pursuant to Section 6.01, a summary reconciliation between calculations of any such ratios or requirements required to be included in the corresponding Compliance Certificate to be delivered pursuant to Section 6.02(4) made before and after giving effect to such change in GAAP (or IFRS). For the avoidance of doubt, subject to the requirements of the foregoing clause (b), the operation of this paragraph shall otherwise have no effect with respect to any financial statements required to be delivered pursuant to Section 6.01 unless Holdings otherwise elects.
“General Debt Basket Reallocated Amount” means any amount that, at the option of Holdings or the Borrower, has been reallocated from Section 7.02(b)(12)(b) to clause (A)(2) of the Available Incremental Amount, which shall be deemed to be a utilization of the Basket set forth in Section 7.02(b)(12)(b).
“GHG Protocol” means the World Business Council for Sustainability (WBCSD) Greenhouse Gas Protocols, as published by World Resources Institute (WRI) and the World Business Council for Sustainable Development (WBCSD) in 2015, together with any updates thereto.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with the Transaction or any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” has the meaning specified in clause (2) of the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, Holdings may, in its sole discretion, cause any Parent Company or Restricted Subsidiary that is not required to be a Guarantor to Guarantee the Obligations by causing such Parent Company or Restricted Subsidiary to execute a joinder to the Guaranty (substantially in the form provided therein or as the Administrative Agent, Holdings and such Guarantor may otherwise agree), and any such Parent Company or Restricted Subsidiary shall be a Guarantor hereunder for all purposes; provided that (i) in the case of any Parent Company or Restricted Subsidiary organized in a foreign jurisdiction, the Administrative Agent shall be reasonably satisfied with the jurisdiction of organization of such Parent Company or Restricted Subsidiary and (ii) the Administrative Agent shall have received at least two (2) Business Days prior to the effectiveness of such joinder (or such later date as reasonably agreed by the Administrative Agent) all documentation and other information in respect of such Guarantor required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. It is agreed and understood that no Subsidiary that is organized in a Collateral Jurisdiction that is not a Specified Jurisdiction shall be required to become a Guarantor solely because Holdings elected to cause a different Subsidiary in such Collateral Jurisdiction to become a Guarantor pursuant to the Excluded Subsidiary Joinder Exception.
“Guaranty” means (a) the Guaranty substantially in the form of Exhibit E made by Holdings and each Subsidiary Guarantor, (b) each other guarantee and guaranty supplement delivered pursuant to Section 6.12 and (c) each other guaranty and guaranty supplement delivered by any Parent Company or Restricted Subsidiary pursuant to the second sentence of the definition of “Guarantor.”
“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other substances, wastes, pollutants and contaminants and chemicals in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes, to the extent any of the foregoing are regulated pursuant to, or can form the basis for liability under, any Environmental Law.
“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” means (a) any Person party to a Secured Hedge Agreement that is an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into such Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing or (b) any Person from time to time approved in writing by the Administrative Agent and specifically designated in writing as a “Hedge Bank” by the Borrower to the Administrative Agent; provided that, in each case of clause (a) and (b), if such Person is not an Agent or a Lender, such Person executes and delivers to the Administrative Agent and the Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower pursuant to which such Person (i) appoints the Administrative Agent and Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX of this Agreement and corresponding or similar provisions in any other Loan Document, in each case, as if it were a Lender; provided further that such Person may deliver such letter agreement at any time (including when such person is an Agent or Lender) with its effectiveness conditioned upon such person ceasing to be an Agent or Lender.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“Honor Date” has the meaning specified in Section 2.03(3)(a).
“IBA” means the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration).
“Identified Participating Lenders” has the meaning specified in Section 2.05(1)(e)(C)(3).
“Identified Qualifying Lenders” has the meaning specified in Section 2.05(1)(e)(D)(3).

“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
“Immaterial Subsidiary” means any Restricted Subsidiary of Holdings that is not a Material Subsidiary.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increased Amount” has the meaning specified in Section 7.01(c).
“Incremental Amendment” has the meaning specified in Section 2.14(6).
“Incremental Amounts” has the meaning specified in clause (1) of the definition of “Refinancing Indebtedness.”
“Incremental Commitments” has the meaning specified in Section 2.14(1).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(4).
“Incremental Lenders” has the meaning specified in Section 2.14(3).
“Incremental Loan” has the meaning specified in Section 2.14(2).
“Incremental Loan Request” has the meaning specified in Section 2.14(1).
“Incremental Revolving Commitments” has the meaning specified in Section 2.14(1).
“Incremental Revolving Facility” has the meaning specified in Section 2.14(1).
“Incremental Revolving Lender” has the meaning specified in Section 2.14(3).
“Incremental Revolving Loan” has the meaning specified in Section 2.14(2).
“Incremental Term Commitments” has the meaning specified in Section 2.14(1).
“Incremental Term Lender” has the meaning specified in Section 2.14(3).
“Incremental Term Loan” has the meaning specified in Section 2.14(2).

“incur” and “incurrence” have the meaning specified in Section 7.02(a)(i).
“Indebtedness” means, with respect to any Person, without duplication:
(1)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
(a)    in respect of borrowed money;
(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(c)    representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or
(d)    representing the net obligations under any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Company appearing upon the balance sheet of Holdings or the Borrower, as applicable, solely by reason of push-down accounting under GAAP will be excluded;
(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of this definition of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and
(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of this definition of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include:
    (i)    Contingent Obligations incurred in the ordinary course of business or consistent with industry practice,

    (ii)    reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under commercial letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn),
    (iii)    obligations under or in respect of Qualified Securitization Facilities,
    (iv)    accrued expenses,
    (v)    deferred or prepaid revenues,
    (vi)    deferred obligations owing to the Sponsors and their Affiliates,
    (vii)     Subordinated Shareholder Loans,
    (viii)    amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including accrued interest), with respect to any permitted Investments to the extent paid when due (unless being properly contested), and
    (ix)    asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care);
provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. For the avoidance of doubt, Indebtedness will not be deemed to include obligations incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent that the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available for any other purpose and are used for such purpose (it being understood that in any event, any such proceeds held in such Escrow shall be not deemed to be unrestricted cash).
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in Holdings, the Borrower and the Restricted Subsidiaries and excluding amounts related to any Subordinated Shareholder Loans), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.0% of such Parent Company’s corresponding consolidated amount.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that, in the good faith judgment of the Borrower, is qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.09.
“ING” has the meaning specified in Section 2.02(1)(vi)(8)
“Initial Default” has the meaning specified in Section 1.02(9).
“Intellectual Property Security Agreements” has the meaning specified in the U.S. Security Agreement.
“Intercompany Note” means the Intercompany Note, dated as of the Closing Date, substantially in the form of Exhibit Q executed by Holdings, the Borrower and each Restricted Subsidiary of Holdings party thereto.
“Intercreditor Agreement” means, as applicable, any Junior Lien Intercreditor Agreement and any Equal Priority Intercreditor Agreement.
“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period to (b) Consolidated Interest Expense of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.
“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan or an RFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) with respect to any RFR Loan, on each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date of the Loans of such Class and (c) as to any Base Rate Loan of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class.
“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(1)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(2)    any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(3)    no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Term Benchmark Loan is a part;

~~(4)    the initial Interest Period applicable to the Closing Date Term Loans will commence on the Closing Date and will end on September 28, 2018;~~
~~(5)    the initial Interest Period applicable to the Replacement Term Loans will commence on the Amendment No. 2 Effective Date and will end on February 28, 2020;~~
~~(6)    the initial Interest Period applicable to the 2023-1 Refinancing Term Loans will commence on the Amendment No. 4 Effective Date and will end on February 28, 2023;~~
~~(7)    the initial Interest Period applicable to the 2023-2 Refinancing Term Loans will commence on the Amendment No. 6 Effective Date and will end on August 31, 2023;~~
~~(8)    the initial Interest Period applicable to the 2024-1 Term Loans will commence on the Amendment No. 7 Effective Date and will end on April 30, 2024;~~
~~(9)    the initial Interest Period applicable to the 2024-2 Term Loans will commence on the Amendment No. 8 Effective Date and will end on June 28, 2024;~~
~~(10)    the initial Interest Period applicable to the 2024-3 Term Loans will commence on the Amendment No. 9 Effective Date and will end on October 31, 2024;~~
~~(11)     the initial Interest Period applicable to the 2025-1 Term Loans will commence on the Amendment No. 10 Effective Date and will end on January 31, 2025;~~
~~(12)    the initial Interest Period applicable to the 2025-2 Term Loans will commence on the Amendment No. 11 Effective Date and will end on July 31, 2025;~~
(~~13~~4)    the initial Interest Period applicable to the 2025-3 Term Loans will commence on the Amendment No. 12 Effective Date and will end on October 31, 2025; ~~and~~
(5)    the initial Interest Period applicable to the 2026-1 Term Loans will commence on the Amendment No. 14 Effective Date and will end on June 30, 2026; and
(~~14~~6)    no tenor that has been removed from this definition pursuant to Section 2.19(e) shall be available for specification in a Committed Loan Notice.
Notwithstanding the foregoing, with respect to Loans denominated in Canadian Dollars, an Interest Period of six months shall not be available.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch, or an equivalent rating by any other rating agency selected by the Borrower.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among Holdings and its Subsidiaries;
(3)    investments in any fund that invests substantially all of its assets in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. For purposes of the definitions of “Permitted Investments” and “Unrestricted Subsidiary” and Section 7.05,
(1)    “Investments” will include the portion (proportionate to Holdings’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)    Holdings’s “Investment” in such Subsidiary at the time of such redesignation; minus
(b)    the portion (proportionate to Holdings’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.
The amount of any Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Holdings or a Restricted Subsidiary in respect of such Investment.
“IP Rights” has the meaning specified in Section 5.15.
“IRS” means Internal Revenue Service of the United States.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce publication no. 950 (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Fifth Third Bank, National Association, HSBC Bank USA, National Association, Wells Fargo Bank, National Association, Capital One, National Association, Morgan Stanley Bank, N.A., MUFG Bank, Ltd., U.S. Bank National Association, Associated Bank, National Association and Wheaton Bank and Trust Company, N.A., in each case, in its capacity as an issuer of Letters of Credit hereunder and solely with respect to its L/C Commitment, together with its permitted successors and assigns and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.03(12). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.03 with respect to such Letters of Credit).
“Issuing Bank Document” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower (or any of its Subsidiaries) or in favor of such Issuing Bank and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 10.27.
“Junior Indebtedness” means any Indebtedness of any Loan Party that by its terms is contractually subordinated in right of payment to the Obligations of such Loan Party arising under the Loans or the Guaranty.
“Junior Lien Debt” has the meaning specified in clause (39) of the definition of “Permitted Liens”.
“Junior Lien Intercreditor Agreement” means any of (a) an intercreditor agreement substantially in the form of Exhibit G-2, together with any changes thereto which are reasonably acceptable to the Borrower and the Administrative Agent or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing additional Indebtedness permitted under Section 7.02 and described therein shall rank junior in priority to the Liens on the Collateral securing the Obligations under this Agreement, in each case with such modifications thereto as the Administrative Agent and the Borrower may agree.
“KPI 1” means, for any fiscal year, one minus the sum of the Scope 1 Emissions and the Scope 2 Emissions for such fiscal year, divided by the sum of the Scope 1 Emissions and the Scope 2 Emissions according to the GHG Protocol for fiscal year 2019. For the avoidance of doubt, with respect of the calculation for (x) fiscal year 2024 and 2025, the sum of the Scope 1 Emissions and the Scope 2 Emissions for fiscal year 2019 shall be deemed to be 37,880 metric tons of carbon dioxide equivalent. and (y) for each fiscal year thereafter, the sum of the Scope 1 Emissions and the Scope 2 Emissions for fiscal year 2019 shall be deemed to be 37,383 metric tons of carbon dioxide equivalent.
“KPI 1 Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the KPI 1 for such period as set forth in the KPI Metrics Report is less than the KPI 1 Threshold for such period, (b) 0.000%, if the KPI 1 for such period as set forth in the KPI Metrics Report is more than or equal to the KPI 1 Threshold for such period but less than the KPI 1 Target for such period, and (c) negative 0.025%, if the KPI 1 for such period as set forth in the KPI Metrics Report is more than or equal to KPI 1 Target for such period.

“KPI 1 Commitment Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the KPI 1 for such period as set forth in the KPI Metrics Report is less than the KPI 1 Threshold for such period, (b) 0.000%, if the KPI 1 for such period as set forth in the KPI Metrics Report is more than or equal to the KPI 1 Threshold for such period but less than the KPI 1 Target for such period, and (c) negative 0.005%, if the KPI 1 for such period as set forth in the KPI Metrics Report is more than or equal to KPI 1 Target for such period.
“KPI 1 Target” means, with respect to any calendar year, the KPI 1 Target for such calendar year as set forth in the Sustainability Table.
“KPI 1 Threshold” means, with respect to any calendar year, the KPI 1 Threshold for such calendar year as set forth in the Sustainability Table.
“KPI 2” means, for any fiscal year, one minus Scope 3 Emissions per square foot of managed area for such fiscal year, divided by the Scope 3 Emissions per square foot of managed area for fiscal year 2019 and expressed as a percentage. For the avoidance of doubt, this metric for fiscal year 2019 shall be deemed to be 0.0077 metric tons of carbon dioxide equivalent per square foot of managed area.
“KPI 2 Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the KPI 2 for such period as set forth in the KPI Metrics Report is less than the KPI 2 Threshold for such period, (b) 0.000%, if the KPI 2 for such period as set forth in the KPI Metrics Report is more than or equal to the KPI 2 Threshold for such period but less than the KPI 2 Target for such period, and (c) negative 0.025%, if the KPI 2 for such period as set forth in the KPI Metrics Report is more than or equal to KPI 2 Target for such period.
“KPI 2 Commitment Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the KPI 2 for such period as set forth in the KPI Metrics Report is less than the KPI 2 Threshold for such period, (b) 0.000%, if the KPI 2 for such period as set forth in the KPI Metrics Report is more than or equal to the KPI 2 Threshold for such period but less than the KPI 2 Target for such period and (c) negative 0.005%, if the KPI 2 for such period as set forth in the KPI Metrics Report is more than or equal to KPI 2 Target for such period.
“KPI 2 Target” means, with respect to any calendar year, the KPI 2 Target for such calendar year as set forth in the Sustainability Table.
“KPI 2 Threshold” means, with respect to any calendar year, the KPI 2 Threshold for such calendar year as set forth in the Sustainability Table.
“KPI Metric” means each of the KPI 1 and the KPI 2.
“KPI Metrics Report” means an annual report (it being understood that this annual report may take the form of the annual Sustainability Report) audited by the Sustainability Assurance Provider that sets forth the calculations for each KPI Metric for a specific calendar year.
“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed prior to the Honor Date or refinanced as a Revolving Borrowing.
“L/C Commitment” means, with respect to any Person, the amount set forth opposite the name of such Person on Schedule 2.01 under the caption “L/C Commitment.”
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be the maximum amount available to be drawn under such Letter of Credit determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, article 29 of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce publication no. 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Sublimit” means a Dollar Equivalent amount equal to the sum of (i) the lesser of (a) $220.0 million and (b) the aggregate amount of the Revolving Commitments, less (ii) the principal amount of Indebtedness in connection with commercial Letters of Credit incurred and outstanding under Section 7.02(b)(2) at such time. The L/C Sublimit is part of, and not in addition to, the Revolving Facility.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Incremental Revolving Commitment, any Other Loan, any Other Revolving Commitments, any Replacement Loan, any Extended Term Loan or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” has the meaning specified in Section 1.07(11).
“LCT Test Date” has the meaning specified in Section 1.07(11).
“Lead Sustainability Structuring Agent” means J.P. Morgan Securities LLC.

“Legacy Issuing Bank” means UBS AG, Stamford Branch.
“Legacy L/C Issuing Bank Termination Date” has the meaning specified in Section 2.03(17).
“Legacy Letter of Credit” means each Letter of Credit listed on Schedule I to Amendment No. 13, in each case issued by the Legacy Issuing Bank.
“Legal Holiday” means Saturday, Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as context requires (including for purposes of the definition of “Secured Parties”), includes any Issuing Bank, Swing Line Lender and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For the avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment in respect of Replacement Loans, as the case may be, and to the extent such Refinancing Amendment, Incremental Amendment or amendment in respect of Replacement Loans shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Amendment No. 3 Effective Date, Schedule 2.01 sets forth the name of each Lender. Notwithstanding the foregoing, no Disqualified Institution that purports to become a Lender hereunder (notwithstanding the provisions of this Agreement that prohibit Disqualified Institutions from becoming Lenders) without the Borrower’s written consent shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting, information and lender meetings; provided that the Loans of any such Disqualified Institution shall not be excluded for purposes of making a determination of Required Lenders if the action in question affects such Disqualified Institution in a disproportionately adverse manner than its effect on the other Lenders; provided, further, that if any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (v) of Section 10.07(b) the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
“Lender-Related Distress Event” means, with respect to any Lender or any direct or indirect parent company of such Lender (each, a “Distressed Person”), (a) that such Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or (d) that such Distressed Person becomes the subject of a Bail-in Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any direct or indirect parent company of a Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that (x) any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft and (y) no Issuing Bank shall be required to issue a commercial letter of credit.
“Letter of Credit Fee” has the meaning specified in Section 2.03(9).
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest; provided that in no event will an operating lease be deemed to constitute a Lien.
“Limited Condition Transactions” means any (1) Permitted Acquisition or other investment or similar transaction (including any merger, amalgamation, consolidation or other business combination) and any related transactions and events, permitted hereunder by Holdings or one or more of its Restricted Subsidiaries and (2) any Restricted Payment and any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance thereof.
“Loan” means an extension of credit (a) under Article II or (b) pursuant to (i) Amendment No. 2, (ii) Amendment No. 4, (iii) Amendment No. 6, (iv) Amendment No. 7, (v) Amendment No. 8, (vi) Amendment No. 9, (vii) Amendment No. 10, (viii) Amendment No. 11, ~~or~~  (ix) Amendment No. 12 or (x) Amendment No. 14, in each case by a Lender to the Borrower (x) in the form of a Term Loan, (y) in the form of a Revolving Loan or (z) in the form of a Swing Line Loan, in each case as applicable.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment in respect of Replacement Loans, (d) the Guaranty, (e) the Collateral Documents, (f) the Intercreditor Agreements, (g) each L/C Application, (h) Amendment No. 1, (i) Amendment No. 2, (j) Amendment No. 3, (k) Amendment No. 4, (l) Amendment No. 5, (m) Amendment No. 6, (n) Amendment No. 7, (o) Amendment No. 8, (p) Amendment No. 9, (q) Amendment No. 10, (r) Amendment No. 11, (s) Amendment No. 12, (t) Amendment No. 13 ~~and~~, (u) Amendment No. 14 and (v) to the extent the Administrative Agent is a party thereto, each agreement effectuating the subordination referred to in the definition of “Subordinated Shareholder Loan.”
“Loan Increase” means a Term Loan Increase or Revolving Commitment Increase.

“Loan Parties” means, collectively, (a) Holdings, (b) the Borrower and (c) each Subsidiary Guarantor.
“Management Members” has the meaning specified in the definition of “Management Stockholders.”
“Management Stockholders” means (a) the members of management (and their Controlled Investment Affiliates and Immediate Family Members and any permitted transferees thereof) of the Borrower (or a Parent Company) who are holders of Equity Interests of any Parent Company on the Closing Date (“Management Members”), (b) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Management Member and (c) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Management Member, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Holdings or the applicable Parent Company, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to Section 7.05(b)(8) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”
“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents.
“Material Domestic Subsidiary” means any Domestic Subsidiary that is a Material Subsidiary.
“Material Real Property” means any fee-owned real property located in the United States and owned by any Loan Party with a fair market value in excess of $35.0 million on the Closing Date (if owned by a Loan Party on the Closing Date) or at the time of acquisition (if acquired by a Loan Party after the Closing Date) or date that any Person becomes a Loan Party (if owned by a Person that becomes a Loan Party after the Closing Date); provided that for the avoidance of doubt, Material Real Property will not include any Excluded Assets (excluding for this purpose clause (i) of the definition of “Excluded Assets”).
“Material Specified Jurisdiction Subsidiary” means any Material Domestic Subsidiary and each UK Holding Company.
“Material Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each Restricted Subsidiary of Holdings (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Restricted Subsidiaries of such

Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of Holdings, the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the gross revenues of the Restricted Subsidiaries of such Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), all Restricted Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) comprise in the aggregate more than (when taken together with the Total Assets of the Restricted Subsidiaries of such Subsidiaries at the last day of the most recent Test Period) 10.0% of Total Assets of Holdings, the Borrower and the Restricted Subsidiaries as of the last day of the most recent Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Subsidiaries for such Test Period) 10.0% of the consolidated gross revenues of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period, then Holdings shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more Restricted Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.12 with respect to any such Restricted Subsidiaries (to the extent applicable), in each case, other than any Restricted Subsidiaries that otherwise constitute Excluded Subsidiaries. At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on Quarterly Financial Statements (as adjusted by Holdings (in its good faith judgment) on a pro forma basis to give effect to the Transactions as if the Transactions had occurred at the beginning of such period).
“Maturity Date” means (i~~) with respect to the Replacement Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Closing Date (the “Original Term Loan Maturity Date”), (ii) with respect to 2023-1 Refinancing Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2023-1 Refinancing Term Loan Maturity Date”), (iii) with respect to the 2023-2 Refinancing Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2023-2 Refinancing Term Loan Maturity Date”), (iv) with respect to the 2024-1 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2024-1 Term Loan Maturity Date”), (v) with respect to the 2024-2 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2024-2 Term Loan Maturity Date”), (vi) with respect to the 2024-3 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2024-3 Term Loan Maturity Date”), (vii) with respect to the 2025-1 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2025-1 Term Loan Maturity Date”), (viii) with respect to the 2025-2 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2025-2 Term Loan Maturity Date”), (ix~~) with respect to the 2025-3 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 4 Effective Date (the “2025-3 Term Loan Maturity Date”), (~~x~~ii) with respect to the 2026-1 Term Loans that have not been extended pursuant to Section 2.16, the seventh anniversary of the Amendment No. 14 Effective Date (the “2026-1 Term Loan Maturity Date”), (iii) with respect to the Closing Date Revolving Facility, the Revolving Maturity Date, (~~xi~~iv) with respect to any other Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment, (~~xii~~v) with respect to any Other Term Loans or Other Revolving

Commitments, the final maturity date as specified in the applicable Refinancing Amendment, (~~xiii~~vi) with respect to any Class of Replacement Loans, the final maturity date as specified in the applicable amendment to this Agreement in respect of such Replacement Loans, and (~~xiv~~vii) with respect to any Incremental Loans or Incremental Revolving Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning specified in Section 10.11.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means a mortgage customary in the jurisdiction to which it is to be filed in form and substance reasonably acceptable to the Administrative Agent, Holdings and the Borrower, in each case with such modifications thereto as the Administrative Agent, Holdings and the Borrower may agree, in each case, including such modifications as may be required by local laws, pursuant to Section 6.14(2), and any other deeds of trust, trust deeds, hypothecs, deeds to secure debt or mortgages executed and delivered pursuant to Section 6.12.
“Mortgage Policies” has the meaning specified in Section 6.12(2)(b)(ii).
“Mortgaged Properties” has the meaning specified in paragraph (5) of the definition of “Collateral and Guarantee Requirement.”
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means:
(1)    with respect to any Asset Sale or any Casualty Event, the aggregate cash and Cash Equivalents received by Holdings, the Borrower or any Restricted Subsidiary in respect of any Asset Sale or Casualty Event, including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale or Casualty Event and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable Law, brokerage and sales commissions, title insurance premiums, related search and recording charges, survey costs and mortgage recording tax paid in connection therewith, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of any such Asset Sale or Casualty Event by a Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by Holdings, the Borrower or any Restricted Subsidiary, until such time as such claim will have been settled or otherwise finally resolved, or paid or payable by Holdings, the Borrower or any Restricted Subsidiary, in either case in respect of such Asset Sale or Casualty Event, any relocation expenses incurred as a result thereof, costs and expenses in connection with unwinding any Hedging

Obligation in connection therewith, other fees and expenses, including title and recordation expenses, Taxes paid or payable (including any additional distributions with respect to Taxes pursuant to Section 7.05(b)(14) to be made as a result of the transactions giving rise to such cash and cash equivalents received) as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Agreement, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than the First Lien Obligations and Indebtedness secured by Liens that are expressly subordinated to the Liens securing the Obligations) secured by a Lien on such assets and required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Holdings, the Borrower or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that (a) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed the greater of (A) $60.0 million and (B) 5% of Consolidated EBITDA and (b) no such net cash proceeds shall constitute Net Proceeds under this clause (1) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed the greater of (A) $120.0 million and (B) 10% of Consolidated EBITDA (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (1)); and
(2)    (a) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary, any Permitted Equity Issuance by Holdings or any Parent Company or any contribution to the common equity capital of Holdings, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all Taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by Holdings or such Restricted Subsidiary in connection with such incurrence or issuance and (b) with respect to any Permitted Equity Issuance by any Parent Company, the amount of cash from such Permitted Equity Issuance contributed to the capital of Holdings.
“Net Proceeds Percentage” has the meaning specified in Section 2.05(2)(b)(i).
“Net Short Lender” has the meaning assigned to such term in Section 10.01(5).
“Non-Consenting Lender” has the meaning specified in Section 3.07.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Excluded Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Non-Expiring Credit Commitment” has the meaning specified in Section 2.04(7).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(2)(c).
“Non-Fixed Basket” has the meaning specified in Section 1.07(8).

“Non-Ratio Based Incremental Amount” has the meaning specified in Section 2.14(4)(c).
“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to Holdings, the Borrower and the Restricted Subsidiaries.
“Non-Specified Jurisdiction Subsidiary” means any Restricted Subsidiary that is (x) not organized in a Specified Jurisdiction or (y) organized in a Specified Jurisdiction and owned directly by a Restricted Subsidiary that is not organized in a Specified Jurisdiction.
“Note” means a Term Note, Revolving Note or Swing Line Note, as the context may require.
“Notice of Intent to Cure” has the meaning specified in Section 8.04(1).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all
(1)    advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding,
(2)    obligations (other than Excluded Swap Obligations) of any Loan Party or Restricted Subsidiary arising under any Secured Hedge Agreement and
(3)    Cash Management Obligations under each Secured Cash Management Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including Letter of Credit fees), Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

Notwithstanding the foregoing, (a) unless otherwise agreed to by the Borrower and any applicable Hedge Bank or Cash Management Bank, the obligations of Holdings, the Borrower or any Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.
“OFAC” has the meaning specified in Section 5.17.
“Offered Amount” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Offered Discount” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower or any other Person, as the case may be.
“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person.
“OID” means original issue discount.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. Counsel may be an employee of or counsel to the Borrower or the Administrative Agent.
“ordinary course of business” means activity conducted in the ordinary course of business of Holdings and any Restricted Subsidiary.
“Organizational Documents” means
(1)    with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(2)    with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and
(3)    with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

 ~~“Original Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~
“Other Applicable ECF” means Excess Cash Flow or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.
“Other Applicable Indebtedness” means Permitted Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Indebtedness that is (x) secured on a pari passu basis with the Obligations or (y) incurred by any person that is not a Guarantor and permitted to be incurred under this Agreement and is secured by assets that do not constitute Collateral, or any Refinancing Indebtedness in respect of any of the foregoing that is secured to the same extent, as applicable.
“Other Applicable Net Proceeds” means Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.
“Other Commitments” means Other Revolving Commitments and/or Other Term Loan Commitments.
“Other Loans” means one or more Classes of Other Revolving Loans and/or Other Term Loans that result from a Refinancing Amendment.
“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Other Taxes” means all present or future stamp or documentary Taxes, intangible, recording, filing, excise (that is not based on net income), property or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment, grant of participation, designation of a new office for receiving payments by or on account of the Borrower or other transfer (other than an assignment, designation or other transfer at the request of the Borrower).
“Other Term Loan Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Loans and Swing Line Loans on any date, the outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding principal Dollar Equivalent amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed

Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, an Issuing Bank or a Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation.
“Parent Company” means any Person that is a direct or indirect parent (which may be organized as, among other things, a partnership) of Holdings (for the avoidance of doubt, including Public Parent for so long as Public Parent is a direct or indirect parent of Holdings), as applicable.
“Pari Passu Lien Debt” has the meaning specified in clause (39) of the definition of “Permitted Liens.”
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Lender” has the meaning specified in Section 2.05(1)(e)(C)(2).
“Payment” has the meaning assigned to it in Section 9.13(c).
“Payment Block” has the meaning specified in Section 2.05(2)(h).
“Payment Notice” has the meaning assigned to it in Section 9.13(c).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.
“Perfection Certificate” has the meaning specified in the Security Agreements.
“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.
“Permitted Acquisition” has the meaning specified in clause (3) of the definition of “Permitted Investments.”

“Permitted Acquisition Debt” has the meaning specified in Section 7.02(b)(14)(a)(D).
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings, the Borrower or any Restricted Subsidiary and another Person or    any disposition involving the swap of assets in exchange for assets of the same type and of comparable or greater value to the business of Holdings, the Borrower and the Restricted Subsidiaries as a whole, as determined by Holdings or the Borrower, so long as the assets received in such exchange are obtained by Holdings, the Borrower or the Restricted Subsidiaries substantially contemporaneously for the assets provided being exchanged in such swap; provided that any cash or Cash Equivalents received in connection with a Permitted Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 2.05(2)(b)(i).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Holdings’s or a Parent Company’s common equity purchased by Holdings or a Parent Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Holdings or such Parent Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Holdings or such Parent Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Guarantor in the form of one or more series of senior secured notes, bonds or debentures or first lien secured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by Liens on all or a portion of the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies) and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such Indebtedness is not at any time guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors and (iv) the applicable Loan Parties, the holders of such Indebtedness (or their Debt Representative) and the Administrative Agent and/or Collateral Agent shall be party to an Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies).
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings or any Parent Company.
“Permitted Holder” means (1) any of the Sponsors, Vanke and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors, Vanke and Management Stockholders, collectively, have, directly or indirectly, beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of Holdings or any Permitted Parent held by such group and (2) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such

Person is acting in such capacity) in connection with a public or private offering of Capital Stock of Holdings or any Parent Company.
“Permitted Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by the Borrower and/or any Guarantor in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes (in each case in respect of the issuance of notes, whether issued in a public offering, Rule 144A or other private placement or otherwise), first lien or junior lien loans, unsecured or subordinated loans or any bridge financing in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor) or secured or unsecured mezzanine Indebtedness that, in each case, if secured, will be secured by Liens on the Collateral on an equal priority (but without regard to the control of remedies) or junior priority basis with the Liens on Collateral securing the First Lien Obligations under this Agreement, and that are issued or made in lieu of Incremental Commitments; provided that:
    (i)    [Reserved];
    (ii)    the aggregate principal amount of all Permitted Incremental Equivalent Debt shall not exceed the Available Incremental Amount at the time of incurrence (it being understood that for purposes of this clause (ii), references in Section 2.14(4)(c)(B) and Section 2.14(4)(c)(C) (other than the first proviso thereto) to Incremental Loans or Incremental Revolving Commitments shall be deemed to be references to Permitted Incremental Equivalent Debt);
    (iii)    such Permitted Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party;
    (iv)    if such Permitted Incremental Equivalent Debt is secured in whole or in part by the Collateral, such Permitted Incremental Equivalent Debt shall be subject to an applicable Intercreditor Agreement;
    (v)    such Permitted Incremental Equivalent Debt, (a) shall not mature earlier than the ~~2023-1 Refinancing Term Loan Maturity Date, the 2023-2 Refinancing Term Loan Maturity Date, the 2024-1 Term Loan Maturity Date, the 2024-2 Term Loan Maturity Date, the 2024-3 Term Loan Maturity Date, the 2025-1 Term Loan Maturity Date, the 2025-2~~2025-3 Term Loan Maturity Date or the ~~2025-3~~2026-1 Term Loan Maturity Date and (b) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans on the date of incurrence of such Permitted Incremental Equivalent Debt; and
    (vi)    any mandatory prepayments of (I) any Permitted Incremental Equivalent Debt that comprises junior lien or unsecured notes or term loans may not be made except to the extent that prepayments of such debt are not prohibited hereunder and to the extent required hereunder or pursuant to the terms of any Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the First Lien Obligations under this Agreement, first made or offered to the holders of the Term Loans constituting First Lien Obligations and any such Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the First Lien Obligations under this Agreement, and (II) any Permitted Incremental Equivalent Debt that is secured on a pari passu basis with the First Lien Obligations under this Agreement in respect of events described in Section 2.05(2)(a), (b) and (d)(i) may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis (but not greater than a pro rata basis as compared to any Class of Term Loans constituting First Lien Obligations with an earlier maturity date) with the Term Loans constituting First Lien Obligations.
provided, further, that “Permitted Incremental Equivalent Debt” may be incurred in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long term indebtedness (so long as such credit facility includes customary “rollover provisions” that satisfy the requirements of clause (v) above following such rollover), in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other credit facility, clause (v) of the first proviso in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.
“Permitted Indebtedness” means Indebtedness permitted to be incurred in accordance with Section 7.02.
“Permitted Investments” means:
(1)    any Investment in Holdings, the Borrower or any Restricted Subsidiary;
(2)    any Investment(s) in Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(3)    (a) any Investment by Holdings, the Borrower or any Restricted Subsidiary in any Person that is engaged (directly or through entities that will be Restricted Subsidiaries) in a Similar Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets or assets constituting a business unit, a line of business or a division of such Person, to, or is liquidated into, Holdings or a Restricted Subsidiary (a “Permitted Acquisition”); provided that immediately after giving pro forma effect to any such Investment, no Event of Default under Section 8.01(1) or Section 8.01(6) shall have occurred and be continuing; and
(b)    any Investment held by such Person described in the preceding clause (a); provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;
(4)    any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made in accordance with Section 7.04 or any other disposition of assets not constituting an Asset Sale;
(5)    any Investment existing on the Amendment No.4 Effective Date or made pursuant to binding commitments in effect on the Closing Date, in each of the foregoing cases with respect to any such Investment or binding commitment in effect on the Amendment No. 4 Effective Date in excess of $60.0 million, as set forth on Schedule 7.05, or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Closing Date; provided that the amount of any such Investment or binding commitment may be increased only (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;
(6)    any Investment acquired by Holdings, the Borrower or any Restricted Subsidiary:
(a)    in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by Holdings, the Borrower or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);
(b)    in satisfaction of judgments against other Persons;
(c)    as a result of a foreclosure by Holdings, the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or
(d)    as a result of the settlement, compromise or resolution of (i) litigation, arbitration or other disputes or (ii) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of Holdings, the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
(7)    Hedging Obligations permitted under Section 7.02(b)(10);
(8)    any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed (as of the date such Investment is made) the greater of (a) $340 million and (b) 30.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries determined at the time of making of such Investment for the most recently ended Test Period (calculated on a pro forma basis);
(9)    Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of Holdings or any Parent Company; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 7.05(a);
(10)    (a) guarantees of Indebtedness permitted under Section 7.02, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, and (b) the creation of Liens on the assets of Holdings, the Borrower or any Restricted Subsidiary in compliance with Section 7.01;
(11)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 6.17(b) (except transactions described in clauses (2), (5), (9), (15) or (22) of such Section);
(12)    Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment or similar assets or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)    Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed (as of the date such Investment is made) the greater of (i) $340.0 million and (ii) 30.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries determined at the time of making such Investment for the most recently ended Test Period (calculated on a pro forma basis);
(14)    Investments in or relating to a Securitization Subsidiary that, in the good faith determination of Holdings or the Borrower, are necessary or advisable to effect any Qualified Securitization Facility (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of Cash Equivalents to Subsidiaries to finance the purchase of such assets from Holdings, the Borrower or any Restricted Subsidiary or to otherwise fund required reserves);
(15)    loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants, independent contractors and members of management in an aggregate outstanding amount not in excess of the greater of (i) $56.5 million and (ii) 5.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries determined at the time of making such Investment for the most recently ended Test Period (calculated on a pro forma basis);
(16)    loans and advances to employees, directors, officers, members of management, independent contractors and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or consistent with industry practice or to future, present and former employees, directors, officers, members of management, independent contractors and consultants (and their Controlled Investment Affiliates and Immediate Family Members) to fund such Person’s purchase of Equity Interests of Holdings or any Parent Company;
(17)    advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business or consistent with past practice or consistent with industry practice by Holdings, the Borrower or any Restricted Subsidiary;
(18)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with industry practice;
(19)    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with industry practice;
(20)    Investments made in the ordinary course of business or consistent with industry practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors;
(21)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with industry practice;

(22)    the purchase or other acquisition of any Indebtedness of Holdings, the Borrower or any Restricted Subsidiary to the extent not otherwise prohibited hereunder;
(23)    Investments in Unrestricted Subsidiaries or joint ventures, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding, without giving effect to the sale of an Unrestricted Subsidiary or joint venture to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed (as of the date such Investment is made) the greater of (i) $282.5 million and (ii) 25.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries determined at the time of making of such Investment for the most recently ended Test Period (calculated on a pro forma basis);
(24)    Investments in the ordinary course of business or consistent with industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;
(25)    any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to Holdings or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable Law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(26)    Investments made as part of, to effect or resulting from the Transactions;
(27)    Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with industry practice;
(28)    intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business or consistent with industry practice in connection with the cash management operations of Holdings and its Subsidiaries;
(29)    acquisitions of obligations of one or more directors, officers or other employees or consultants or independent contractors of any Parent Company, Holdings, or any Subsidiary of Holdings in connection with such director’s, officer’s, employee’s consultant’s or independent contractor’s acquisition of Equity Interests of Holdings or any direct or indirect parent of Holdings, to the extent no cash is actually advanced by Holdings, the Borrower or any Restricted Subsidiary to such directors, officers, employees, consultants or independent contractors in connection with the acquisition of any such obligations;
(30)    Investments constituting promissory notes or other non-cash proceeds of dispositions of assets to the extent permitted under Section 7.04;
(31)    Investments resulting from pledges and deposits permitted pursuant to the definition of “Permitted Liens”;
(32)    loans and advances to any direct or indirect parent of Holdings in lieu of and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made in cash to such parent in accordance with Section 7.05 at such time, such Investment being treated for purposes of the applicable clause of Section 7.05, including any limitations, as if a Restricted Payment were made pursuant to such applicable clause;
(33)    any Investments if on a pro forma basis after giving effect to such Investment, the Total Net Leverage Ratio would be equal to or less than 3.10 to 1.00 as of the last day of the Test Period most recently ended;
(34)    Indebtedness of Holdings or any of its Restricted Subsidiaries assigned to, or repurchased or redeemed by, Holdings or any of its Restricted Subsidiaries; and
(35)    Permitted Bond Hedge Transactions.
“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by Holdings and/or any Guarantor in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by a Lien on all or a portion of the Collateral on a junior priority basis to the Liens on Collateral securing the First Lien Obligations under this Agreement and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) the holders of such Indebtedness (or their Debt Representative) and the Administrative Agent and/or the Collateral Agent shall be party to an Intercreditor Agreement providing that the Liens on Collateral securing such obligations shall rank junior to the Liens on Collateral securing the First Lien Obligations under this Agreement, and (iv) such Indebtedness is not at any time guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors.
“Permitted Jurisdiction” means (x) each of Australia, the British Virgin Islands, the Cayman Islands, Ireland, the Kingdom of the Netherlands, Luxembourg, Singapore, Spain, England and Wales, the United States and (y) any other jurisdiction reasonably satisfactory to the Administrative Agent in light of legal permissibility and the policies and procedures of the Administrative Agent and the Lenders for similarly situated companies (as reasonably determined by the Administrative Agent).
“Permitted Liens” means, with respect to any Person:
(1)    Liens created pursuant to any Loan Document;
(2)    Liens, pledges or deposits made in connection with:
(a)    workers’ compensation laws, unemployment insurance, health, disability or employee benefits or other social security laws or similar legislation or regulations,
(b)    insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or similar documents or instruments for the benefit of) insurance carriers providing property, casualty or liability insurance or otherwise supporting the payment of items set forth in the foregoing clause (a) or
(c)    bids, tenders, contracts, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, or with regard to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities, and other obligations of like nature (including those to secure health, safety and environmental obligations) (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash, Cash Equivalents or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, contested Taxes or import duties and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with industry practice;
(3)    Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction, mechanics’ or other similar Liens, or landlord Liens specifically created by contract (a) for sums not yet overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or (b) being contested in good faith by appropriate actions or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review if such Liens are adequately bonded or adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)    Liens for Taxes, assessments or other governmental charges not yet overdue for more than thirty (30) days or not yet payable or not subject to penalties for nonpayment or which are being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(5)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;
(6)    survey exceptions, encumbrances, ground leases, easements, restrictions, protrusions, encroachments or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on Mortgage Policies insuring Liens granted on Mortgaged Properties;
(7)    Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clauses (A) or (B) of the definition of Permitted Ratio Debt, clauses (4), (12)(b), (13), (14)(a)(A), (14)(a)(B), (15), (23), (31) or (32) of Section 7.02(b) or, with respect to assumed or acquired Indebtedness, Disqualified Stock or Preferred Stock not incurred in contemplation of the relevant investment or acquisition, clauses (14)(a)(A), 14(a)(B) or (14)(b) of Section 7.02(b); provided that:

(a)    Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (13) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of Refinancing Indebtedness), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property, or serves to refund, refinance, extend, replace, renew or defease Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4), (12) or (13) of Section 7.02(b);
(b)    Liens securing obligations relating to Indebtedness or Disqualified Stock permitted to be incurred pursuant to such clause (23), (31) or (32) extend only to the assets of Subsidiaries that are not Guarantors;
(c)    Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (4) extend only to the assets so purchased, replaced, leased or improved and proceeds and products thereof; provided further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty;
(d)    If any such Liens secure Indebtedness for borrowed money incurred pursuant to clauses (A) or (B) of the definition of Permitted Ratio Debt or clause (12)(b), (14)(a)(A) or (14)(a)(B) at the election of Holdings or the Borrower, such Liens shall be subject to the applicable Intercreditor Agreement(s); and
(e)    Liens securing obligations in respect of assumed or acquired Indebtedness, Disqualified Stock or Preferred Stock not incurred in contemplation of the relevant investment or acquisition permitted to be assumed pursuant to such clause (14) are solely on acquired property or the assets of the acquired entity (other than (x) after acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) after acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof and (y) Liens that are otherwise permitted hereunder);
(8)    (x) Liens on the Collateral securing the 2020 Secured Notes and Liens securing any Refinancing Indebtedness in respect thereof (subject in any case to an Equal Priority Intercreditor Agreement), (y) Liens on the Collateral securing the 2023 Secured Notes and Liens securing any Refinancing Indebtedness in respect thereof (subject in any case to an Equal Priority Intercreditor Agreement), in each case to the extent that such Liens are outstanding on the Amendment No. 6 Effective Date and (z) other Liens existing, or provided for under binding contracts existing, on the Amendment No. 4 Effective Date (provided that any such Lien securing obligations in an aggregate amount on the Amendment No. 4 Effective Date in excess of $60.0 million shall be set forth on Schedule 7.01);
(9)    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

(10)    Liens on property or other assets at the time Holdings or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings, the Borrower or any Restricted Subsidiary (provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(11)    Liens securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings, the Borrower or any Restricted Subsidiary permitted to be incurred in accordance with Section 7.02;
(12)    Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;
(13)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(14)    leases, subleases, licenses or sublicenses (or other agreement under which Holdings, the Borrower or any Restricted Subsidiary has granted rights to end users to access and use Holdings’s or any Restricted Subsidiary’s products, technologies or services) (i) that do not either (a) materially interfere with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness and (ii) non-exclusive licenses or sublicenses granted by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(15)    Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;
(16)    Liens in favor of the Borrower or any Guarantor;
(17)    Liens on equipment or vehicles of Holdings, the Borrower or any Restricted Subsidiary granted in the ordinary course of business or consistent with industry practice;
(18)    Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility and Liens on any receivables transferred in connection with a Receivables Financing Transaction, including Liens on such receivables resulting from precautionary UCC filings or from re-characterization or any such sale as a financing or a loan;
(19)    Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness, Disqualified Stock or Preferred Stock secured by any Lien referred to in clauses (6), (7), (8), (9), (10) or this clause (19) of this definition; provided that: (a) such new Lien will be limited to all or part of the same property that was subject to the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) and (b) the Indebtedness, Disqualified Stock or Preferred Stock secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness, Disqualified Stock or Preferred Stock described under such clauses (6), (7), (8), (9), (10) or this clause (19) at the time the original Lien became a Permitted Lien hereunder, plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees, underwriting, arrangement and similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock;
(20)    deposits made or other security provided to secure liability to insurance brokers, carriers, underwriters or self-insurance arrangements, including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(21)    Liens securing obligations in an aggregate outstanding amount not to exceed (as of the date any such Lien is incurred) the greater of (i) $452.0 million and (ii) 40.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries determined at the time of incurrence of such Lien for the most recently ended Test Period (calculated on a pro forma basis), which, at the election of Holdings or the Borrower, shall be subject to the applicable Intercreditor Agreement(s); it being agreed that the Basket set forth in this clause (21) shall be deemed to be utilized to secure any secured Indebtedness incurred pursuant to Section 2.14 in connection with the utilization of the General Debt Basket Reallocated Amount;
(22)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(23)    (a) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (b) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (c) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;
(24)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(7);
(25)    Liens (a) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code in effect in other jurisdictions, or other applicable law, on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with industry practice and (c) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of setoff) and that are within the general parameters customary in the banking industry;
(26)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements;
(27)    Liens that are contractual rights of setoff (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with industry practice of Holdings, the Borrower or any Restricted Subsidiary or (c) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with industry practice;
(28)    Liens on cash proceeds (as defined in Article 9 of the Uniform Commercial Code) of assets sold that were subject to a Lien permitted hereunder;
(29)    any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(30)    Liens (a) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment and (b) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 7.04;
(31)    ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;
(32)    Liens in connection with any Sale-Leaseback Transaction(s);
(33)    Liens on Capital Stock or other securities of an Unrestricted Subsidiary;
(34)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;
(35)    deposits of cash with the owner or lessor of premises leased and operated by Holdings or any of its Subsidiaries in the ordinary course of business or consistent with industry practice of Holdings and such Subsidiary to secure the performance of Holdings’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(36)    rights of set-off, banker’s liens, netting arrangements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(37)    Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Agreement;
(38)    receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;
(39)    Liens to secure obligations in respect of (a) Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to Section 7.02 (other than with respect to assumed or acquired Indebtedness, Disqualified Stock or Preferred Stock not incurred in contemplation of the relevant investment or acquisition under clause (14)(a)(A), (14)(a)(B) or (14)(b) of Section 7.02(b)); provided that after giving pro forma effect to the incurrence of the then-proposed Indebtedness, Disqualified Stock or Preferred Stock (it being understood that the Borrower may net unrestricted cash proceeds that are not applied promptly for the specified transaction in connection with such Indebtedness incurred, Disqualified Stock or Preferred Stock issued upon receipt thereof from Indebtedness for purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable) (i) (x) if such Indebtedness, Disqualified Stock or Preferred Stock is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral that secure the First Lien Obligations (“Pari Passu Lien Debt”), either (I) the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed 3.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Pari Passu Lien Debt is incurred or assumed in connection with an acquisition or other Investment permitted under this Agreement, the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the First Lien Net Leverage Ratio immediately prior to giving effect to such incurrence of such Pari Passu Lien Debt, (y) if such Indebtedness, Disqualified Stock or Preferred Stock is secured by Liens on the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations (“Junior Lien Debt”), either (I) the Secured Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed 5.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Junior Lien Debt is incurred in connection with an acquisition or other Investment permitted under this Agreement, the Secured Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of Junior Lien Debt or (z) if such Indebtedness, Disqualified Stock or Preferred Stock is secured by Liens on property that does not constitute Collateral, either (I) the Total Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed 5.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Indebtedness is incurred in connection with an acquisition or other Investment permitted under this Agreement, the Total Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of such Indebtedness, and (ii) such Liens are in each case subject the applicable Intercreditor Agreement(s);
(40)    agreements to subordinate any interest of Holdings, the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by Holdings, the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;
(41)    Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any Environmental Law;
(42)    Liens disclosed by any title insurance reports or policies delivered on or prior to the Closing Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(43)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Holdings or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)    restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;
(45)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;
(46)    zoning, building and other similar land use restrictions, including site plan agreements, development agreements and contract zoning agreements;
(47)    cash collateral securing obligations in respect of commercial letters of credit issued under clause (2) of Section 7.02(b);
(48)    Liens on all or any portion of the Collateral (but no other assets) securing (i) Permitted Incremental Equivalent Debt, (ii) Permitted Equal Priority Refinancing Debt or (iii) Permitted Junior Priority Refinancing Debt, and, in each case, Liens securing any Refinancing Indebtedness in respect thereof;
(49)    (i) Liens on the assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness or other obligations of such Restricted Subsidiaries or any other Restricted Subsidiaries that are not Loan Parties that is permitted by Section 7.02 or otherwise not prohibited by this Agreement, (ii) Liens on Equity Interests in joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (iii) Liens on the assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Restricted Subsidiaries that are not Loan Parties;

(50)    (i) Liens on assets of Restricted Subsidiaries that are not Specified Jurisdiction Subsidiaries securing Indebtedness and other obligations of such Non-Specified Jurisdiction Subsidiaries or (ii) Liens on assets of Foreign Subsidiaries to the extent arising mandatorily under applicable Law;
(51)    Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose; and
(52)    subject to Section 6.14, Liens resulting from filings and instruments that were made to secure the Existing Credit Agreement.
For purposes of this definition, the term “Indebtedness” will be deemed to include interest and other obligations payable on or with respect to such Indebtedness.
Any Liens incurred to refinance Liens incurred pursuant to clauses (8), (21) and (39) above will be permitted to secure additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the associated Indebtedness, any accrued and unpaid dividends on the associated Preferred Stock, and any accrued and unpaid dividends on the associated Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such associated refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such associated refinanced Indebtedness, Preferred Stock or Disqualified Stock (and with respect to associated Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such Liens in connection with such Refinancing Indebtedness).
“Permitted Parent” means any direct or indirect parent of Holdings that at the time it became a parent of Holdings was a Permitted Holder pursuant to clause (1) of the definition thereof.
“Permitted Ratio Debt” has the meaning specified in Section 7.02(a).
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower and/or the Guarantors in the form of one or more series of senior unsecured notes, bonds or debentures or unsecured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Holdings’s or a Parent Company’s common equity sold by Holdings or a Parent Company substantially concurrently with a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Planned Expenditures” has the meaning specified in the definition of “Excess Cash Flow.”
“Platform” has the meaning specified in Section 6.02.
“Pledged Collateral” has the meaning specified in the Security Agreements.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.
“Prepayment Event” means:
(A) any Asset Sale of any property or asset of Holdings or ay Restricted Subsidiary that constitutes Collateral or the occurrence of any Casualty Event with respect to any asset that Constitutes Collateral, or
(B) the incurrence by Holdings, the Borrower or any Restricted Subsidiary (i) that is not expressly permitted to be incurred or issued pursuant to Section 7.02 or permitted by the Required Lenders pursuant to Section 10.01(1) or (ii) that constitutes Other Loans or Credit Agreement Refinancing Indebtedness incurred or issued to refinance any Class (or Classes) or Term Loans resulting in Net Proceeds (as opposed to such Credit Agreement Refinancing Indebtedness or Other Loans arising out of an exchange of existing Term Loans for such Credit Agreement Refinancing Indebtedness or Other Term Loans).
“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not contained in this Agreement at such time and (y) any financial maintenance covenant, a corresponding version of which is already contained in this Agreement at such time but with covenant levels and component definitions (to the extent relating to such corresponding version) that are less restrictive as to Holdings, the Borrower and the Restricted Subsidiaries than those in the applicable Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment in respect of Replacement Loans or any documents relating to Credit Agreement Refinancing Indebtedness, Permitted Incremental Equivalent Debt or Refinancing Indebtedness.
“primary obligations” has the meaning specified in the definition of “Contingent Obligations.”
“primary obligor” has the meaning specified in the definition of “Contingent Obligations.”
“Private-Side Information” means any information with respect to Holdings and its Subsidiaries that is not Public-Side Information.
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments (or, if the Revolving Commitments have terminated in full, Revolving Exposure) and, if applicable and without duplication, Term Loans of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments (or, if the Revolving Commitments have terminated in full, Revolving Exposure) and, if applicable and without duplication, Term Loans at such time; provided that when used with respect to (i) Commitments, Loans, interest and fees under the Revolving Facility, “Pro Rata Share,” shall mean with respect to any Lender such Lender’s Applicable Percentage and (ii) Commitments, Loans and interest under any Term Facility, “Pro Rata Share,” shall mean, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Commitments and Term Loans of such Lender under such Term Facility at such time and the denominator of which is the amount of the aggregate Term Commitments and Term Loans under such Term Facility at such time.
“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.
“Public Lender” has the meaning specified in Section 6.02.
“Public-Side Information” means (i) at any time prior to Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is (a) of a type that would be required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (b) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal and state securities laws), and (ii) at any time on and after Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or any of its Subsidiaries or any of their respective securities.
“Public Parent” means Cushman & Wakefield ~~plc, a public limited~~Ltd., an exempted company ~~organized~~limited by shares incorporated under the laws of ~~England and Wales~~Bermuda.
“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.29.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings or the Borrower and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by Holdings or the Borrower) or (2) constituting a receivables financing facility.
“Qualifying Lender” has the meaning specified in Section 2.05(1)(e)(D)(3).
“Quarterly Financial Statements” means the unaudited consolidated balance sheet of Public Parent as of March 31, 2018 and the related unaudited consolidated statements of operations and cash flows of Public Parent for the fiscal quarter ending March 31, 2018.
“Ratio Based Incremental Amount” has the meaning specified in Section 2.14(4)(c).
“Receivables Financing Transaction” means any transaction or series of transactions entered into by Holdings, the Borrower or any Restricted Subsidiary pursuant to which such party consummates a “true sale” of its receivables to a non-related third party on market terms as determined in good faith by the Borrower; provided that such Receivables Financing Transaction is (i) non-recourse to Holdings, the Borrower and the Restricted Subsidiaries and their assets, other than any recourse solely attributable to a breach by Holdings, the Borrower or any Restricted Subsidiary of representations and warranties that are customarily made by a seller in connection with a “true sale” of receivables on a non-recourse basis and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables on market terms for similar transactions.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, (5) if the RFR for such Benchmark is SORA, then five Business Days prior to such setting, (6) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four Business Days prior to such setting, (7) if such Benchmark is Term CORRA, 1:00 p.m. Toronto local time on the day that is two Business Days preceding the date of such setting or (8) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, Daily Simple CORRA, Term CORRA, or SONIA, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” has the meaning assigned in the definition of “Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) Holdings and the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Other Loans or Other Commitments being incurred or provided pursuant thereto, in accordance with Section 2.15.
“Refinancing Indebtedness” means (x) Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary, (y) Disqualified Stock issued by Holdings, the Borrower or any Restricted Subsidiary or (z) Preferred Stock issued by any Restricted Subsidiary which, in each case, serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, Disqualified Stock or Preferred Stock, in each case of the foregoing clauses (x), (y) and (z), including any Refinancing Indebtedness, so long as:
(1)    the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed (a) the principal amount of (or accreted value, if applicable) Indebtedness, the amount of Preferred Stock or the liquidation preference of Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus (b) any accrued and unpaid interest on, or any accrued and unpaid dividends on, such Refinanced Debt, plus (c) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any fees and expenses (including original issue discount, upfront fees, underwriting, arrangement and similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or to Refinance such Refinanced Debt (such amounts in clause (b) and (c) the “Incremental Amounts”);
(2)    such Refinancing Indebtedness (other than in the case of the Refinancing of any Indebtedness assumed or acquired in connection with any Permitted Acquisition, investment or similar transaction so long as not created in contemplation thereof), has a:
(a)    Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and
(b)    final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date of the Loans);
(3)    to the extent such Refinancing Indebtedness Refinances (a) Indebtedness that is contractually subordinated in right of payment to the Obligations (other than such Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), unless such Refinancing constitutes a Restricted Payment permitted by Section 7.05, such Refinancing Indebtedness is subordinated to the Loans or the Guaranty thereof at least to the same extent as the applicable Refinanced Debt, (b) Junior Lien Debt, such Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Loans or the Guaranty thereof, in each case at least to the same extent as the applicable Refinanced Debt or pursuant to an Intercreditor Agreement, in each case, unless such Refinancing Indebtedness is secured by a Lien that is not so subordinated that is permitted by Section 7.01 or (c) Disqualified

Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;
(4)    such Refinancing Indebtedness shall not be guaranteed or borrowed by any Person other than a Person that is so obligated in respect of the Refinanced Debt being Refinanced; and
(5)    such Refinancing Indebtedness shall not be secured by any assets or property of Holdings, the Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property);
provided that Refinancing Indebtedness will not include:
(a)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Guarantor that refinances Indebtedness or Disqualified Stock of Holdings;
(b)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or
(c)    Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
provided further that (x) clause (2) of this definition will not apply to any Refinancing of any Indebtedness other than Indebtedness incurred under clause (30) of Section 7.02(b) (including any successive Refinancings thereof incurred under clause (13) of Section 7.02(b)) and any Junior Indebtedness (other than Junior Indebtedness assumed or acquired in an investment or acquisition and not created in contemplation thereof), Disqualified Stock and Preferred Stock and (y) Refinancing Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (2) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (2) of this definition).
“Refunding Capital Stock” has the meaning specified in Section 7.05(b)(2)(a).
“Register” has the meaning specified in Section 10.07(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Registration Rights Agreement” means that certain registration rights agreement dated as of August 6, 2018, by and among Public Parent, the Sponsors and DTZ Investment Holdings LP, a Parent Company, including the joinder thereto by Vanke, dated August 6, 2018.

“Regulated Bank” means an Approved Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board under 12 C.F.R. part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Rejection Notice” has the meaning specified in Section 2.05(2)(g).
“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.
“Related Indemnified Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, partners, employees, advisors, other representatives or successors or permitted assigns of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents, trustees and other representatives of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or the syndication of the Facilities. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Related Person” means, with respect to any Person, (a) any Affiliate of such Person, (b) the respective directors, officers, partners, employees, advisors, agents, trustees and other representatives of such Person or any of its Affiliates and (c) the successors and permitted assigns of such Person or any of its Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into or migration through the Environment.
“Released UK Holding Company” has the meaning specified in the definition of “UK Holding Company.”
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the

European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Loan denominated in Canadian Dollars, Term CORRA, (iv) with respect to any Term Benchmark Loan denominated in Australian Dollars, the Adjusted BBSY Rate, (v) with respect to any Term Benchmark Loan denominated in Hong Kong Dollars, the Adjusted HKD Screen Rate, or (vi) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Loan denominated in Canadian Dollars, Term CORRA Reference Rate and (iv) with respect to any Term Benchmark Loan denominated in Australian Dollars, the BBSY Screen Rate, as applicable.
“Replaced Loans” has the meaning specified in Section 10.01(2).
“Replacement Amendment” has the meaning specified in Section 10.01(2).
“Replacement Loans” has the meaning specified in Section 10.01(2).
“Replacement Term Loan” or “Replacement Term Loans” has the meaning specified in Amendment No. 2. The aggregate principal amount of Replacement Term Loans outstanding on the Amendment No. 2 Effective Date is $2,666,250,000.00. The Replacement Term Loans may be Base Rate Loans or Term Benchmark Loans, and amounts borrowed pursuant to Replacement Term Loans and repaid or prepaid may not be reborrowed. None of the Replacement Term Loans are outstanding as of the Amendment No. 9 Effective Date.
“Replacement Term Loan Lender” has the meaning specified in Amendment No. 2.
“Reportable Event” means, with respect to any U.S. Pension Plan, any of the events specified in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Repricing Transaction” means (i) the prepayment, refinancing, substitution, replacement or conversion of all or a portion of any ~~2025-2 Term Loans or~~ 2025-3 Term Loans or the 2026-1 Term Loans with the incurrence by Holdings or any other Subsidiary of any broadly syndicated term loans secured on a pari passu basis with the ~~2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans under any credit facilities the primary purpose of which is to, and which does, reduce the All-In Yield of such Indebtedness relative to the ~~2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans so repaid, refinanced, substituted, replaced or converted (as determined in good faith by the Borrower) and (ii) any amendment, amendment and restatement or other modification to this Agreement the primary purpose of which is to, and which does, reduce the All-In Yield applicable to the ~~2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans (as determined in good faith by the Borrower), excluding, in each case of the foregoing clauses (i) and (ii), any such reductions in connection with (a) a Change of Control, (b) an acquisition or investment otherwise permitted under this Agreement (or, in connection therewith, any related increase in loans and commitments with respect to then-existing Facilities), (c) a disposition otherwise permitted under this Agreement or (d) an Enterprise Transformative Event.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a L/C Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent specified in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Commitments; provided that the unused Term Commitment and unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to a Person, the chief executive officer, chief operating officer, president, executive vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions, of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer includes any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.
“Restricted Investment” means any Investment other than any Permitted Investment(s).
“Restricted Payment” has the meaning specified in Section 7.05.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings (including any Subsidiary that is not organized in a Specified Jurisdiction) that is not then an Unrestricted Subsidiary; provided that notwithstanding the foregoing, in no event will any Securitization Subsidiary be considered a Restricted Subsidiary for purposes of Section 8.01(5), (6) or (7); provided further that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary will be included in the definition of “Restricted Subsidiary.” Wherever the term “Restricted Subsidiary” is used herein with respect to any Subsidiary of a referenced Person that is not Holdings, then it will be construed to mean a Person that would be a Restricted Subsidiary of Holdings on a pro forma basis following consummation of one or a series of related transactions involving such referenced Person and Holdings (unless such transaction would include a designation of a Subsidiary of such Person as an Unrestricted Subsidiary on a pro forma basis in accordance with this Agreement).
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Revolving Lenders pursuant to Section 2.01(2).
“Revolving Commitment” means, as to each Person, its obligation to (1) make Revolving Loans to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed the amount specified opposite such Person’s name on Schedule 2.01 under the caption “Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitments of all Revolving Lenders as of the Amendment No. 13 Effective Date is $1,000.0 million, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Commitment Increase” has the meaning specified in Section 2.14(1).
“Revolving Exposure” means, as to each Revolving Lender, the sum of the amount of the Outstanding Amount of such Revolving Lender’s Revolving Loans and its Applicable Percentage of the amount of the L/C Obligations and Swing Line Obligations at such time.
“Revolving Extension Request” has the meaning provided in Section 2.16(2).
“Revolving Extension Series” has the meaning provided in Section 2.16(2).

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Commitments at such time.
“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time or, if Revolving Commitments have terminated, Revolving Exposure.
“Revolving Loan” has the meaning specified in Section 2.01(2) and includes Revolving Loans under the Closing Date Revolving Facility, Incremental Revolving Loans, Other Revolving Loans and Loans made pursuant to Extended Revolving Commitments.
“Revolving Maturity Date” means the date that is five (5) years from the Amendment No. 13 Effective Date; provided that if any 2025-2 Term Loans, 2025-3 Term Loans, 2020 Secured Notes or any other Indebtedness incurred to Refinance such 2025-2 Term Loans, 2025-3 Term Loans or 2020 Secured Notes (other than Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor or Indebtedness secured by assets that do not constitute Collateral) (the “Applicable Refinancing Debt”), in each case, in an aggregate principal amount in excess of $300.0 million is outstanding on the date that is 91 days prior to the applicable Triggering Maturity Date, then the Revolving Maturity Date shall be the date that is 91 days prior to the applicable Triggering Maturity Date.
“Revolving Note” means a promissory note of the Borrower payable to any Revolving Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, (b) Singapore Dollars, SORA, (c) Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR and (d) Canadian Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA), Daily Simple CORRA.
“RFR Administrator” means the SONIA Administrator, the SOFR Administrator or the CORRA Administrator.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.
“RP Debt” has the meaning specified in Section 7.02(b)(12)(c).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale-Leaseback Transaction” means any arrangement providing for the leasing by Holdings, the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Same Day Funds” means disbursements and payments in immediately available funds.
“Sanctions” has the meaning specified in Section 5.17.
“Scope 1 Emissions” means the metric tons of carbon dioxide equivalent, according to the GHG Protocol, emitted from the stationary combustion of fuels in the buildings of the Borrower and its Restricted Subsidiaries and the combustion of fuels in the Borrower’s and its Restricted Subsidiaries’ mobile fleet.
“Scope 2 Emissions” means the metric tons of carbon dioxide equivalent, according to the GHG Protocol, represented by the amount of energy purchased for consumption in the buildings of the Borrower and its Restricted Subsidiaries in their respective buildings.
“Scope 3 Emissions” means the metric tons of carbon dioxide equivalent, according to the GHG Protocol, emitted from the stationary combustion of fuels and the generated energy which is purchased for consumption in the buildings that the Borrower or any Restricted Subsidiary manages on behalf of its clients. These emissions correspond solely to the Borrower’s or any Restricted Subsidiary’s Scope 3 Category 11 designation, as defined by the GHG Protocol.
“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is (a) entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank and (b) designated in writing by the Borrower to the Administrative Agent as a “Secured Cash Management Agreement.”
“Secured Hedge Agreement” means any Hedge Agreement with respect to Hedging Obligations that is (a) entered into by and between any Loan Party or Restricted Subsidiary and any Hedge Bank and (b) designated in writing by the Borrower to the Administrative Agent as a “Secured Hedge Agreement”; provided that such designation shall be irrevocable without the prior written consent of the relevant Hedge Bank and that one notice with respect to a specified Master Agreement may designate all transactions thereunder as being “Secured Hedge Agreements”, without the need for separate notices for each individual transaction thereunder.
“Secured Indebtedness” means any Indebtedness of Holdings, the Borrower or any Restricted Subsidiary secured by a Lien.
“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt outstanding as of the last day of such Test Period, minus the Unrestricted Cash Amount on such last day to (b) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Swing Line Lender, each Hedge Bank, each Cash Management Bank, each Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(2) or 9.07.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.
“Securitization Facility” means any transaction or series of securitization financings that may be entered into by Holdings, the Borrower or any Restricted Subsidiary pursuant to which Holdings, the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not Holdings, the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not Holdings, the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of Holdings, the Borrower or any of its Subsidiaries.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.
“Security Agreements” means, collectively, (x) the U.S. Pledge and Security Agreement executed by the Loan Parties party thereto and the Collateral Agent (the “U.S. Security Agreement”), substantially in the form of Exhibit F-1 and (y) the English Security Agreement executed by the Loan Parties party thereto substantially in the form of Exhibit F-2, in each case of clauses (x) and (y) together with supplements or joinders thereto executed and delivered pursuant to Section 6.12.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Closing Date.
“Similar Business” means (1) any business conducted or proposed to be conducted by Holdings, the Borrower or any Restricted Subsidiary on the Closing Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses that Holdings, the Borrower and any Restricted Subsidiaries conduct or propose to conduct on the Closing Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solicited Discount Proration” has the meaning specified in Section 2.05(1)(e)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of Holdings of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(1)(e)(D) substantially in the form of Exhibit L.
“Solicited Discounted Prepayment Offer” means the written offer by each Lender, substantially in the form of Exhibit O, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(1)(e)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date:
(1)    the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise,
(2)    the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(3)    such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and
(4)    such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.
The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SORA ” means the Singapore Overnight Rate Average published on the Statistics page of the MAS website, http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorized distributors) and in any case, SORA is less than zero, SORA shall be deemed to be zero.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Discount” has the meaning specified in Section 2.05(1)(e)(B)(1).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower’s Offer of Specified Discount Prepayment made pursuant to Section 2.05(1)(e)(B) substantially in the form of Exhibit N.
“Specified Discount Prepayment Response” means the written response by each Lender, substantially in the form of Exhibit P, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(1)(e)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.05(1)(e)(B)(3).
“Specified Jurisdiction” means England and Wales and the United States of America.
“Specified Jurisdiction Subsidiary” means each Domestic Subsidiary and each UK Holding Company.
“Specified Representations” means those representations and warranties made in Sections 5.01(1) (with respect to the organizational existence of the Loan Parties only), 5.01(2)(b), 5.01(4) (solely that the use of proceeds will not violate the FCPA or the USA PATRIOT Act), 5.02(1), 5.02(2)(a), 5.04, 5.13, 5.16, the last sentence of Section 5.17 (solely that the use of proceeds will not violate the USA PATRIOT Act or OFAC), and Section 5.18.
“Specified Transaction” means:
(1)    solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to Holdings, in each case, in connection with an acquisition or Investment,

(2)    any designation of operations or assets of Holdings or a Restricted Subsidiary as discontinued operations (as defined under GAAP) (provided that operations or assets of Holdings or a Restricted Subsidiary that are held for sale or are subject to an agreement to dispose of such operations or assets may, at Holdings’s election (in its sole discretion), be designated as discontinued operations under this clause (2) only when and to the extent such operations are actually disposed of),
(3)    any Permitted Acquisition, investment or other similar transaction, in each case, that results in a Person becoming a Restricted Subsidiary,
(4)    any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Agreement,
(5)    any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person,
(6)    any Asset Sale (without regard to any de minimis thresholds set forth therein) (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of Holdings or (b) of a business, business unit, line of business or division of Holdings or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise,
(7)    any operational changes identified by Holdings that have been made by Holdings, the Borrower or any Restricted Subsidiary during the Test Period,
(8)    any borrowing of Incremental Loans or Permitted Incremental Equivalent Debt (or establishment of Incremental Commitments), or
(9)    any Restricted Payment or other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a pro forma basis.
“Sponsor” means each of TPG Asia VI, L.P., PAG Asia I LP and Ontario Teachers’ Pension Plan Board (together with any of their respective affiliates and funds or partnerships managed or advised by any of them or any of their respective affiliates, but not including, however, any portfolio company of any of the foregoing).
“Standard for Sustainability Reporting” means the Real Estate Services Sustainability Accounting Standard prepared by the Sustainability Accounting Standards Board.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Term CORRA, Adjusted HKD Screen Rate or Adjusted BBSY Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans and, solely with respect to the Revolving Facility, in each case to which the Administrative Agent, applicable Revolving Lender or applicable Issuing Bank is subject. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means the lawful currency of the United Kingdom.
“Subject Lien” has the meaning specified in Section 7.01(a).
“Submitted Amount” has the meaning specified in Section 2.05(1)(e)(C)(1).
“Submitted Discount” has the meaning specified in Section 2.05(1)(e)(C)(1).
“Subordinated Shareholder Loan” means any debt owed by a Loan Party to any direct or indirect equity holder of Holdings which is designated to the Administrative Agent in writing by Holdings as a Subordinated Shareholder Loan and is subordinated to the Obligations on customary terms reasonably satisfactory to the Administrative Agent and Holdings.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
(2)    any partnership, joint venture, limited liability company or similar entity of which:
(a)    more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and
(b)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
“Subsidiary Guarantor” means any Guarantor other than Holdings.
“Successor Borrower” has the meaning specified in Section 7.03(4).
“Successor Holdings” has the meaning specified in Section 7.03(5).
“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.15(1).

“Supported QFC” has the meaning assigned to it in Section 10.29.
“Sustainability Assurance Provider” means a qualified external reviewer, independent of the Borrower and its Affiliates, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing that shall apply auditing standards and methodology consistent with the Standard for Sustainability Reporting. As of the date hereof, the term Sustainability Assurance Provider means Apex Companies, LLC and/or KPMG LLP; provided that a replacement sustainability assurance provider may be designated from time to time by the Borrower upon at least 5 Business Days’ prior notice to the Administrative Agent if any such replacement Sustainability Assurance Provider shall be (i) a qualified external reviewer, independent of the Borrower and its Affiliates, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing or (ii) another firm designated by the Borrower so long as the Administrative Agent has not received written notice of objection to such firm from Revolving Lenders constituting the Revolving Facility Lenders within five (5) Business Days after written notice of such designation.
“Sustainability Commitment Fee Adjustment” means, with respect to any KPI Metrics Report, for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Commitment Fee Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Commitment Fee Adjustment Amount (whether positive, negative or zero), in each case for such period.
“Sustainability Pricing Certificate” means a certificate substantially in the form of Exhibit T executed by a Responsible Officer of the Borrower attaching (a) true and correct copies of the KPI Metrics Report for the most recently ended fiscal year and setting forth the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment, in each case for the period covered thereby and computations in reasonable detail in respect thereof (b) a review report of the Sustainability Assurance Provider confirming that the Sustainability Assurance Provider is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the Standard for Sustainability Reporting.
“Sustainability Pricing Certificate Inaccuracy” has the meaning specified in Section 2.20(4).
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.20.
“Sustainability Rate Adjustment” means, with respect to any KPI Metrics Report, for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Applicable Rate Adjustment Amount (whether positive, negative or zero), plus (b) other than in respect of fiscal year 2025, the KPI 2 Applicable Rate Adjustment Amount (whether positive, negative or zero), in each case for such period; provided, that, the first Sustainability Rate Adjustment (whether positive, negative or zero) shall occur on the First Sustainability Pricing Adjustment Date.
“Sustainability Recalculation Event” means any (A) (i) acquisition, disposition, merger or similar transaction consummated by the Borrower or one of its Restricted Subsidiaries (otherwise in accordance with the provisions of this Agreement), (ii) change in insourcing or outsourcing by the Borrower or its Restricted Subsidiaries or (iii) change in goods or service offerings by the Borrower or its Restricted Subsidiaries whereby, as a result of any of the foregoing, individually or in the aggregate, as determined by the Borrower in good faith, the Borrower’s consolidated revenue for the fiscal year in which such transaction or change occurs are affected by more than 5% as compared to the immediately prior fiscal year, as evidenced by the financial statements delivered for such fiscal year in accordance with Section 6.01(1), (B) there shall have occurred, following the Amendment No. 3 Effective Date, in the judgment of the Borrower, any changes to the projections and the assumptions that were used to formulate the either KPI 1 or KPI 2 that would have, if such changes had been taken into consideration when formulating KPI 1 or KPI 2, respectively, on the Amendment No. 3 Effective Date, materially affected the levels of KPI 1 or KPI 2, respectively or (C) any Change in Law applicable to any party hereto the result of which shall (i) prohibit the use of any KPI Metric hereunder, (ii) prohibit or modify any sustainability calculation hereunder or cause any other violation of any sustainability provision hereunder, or impose or modify any reporting obligation in respect thereof, (iii) cause the Borrower to fail to attain or maintain any KPI Metric or target or threshold with respect thereto or (iv) prohibit or otherwise limit such party’s ability to make or maintain the Revolving Loans or Swing Line Loans hereunder after applying the sustainability provisions hereunder.
“Sustainability Report” means the annual non-financial disclosure report prepared in accordance with the Standard for Sustainability Reporting publicly reported by the Borrower or its Parent Company and published on an Internet or intranet website to which each Revolving Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Borrower or such Parent Company), it being understood and agreed that the applicable Sustainability Report shall be such disclosure report as in effect and available on the date of delivery of the applicable Sustainability Pricing Certificate.
“Sustainability Table” means the Sustainability Table set forth on Exhibit S.
“Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation.”
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the swing line facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means JPMorgan Chase Bank, N.A. and/or (as the context requires) any other Lender that becomes a Swing Line Lender in accordance with Section 2.04(8), or any successor Swing Line Lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(1).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(2), which, if in writing, shall be substantially in the form of Exhibit A-2, or such other form as approved by the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Borrower), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit B-3, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.
“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $45.0 million and (b) the aggregate amount of the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, imposed by any Governmental Authority, including without limitation any income tax, corporation tax, value added tax or stamp tax, and including any interest, additions to tax and penalties applicable thereto.
“Tax Indemnitee” has the meaning specified in Section 3.01(5).
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, Term CORRA, Adjusted HKD Screen Rate or the Adjusted BBSY Rate and a “Term Benchmark Loan” or “Term Benchmark Borrowing” is a Loan or Borrowing that bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, Term CORRA, Adjusted HKD Screen Rate or the Adjusted BBSY Rate.
“Term Borrowing” means a Borrowing of any Term Loans.
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) an amendment in respect of Replacement Loans. The initial amount of each Term Lender’s Term Commitment is specified on Schedule 2.01 under the caption “Closing Date Term Loan Commitment” or, otherwise, in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption), Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment in respect of Replacement Loans pursuant to which such Lender shall have assumed its Commitment, as the case may be.
“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA

Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than 0.00%, then Term CORRA shall be deemed to be 0.00%.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.19(a) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Facility” means any Facility consisting of Term Loans of a single Class and/or Term Commitments with respect to such Class of Term Loans.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means any Closing Date Term Loan, Replacement Term Loan, 2023-1 Refinancing Term Loan, 2023-2 Refinancing Term Loan, 2024-1 Term Loan, 2024-2 Term Loan, 2024-3 Term Loan, 2025-1 Term Loan, 2025-2 Term Loan, 2025-3 Term Loan, 2026-1 Term Loan, Incremental Term Loan, Other Term Loan, Extended Term Loan or Replacement Loan, as the context may require.
“Term Loan Extension Request” has the meaning provided in Section 2.16(1).
“Term Loan Extension Series” has the meaning provided in Section 2.16(1).
“Term Loan Increase” has the meaning specified in Section 2.14(1).
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate.”
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized on terms reasonably acceptable to the applicable Issuing Bank, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).
“Test Period” in effect at any time means (x) for purposes of (a) the definition of “Applicable Rate,” (b) Section 2.05(2)(a) and (c) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant in connection with any Basket), the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which, subject to Section 1.07(1), financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(1) or (2), as applicable and (y) for all other purposes in this Agreement, the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Borrower) (it being understood that for purposes of determining pro forma compliance with the Financial Covenant in connection with any Basket, if no Test Period with an applicable level cited in the Financial Covenant has passed, the applicable level shall be the level for the first Test Period cited in the Financial Covenant with an indicated level); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(1) or (2), the Test Period in effect shall be the period of four consecutive full fiscal quarters of Holdings ended on March 31, 2018.
“Threshold Amount” means the greater of (x) $226.0 million and (y) 20.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis).
“Total Assets” means, at any time, the total assets of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the then most recent balance sheet of Holdings or such other Person as may be available (as determined in good faith by the Borrower) (and, in the case of any determination relating to any Specified Transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Total Covered Square Footage” means, for any fiscal year, the aggregate Covered Square Footage for all Clients for such fiscal year.
“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period, minus the Unrestricted Cash Amount on such last day to (b) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations.
“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.
“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Sponsors, any Parent Company, Holdings, the Borrower or any Restricted Subsidiary in connection with the Transactions, including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or restricted stock.
“Transactions” means, collectively, the funding of the Closing Date Loans, the refinancing in full of the Existing Credit Agreement and payment of Transaction Expenses.
“Treasury Capital Stock” has the meaning assigned to such term in Section 7.05(b)(2)(a).
“Triggering Maturity Date” means (i) with respect to any ~~2025-2 Term Loans, the 2025-2 Term Loan Maturity Date, (ii) with respect to any~~ 2025-3 Term Loans, the 2025-3 Term Loan Maturity, (ii) with respect to any 2026-1 Term Loans, the 2026-1 Term Loan Maturity Date, (iii) with respect to any 2020 Secured Notes, the scheduled maturity date of the 2020 Secured Notes or (iv) with respect to any other Indebtedness, the earlier of (x) the fifth anniversary of the Amendment No. 13 Effective Date and (y) the earliest scheduled maturity date applicable to any Applicable Refinancing Debt (other than any maturity date comprised of interim amortization customary for term b loans or a first maturity date for any bridge facility or any interim credit facility to the extent such maturity date automatically converts or exchanges or rolls over to a later final maturity date).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, Adjusted Term SOFR Rate Loan, Term CORRA Loan, Adjusted EURIBOR Rate Loan, Adjusted BBSY Rate Loan, Adjusted HKD Screen Rate Loan or Adjusted Daily Simple RFR Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Bribery Act” means the United Kingdom Bribery Act of 2010.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Holding Company” means (x) DTZ Worldwide Limited (for so long as such Person would constitute a Person described in clause (y) or clause (z) of this definition), (y) any other Subsidiary that is organized under the laws of England and Wales and is both (a) a direct or indirect Restricted Subsidiary of Holdings and (b) a direct or indirect parent company of DTZ US Holdings, LLC, a Delaware corporation (to the extent DTZ US Holdings, LLC continues to exist and own material United States assets or operations) and (z) any Person organized under the law of England and Wales and meeting the requirements of clause (y)(a) above that has material United States assets or operations or has a Domestic Subsidiary that has material United States assets or operations; provided however, that no Person shall be deemed a UK Holding Company by virtue of ownership of material US assets that constitute solely Equity Interests of Domestic Subsidiaries that are Excluded Subsidiaries; provided further, that if a Person ceases to be a UK Holding Company under the foregoing, then upon written request of Holdings or the Borrower and delivery to the Administrative Agent of an officer’s certificate of Holdings or the Borrower certifying as to the foregoing, such Person will cease to be a UK Holding Company (such Person a “Released UK Holding Company”).
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or, to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral, the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(3)(b)(iii).
“Unreimbursed Amount” has the meaning specified in Section 2.03(3)(a).
“Unrestricted Cash Amount” means, on any date of determination, the aggregate amount of cash and Cash Equivalents of Holdings, the Borrower and the Restricted Subsidiaries that (x) would not appear as “restricted” on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries or (y) are restricted in favor of the Facilities (which may also secure other Indebtedness secured by a pari passu or junior Lien basis with the Facilities); provided that (A) cash and Cash Equivalents of Holdings, the Borrower and the Restricted Subsidiaries subject to a Lien permitted pursuant to clause (47) of the definition of “Permitted Liens” shall not be deemed “restricted” for the purposes of clause (x) and (B) for the purposes of clause (39) of the definition of “Permitted Liens”, Section 2.14(4)(c)(C)(w), Section 2.14(4)(c)(C)(x), Section 2.14(4)(c)(C)(y), Section 2.14(4)(c)(C)(z), Section 7.02(a), 7.02(b)(4) and Section 7.02(b)(14), the Unrestricted Cash Amount shall only be netted for purposes of calculating the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and Total Net Leverage Ratio to the extent set forth therein.

“Unrestricted Subsidiary” means:
(1)    any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings or the Borrower, as provided below); and
(2)    any Subsidiary of an Unrestricted Subsidiary.
Holdings may designate:
(a)    any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that (i) such designation shall be deemed an Investment and (ii) each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings, the Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary); and
(b)    any Unrestricted Subsidiary to be a Restricted Subsidiary.
Any such designation by Holdings or the Borrower will be notified by Holdings or the Borrower, as applicable, to the Administrative Agent (in the case of clause (a) above, by promptly filing with the Administrative Agent an Officer’s Certificate certifying that such designation complied with clause (a) above). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time.
“U.S. DRE” means an entity that is organized under the Laws of the United States, any state thereof or the District of Columbia that is treated as a disregarded entity for U.S. Federal income tax purposes.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means any Lender that is not a Foreign Lender.
“U.S. Loan Party” means a Loan Party organized within a jurisdiction of the United States of America.
“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Security Agreement” has the meaning specified in clause (x) of the definition of Security Agreement.
“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.29.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Vanke” means Vanke Service (Hong Kong) Co., Limited, together with any of its affiliates or partnerships managed or advised by it.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(1)    the sum of the products of the number of years (calculated to the nearest one-twenty-fifth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, multiplied by the amount of such payment, by
(2)    the sum of all such payments;
provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of such determination will be disregarded.
“wholly owned” means, with respect to any Subsidiary of any Person, a Subsidiary of such Person one hundred percent (100%) of the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable Law) is at the time owned by such Person or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding U.S. Branch” means a U.S. branch of a non-U.S. bank treated as a U.S. person for purposes of Treasury Regulations Section 1.1441-1 and described in Treasury Regulations Section 1.1441-1(b)(2)(iv) that agrees, on IRS Form W-8IMY or such other form prescribed by the Treasury or the IRS, to accept responsibility for all U.S. federal income tax withholding and information reporting with respect to payments made to the Administrative Agent for the account of Lenders by or on behalf of any Loan Party under the Loan Documents.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” means the lawful currency of Japan.
SECTION 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(1)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(2)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(3)    References in this Agreement to an Exhibit, Schedule, Article, Section, Annex, clause or subclause refer (a) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (b) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears, in each case as such Exhibit, Schedule, Article, Section, Annex, clause or subclause may be amended or supplemented from time to time.
(4)    The term “including” is by way of example and not limitation.
(5)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(6)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(7)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(8)    The word “or” is not intended to be exclusive unless expressly indicated otherwise.
(9)    With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (i) the failure by any Loan Party to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (ii) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default. Notwithstanding anything to the contrary in this Section 1.02(9), an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 1.02(9):
(a) if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default (including without limitation, a Credit Extension hereunder at a time when the conditions thereto have not been met and the application of proceeds thereof) directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing,
(b) in the case of an Event of Default under Section 8.01(9) or (10) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents and that is incapable of being cured, or
(c) in the case of an Event of Default under Section 8.01(3) arising due to the failure to perform or observe Section 6.07 that directly results in a material adverse effect on the ability of Holdings and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which Holdings or any of the other Loan Parties is a party, or
(d) in the case of an Initial Default for which (i) the Borrower failed to give notice to the Administrative Agent and the Lenders of such Initial Default in accordance with Section 6.03(1) of this Agreement and (ii) the Borrower had actual knowledge of such failure to give such notice.
(10)    For purposes hereof, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
(11)    Each reference in the Loan Documents with respect to the priority of Liens shall be determined without regard to the control of applicable remedies, in each case, unless otherwise expressly stated in the Loan Documents in respect thereof.
SECTION 1.03    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any of its Subsidiaries at “fair value,” as defined therein and (ii) unless Holdings or the Borrower has requested an amendment pursuant to the definition of “GAAP” with respect to the treatment of operating leases and Capitalized Lease Obligations under GAAP (or IFRS) and until such amendment has become effective, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial

Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.
SECTION 1.04    Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05    References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (1) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (2) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.06    Times of Day and Timing of Payment and Performance. Unless otherwise specified, (1) all references herein to times of day shall be references to New York time (daylight or standard, as applicable) and (2) when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
SECTION 1.07    Pro Forma and Other Calculations.
(1)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07; provided that notwithstanding anything to the contrary in clauses (2), (3), (4) or (5) of this Section 1.07, when calculating the First Lien Net Leverage Ratio for purposes of (a) the definition of “Applicable Rate,” (b) Section 2.05(2)(a) and (c) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant), the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect; provided, however, that voluntary prepayments made pursuant to Section 2.05(1) during any fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to Section 2.05(2)(a) for any prior fiscal year) shall be given pro forma effect after such fiscal year-end and prior to the time any mandatory prepayment pursuant to Section 2.05(2)(a) is due for purposes of calculating the First Lien Net Leverage Ratio for purposes of determining the ECF Percentage for such mandatory prepayment, if any.
(2)    For purposes of calculating any financial ratio or test (or Consolidated EBITDA or Total Assets), Specified Transactions (and, subject to clause (4) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then such financial ratio or test (or Consolidated EBITDA or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.07; provided that with respect to any pro forma calculations to be made in connection with any acquisition or investment in respect of which financial statements for the relevant target are not available for the same Test Period for which internal financial statements of Holdings are available, Holdings shall determine such pro forma calculations on the basis of the available financial statements (even if for differing periods) or such other basis as determined on a commercially reasonable basis by Holdings.
(3)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of Holdings or the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by Holdings in good faith to result from, or relating to, any Specified Transaction (including the Transactions and, for the avoidance of doubt, acquisitions and investments occurring prior to the Closing Date) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Holdings or the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), whether prior to or following the Closing Date, net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (a) such amounts are reasonably identifiable, (b) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Holdings or the Borrower) no later than twenty-four (24) months after the date of such Specified Transaction (or actions undertaken or implemented prior to the consummation of such Specified Transaction) and (c) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period. In addition, whenever pro forma effect is to be given to a Specified Transaction, Holdings may elect to not make pro forma adjustments to Consolidated EBITDA if the amount of such adjustment does not exceed $25.0 million.
(4)    In the event that (a) Holdings, the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees), issues or repays (including by redemption, repurchase, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such

Indebtedness has been permanently repaid and not replaced) and, for the avoidance of doubt, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio Basket based on the Interest Coverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and/or the Total Net Leverage Ratio, such ratio(s) shall be calculated without regard to the substantially concurrent incurrence of any Indebtedness under any revolving facility in connection therewith (b) Holdings, the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (c) any Restricted Subsidiary issues, repurchases or redeems Preferred Stock or (d) Holdings, the Borrower or any Restricted Subsidiary establishes or eliminates any Designated Revolving Commitments, in each case included in the calculations of any financial ratio or test (and, in each case of the foregoing clauses (a) and (d), any Lien incurred in connection therewith), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, issuance, repayment or redemption of Indebtedness, issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, or establishment or elimination of any Designated Revolving Commitments, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Interest Coverage Ratio (or similar ratio), in which case such incurrence, issuance, repayment or redemption of Indebtedness, issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, or establishment or elimination of any Designated Revolving Commitments, in each case will be given effect, as if the same had occurred on the first day of the applicable Test Period) and, in the case of Indebtedness for all purposes as if such Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred thereunder throughout such period.
(5)    If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of Holdings or the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Holdings or applicable Restricted Subsidiary may designate.
(6)    Notwithstanding anything to the contrary in this Section 1.07 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, at the election of Holdings or the Borrower, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(7)    Any determination of Total Assets shall be made by reference to the last day of the Test Period most recently ended for which internal financial statements of Holdings are available (as determined in good faith by Holdings) on or prior to the relevant date of determination.
(8)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, in the event any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments, Permitted Incremental Equivalent Debt, Other Loans or Other Commitments),

Disqualified Stock, Preferred Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) meets the criteria of one or more than one of the categories of Baskets under this Agreement (including within any defined terms), including any Fixed Basket or Non-Fixed Basket, as applicable, Holdings shall be permitted, in its sole discretion, to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket) on one or more occasions (based on circumstances existing on the date of any such re-division and re-classification) any such Lien, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount, in whole or in part, among one or more than one applicable Baskets under this Agreement (in the case of re-classification or re-division, so long as the amount so re-classified or re-divided is permitted at the time of such re-classification or re-division to be incurred pursuant to the applicable Basket into which such amount is re-classified or re-divided at such time (and not the Basket from which such amount is re-divided or re-classified)). For the avoidance of doubt, the amount of any Lien, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale, Investment, Restricted Payment or other transaction, action, judgment or amount that shall be allocated to each such Basket shall be determined by Holdings or the Borrower at the time of such division, classification, re-division or re-classification, as applicable. If any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments, Permitted Incremental Equivalent Debt, Other Loans or Other Commitments), Disqualified Stock, Preferred Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth above under any Fixed Basket, could subsequently be re-divided and re-classified under a Non-Fixed Basket, such re-division and re-classification shall be deemed to occur automatically, in each case, unless otherwise elected by Holdings or the Borrower. Notwithstanding the foregoing, any Indebtedness incurred under this Agreement (including on the Closing Date) will, at all times, be classified as being incurred under Section 7.02(b)(1) (including on the Closing Date) and may not be re-classified. For all purposes hereunder, (x) “Fixed Basket” shall mean any Basket that is subject to a fixed-dollar limit (including Baskets based on a percentage of Consolidated EBITDA or total assets) and (y) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with a financial ratio or test (including the Interest Coverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio) (any such ratio or test, a “Financial Incurrence Test”).
(9)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, in calculating any Non-Fixed Basket any (x) amounts incurred concurrently under the Revolving Facility (or any revolving facility), (y) Indebtedness incurred concurrently to fund original issue discount and/or any upfront fees and (z) amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Basket (including the Free and Clear Incremental Amount) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket, in each case of the foregoing clauses (x), (y) and (z), shall be disregarded in the calculation of such Non-Fixed Basket; provided that full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred and any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which pro forma effect may be given under this Section 1.07.
(10)    If any Lien, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount (any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) is incurred, issued, taken or consummated in reliance on categories of Baskets measured by reference to a percentage of Consolidated EBITDA, and any Lien, Indebtedness, Disqualified Stock, Preferred Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount (including in connection with refinancing thereof) would subsequently exceed the applicable percentage of Consolidated EBITDA if calculated based on the Consolidated EBITDA on a later date (including the date of any refinancing or re-classification), such percentage of Consolidated EBITDA will not be deemed to be exceeded (so long as, in the case of refinancing any Indebtedness, Disqualified Stock or Preferred Stock (and any related Lien), the principal amount or the liquidation preference of such newly incurred or issued Indebtedness, Disqualified Stock or Preferred Stock does not exceed the maximum principal amount, liquidation preference or amount of Refinancing Indebtedness in respect of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased).
(11)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable Financial Incurrence Test, or availability under any Basket, in connection with the incurrence of any Limited Condition Transaction, any Indebtedness or any other transaction in connection with a Limited Condition Transaction and any actions or transactions related thereto (including for all purposes under this clause (11), the making of acquisitions and investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, the incurrence of Liens, repayments of Indebtedness, the making of Restricted Payments and/or the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary), (b) determining (x) compliance with any provision of this Agreement which requires that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom, (y) compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth or referenced herein or (z) the satisfaction of any other conditions, in each case under this clause (b), in connection with the incurrence of any Limited Condition Transaction, any Indebtedness or any other transaction in connection with a Limited Condition Transaction and any actions or transactions related thereto, in each case under the foregoing clauses (a) and (b), the date of determination of such Financial Incurrence Test, availability under any Basket or other provisions, determination of whether any Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of Holdings (in its sole discretion) (Holdings’s election to exercise such option, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (a), (b)(x), (b)(y) and (b)(z) above), be deemed to be (I) any of the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction, Indebtedness or other transaction in connection with such Limited Condition Transaction or action or transaction related thereto, as applicable, are entered into (or, in the case of any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, the date on which notice with respect to such Limited Condition Transactions is sent) or (II) the time of funding of any of the applicable Indebtedness or consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto (provided that, notwithstanding the LCT Election made under the foregoing clauses (I) and (II), Holdings may elect (in its sole discretion) to re-determine one or more of clauses (a), (b)(x), (b)(y) and (b)(z) above at the time of funding of any of the applicable Indebtedness or consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto, so long as any applicable determination of whether any Event of Default under Section 8.01(1) or Section 8.01(6) is continuing shall also be made at such time) (such date in clause (I) or (II), the “LCT Test Date”) and, subject to the other provisions of this Section (11), if, after giving pro forma effect to the Limited Condition Transaction, any Indebtedness or other transaction in connection therewith and any actions or transactions related thereto and any related pro forma adjustments, Holdings or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such Basket (and any related requirements and conditions), such Basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to re-determine availability under Baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such Basket (provided that, if the Borrower elects to re-determine availability under an applicable Basket under this clause (A), to the extent otherwise required under the applicable Basket, the determination of whether any Event of Default under Section 8.01(1) or Section 8.01(6) shall be continuing shall also be made at such time), and (B) except as contemplated in the foregoing clause (A), compliance with such Baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction, any Indebtedness or other transaction incurred in connection therewith and any actions or transactions related thereto.
(12)    For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such Financial Incurrence Test or Basket, including due to fluctuations in EBITDA or total assets of the Borrower or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (2) other than as expressly set forth in clause (11), if any related requirements and conditions (including as to the absence of any (or any type of) continuing Default or Event of Default and satisfaction of any representations and warranties) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of any Default or Event of Default or failure to satisfy any representations and warranties), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing and such representations and warranties shall be deemed to have been satisfied) and (3) in calculating the availability under any Financial Incurrence Test or Basket in connection with any action or transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice or declaration for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such Financial Incurrence Test or Basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.
SECTION 1.08    Available Amount Transaction. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount specified in clause (3) of Section 7.05(a) immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under clause (3) of Section 7.05(a) as so calculated.
SECTION 1.09    Guaranties of Hedging Obligations. Notwithstanding anything else to the contrary in any Loan Document, no non-Qualified ECP Guarantor shall be required to guarantee or provide security for Excluded Swap Obligations, and any reference in any Loan Document with respect to such non-Qualified ECP Guarantor guaranteeing or providing security for the Obligations shall be deemed to be all Obligations other than the Excluded Swap Obligations.
SECTION 1.10    Currency Generally.
(1)    The Borrower shall determine in good faith the Dollar Equivalent amount of any utilization or other measurement denominated in a currency other than Dollars for purposes of compliance with any Basket. Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (2) of this Section 1.10) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the Exchange Rate on such day; provided, further, that for purposes of determining compliance with any Basket with respect to any amount expressed in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Basket utilization occurs or other Basket measurement is made (so long as such Basket utilization or other measurement, at the time incurred, made or acquired, was permitted hereunder). Except with respect to any ratio calculated under any Basket, any subsequent change in rates of currency exchange with respect to any prior utilization or other measurement of a Basket previously made in reliance on such Basket (as the same may have been reallocated in accordance with this Agreement) shall be disregarded for purposes of determining any unutilized portion under such Basket.
(2)    For purposes of determining the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the Exchange Rate as of the date of calculation, and will, in the case of the amount of Indebtedness and cash and Cash Equivalents, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
SECTION 1.11    Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the maximum amount available to be drawn under such Letter of Credit in effect at such time (not to exceed the stated amount of such Letter of Credit in effect at such time after giving effect to any automatic reductions or increases, as applicable, to such stated amount pursuant to the terms of the applicable Letter of Credit after the occurrence of any applicable condition (including the expiration of any applicable period)).
SECTION 1.12    [Reserved].
SECTION 1.13    Interest Rates; Benchmark Notification.(1)     The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.19 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Affiliate of the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof), to the extent provided by and attributable to any such information source or service.
Article II

The Commitments and Borrowings
SECTION 2.01    The Loans.
(1)    Term Borrowings. (a) Subject to the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees to make to the Borrower on the Closing Date on~~e~~ or more Closing Date Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s Closing Date Term Loan Commitment on the Closing Date, (b~~) each Replacement Term Loan Lender agrees to make Replacement Term Loans denominated in Dollars in an aggregate principal amount equal to such Replacement Term Loan Lender’s Commitment to the Borrower on the Amendment No. 2 Effective Date, (c) each 2023-1 Refinancing Term Lender agrees to make 2023-1 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such 2023-1 Refinancing Term Lender’s Commitment to the Borrower on the Amendment No. 4 Effective Date, (d) each 2023-2 Refinancing Term Lender agrees to make 2023-2 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such 2023-2 Refinancing Term Lender’s Commitment to the Borrower on the Amendment No. 6 Effective Date, (e) each 2024-1 Term Lender agrees to make 2024-1 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2024-1 Term Lender’s Commitment to the Borrower on the Amendment No. 7 Effective Date, (f) each 2024-2 Term Lender agrees to make 2024-2 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2024-2 Term Lender’s Commitment to the Borrower on the Amendment No. 8 Effective Date, (g) each 2024-3 Term Lender agrees to make 2024-3 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2024-3 Term Lender’s Commitment to the Borrower on the Amendment No. 9 Effective Date, (h) each 2025-1 Term Lender agrees to make 2025-1 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2025-1 Term Lender’s Commitment to the Borrower on the Amendment No. 10 Effective Date, (i) each 2025-2 Term Lender agrees to make 2025-2 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2025-2 Term Lender’s Commitment to the Borrower on the Amendment No. 11 Effective Date and (j~~) each 2025-3 Term Lender agrees to make 2025-3 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2025-3 Term Lender’s Commitment to the Borrower on the Amendment No. 12 Effective Date~~. The Closing Date Term Loans, the Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2 Term Loans and the~~ and (c) each 2026-1 Term Lender agrees to make 2026-1 Term Loans denominated in Dollars in an aggregate principal amount equal to such 2026-1 Term Lender’s Commitment to the Borrower on the Amendment No. 14 Effective Date. The 2025-3 Term Loans and the 2026-1 Term Loans may be Base Rate Loans or Term Benchmark Loans. Amounts borrowed under this Section 2.01(1) and repaid or prepaid may not be reborrowed.

(2)    Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans denominated in the Available Currencies from its applicable Lending Office (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided that after giving effect to any Revolving Borrowing, the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus, in the case of each Lender other than the Swing Line Lender (in its capacity as such), such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(2), prepay under Section 2.05 and reborrow under this Section 2.01(2). Notwithstanding anything contained herein, Revolving Loans may from time to time be (i) in the case of Revolving Loans denominated in Dollars, Term Benchmark Loans or Base Rate Loans and (ii) in the case of Revolving Loans denominated in an Alternative Currency, Term Benchmark Loans or RFR Loans, as further provided herein.
SECTION 2.02    Borrowings, Conversions and Continuations of Loans.
(1)    Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other (provided that Term Borrowings and Term Loans shall only be available as Base Rate Loans or Term Benchmark Loans), and each continuation of Term Benchmark Loans or RFR Loans shall be made upon the Borrower’s irrevocable notice, on behalf of the Borrower, to the Administrative Agent (provided that the notice in respect of the initial Credit Extension, or in connection with any Permitted Acquisition or other transaction permitted under this Agreement, may be conditioned on the closing of any Permitted Acquisition or other transaction, as applicable), which shall be given by a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (a)(i) 1:00 p.m., New York time, three (3) Business Days prior to the requested date of any Borrowing or continuation of Term Benchmark Loans (other than Term Benchmark Loans denominated in Australian Dollars, Singapore Dollars or Hong Kong Dollars) or any conversion of Base Rate Loans to Term Benchmark Loans (or such shorter time period as the Administrative Agent shall reasonably agree) and (ii) in the case of Term Benchmark Loans denominated in Australian Dollars or Hong Kong Dollars, 1:00 p.m., New York time, four (4) Business Days prior to the requested date of any such Borrowing or continuation of Term Benchmark Loans (or such shorter time period as the Administrative Agent shall reasonably agree), (b) 1:00 p.m., New York time, on the requested date of any Borrowing of Base Rate Loans or any conversion of Term Benchmark Loans to Base Rate Loans (or such shorter time period as the Administrative Agent shall reasonably agree); provided that (i) the notice referred to in subclause (a) above may be delivered not later than 1:00 p.m., New York time, one (1) Business Day prior to the Closing Date in the case of the Closing Date Loans and (ii) in the case of an RFR Borrowing denominated in Sterling or Singapore Dollars, not later than 11:00 a.m., New York time, five (5) RFR Business Days before the date of the proposed Borrowing. Except as provided in Sections 2.14, 2.15 and 2.16, each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1.0 million or a whole multiple amount of $250,000 in excess thereof (or, if such Loan is in an Alternative Currency, such minimum amounts as may reasonably be agreed upon by the Borrower and the Administrative Agent). Except as provided in Sections 2.03(3), 2.04(3), 2.14, 2.15 and 2.16, each Borrowing of or conversion to Base Rate Loans shall be in Dollars and in a principal amount of $500,000 or a whole multiple amount of $100,000 in excess thereof. Each Committed Loan Notice shall specify:

(i)    whether the Borrower is requesting a Term Borrowing, a Revolving Borrowing, an RFR Borrowing, a conversion of Term Loans or Revolving Loans from one Type to the other or a continuation of Term Benchmark Loans or RFR Loans,
(ii)    the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii)    the principal amount and currency of Loans to be borrowed, converted or continued,
(iv)    the Class and Type of Loans to be borrowed or to which existing Term Loans or Revolving Loans are to be converted,
(v)    if applicable, the duration of the Interest Period with respect thereto and
(vi)    wire instructions of the account(s) to which funds are to be disbursed.
If the Borrower fails to specify a Type of Loan to be made in a Committed Loan Notice, then the applicable Loans shall be made as Term Benchmark Loans with an Interest Period of one (1) month. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as the same Type of Loan, which if a Term Benchmark Loan, shall have a one-month Interest Period. Any such automatic continuation of Term Benchmark Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(2)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Term Benchmark Loans or continuation of Loans described in Section 2.02(1). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than, in the case of Borrowing on the Closing Date, 10:00 a.m., New York time, and otherwise 3:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV for any Borrowing, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (a) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if on the date the Committed Loan Notice with respect to a Borrowing under a Revolving Facility is given by the Borrower (other than with respect to the Closing Date Revolving Borrowing), there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.
(3)    Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan unless the

Borrower pays the amount due, if any, under Section 3.05 in connection therewith. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent at the direction of the Required Facility Lenders under the applicable Facility may require by notice to the Borrower that no Loans under such Facility may be converted to or continued as Term Benchmark Loans.
(4)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Term SOFR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(5)    After giving effect to all Term Borrowings, all Revolving Borrowings, all conversions of Term Loans or Revolving Loans from one Type to the other, and all continuations of Term Loans or Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment (including Amendment No. 4, but excluding Amendment No. 6), an Extension Amendment or an amendment in respect of Replacement Loans or 2023-1 Refinancing Term Loans, the number of Interest Periods otherwise permitted by this Section 2.02(5) shall increase by three (3) Interest Periods for each applicable Class so established.
(6)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(7)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:30 p.m., New York time, on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share and such other applicable share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (2) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(7) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s

Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(8)    In no event shall the Borrower be permitted to request pursuant to this Section 2.02 prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA.
SECTION 2.03    Letters of Credit.
(1)    The Letter of Credit Commitments.
(a)    Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.03, (A) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit denominated in any Available Currency for the account of Holdings, the Borrower or any other Restricted Subsidiaries (so long as the Borrower is a co-applicant and jointly and severally liable thereunder) (provided that any such Letter of Credit may be for the benefit of Holdings or any of its Subsidiaries) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(2), and (B) to honor drawings under the Letters of Credit and (ii) the Revolving Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no Issuing Bank shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Exposure of any Revolving Lender would exceed such Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the L/C Sublimit or (z) the Outstanding Amount of the L/C Obligations issued by such Issuing Bank would exceed its L/C Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(b)    An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such Issuing Bank is not otherwise compensated hereunder);
(ii)    subject to Section 2.03(2)(c), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension or less than five days prior to the latest Maturity Date of the Revolving Facility unless the Outstanding Amount of L/C Obligations in respect of such Letter of Credit shall be Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank;

(iii)    the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless (A) each Appropriate Lender has approved of such expiration date or (B) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank;
(iv)    the issuance of such Letter of Credit would violate any policies of such Issuing Bank applicable to letters of credit generally; provided that no Issuing Bank shall be required to issue commercial letters of credit; or
(v)    any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.17(1)(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(c)    The Administrative Agent shall determine the Dollar Equivalent of each Letter of Credit denominated in an Alternative Currency on each Calculation Date, and shall promptly notify the Borrower and the Issuing Banks of each Dollar Equivalent so determined by it. If after giving effect to any such determination of a Dollar Equivalent, the Outstanding Amount of all Letters of Credit exceeds the L/C Sublimit then in effect by 5.0% or more, the Borrower shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, Cash Collateralize the applicable L/C Obligations to the extent necessary to eliminate any such excess.
(d)    An Issuing Bank shall be under no obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(2)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(a)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the relevant Issuing Bank and the Administrative Agent not later than 1:00 p.m., New York time, at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or, in each case, such later date and time as the relevant Issuing Bank may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:

(i)     the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(ii)     the amount thereof;
(iii)     the expiry date thereof;
(iv)     the name and address of the beneficiary thereof;
(v)     the documents to be presented by such beneficiary in case of any drawing thereunder;
(vi)     the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
(vii)     such other matters as the relevant Issuing Bank may reasonably request.
In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:
(A)    the Letter of Credit to be amended;
(B)    the proposed date of amendment thereof (which shall be a Business Day);
(C)    the nature of the proposed amendment; and
(D)    such other matters as the relevant Issuing Bank may reasonably request.
(b)    Promptly after receipt of any L/C Application, the relevant Issuing Bank will confirm with the Administrative Agent in writing that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or, if applicable, for the benefit of Holdings or a Subsidiary of Holdings) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage of the amount of such Letter of Credit.
(c)    If the Borrower so requests in any applicable L/C Application, the relevant Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon by the Issuing Bank and the Borrower at the time such Letter of Credit is issued. Unless otherwise agreed in such Letter of Credit, the Borrower shall not be required to make a specific request to the relevant Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable L/C Expiration Date, unless the outstanding amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank; provided that the relevant Issuing Bank shall not permit any such extension if (i) the relevant Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(1)(b) or otherwise) or (ii) it has received notice in writing on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 will not be satisfied on the applicable date of the Credit Extension. In addition, if the Borrower so requests in any applicable L/C Application, in the sole discretion of the applicable Issuing Bank and to the extent permitted by such Issuing Bank’s operational capabilities, shall agree to issue a Letter of Credit that has no expiry date; provided that such Letter of Credit is Cash Collateralized as of the latest Maturity Date then in effect for the Revolving Facility.
(d)    Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(3)    Drawings and Reimbursements; Funding of Participations.
(a)    Upon receipt from the beneficiary of any Letter of Credit of a compliant drawing under such Letter of Credit, the relevant Issuing Bank shall promptly notify the Borrower and the Administrative Agent thereof (including the date on which such payment is to be made). Not later than 12:00 p.m. on the first Business Day immediately following any payment by an Issuing Bank under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse, or cause to be reimbursed, such Issuing Bank, in each case, through the Administrative Agent in an amount equal to the amount of, and in the same currency as, such drawing; provided that if such reimbursement is not made on the date of payment by the Issuing Bank, the Borrower shall pay interest to the relevant Issuing Bank on such amount at (i) with respect to amounts denominated in Dollars, the rate applicable to Base Rate Loans that are Revolving Loans and (ii) with respect to amounts denominated in an Alternative Currency, the rate then applicable to Revolving Loans denominated in such currency (in each case, without duplication of interest payable on L/C Borrowings). The relevant Issuing Bank shall notify the Borrower of the amount of the drawing promptly following the determination thereof. If the Borrower fails to so reimburse, or cause to be reimbursed, such Issuing Bank by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In such event, in the case of an Unreimbursed Amount under a Letter of Credit, the Borrower shall be deemed to have requested (i) with respect to Unreimbursed Amounts denominated in Dollars, a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount and (ii) with respect to Unreimbursed Amounts denominated in an Alternative Currency, Revolving Borrowings of Term Benchmark Loans with an Interest Period of one month or RFR Loans, as applicable, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount denominated in such Alternative Currency, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Term Benchmark Loans or RFR Loans, but subject to the requirements for the amount of the unutilized portion of the Revolving Commitments under the applicable Revolving Facility of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).
(b)    Each Appropriate Lender (including any Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.03(3)(a) make funds available to the Administrative Agent for the account of the relevant Issuing Bank in the applicable currency at the Administrative Agent’s Office for payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(3)(c), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount and, for the avoidance of doubt, the making of such Base Rate Loans in an aggregate amount equal to such Unreimbursed Amount shall satisfy the Borrower’s reimbursement obligations with respect thereof. The Administrative Agent shall remit the funds so received to the relevant Issuing Bank.
(c)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.03(3)(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(d)    Until each Appropriate Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(3) to reimburse the relevant Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant Issuing Bank.
(e)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(3), shall be absolute and unconditional and shall not be affected by any circumstance, including
    (i)    any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant Issuing Bank, the Borrower or any other Person for any reason whatsoever;
    (ii)    the occurrence or continuance of a Default; or
    (iii)    any other occurrence, event or condition, whether or not similar to any of the foregoing;
provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(3) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(f)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(3) by the time specified in Section 2.03(3)(b), such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time in effect. A certificate of the relevant Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(3)(f) shall be conclusive absent manifest error.
(4)    Repayment of Participations.
(a)    If, at any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(3), the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.
(b)    If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(3)(a) or Section 2.03(3)(b) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The Obligations of the Revolving Lenders under this Section 2.03(4)(b) shall survive the payment in full of the Obligations and the termination of this Agreement.
(5)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(a)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(b)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(c)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)    any payment by the relevant Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(e)    any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(f)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions by such Issuing Bank constituting gross negligence, bad faith or willful misconduct on the part of such Issuing Bank as determined in a final and non-appealable judgment by a court of competent jurisdiction.
(6)    Role of Issuing Banks. Each Issuing Bank shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate or facsimile message, order or other document signed, sent or made by any Person that such Issuing Bank reasonably believed to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by such Issuing Bank (which may include, at the Issuing Bank’s option, counsel of the Administrative Agent or the Borrower). Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Related Person of such Issuing Banks, nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for
(a)    any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders or the Required Facility Lenders in respect of the Revolving Commitments, as applicable;
(b)    any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or
(c)    the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application.
The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to,

and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Related Persons of such Issuing Banks, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (f) of Section 2.03(5); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct, bad faith or gross negligence or such Issuing Bank’s willful or grossly negligent, or bad faith, failure to pay under any Letter of Credit after the presentation to it by the beneficiary of document(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
Each Revolving Lender shall, ratably in accordance with its Applicable Percentage, indemnify each Issuing Bank, its Related Persons and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ willful misconduct, bad faith or gross negligence or such Issuing Bank’s willful or grossly negligent, or bad faith, failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Section 2.03 or any action taken or omitted to be taken by such indemnitees hereunder.
(7)    Cash Collateral. Subject to Section 2.17(1)(d), if,
(a)    as of any L/C Expiration Date, any applicable Letter of Credit may for any reason remain outstanding and partially or wholly undrawn,
(b)    any Event of Default occurs and is continuing and the Administrative Agent, upon the direction of the Required Facility Lenders in respect of the Revolving Facility, requires the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or
(c)    an Event of Default set forth under Section 8.01(6) occurs and is continuing, the Borrower will Cash Collateralize, or cause to be Cash Collateralized, the then outstanding amount of all relevant L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such Event of Default or the applicable L/C Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (i) in the case of the immediately preceding clauses (a) or (b), (x) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 p.m. or (y) if clause (x) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (ii) in the case of the immediately preceding clause (c), the Business Day on which an Event of Default set forth under Section 8.01(6) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable Issuing Bank, the Borrower will Cash Collateralize all Fronting Exposure (after giving effect to Section 2.17(1)(d) and any Cash Collateral provided by the Defaulting Lender). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, a security interest in all such Cash Collateral. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Loan Parties or the Administrative Agent (in its capacity as the depository bank and on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate outstanding amount of all relevant L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay, or cause to be paid, to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (A) such aggregate outstanding amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant Issuing Bank. To the extent the amount of any Cash Collateral exceeds the then outstanding amount of such relevant L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall promptly be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(7) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, the amount of any Cash Collateral pledged to Cash Collateralize such Letter of Credit shall promptly be refunded to the Borrower.
(8)    Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.
(9)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender for the applicable Revolving Facility in accordance with its Applicable Percentage, a Letter of Credit fee (a “Letter of Credit Fee”) for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate set forth in the “Term Benchmark Loans and Letter of Credit Fees” column of the chart in the definition of “Applicable Rate” times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount decreases or increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(1)(d), with the balance of such Letter of Credit Fee, if any, payable to the applicable Issuing Bank for its own account. Such Letter of Credit Fees shall be computed on a quarterly basis in arrears on the basis of a 360-day year and actual days elapsed. Such Letter of Credit Fees shall be due and payable on the 15th day following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate set forth in the “Term Benchmark Loans and Letter of Credit Fees” column of the chart in the definition of “Applicable Rate” during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Each payment of Letter of Credit Fees under this clause (9) on any Letters of Credit shall be made in Dollars for Letters of Credit denominated in Dollars and in the relevant Alternative Currency for Letters of Credit denominated in an Alternative Currency.
(10)    Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrower shall pay directly to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable Issuing Bank) of the maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such Issuing Bank. Such fronting fees shall be computed on a quarterly basis in arrears on the basis of a 360-day year and actual days elapsed. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. Each payment of fees required above under this clause (10) on any Letters of Credit denominated in an Alternative Currency shall be made in the relevant Alternative Currency. In addition, the Borrower shall pay, or cause to be paid, directly to each Issuing Bank for its own account with respect to each Letter of Credit issued by such Issuing Bank the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(11)    Conflict with L/C Application. Notwithstanding anything else to the contrary in this Agreement or any L/C Application, in the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.
(12)    Addition of an Issuing Bank. There may be one or more Issuing Banks under this Agreement from time to time. After the Closing Date, a Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.
(13)    Provisions Related to Extended Revolving Commitments. If the L/C Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (a) if consented to by the Issuing Bank which issued such Letter of Credit, if one or more other Classes of Revolving Commitments in respect of which the L/C Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(3) and (4)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (b) to the extent not reallocated pursuant to the immediately preceding clause (a) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable latest Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable Issuing Bank undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(7).
(14)    Letter of Credit Reports. For so long as any Letter of Credit issued by an Issuing Bank that is not the Administrative Agent is outstanding, such Issuing Bank shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit R-1, or such other form as may be agreed by the Administrative Agent and the Borrower, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.
(15)    Letters of Credit Issued for Holdings and Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Subsidiary of Holdings, the Borrower shall be obligated to reimburse, or cause to be reimbursed, the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s businesses derives substantial benefits from the businesses of Holdings and each Subsidiary.
(16)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(17)    Legacy Letter of Credit. For so long as any Legacy Letter of Credit (whether drawn or undrawn) shall remain outstanding and until the date on which (i) each Legacy Letter of Credit has been terminated and (ii) to the extent any Legacy Letter of Credit is drawn, all L/C Obligations in respect of any such Legacy Letter of Credit are no longer outstanding (such date, the “Legacy L/C Issuing Bank Termination Date”), the Legacy Issuing Bank shall constitute an Issuing Bank and Secured Party for all purposes of each Loan Document; provided that, notwithstanding anything contained in any Loan Document, the Legacy Issuing Bank shall not be required under any circumstances to (i) amend, renew or extend any Legacy Letter of Credit or (ii) issue any Letter of Credit. The Legacy Issuing Bank shall constitute an Issuing Bank and a Secured Party hereunder prior to the Legacy L/C Issuing Bank Termination Date notwithstanding that, on and after the Amendment No. 13 Effective Date, the Legacy Issuing Bank has no Revolving Commitment or L/C Commitment and is not a Revolving Lender.
SECTION 2.04    Swing Line Loans.
(1)     The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make revolving credit loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the

Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan will be obtained or maintained as a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(2)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender, which may be given by a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender not later than 2:30 p.m., New York time, on the requested Borrowing date and shall specify (a) the amount to be borrowed, which shall be a minimum of $100,000 and (b) the requested Borrowing date, which shall be a Business Day. Unless the Swing Line Lender has received notice (in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 3:00 p.m., New York time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(1), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:30 p.m., New York time, on the Borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(1)(d)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Applicable Percentage of the outstanding Swing Line Loans.
(3)    Repayment or Refinancing of Swing Line Loans.
(a)    The Swing Line Lender at any time in its sole and absolute discretion may request, by written notice to the Borrower, the Administrative Agent and the Revolving Lenders, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans of the Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but not in excess of the unutilized portion of the aggregate Revolving Commitments and subject to the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m., New York time, on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(3)(b), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(b)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(3)(a) (including as a result of a proceeding under any Debtor Relief Law), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(3)(a) shall be deemed payment in respect of such participation.
(c)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(3) by the time specified in Section 2.04(3)(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Overnight Rate from time to time in effect. If such Revolving Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.
(d)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(3) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(3) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(e)    Swing Line Reports. For so long as there is any Swing Line Lender other than the Administrative Agent, such Swing Line Lender shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that the funding or repayment of a Swing Line Loan by such Swing Line Lender occurs with respect to any such Swing Line Loan, a report in the form of Exhibit R-2, appropriately completed with the information for every Swing Line Loan made by such Swing Line Lender.
(f)    At any time that there shall exist a Defaulting Lender, immediately upon the request of the relevant Swing Line Lender, the Borrower will prepay Swing Line Loans in amount equal to the relevant Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(1)(d)).
(4)    Repayment of Participations.
(a)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.
(b)    If any payment received by the relevant Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to such Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender. The obligations of the Revolving Lenders under this clause (4)(b) shall survive the payment in full of the Obligations and the termination of this Agreement.
(5)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(6)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender with notice to the Administrative Agent; provided that no such notice shall be required in the event that the Swing Line Lender is also the Administrative Agent.
(7)    Provisions Related to Extended Revolving Commitments. If the Maturity Date shall have occurred in respect of any Class of Revolving Commitments (the “Expiring Credit Commitment”) at a time when another Class or Classes of Revolving Commitments is or are in effect with a later Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the Class or Classes of the Non-Expiring Credit Commitments on a pro rata basis; provided that (a) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(13)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (b) notwithstanding the foregoing, if a Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
(8)    Addition of a Swing Line Lender. A Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Swing Line Lender hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender (which agreement shall include the Swing Line Sublimit for such additional Swing Line Lender). The Administrative Agent shall notify the Revolving Lenders of any such additional Swing Line Lender.

SECTION 2.05    Prepayments.
(1)    Optional.
(a)    The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and any Class or Classes of Revolving Loans in whole or in part without premium (except as set forth in Section 2.18) or penalty; provided that
(i)     such notice must be received by the Administrative Agent not later than (A) [reserved], (B) 1:00 p.m., New York time, three Business Days prior thereto, in the case of Term Benchmark Loans denominated in Dollars (or such shorter time period as the Administrative Agent shall reasonably agree), (C) 1:00 pm, New York time, three Business Days prior thereto, in the case of Term Benchmark Loans denominated in an Alternative Currency (or such shorter time period as the Administrative Agent shall reasonably agree), (D) 11:00 a.m., New York City time, five RFR Business Days prior thereto in the case RFR Loans denominated in Sterling or Singapore Dollars (or such shorter time period as the Administrative Agent shall reasonably agree) and (E) 12:00 p.m., New York time, on the date of prepayment of Base Rate Loans (or such shorter time period as the Administrative Agent shall reasonably agree);
(ii)     any prepayment of Term Benchmark Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or in the case of a prepayment of a Loan in an Alternative Currency, such minimum amounts as may be reasonably agreed by the Borrower and the Administrative Agent) or, if less, the entire principal amount thereof then outstanding; and
(iii)     any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.
Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(1), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.
(b)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent) at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m., New York time, on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple amount of $10,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind (or delay the date of prepayment identified in) any notice of prepayment under Section 2.05(1)(a) or Section 2.05(1)(b) by written notice to the Administrative Agent not later than 12:00 p.m., New York time, on such prepayment date if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.
(d)    Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity). Each prepayment in respect of any Term Loans pursuant to this Section 2.05 may be applied to any Class of Term Loans as directed by the Borrower. For the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 2.05 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 2.05 without any requirement to prepay Term Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Term Loan Classes.
(e)    Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Revolving Loans are used for this purpose, any Borrower Party may (i) purchase outstanding Term Loans on a non-pro rata basis through open market purchases or (ii) prepay the outstanding Term Loans (which Term Loans shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such purchase or prepayment), which in the case of clause (ii) only shall be prepaid without premium or penalty on the following basis:
(A)    Any Borrower Party shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(1)(e) and without premium or penalty.
(B)    (1) Any Borrower Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the applicable Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(1)(e)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent

will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(2)    Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the applicable Borrower Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(C)    (1) Any Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Borrower Party (it being understood that different Discount Ranges or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(1)(e)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).
(3)    If there is at least one Participating Lender, the relevant Borrower Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(D)    (1) Any Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the applicable Borrower Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(1)(e)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the relevant Borrower Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the applicable Borrower Party (the “Acceptable Discount”), if any. If the applicable Borrower Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such

Borrower Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the applicable Borrower Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the applicable Borrower Party by the Acceptance Date, such Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Party at the Acceptable Discount in accordance with this Section 2.05(1)(e)(D). If the applicable Borrower Party elects to accept any Acceptable Discount, then such Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The applicable Borrower Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(E)    In connection with any Discounted Term Loan Prepayment, the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may require, as a condition to the applicable Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Borrower Party to such Auction Agent for its own account in connection therewith.
(F)    If any Term Loan is prepaid in accordance with subsections (B) through (D) above, a Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Borrower Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 12:00 p.m., New York time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the relevant Class(es) of Term Loans and Lenders as specified by the applicable Borrower Party in the applicable offer. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(1)(e) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective applicable share as calculated by the Auction Agent in accordance with this Section 2.05(1)(e) and, if the Administrative Agent is not the Auction Agent, the Administrative Agent shall be fully protected in relying on such calculations of the Auction Agent. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(G)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(1)(e), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Party.
(H)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(1)(e), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next succeeding Business Day.
(I)    Each of the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(1)(e) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(1)(e) as well as activities of the Auction Agent.
(J)    Each Borrower Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(1)(e) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(2)    Mandatory.
(a)    Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(1) and the related Compliance Certificate has been delivered pursuant to Section 6.02(1), commencing with the delivery of financial statements for the fiscal year ended December 31, 2022, the Borrower shall, subject to clauses (g) and (h) of this Section 2.05(2), prepay, or cause to be prepaid, an aggregate principal amount of Term Loans (the “ECF Payment Amount”) equal to 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (without duplication) the sum of:
    (A)    all voluntary prepayments, repurchases or redemptions (including loan buybacks (including pursuant to Section 2.05(1)(e)) permitted under the applicable Indebtedness in an amount equal to the amount actually paid in respect of the principal amount of such purchased Indebtedness and only to the extent that such Indebtedness has been cancelled) and prepayments in connection with lender replacement provisions (including pursuant to Section 3.07)) of:
(i)     Term Loans that are secured, in whole or in part, by the Collateral on a pari passu basis with the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and the ~~2025-3~~2026-1 Term Loans,
(ii)     Credit Agreement Refinancing Indebtedness, Permitted Incremental Equivalent Debt, and any other Indebtedness in the form of notes or term loans, in each case to the extent secured by the Collateral, in whole or in part, on a pari passu basis with the First Lien Obligations under this Agreement (but without regard to the control of remedies),
(iii)     Revolving Loans (in each case of this clause (iii), to the extent accompanied by a permanent reduction in the corresponding Revolving Commitments or other revolving commitments),
(iv)     revolving loans under any revolving facility (other than under the Revolving Facility or any Incremental Revolving Facility) that is secured, in whole or in part, by the Collateral on a pari passu basis with the First Lien Obligations under this Agreement (but without regard to the control of remedies) (in each case of this clause (iv) (and with respect to any revolving facility under clause (ii) above), to the extent accompanied by a permanent reduction in the corresponding revolving commitments),
    (B)    the amount of Restricted Payments made in respect of Holdings’s or any Parent Company’s common Equity Interests (for the avoidance of doubt, other than Restricted Payments pursuant to Section 7.05(b)(14)(b)) and paid in cash during such period, except to the extent such Restricted Payments were financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness),
    (C)    without duplication of amounts deducted pursuant to clause (k) of the definition of Excess Cash Flow in prior fiscal years, the amount of cash consideration paid by Holdings and its Restricted Subsidiaries (on a consolidated basis) in connection with investments made during such period (including Permitted Acquisitions, investments constituting Permitted Investments and investments made pursuant to Section 7.05),

    (D)    without duplication of amounts deducted pursuant to clause (k) of the definition of Excess Cash Flow in prior fiscal years, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property accrued or made in cash during such period, and
    (E)    the aggregate Contract Consideration required to be paid in cash by Holdings or any of its Restricted Subsidiaries and any Planned Expenditures by Holdings or any of its Restricted Subsidiaries relating to Capital Expenditures, in each case, to be consummated or made, as applicable, during the period of four consecutive fiscal quarters of Holdings following the end of such period (except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)); provided that, to the extent that the aggregate amount (excluding in each case any amount financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary) of such Capital Expenditures during such following period of four consecutive fiscal quarters is less than the applicable Contract Consideration and Planned Expenditures (excluding in each case any amount financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)) deducted under this clause (E), the amount of such shortfall shall be added to the calculation of the applicable ECF Payment Amount at the end of such period of four consecutive fiscal quarters, in the case of each of the immediately preceding clauses (A), (B), (C) and (D), made during such fiscal year (without duplication of any payments or prepayments, repurchases or redemptions in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to this Section 2.05(2)(a) for any prior fiscal year) or, at the option of the Borrower, after the fiscal year-end but prior to the date a prepayment pursuant to this Section 2.05(2)(a) is required to be made in respect of such fiscal year and in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than any Indebtedness under a Revolving Facility or any other revolving credit facilities); provided that (w) a prepayment of Term Loans pursuant to this 2.05(2)(a) in respect of any fiscal year shall only be required in the amount (if any) by which the ECF Payment Amount for such fiscal year exceeds the greater of (i) $60.0 million and (ii) 5% of Consolidated EBITDA, (x) the ECF Percentage shall be 25% if the First Lien Net Leverage Ratio as of the end of the fiscal year covered by such financial statements was less than or equal to 2.50 to 1.00 and greater than 2.00 to 1.00 (with the ECF Percentage being calculated after giving effect to such prepayment at a rate of 50%) and (y) the ECF Percentage shall be 0% if the First Lien Net Leverage Ratio as of the end of the fiscal year covered by such financial statements was less than or equal to 2.00 to 1.00 (with the ECF Percentage being calculated after giving effect to such prepayment at a rate of 25%); provided further that:
(A)    if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge Other Applicable Indebtedness with Other Applicable ECF pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such portion of Excess Cash Flow otherwise required to repay the Term Loans pursuant to this Section 2.05(2)(a) on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of such Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(a) shall be reduced accordingly (provided that the portion of such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable ECF required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof and the remaining amount, if any, of such portion of Excess Cash Flow shall be allocated to the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(a)); and

(B)    to the extent the lenders or holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of Excess Cash Flow, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(a).
(b)    (i) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event described in clause (A) of the definition thereof, the Borrower shall prepay, or cause to be prepaid, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by Holdings or such Restricted Subsidiary of such Net Proceeds, subject to clause (ii) of this Section 2.05(2)(b) and clauses (2)(g) and (h) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% (such percentage as it may be reduced as described below, the “Net Proceeds Percentage”) of all Net Proceeds realized or received; provided that no prepayment shall be required pursuant to this Section 2.05(2)(b)(i) with respect to such portion of such Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest (or entered into a binding commitment or a binding letter of intent to reinvest) in accordance with Section 2.05(2)(b)(ii); provided further that (x) the Net Proceeds Percentage shall be 50% if the First Lien Net Leverage Ratio for the Test Period most recently ended prior to the date of such required prepayment is less than or equal to 2.50 to 1.00 and greater than 2.25 to 1.00 (with the Net Proceeds Percentage being calculated after giving effect to such prepayment at a rate of 100%), (y) the Net Proceeds Percentage shall be 25% if the First Lien Net Leverage Ratio for the Test Period most recently ended prior to the date of such required prepayment is less than or equal to 2.25 to 1.00 and greater than 2.00 to 1.00 (with the Net Proceeds Percentage being calculated after giving effect to such prepayment at a rate of 50%) and (z) the Net Proceeds Percentage shall be 0% if the First Lien Net Leverage Ratio for the Test Period most recently ended prior to the date of such required prepayment is less than or equal to 2.00 to 1.00 (with the Net Proceeds Percentage being calculated after giving effect to such prepayment at a rate of 25%); provided further that
(A)    if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge any Other Applicable Indebtedness with Other Applicable Net Proceeds pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Net Proceeds otherwise required to repay the Term Loans pursuant to this Section 2.05(2)(b)(i) on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time), to the prepayment of the Term Loans and to the repurchase or prepayment of such Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(b)(i) shall be reduced accordingly (provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof and the remaining amount, if any, of such portion of Net Proceeds shall be allocated to the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(b)(i));
(B)    to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of such Other Applicable Net Proceeds, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(b)(i).

    (ii)    With respect to any Net Proceeds realized or received with respect to any Prepayment Event described in clause (A) of the definition thereof, Holdings, the Borrower or any Restricted Subsidiary, at its option, may reinvest all or any portion of such Net Proceeds in assets useful for their business within (x) eighteen (18) months following receipt of such Net Proceeds or (y) if Holdings, the Borrower or any Restricted Subsidiary enters into a legally binding commitment or a legally binding letter of intent to reinvest such Net Proceeds within eighteen (18) months following receipt thereof, within the later of (A) eighteen (18) months following receipt thereof and (B) one hundred eighty (180) days of the date of such legally binding commitment or legally binding letter of intent; provided that the Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of such Net Proceeds to have been reinvested in accordance with the provisions of this Section 2.05(2)(b)(ii) (it being understood that such deemed expenditures shall have been made no earlier than the earliest of (1) notice to the Administrative Agent, (2) the execution of a definitive agreement relating to such Asset Sale or (3) the consummation of such Asset Sale or Casualty Event); provided further that if any Net Proceeds are no longer intended to be or cannot be so reinvested at any time after such reinvestment election, and subject to clauses (g) and (h) of this Section 2.05(2), an amount equal to any such Net Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.
(c)    [Reserved].
(d)    In the case of a Prepayment Event described in clause (B) of the definition thereof, the Borrower shall prepay, or cause to be prepaid, an aggregate principal amount of Term Loans of any Class or Classes (in each case, as directed by the Borrower) equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by Holdings or such Restricted Subsidiary of such Net Proceeds.
(e)    (i) Except as otherwise set forth in any Refinancing Amendment, Extension Amendment or Incremental Amendment, each prepayment of Term Loans required by Sections 2.05(2)(a), (b) and (d)(i) shall be allocated to any Class of Term Loans outstanding as directed by the Borrower, shall be applied pro rata to Term Lenders within such Class of Term Loans, based upon the outstanding principal amounts owing to each such Term Lender under such Class of Term Loans and shall be applied to reduce such remaining scheduled installments of principal within such Class of Term Loans in direct order of maturity; provided that
(x)    such prepayments may not be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any earlier maturing Classes of Term Loans (except that any Class of Incremental Term Loans, Other Term Loans, Extended Term Loans or Replacement Loans may specify that one or more other Classes of later maturing Term Loans may be prepaid prior to such Class of earlier maturing Term Loans), and
(y)    in the event that there are two or more outstanding Classes of Term Loans with the same Maturity Date, such prepayments may not be directed to any such Class of Term Loans without at least a pro rata repayment of any Classes of Term Loans maturing on the same date (except that any Class of Incremental Term Loans, Other Term Loans, Extended Term Loans or Replacement Loans may specify that one or more other Classes of Term Loans with the same Maturity Date may be prepaid prior to such Class of Term Loans maturing on the same date), and

    (ii)     each prepayment of Term Loans required by Section 2.05(2)(d)(ii) shall be allocated to any Class or Classes of Term Loans being refinanced as directed by the Borrower and shall be applied pro rata to Term Lenders within each such Class, based upon the outstanding principal amounts owing to each such Term Lender under each such Class of Term Loans.
(f)    The Administrative Agent shall determine the Dollar Equivalent of each Revolving Loan denominated in an Alternative Currency on each Calculation Date, and shall promptly notify the Borrower and the Lenders of each Dollar Equivalent so determined by it. If after giving effect to any such determination of a Dollar Equivalent, the Outstanding Amount of all Revolving Loans exceeds the aggregate amount of Revolving Commitments then in effect by 5.0% or more, the Borrower shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay Revolving Loans to the extent necessary to eliminate any such excess. If for any other reason the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower shall promptly prepay Revolving Loans and Swing Line Loans or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(2)(f) unless after the prepayment in full of the Revolving Loans and Swing Line Loans (as applicable) such aggregate Outstanding Amount of L/C Obligations exceeds the aggregate Revolving Commitments then in effect.
(g)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (a) through (d) of this Section 2.05(2) at least three (3) Business Days prior to the date of such prepayment (provided that, in the case of clause (b) or (d) of this Section 2.05(2), the Borrower may rescind (or delay the date of prepayment identified in) such notice if such prepayment would have resulted from a refinancing of all or any portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (a) and (b) of this Section 2.05(2) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Restricted Subsidiary) and may be applied by Holdings or such Restricted Subsidiary in any manner not prohibited by this Agreement.
(h)    Notwithstanding any other provisions of this Section 2.05(2), (A) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(2)(b) (a “Foreign Asset Sale”), the Net Proceeds of any Casualty Event from a Restricted Subsidiary (a “Foreign Casualty Event”) or all or a portion of Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(2) so long, but only so long, as the applicable local law will not permit repatriation to the United States (Holdings hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, an amount equal to such Net Proceeds or Excess Cash Flow permitted to be repatriated will be promptly (and in any event not later than two (2) Business Days after any such repatriation) applied (net of additional Taxes that are or would be payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(2) to the extent otherwise provided herein and (B) to the extent that Holdings or the Borrower has determined that repatriation of any of or all the Net Proceeds of any Foreign Asset Sale or Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost or consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, an amount equal to the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(2) (each of clauses (A) and (B), a “Payment Block”). Neither Holdings nor the Borrower shall not be required to monitor any such Payment Block and/or reserve cash for any future repatriation after it has notified the Administrative Agent of the existence of such Payment Block.
(i)    All prepayments under this Section 2.05 (other than prepayments of Base Rate Revolving Loans that are not made in connection with the termination or permanent reduction of Revolving Commitments) shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05.
Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term Benchmark Loans prior to the last day of the Interest Period therefor, the Borrower may, in its discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.
SECTION 2.06    Termination or Reduction of Commitments.
(1)    Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that
(a)    any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,

(b)    any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof and
(c)    if, after giving effect to any reduction of the Commitments, the L/C Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Facility, the L/C Sublimit shall be automatically reduced by the amount of such excess.
Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the L/C Sublimit or Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.
(2)    Mandatory. The Closing Date Term Loan Commitment of each Term Lender on the Closing Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s Closing Date Term Loans to the Borrower pursuant to Section 2.01(1). The Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the applicable Revolving Facility. The Commitment of any ~~Converting Closing Date Term Loan Lender to make Replacement Term Loans pursuant to Amendment No. 2 or the Additional Replacement Term Loan Lender to make Additional Replacement Term Loans pursuant to Amendment No. 2 shall be automatically terminated upon the making of or conversion into the Replacement Term Loans on the Amendment No. 2 Effective Date. The Commitment of any 2023-1 Refinancing Term Lender to make 2023-1 Refinancing Term Loans pursuant to Amendment No. 4 shall be automatically terminated upon the making of such Lender’s 2023-1 Refinancing Term Loans on the Amendment No. 4 Effective Date. The Commitment of any 2023-2 Refinancing Term Lender to make 2023-2 Refinancing Term Loans pursuant to Amendment No. 6 shall be automatically terminated upon the making of such Lender’s 2023-2 Refinancing Term Loans on the Amendment No. 6 Effective Date. The Commitment of any 2024-1 Term Lender to make 2024-1 Term Loans pursuant to Amendment No. 7 shall be automatically terminated upon the making of such Lender’s 2024-1 Term Loans or the conversion of such Lender’s 2023-2 Refinancing Term Loans into 2024-1 Term Loans, as applicable, on the Amendment No. 7 Effective Date. The Commitment of any 2024-2 Term Lender to make 2024-2 Term Loans pursuant to Amendment No. 8 shall be automatically terminated upon the making of such Lender’s 2024-2 Term Loans or the conversion of such Lender’s 2023-1 Refinancing Term Loans into 2024-2 Term Loans, as applicable, on the Amendment No. 8 Effective Date. The Commitment of any 2024-3 Term Lender to make 2024-3 Term Loans pursuant to Amendment No. 9 shall be automatically terminated upon the making of such Lender’s 2024-3 Term Loans or the conversion of such Lender’s 2024-1 Term Loans into 2024-3 Term Loans, as applicable, on the Amendment No. 9 Effective Date. The Commitment of any 2025-1 Term Lender to make 2025-1 Term Loans pursuant to Amendment No. 10 shall be automatically terminated upon the making of such Lender’s 2025-1 Term Loans or the conversion of such Lender’s 2024-2 Term Loans into 2025-1 Term Loans, as applicable, on the Amendment No. 10 Effective Date. The Commitment of any 2025-2 Term Lender to make 2025-2 Term Loans pursuant to Amendment No. 11 shall be automatically terminated upon the making of such Lender’s 2025-2 Term Loans or the conversion of such Lender’s 2024-3 Term Loans into 2025-2 Term Loans, as applicable, on the Amendment No. 11 Effective Date. The Commitment of any~~ 2025-3 Term Lender to make 2025-3 Term Loans pursuant to Amendment No. 12 shall be automatically terminated upon the making of such Lender’s 2025-3 Term Loans or the conversion of such Lender’s 2025-1 Term Loans into 2025-3 Term Loans, as applicable, on the Amendment No. 12 Effective Date. The Commitment of any 2026-1 Term Lender to make 2026-1 Term Loans pursuant to Amendment No. 14 shall be automatically terminated upon the making of such Lender’s 2026-1 Term Loans or the conversion of such Lender’s 2025-2 Term Loans into 2026-1 Term Loans, as applicable, on the Amendment No. 14 Effective Date.
(3)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced on a pro rata basis (determined on the basis of the aggregate Commitments under such Class) (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any Commitment Fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.
SECTION 2.07    Repayment of Loans.
(1)    Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders ~~(a) on the last Business Day of each March, June, September and December, commencing with June 30, 2020, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Replacement Term Loans outstanding on the Amendment No. 2 Effective Date (in each case, which payments shall be reduced as a result of the 2023-1 Refinancing Transactions and the 2023-2 Refinancing Transactions and the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the Maturity Date for the Replacement Term Loans, the aggregate principal amount of all Replacement Term Loans outstanding on such date.~~ The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with ~~September 30, 2023, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2023-1 Refinancing Term Loans outstanding on the Amendment No. 4 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2023-1 Refinancing Term Loan Maturity Date, the aggregate principal amount of all 2023-1 Refinancing Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with March 31, 2024, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2023-2 Refinancing Term Loans outstanding on the Amendment No. 6 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2023-2 Refinancing Term Loan Maturity Date, the aggregate principal amount of all 2023-2 Refinancing Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with December 31, 2024, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2024-1 Term Loans outstanding on the Amendment No. 7 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2024-1 Term Loan Maturity Date, the aggregate principal amount of all 2024-1 Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with December 31, 2024, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2024-2 Term Loans outstanding on the Amendment No. 8 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2024-2 Term Loan Maturity Date, the aggregate principal amount of all 2024-2 Term Loans outstanding on such~~

~~date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with June 30, 2025, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2024-3 Term Loans outstanding on the Amendment No. 9 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2024-3 Term Loan Maturity Date, the aggregate principal amount of all 2024-3 Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with September 30, 2025, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2025-1 Term Loans outstanding on the Amendment No. 10 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2025-1 Term Loan Maturity Date, the aggregate principal amount of all 2025-1 Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with March 31, 2026, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2025-2 Term Loans outstanding on the Amendment No. 11 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2025-2 Term Loan Maturity Date, the aggregate principal amount of all 2025-2 Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with~~ June 30, 2026, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2025-3 Term Loans outstanding on the Amendment No. 12 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2025-3 Term Loan Maturity Date, the aggregate principal amount of all 2025-3 Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with December 31, 2026, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2026-1 Term Loans outstanding on the Amendment No. 14 Effective Date (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the 2026-1 Term Loan Maturity Date, the aggregate principal amount of all 2026-1 Term Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2 Term Loans, or the~~ 2025-3 Term Loans or the 2026-1 Term Loans, respectively, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding ~~2023-1 Refinancing Term Loans, 2023-2 Refinancing Term Loans, 2024-1 Term Loans, 2024-2 Term Loans, 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~the 2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans, respectively, comprising part of such Class continue to receive a payment that is not less than the same Dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans; provided, that if such Incremental Term Loans are to be “fungible” with the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2 Term Loans, or the~~ 2025-3 Term Loans or the 2026-1 Term Loans, in each case, notwithstanding any other conditions specified in this Section 2.07(1), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by Borrower and the Administrative Agent to ensure that the Incremental Term Loans will be “fungible” with the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term~~

~~Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans, respectively.
(2)    Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Facility the aggregate principal amount of all Revolving Loans under such Facility outstanding on such date.
(3)    Swing Line Loans. The Borrower shall repay the aggregate principal amount of each Swing Line Loan on the Maturity Date for the applicable Revolving Facility.
SECTION 2.08    Interest.
(1)    Subject to the provisions of Section 2.08(2), (a) [reserved], (b) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate, (c) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate with respect to Revolving Loans, (d) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate, Term CORRA, Adjusted EURIBOR Rate, Adjusted BBSY Rate, or Adjusted HKD Screen Rate, as applicable, for such Interest Period, plus the Applicable Rate and (e) each RFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Daily Simple RFR, plus the Applicable Rate. In the case of Term Benchmark Loans or RFR Loans denominated in an Alternative Currency, interest shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).
(2)    During the continuance of a Default under Section 8.01(1), the Borrower shall pay interest on past due amounts hereunder at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(3)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09    Fees.
(1)    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender under each Revolving Facility in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the applicable Commitment Fee Rate times the actual daily amount by which the aggregate Revolving Commitments exceed the sum of (a) the Outstanding Amount of Revolving Loans (for the avoidance of doubt, excluding any Swing Line Loans) and (b) the Outstanding Amount of L/C Obligations; provided that any Commitment Fee accrued with respect to any of the Commitments of a Defaulting Lender under such Revolving Facility during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time;

and provided further that no Commitment Fee shall accrue on any of the Commitments under any Revolving Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Commitment Fee on each Revolving Commitment shall accrue at all times from the Closing Date (or date of initial effectiveness, as applicable) (and for the avoidance of doubt, the Commitment Fee on the Revolving Commitment under the Closing Date Revolving Facility shall accrue from the Closing Date) until the Maturity Date for the applicable Revolving Commitment, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the 15th day following the last day of each of March, June, September and December, commencing with December 31, 2018, and on the Maturity Date for such Revolving Facility. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.
(2)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
SECTION 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans, RFR Loans computed by reference to Daily Simple RFR, Term Benchmark Loans computed by reference to Term CORRA, the Adjusted HKD Screen Rate or the Adjusted BBSY Rate shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(1), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11    Evidence of Indebtedness.
(1)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent, as set forth in the Register, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(2)    In addition to the accounts and records referred to in Section 2.11(1), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(3)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(1) and (2), and by each Lender in its account or accounts pursuant to Sections 2.11(1) and (2), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
SECTION 2.12    Payments Generally.
(1)    All payments to be made by the Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. Any payments under this Agreement that are made later than 2:00 p.m., New York time, shall be deemed to have been made on the next succeeding Business Day (but the Administrative Agent may extend such deadline for purposes of computing interest and fees (but not beyond the end of such day) in its sole discretion whether or not such payments are in process).
(2)    Except as otherwise expressly provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(3)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York time, on the date of such Borrowing, any payment is required to be made by it to the Administrative Agent hereunder (in the case of the Borrower, for the account of any Lender or an Issuing Bank hereunder or, in the case of the Lenders, for the account of any Issuing Bank, Swing Line Lender or the Borrower hereunder), that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(a)    if the Borrower failed to make such payment, each Lender or Issuing Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate from time to time in effect; and
(b)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount, or cause such amount to be paid, to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(3) shall be conclusive, absent manifest error.
(c)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or fund any participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(e)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03 (or otherwise expressly set forth herein). If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan

Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
SECTION 2.13    Sharing of Payments. Other than as expressly provided elsewhere herein, if any Lender of any Class shall obtain payment in respect of any principal of or interest on account of the Loans of such Class made by it or the participations in L/C Obligations and Swing Line Loans held by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (1) notify the Administrative Agent of such fact, and (2) purchase from the other Lenders such participations in the Loans of such Class made by them or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal of or interest on such Loans of such Class or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (a) the amount of such paying Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this Section 2.13 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (3) of the definition of Excluded Taxes, any participation acquired by a Lender pursuant to this Section 2.13 shall be treated as having been acquired on the earlier date(s) on which the applicable interest(s) in the Commitment(s) or Loan(s) to which such participation relates were acquired by such Lender.
SECTION 2.14    Incremental Facilities.
(1)    Incremental Loan Request. The Borrower may at any time and from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a

“Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (each an “Incremental Revolving Facility”; and, collectively with any Revolving Commitment Increases, the “Incremental Revolving Commitments” and any Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Commitments or Incremental Revolving Commitments.
(2)    Incremental Loans. Any Incremental Term Loans or Incremental Revolving Commitments effected through the establishment of one or more new term loans or new revolving credit commitments, as applicable, made on an Incremental Facility Closing Date (other than a Loan Increase) shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment of such Class and (ii) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto.
(3)    Incremental Lenders. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender as approved by the Borrower (but no existing Lender will have an obligation to make any Incremental Commitment (or Incremental Loan), nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment (or Incremental Loan)) or by any Additional Lender (each such existing Lender or Additional Lender providing such Loan or Commitment, an “Incremental Term Lender” or “Incremental Revolving Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent or, in the case of any Incremental Revolving Commitments only, each Swing Line Lender and each Issuing Bank, shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(h) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Commitments.

(4)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment and the availability of any initial credit extensions thereunder shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions):
(a)    (x) no Event of Default shall exist after giving effect to such Incremental Commitments (provided that, with respect to any Incremental Amendment the primary purpose of which is to finance a Limited Condition Transaction, the requirement pursuant to this clause (4)(a)(x) shall be that no Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) shall exist after giving effect to such Incremental Commitments), and (y) the representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Incremental Amendment (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates); provided that in connection with a Limited Condition Transaction, the conditions in clause (x) (other than the condition referenced in the proviso thereto in respect of Section 8.01(1) and Section 8.01(6)) and in clause (y) shall only be required to the extent requested by the Persons providing more than 50% of the applicable Incremental Term Loans and Incremental Term Commitments or Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be; provided, further, that in the case of an acquisition or other Investment with a purchase price in excess of the greater of (A) $1130.0 million and (B) 100.0% of Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), the conditions contained in clause (y) with respect to Specified Representations, shall be required whether or not requested by such Persons, unless waived in accordance with Section 10.01;
(b)    each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5.0 million (provided that such amount may be less than $5.0 million if such amount represents all remaining availability under the limit set forth in clause (c) of this Section 2.14(4)) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $5.0 million (provided that such amount may be less than $5.0 million if such amount represents all remaining availability under the limit set forth in clause (c) of Section 2.14(4));
(c)    the aggregate principal amount of Incremental Term Loans and Incremental Revolving Commitments shall not, together with the aggregate principal amount of Permitted Incremental Equivalent Debt, exceed the sum of (the amount available under clauses (A) through (C) below, the “Available Incremental Amount”):
(A)    the sum of (1) the greater of (the “Free and Clear Incremental Amount”) (x) $1130.0 million and (y) 100.0% of Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), plus (2) any General Debt Basket Reallocated Amount, plus (3) the aggregate principal amount, without duplication, of (x) voluntary prepayments, redemptions or repurchases of Incremental Term Loans and Permitted Incremental Equivalent Debt (other than any Permitted Incremental Equivalent Debt that is a revolving credit facility) (including purchases of Incremental Term Loans or such

Permitted Incremental Equivalent Debt by Holdings, the Borrower or any Subsidiaries of Holdings at or below par), in each case, only to the extent such Incremental Term Loans or Permitted Incremental Equivalent Debt was incurred in reliance on the Free and Clear Incremental Amount, (y) voluntary permanent commitment reductions in respect of Incremental Revolving Commitments or Permitted Incremental Equivalent Debt consisting of revolving credit commitments, in each case, to the extent such Incremental Revolving Commitments or Permitted Incremental Equivalent Debt was incurred in reliance on the Free and Clear Incremental Amount and (z) voluntary prepayments, redemptions or repurchases of any Credit Agreement Refinancing Indebtedness, Other Loans, Refinancing Indebtedness or other Indebtedness (or, in the case of any of the foregoing under this clause (z) that constitutes a revolving credit commitment, voluntary permanent commitment reductions in respect thereof) previously applied to the (I) prepayment, redemption or repurchase of any Incremental Term Loans and Permitted Incremental Equivalent Debt (other than any Permitted Incremental Equivalent Debt that is a revolving credit facility) or (II) voluntary permanent commitment reductions in respect of Incremental Revolving Commitments or Permitted Incremental Equivalent Debt consisting of revolving credit commitments, in each case under sub-clauses (I) and (II), to the extent such Indebtedness was originally incurred in reliance on the Free and Clear Incremental Amount (provided that the relevant prepayment, redemption, repurchase or commitment reduction under this clause (3) shall not have been funded with proceeds of long-term Indebtedness (other than revolving Indebtedness)), plus
(B)    (x) in the case of any Incremental Loans or Incremental Commitments that effectively extend the Maturity Date of, or refinance, any Facility, an amount equal to the portion of the Facility to be replaced with (or refinanced by) such Incremental Loans or Incremental Commitments and (y) in the case of any Incremental Loans or Incremental Commitments that effectively replace any Commitment or Loan that is terminated or cancelled in accordance with Section 3.07, an amount equal to the portion of the relevant terminated or cancelled Commitment or Loan (the amounts under this clause (4)(c)(B), together with the Free and Clear Incremental Amount, the “Non-Ratio Based Incremental Amount”), plus
(C)    an unlimited amount, so long as in the case of this clause (C) only (the “Ratio Based Incremental Amount”),
(w)    in the case of Incremental Loans or Incremental Revolving Commitments that are secured by Liens on all or a portion of the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies), either (I) the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed 3.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other Investment permitted under this Agreement, the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the First Lien Net Leverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments

(provided that, in each case under clauses (I) and (II), in the case an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and calculating the First Lien Net Leverage Ratio and deducting in calculating the numerator of any leverage ratio the unrestricted cash proceeds that are not promptly applied for the specified transaction in connection with such incurrence, but without giving effect to any simultaneous incurrence of any Incremental Loans or Permitted Incremental Equivalent Debt),
(x)    in the case of Incremental Loans or Incremental Revolving Commitments that are secured by Liens on all or a portion of the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, either (I) the Secured Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed 5.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other Investment permitted under this Agreement, the Secured Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the Secured Net Leverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments (provided that, in each case under clauses (I) and (II), in the case an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and deducting in calculating the numerator of any leverage ratio the unrestricted cash proceeds that are not promptly applied for the specified transaction in connection with such incurrence, but without giving effect to any simultaneous incurrence of any Incremental Loans or Permitted Incremental Equivalent Debt),
(y)    in the case of Incremental Loans or Incremental Revolving Commitments that are unsecured (or in the case of Permitted Incremental Equivalent Debt, Indebtedness that is secured by assets that do not constitute Collateral), either (I) the Total Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed 5.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other Investment permitted under this Agreement, the Total Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments (provided that, in each case under clauses (I) and (II), in the case an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and deducting in calculating the numerator of any leverage ratio the unrestricted cash proceeds that are not promptly applied for the specified transaction in connection with such incurrence, but without giving effect to any simultaneous incurrence of any Incremental Loans or Permitted Incremental Equivalent Debt), or
(z)    in the case of Incremental Loans or Incremental Revolving Commitments that are unsecured, either (A) (I) the Interest Coverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is not less than 2.00 to 1.00 (including in connection with an acquisition or other Investment permitted under this Agreement) or (II) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other Investment permitted under this Agreement, the Interest Coverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is not less than the Interest Coverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments (provided that, in each case under clauses (I) and (II), in the case an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and deducting in calculating the numerator of any leverage ratio the unrestricted cash proceeds that are not promptly applied for the specified transaction in connection with such incurrence, but without giving effect to any simultaneous incurrence of any Incremental Loans or Permitted Incremental Equivalent Debt).
The Borrower may elect to use the Ratio Based Incremental Amount regardless of whether the Borrower has capacity under the Non-Ratio Based Incremental Amount. Further, the Borrower may elect to use the Ratio Based Incremental Amount prior to using the Non-Ratio Based Incremental Amount, and if both the Ratio Based Incremental Amount and the Non-Ratio Based Incremental Amount are available, unless otherwise elected by Holdings or the Borrower, then the Borrower will be deemed to have elected to use the Ratio Based Incremental Amount. In addition, any Indebtedness originally designated as incurred pursuant to the Non-Ratio Based Incremental Amount shall be automatically reclassified as incurred under the Ratio Based Incremental Amount at such time as the Borrower would meet the applicable leverage or coverage-based incurrence test at such time on a pro forma basis, unless otherwise elected by Holdings or the Borrower.
(5)    Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, of any Class and any Loan Increase shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the ~~Replacement~~2025-3 Term Loans, the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2 Term Loans, the 2025-3 Term~~2026-1 Term Loans or Closing Date Revolving Facility, as applicable, existing on the Incremental Facility Closing Date, shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith), (B) be not materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of the ~~Replacement~~2025-3 Term Loans, the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2 Term Loans, the 2025-3~~

~~Term~~2026-1 Term Loans or Closing Date Revolving Facility, as applicable, except, in each case under this clause (B), with respect to (x) covenants (including any Previously Absent Financial Maintenance Covenant) and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to the incurrence of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be or (y) a Previously Absent Financial Maintenance Covenant (so long as, (i) to the extent that any such terms of any Incremental Revolving Loans and Incremental Revolving Commitments contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date of the Revolving Facility, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of the Revolving Facility and (ii) to the extent that any such terms of any Incremental Term Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date of the Replacement Term Loans or of the 2023-1 Refinancing Term Loans or of the 2023-2 Refinancing Term Loans, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and/or the ~~2025-3~~2026-1 Term Loans, as applicable, or (C) such terms, provisions and documentation are reasonably satisfactory to the Administrative Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of (x) the Lenders of Incremental Term Loans, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and/or ~~the 2025-3~~2026-1 Term Loans, as applicable, or (y) the Lenders under Incremental Revolving Commitments, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the Closing Date Revolving Facility); provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees, it being understood that, if required to consummate such Loan Increase transaction, the interest rate margins and rate floors may be increased, any call protection provision may be made more favorable to the applicable existing Lenders and additional upfront or similar fees may be payable to the lenders providing the Loan Increase) to the applicable Term Loans or Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date (provided that, if such Incremental Term Loans are to be “fungible” with the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans, notwithstanding any other conditions specified in this Section 2.14(5), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by Borrower and the Administrative Agent to ensure that such Incremental Term Loans will be “fungible” with the ~~Replacement Term Loans, the 2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans, as applicable). In any event:
(a)    the Incremental Term Loans:
    (i)    (x) shall rank equal in priority in right of payment with the First Lien Obligations under this Agreement and (y) shall either (1) rank equal (but without regard to the control of remedies) or junior in priority of right of security with the First Lien

Obligations under this Agreement or (2) be unsecured, in each case as applicable pursuant to clause (4)(c) above,
    (ii)    shall not mature earlier than the ~~2023-1 Refinancing Term Loan Maturity Date, the 2023-2 Refinancing Term Loan Maturity Date, the 2024-1 Term Loan Maturity Date, the 2024-2 Term Loan Maturity Date, the 2024-3 Term Loan Maturity Date, the 2025-1 Term Loan Maturity Date, the 2025-2~~2025-3 Term Loan Maturity Date or the ~~2025-3~~2026-1 Term Loan Maturity Date,
    (iii)    shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans on the date of incurrence of such Incremental Term Loans,
    (iv)    subject to clause (5)(a)(iii) above and clause (5)(c) below, respectively, shall have amortization and an Applicable Rate determined by the Borrower and the applicable Incremental Term Lenders,
    (v)    may participate on a pro rata basis, less than a pro rata basis or greater than a pro rata basis in any mandatory prepayments of Term Loans hereunder (except that, unless otherwise permitted under this Agreement, such Incremental Term Loans may not participate on a greater than a pro rata basis as compared to any earlier maturing Class of Term Loans constituting First Lien Obligations in any mandatory prepayments under Section 2.05(2)(a), (b) and (d)(i)), as specified in the applicable Incremental Amendment,
    (vi)    shall be denominated in an Available Currency or, subject to the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), another currency as determined by the Borrower and the applicable Incremental Term Lenders,
    (vii)    shall not at any time be guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors, and
    (viii)    in the case of Incremental Term Loans that are secured, the obligations in respect thereof shall not be secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral;
(b)    the Incremental Revolving Commitments and Incremental Revolving Loans:
    (i)    (x) shall rank equal in priority in right of payment with the First Lien Obligations under this Agreement and (y) shall either (1) rank equal (but without regard to the control of remedies) or junior in priority of right of security with the First Lien Obligations under this Agreement or (2) be unsecured, in each case as applicable pursuant to clause (4)(c) above,
    (ii)    shall not mature earlier than the Revolving Maturity Date, and shall not be subject to amortization,

    (iii)    except as set forth in clause (v) below, shall provide that the borrowing and repayment (other than permanent repayment) of Revolving Loans with respect to Incremental Revolving Commitments after the associated Incremental Facility Closing Date may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis with all other outstanding Revolving Commitments existing on such Incremental Facility Closing Date,
    (iv)    subject to the provisions of Section 2.03(13) and 2.04(7) in connection with Letters of Credit and Swing Line Loans, respectively, which mature or expire after a Maturity Date at any time Incremental Revolving Commitments with a later Maturity Date are outstanding, shall provide that all Letters of Credit and Swing Line Loans shall be participated on a pro rata basis by each Lender with a Revolving Commitment in accordance with its percentage of the Revolving Commitments existing on the Incremental Facility Closing Date (and except as provided in Sections 2.03(13) and 2.04(7), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit and Swing Line Loans theretofore incurred or issued),
    (v)    shall provide that the permanent repayment of Revolving Loans in connection with a termination of Incremental Revolving Commitments after the associated Incremental Facility Closing Date may be made on a pro rata basis or less than a pro rata basis (or greater than a pro rata basis (x) with respect to (1) repayments required upon the Maturity Date of any Incremental Revolving Commitments and (2) repayments made in connection with any refinancing of Incremental Revolving Commitments or (y) as compared to any other Revolving Commitments with a later maturity date than such Incremental Revolving Commitments), in each case, with all other Revolving Commitments existing on such Incremental Facility Closing Date,
    (vi)    shall provide that assignments and participations of Incremental Revolving Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans existing on the Incremental Facility Closing Date,
    (vii)    shall provide that any Incremental Revolving Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Commitments hereunder (including Incremental Revolving Commitments and any original Revolving Commitments) which have more than four (4) different Maturity Dates unless otherwise agreed to by the Administrative Agent,
    (viii)    shall have an Applicable Rate determined by the Borrower and the applicable Incremental Revolving Lenders,
    (ix)    shall be denominated in an Available Currency or, subject to the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), another currency as determined by the Borrower and the applicable Incremental Revolving Lenders,

    (x)    shall not at any time be guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors, and
    (xi)    in the case of Incremental Revolving Commitments and Incremental Revolving Loans that are secured, the obligations in respect thereof shall not be secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral;
(c)    the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable Incremental Term Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans in aggregate amount in excess of the greater of (x) $282.5 million and (y) 25% of Consolidated EBITDA that are (i) in the form of floating rate Dollar-denominated term loans that are broadly syndicated to banks and other institutional investors, (ii) secured on a pari passu with the First Lien Obligations and equal in priority in right of payment with the ~~2023-2 Refinancing Term Loans or the 2024-1~~2026-1 Term Loans, (iii) incurred prior to the date that is twelve months after the Amendment No. ~~6~~14 Effective Date ~~(with respect to the 2023-2 Refinancing Term Loans and the 2024-1 Term Loans)~~, (iv) scheduled to mature on or prior to the ~~2023-2 Refinancing~~2026-1 Term Loan Maturity Date ~~(with respect to the 2023-2 Refinancing Term Loans) or the 2024-1 Term Loan Maturity Date (with respect to the 2024-1 Term Loans)~~, (v) incurred under the Free and Clear Incremental Amount and (vi) not incurred in connection with a Permitted Acquisition or other investment, the All-In Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the ~~2023-2 Refinancing Term Loans or the 2024-1~~2026-1 Term Loans, as the case may be, plus 50 basis points per annum unless the Applicable Rate (together with, as provided in the proviso below, the Adjusted Term SOFR Rate or Base Rate floor) with respect to the ~~2023-2 Refinancing Term Loans and/or the 2024-1~~2026-1 Term Loans, respectively, is increased so as to cause the then-applicable All-In Yield under this Agreement on the ~~2023-2 Refinancing Term Loans and/or the 2024-1~~2026-1 Term Loans, respectively, to equal the All-In Yield then applicable to the Incremental Term Loans, minus 50 basis points per annum; provided that any increase in interest rate margin on the ~~2023-2 Refinancing Term Loans or the 2024-1~~2026-1 Term Loans, as the case may be, due to the application of a Adjusted Term SOFR Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) the Adjusted Term SOFR Rate or Base Rate floor applicable to such ~~2023-2 Refinancing Term Loans or such 2024-1~~2026-1 Term Loans, as the case may be; provided, further, that if such Incremental Term Loans are to be “fungible” with the ~~2023-2 Refinancing Term Loans or the 2024-1~~2026-1 Term Loans, as the case may be, notwithstanding any other conditions specified in this Section 2.14(5), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by Borrower and the Administrative Agent to ensure that the Incremental Term Loans will be “fungible” with the ~~2023-2 Refinancing Term Loans or the 2024-1~~2026-1 Term Loans or Incremental Term Loans, as applicable (and the amortization of any ~~2023-2 Refinancing Term Loans, any 2024-1~~2026-1 Term Loans or Incremental Term Loans, respectively, may be increased if necessary to make such ~~2023-2 Refinancing Term Loans, such 2024-1~~2026-1 Term Loans and/or any Incremental Term Loans “fungible”, respectively).

(6)    Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. Notwithstanding anything to the contrary in Section 10.01, (x) each Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, including to effect technical and corresponding amendments to this Agreement and the other Loan Documents and (y) at the option of the Borrower in consultation with the Administrative Agent, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes (including to the extent necessary or advisable to allow any Class of Incremental Commitments to be a Loan Increase), in each case under this clause (y), so long as the Administrative Agent reasonably agrees that such modification is favorable to the applicable Lenders. In connection with any Incremental Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Loans are provided with the benefit of the applicable Loan Documents. The Borrower will use the proceeds (if any) of the Incremental Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Commitments or Incremental Loans unless it so agrees.
(7)    Reallocation of Revolving Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Commitments are effected through an increase in the Revolving Commitments with respect to any existing Revolving Facility pursuant to this Section 2.14, (a) each of the Revolving Lenders under such Facility shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(1) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(8)    This Section 2.14 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.14 may be amended with the consent of the Required Lenders (or the applicable Required Facility Lenders, if applicable).
SECTION 2.15    Refinancing Amendments.
(1)    At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender (it being understood that (i) no Lender shall be required to provide any Other Loan without its consent, (ii) Affiliated Lenders may not provide Other Revolving Commitments and (iii) Other Term Loans provided by Affiliated Lenders shall be subject to the limitations set forth in Section 10.07(h)), Other Loans to refinance all or any portion of the applicable Class or Classes of Loans then outstanding under this Agreement which will be made pursuant to Other Term Loan Commitments, in the case of Other Term Loans, and pursuant to Other Revolving Commitments, in the case of Other Revolving Loans, in each case pursuant to a Refinancing Amendment; provided that such Other Loans and Other Revolving Commitments (i) shall rank equal in priority in right of payment with the other Loans and Commitments hereunder, (ii) shall be unsecured or rank pari passu (without regard to the control of remedies) or junior in right of security with any First Lien Obligations under this Agreement and, if secured on a junior basis, shall be subject to an applicable Intercreditor Agreement(s), (iii) if secured, shall not be secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (iv) shall not at any time be guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors, (v)(A) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums as may be agreed by the Borrower and the Lenders thereof and/or (B) may provide for additional fees and/or premiums payable to the Lenders providing such Other Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Refinancing Amendment, (vi) may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrower and the Lenders thereof, (vii) will have a final maturity date no earlier than, and, in the case of Other Term Loans, will have a Weighted Average Life to Maturity equal to or greater than, the Term Loans or Revolving Commitments being refinanced and (viii) will have such other terms and conditions (other than as provided in foregoing clauses (ii) through (vii)) that either, at the option of the Borrower, (1) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Other Loans or Other Revolving Commitments (as determined by the Borrower), (2) if otherwise not consistent with the terms of such Class of Loans or Commitments being refinanced, not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of such Class of Loans or Commitments being refinanced, except, in each case under this clause (2), with respect to (x) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing or (y) a Previously Absent Financial Maintenance Covenant (so long as, (I) to the extent that any such terms of any Other Term Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility and (II) to the extent that any such terms of any Other Revolving Loans and Other Revolving Commitments contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date of the Revolving Facility, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of the Closing Date Revolving Facility) or (3) such terms as are reasonably satisfactory to the Administrative Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of (x) the lenders of Other Term Loans, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans, as applicable, or (y) the lenders under Other Revolving Commitments, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the Closing Date Revolving Facility). Any Other Term Loans may participate on a pro rata basis, less than a pro rata basis or greater than a pro rata basis in any prepayments of Term Loans hereunder (except that, unless otherwise permitted under this Agreement or unless the Class of Term Loans being refinanced was so entitled to participate on a greater than a pro rata basis in such mandatory prepayments, such Other Term Loans may not participate on a greater than a pro rata basis as compared to any earlier maturing Class of Term Loans constituting First Lien Obligations in any mandatory prepayments under Section 2.05(2)(a), (b) and (d)(i)), as specified in the applicable Refinancing Amendment. All Other Revolving Commitments shall provide that (x) except as provided under sub-clause (y) below, borrowings and repayments (other than permanent repayments) of principal under the applicable Other Revolving Commitments may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis and (y) the permanent repayment of Other Revolving Loans in connection with a termination of Other Revolving Commitments may be made on a pro rata basis or less than a pro rata basis (or greater than a pro rata basis (A) with respect to (1) repayments required upon the Maturity Date of any Other Revolving Commitments and (2) repayments made in connection with any refinancing of Other Revolving Commitments or (B) as compared to any other Revolving Commitments with a later maturity date than such Other Revolving Commitments), in each case, with all other Revolving Commitments. In connection with any Refinancing Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Other Loans or Other Revolving Commitments are provided with the benefit of the applicable Loan Documents.
(2)    Each Class of Other Commitments and Other Loans incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $5.0 million. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Commitments and Other Loans incurred pursuant thereto (including any amendments necessary to treat the Other Loans and/or Other Commitments as Loans and Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15.
(3)    This Section 2.15 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders (or the applicable Required Facility Lenders, if applicable). Notwithstanding anything to the contrary in Section 10.01, (x) each Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, including to effect technical and corresponding amendments to this Agreement and the other Loan Documents and (y) at the option of the Borrower in consultation with the Administrative Agent, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes, in each case under this clause (y), so long as the Administrative Agent reasonably agrees that such modification is favorable to the applicable Lenders.
SECTION 2.16    Extensions of Loans.
(1)    Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (each, an “Existing Term Loan Class”) be converted or exchanged to extend the scheduled Maturity Date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. Prior to entering into any Extension Amendment with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Class, with such request offered equally to all such Lenders of such Existing Term Loan Class) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical in all material respects to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (i) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments, if any, of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization, if any, of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the Extension Amendment, the Incremental Amendment, the Refinancing Amendment or any other amendment, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were extended), (ii)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and voluntary prepayment terms and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrower and the Lenders thereof, (iv) any Extended Term Loans may participate on a pro rata basis, less than a pro rata basis or greater than a pro rata basis in any mandatory prepayments of Term Loans hereunder (except that, unless otherwise permitted under this Agreement, such Extended Term Loans may not participate on a greater than pro rata basis as compared to any earlier maturing Class of Term Loans in any mandatory prepayments under Section 2.05(2)(a), (b) and (d)(i)), in each case as specified in the respective Term Loan Extension Request and (v) the Extension Amendment may provide for such other terms and conditions (other than as provided in the foregoing clauses (i) through (iv)) with respect to the Extended Term Loans that either, at the option of the Borrower, (1) reflect market terms and conditions (taken as a whole) at the time of such Extension Amendment (as determined by the Borrower in good faith), (2) if otherwise not consistent with the terms of the Existing Term Loan Class subject to such Term Loan Extension Request, are not materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Existing Term Loan Class subject to such Term Loan Extension Request, except, in each case under this clause (2), with respect to (x) covenants and other terms applicable solely to any period after the Latest Maturity Date in respect of Term Loans in effect immediately prior to such Extension Amendment or (y) a Previously Absent Financial Maintenance Covenant (so long as, to the extent that any Extended Terms Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date of any Existing Term Loan Class, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility) or (3) such terms as are reasonably satisfactory to the Administrative Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of the lenders of Extended Term Loans, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans, as applicable). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans extended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement and shall constitute a separate Class of Loans from the Existing Term Loan Class from which they were extended; provided that any Extended Term Loans amended from an Existing Term Loan Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Class.
(2)    Extension of Revolving Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments of any Class (each, an “Existing Revolving Class”) be converted or exchanged to extend the scheduled Maturity Date(s) of any payment of principal with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so extended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.16. Prior to entering into any Extension Amendment with respect to any Extended Revolving Commitments, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolving Class, with such request offered equally to all such Lenders of such Existing Revolving Class) (each, a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical in all material respects to the Revolving Commitments of the Existing Revolving Class from which they are to be extended except that (i) the scheduled final maturity date shall be extended to a later date than the scheduled final maturity date of the Revolving Commitments of such Existing Revolving Class; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Extended Revolving Commitments) which have more than four (4) different Maturity Dates (unless otherwise consented to by the Administrative Agent), (ii) (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and voluntary prepayment terms and premiums with respect to the Extended Revolving Commitments may be different than those for the Revolving Commitments of such Existing Revolving Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) (x) except as provided under sub-clause (y) below, all borrowings under the Extended Revolving Commitments of the applicable Revolving Extension Series and repayments thereunder (other than permanent repayments) may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis and (y) the permanent repayment of outstanding Revolving Loans under the Extended Revolving Commitments in connection with a termination of Extended Revolving Commitments may be made on a pro rata basis or less than a pro rata basis (or greater than a pro rata basis (A) with respect to (1) repayments required upon the Maturity Date of the non-extending Revolving Commitments or the Extended Revolving Commitments and (2) repayments made in connection with any refinancing of Extended Revolving Commitments or (B) as compared to any other Revolving Commitments with a later maturity date than such Extended Revolving Commitments), in each case under this clause (iii), with all other Revolving Commitments and (iv) the Extension Amendment may provide for such other terms and conditions (other than as provided in the foregoing clauses (i) through (iii)) with respect to the Extended Revolving Commitments that either, at the option of the Borrower, (1) reflect market terms and conditions (taken as a whole) at the time of such Extension Amendment (as determined by the Borrower in good faith), (2) if otherwise not consistent with the Existing Revolving Class subject to such Revolving Extension Request, are not materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Existing Revolving Class subject to such Revolving Extension Request, except, in each case under this clause (2), with respect to (x) covenants and other terms applicable solely to any period after the Latest Maturity Date in respect of Revolving Commitments in effect immediately prior to such Extension Amendment or (y) a Previously Absent Financial Maintenance Covenant (so long as, to the extent that any such terms of any Extended Revolving Commitments contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date of any Existing Revolving Class, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Revolving Commitments (including the Closing Date Revolving Facility)) or (3) such terms as are reasonably satisfactory to the Administrative Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of the Lenders of Extended Revolving Commitments, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of the Closing Date Revolving Facility). No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Class converted into Extended Revolving Commitments pursuant to any Revolving Extension Request. Any Extended Revolving Commitments extended pursuant to any Revolving Extension Request shall be designated a series (each, a “Revolving Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement and shall constitute a separate Class of Revolving Commitments from the Existing Revolving Class from which they were extended; provided that any Extended Revolving Commitments amended from an Existing Revolving Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolving Extension Series with respect to such Existing Revolving Class.
(3)    Extension Request. The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its sole discretion) prior to the date on which Lenders under the applicable Existing Term Loan Class or Existing Revolving Class, as applicable, are requested to respond. Any Lender holding a Term Loan under an Existing Term Loan Class (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans of an Existing Term Loan Class or Existing Term Loan Classes, as applicable, subject to such Extension Request converted or exchanged into Extended Term Loans, and any Revolving Lender with a Revolving Commitment under an Existing Revolving Class (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments of an Existing Revolving Class or Existing Revolving Classes, as applicable, subject to such Extension Request converted or exchanged into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments, as applicable, which it has elected to convert or exchange into Extended Term Loans or Extended Revolving Commitments, as applicable. In the event that the aggregate principal amount of Term Loans and/or Revolving Commitments, as applicable, subject to Extension Elections exceeds the amount of Extended Term Loans and/or Extended Revolving Commitments, respectively, requested pursuant to the Extension Request, Term Loans and/or Revolving Commitments, as applicable, subject to Extension Elections shall be converted or exchanged into Extended Term Loans and/or Revolving Commitments, respectively, as directed by the Borrower in consultation with the Administrative Agent.
(4)    Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans and/or Extended Revolving Commitments established thereby, as the case may be) executed by the Borrower, the Administrative Agent and the Extending Lenders, it being understood that such Extension Amendment shall not require the consent of any Lender other than (A) the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, established thereby, (B) with respect to any extension of the Revolving Commitments that results in an extension of

Issuing Bank’s obligations with respect to Letters of Credit, the consent of such Issuing Bank and (C) with respect to any extension of the Revolving Commitments that results in an extension of Swing Line Lender’s obligations with respect to Swing Line Loans, the consent of such Swing Line Lender). Each request for an Extension Series of Extended Term Loans or Extended Revolving Commitments proposed to be incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5.0 million (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount), and the Borrower may condition the effectiveness of any Extension Amendment on an Extension Minimum Condition, which may be waived by the Borrower in its sole discretion. In addition to any terms and changes required or permitted by Sections 2.16(1) and 2.16(2), each of the parties hereto agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent necessary to (i) in respect of each Extension Amendment in respect of Extended Term Loans, amend the scheduled amortization payments pursuant to Section 2.07 or the applicable Incremental Amendment, Extension Amendment, Refinancing Amendment or other amendment, as the case may be, with respect to the Existing Term Loan Class from which the Extended Term Loans were exchanged to reduce each scheduled repayment amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any repayment amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof), (ii) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto and (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto. Notwithstanding anything to the contrary in Section 10.01, (x) each Extension Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, including to effect technical and corresponding amendments to this Agreement and the other Loan Documents and (y) at the option of the Borrower in consultation with the Administrative Agent, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes, in each case under this clause (y), so long as the Administrative Agent reasonably agrees that such modification is favorable to the applicable Lenders. In connection with any Extension Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Term Loans and/or Extended Revolving Commitments are provided with the benefit of the applicable Loan Documents.

(5)    Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class and/or Existing Revolving Class is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraphs (1) and (2) of this Section 2.16, in the case of the existing Term Loans or Revolving Commitments, as applicable, of each Extending Lender, the aggregate principal amount of such existing Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans and/or Extended Revolving Commitments, respectively, so converted or exchanged by such Lender on such date, and the Extended Term Loans and/or Extended Revolving Commitments shall be established as a separate Class of Loans, except as otherwise provided under Sections 2.16(1) and (2). Subject to the provisions of Section 2.03(13) and 2.04(7) in connection with Letters of Credit and Swing Line Loans, respectively, which mature or expire after a Maturity Date at any time Extended Revolving Commitments with a later Maturity Date are outstanding, all Letters of Credit and Swing Line Loans shall be participated on a pro rata basis by each Lender with a Revolving Commitment in accordance with its percentage of the Revolving Commitments existing on the date of the Extension of such Extended Revolving Commitments (and except as provided in Section 2.03(13) and Section 2.04(7), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit and Swing Line Loans theretofore incurred or issued).
(6)    In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans and/or Extended Revolving Commitments of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Class, or of Revolving Commitments under the Existing Revolving Class, in either case, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Commitments, as applicable, of the applicable Extension Series into which such other Term Loans or Revolving Commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Extending Term Lender or Extending Revolving Lender, as applicable, may agree, and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.16(4).
(7)    No conversion or exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(8)    This Section 2.16 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.16 may be amended with the consent of the Required Lenders (or the applicable Required Facility Lenders, if applicable).
SECTION 2.17    Defaulting Lenders.
(1)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove of any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the relevant Issuing Banks or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the relevant Issuing Banks or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swing Line Loan; fourth, as the Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the relevant Issuing Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the relevant Issuing Banks against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(1)(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Certain Fees. That Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to Section 2.09(1) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(9).
(d)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03 and Section 2.04, respectively, the “Applicable Percentage” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Non-Defaulting Lender.
(2)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(1)(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
SECTION 2.18    Loan Repricing Protection. In the event that, on or prior to the six month anniversary of the Amendment No. ~~11 Effective Date, the Borrower (a) makes any voluntary prepayment of any 2025-2 Term Loans in connection with any Repricing Transaction with respect to such 2025-2 Term Loans or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of such 2025-2 Term Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.00% of the aggregate principal amount of the applicable 2025-2 Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Transaction. In the event that, on or prior to the six month anniversary of the Amendment No.~~ 12 Effective Date, the Borrower (a) makes any voluntary prepayment of any 2025-3 Term Loans in connection with any Repricing Transaction with respect to such 2025-3 Term Loans or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of such 2025-3 Term Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.00% of the aggregate principal amount of the applicable 2025-3 Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Transaction. In the event that, on or prior to the six month anniversary of the Amendment No. 14 Effective Date, the Borrower (a) makes any voluntary prepayment of any 2026-1 Term Loans in connection with any Repricing Transaction with respect to such 2026-1 Term Loans or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of such 2026-1 Term Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.00% of the aggregate principal amount of the applicable 2026-1 Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Transaction.
SECTION 2.19    Inability to Determine Rates(a)    .
(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.19, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a borrowing of Term Benchmark Loans, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, Term CORRA,

the Adjusted BBSY Rate, the Adjusted HKD Screen Rate or the BBSY Screen Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency, or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a borrowing of Term Benchmark Loans, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, Term CORRA, Adjusted HKD Screen Rate or the Adjusted BBSY Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.02 or a new borrowing request in accordance with the terms of Section 2.01, (A) for Loans denominated in Dollars, any interest election request that requests the conversion of any borrowing to, or continuation of any borrowing as, a Term Benchmark Loan and any borrowing request that requests a Term Benchmark Loan shall instead be deemed to be an interest election request or a borrowing request, as applicable, for (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Loans is not also the subject of Section 2.19(a)(i) or (ii) above or (y) an Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Loans also is the subject of Section 2.19(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any interest election request that requests the continuation of any Loan as, a Term Benchmark Loan and any borrowing request that requests a Term Benchmark Loan or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Loans, then all other Types of Loans shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.19(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.02 or a new borrowing request in accordance with the terms of Section 2.01(2), (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.19(a)(i) or (ii) above or (y) an Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.19(a)(i) or (ii) above, on such day, and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted into Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders of each affected Class.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark

Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, Adjusted HKD Screen Rate, EURIBOR Rate, Term CORRA or BBSY Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Loan or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term

Benchmark Loan denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.19, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted into Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
SECTION 2.20    Sustainability Adjustments(1)     (1) Following the date on which the Borrower provides a Sustainability Pricing Certificate in respect of the most recently ended fiscal year (beginning with the fiscal year ending December 31, 2022), (i) the Applicable Rate for Revolving Loans, Swing Line Loans, Commitment Fees and Letter of Credit Fees shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Sustainability Pricing Certificate, and (ii) the Commitment Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Commitment Fee Adjustment as set forth in such Sustainability Pricing Certificate. For purposes of the foregoing, (A) the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment shall be applied as of the fifth Business Day following receipt by the Administrative Agent of a Sustainability Pricing Certificate delivered pursuant to Section 6.02(5) based upon the KPI Metrics set forth in such Sustainability Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment therein (such day, the “Sustainability Pricing Adjustment Date”; provided that for the avoidance of doubt, the first Sustainability Pricing Adjustment Date may not occur prior to the delivery of the first Sustainability Pricing Certificate hereunder (such Sustainability Pricing Adjustment Date, the “First Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Rate for Revolving Loans, Swing Line Loans and Letter of Credit Fees and the Commitment Fee resulting from a Sustainability Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Sustainability Pricing Certificate, the last day such Sustainability Pricing Certificate could have been delivered pursuant to the terms of Section 2.20(y)). For purposes of clarity, (i) the first Sustainability Pricing Certificate delivered hereunder shall be delivered in respect of the 2022 fiscal year and shall be delivered in accordance with the time frame set forth in Section 6.02(5), (ii) although a Sustainability Pricing Certificate is delivered in respect of a specific fiscal year (beginning with the year ending December 31, 2022) the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment contemplated by such Sustainability Pricing Certificate shall be applied for a period following delivery thereof as contemplated by clause (A) of this Section 2.20(1).
(2)    For the avoidance of doubt, only one Sustainability Pricing Certificate may be delivered in respect of any fiscal year. It is further understood and agreed that the Applicable Rate for Revolving Loans, Swing Line Loans and Letter of Credit Fees will never be reduced or increased by more than 0.05% and that the Commitment Fee will never be reduced or increased by more than 0.01%, pursuant to the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment, respectively, during any calendar year. For the avoidance of doubt, any adjustment to the Revolving Loans, Swing Line Loans, Commitment Fees or Letter of Credit Fees by reason of meeting one or several KPI Metrics in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(3)    It is hereby understood and agreed that if no such Sustainability Pricing Certificate is delivered by the Borrower with regard to a particular fiscal year, the Sustainability Rate Adjustment will be positive 0.05% (or, in respect of the fiscal year 2025, 0.025%) and the Sustainability Commitment Fee Adjustment will be positive 0.01% (or, in respect of the fiscal year 2025, 0.005%) commencing on the last day such Sustainability Pricing Certificate could or should have been delivered pursuant to the terms of Section 6.02(5) and continuing until the Borrower delivers a Sustainability Pricing Certificate to the Administrative Agent for such fiscal year.
(4)    If (i)(A) any Revolving Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics as reported in a Sustainability Pricing Certificate (any such material inaccuracy, a “Sustainability Pricing Certificate Inaccuracy”) and such Revolving Lender delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Sustainability Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Revolving Lender and the Borrower) or (B) the Borrower becomes aware of a Sustainability Pricing Certificate Inaccuracy and the Borrower and the Administrative Agent shall mutually agree that there was a Sustainability Pricing Certificate Inaccuracy at the time of delivery of a Sustainability Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate for Revolving Loans, Swing Line Loans, Commitment Fees and/or Letter of Credit Fees for any period, the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Revolving Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), but in any event within 10 Business Days after the Borrower has received written notice of (in the case of clause (4)(i)(A) above), or has agreed in writing that there was (in the case of clause (4)(i)(B) above), a Sustainability Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Borrower becomes aware of any Sustainability Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate for Revolving Loans, Swing Line Loans, Commitment Fees and/or Letter of Credit Fees for any period, then, upon receipt by the Administrative Agent of notice from the Borrower of such Sustainability Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics, as applicable), (x) commencing on the 10th Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate for Revolving Loans, Swing Line Loans, Commitment Fees and/or Letter of Credit Fees, as applicable, shall be adjusted (but only with respect to periods commencing after such 10th Business Day) to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics, as applicable, for all periods occurring no sooner than 10 Business Days after receipt by the Administrative Agent of such notice and (y) solely in the event that none of the Revolving Lenders nor their respective individual Revolving Commitments have changed on or after the Sustainability Pricing Adjustment Date relating to the Sustainability Pricing Certificate that contained such Sustainability Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees actually paid for such period over (2) the amount of interest and fees that should have been paid for such period shall be credited to the account of the Borrower and shall reduce the amount of interest for the Revolving Loans, Swing Line Loans, Commitment Fees and/or Letter of Credit Fees owing by the Borrower in future periods to the Revolving Lenders (on a pro rata basis) on the date of payment of such interest for the Revolving Loans, Swing Line Loans, Commitment Fees and/or Letter of Credit Fees for such future period.
(5)    It is understood and agreed that any Sustainability Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided, that, the Borrower complies with the terms of this Section 2.20(4) with respect to such Sustainability Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (a) any additional amounts required to be paid pursuant to the immediately preceding paragraph shall not be due and payable until the earlier to occur of (i) written demand for such payment by the Administrative Agent in accordance with such paragraph or (ii) 10 Business Days after the Borrower has received written notice of (in the case of clause (d)(i)(A) above), or has agreed in writing that there was (in the case of clause (d)(i)(B) above), a Sustainability Pricing Certificate Inaccuracy (such date, the “Certificate Inaccuracy Payment Date”), (b) any nonpayment of such additional amounts prior to the Certificate Inaccuracy Payment Date shall not constitute a Default (whether retroactively or otherwise) and (c) none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the Default Rate prior to the Certificate Inaccuracy Payment Date.

(6)    Each party hereto hereby agrees that neither the Lead Sustainability Structuring Agent nor the Administrative Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any Sustainability Rate Adjustment or Sustainability Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
(7)    For the avoidance of doubt, no carbon dioxide equivalent may constitute both Scope 1 Emissions and Scope 2 Emissions.
(8)    Upon the occurrence of any Sustainability Recalculation Event, upon the written request of the Borrower or the Required Facility Lenders in respect of the Revolving Facility, the Required Facility Lenders in respect of the Revolving Facility and the Borrower shall negotiate in good faith to amend the KPI Metric or KPI Metrics implicated by such Sustainability Recalculation Event; provided that (a) if any such amendment to any KPI Metric would cause a downward adjustment in the Applicable Rate, Letter of Credit Fee or Commitment Fee Rate, the consent of the Borrower and each Revolving Lender shall be required and (b) until such amendment shall become effective, the provisions of this Agreement with respect to the Revolving Facility shall be interpreted on the basis of the provisions in effect and applied immediately prior to such Sustainability Recalculation Event for a period of not more than 30 days (or such longer period of up to an additional 30 days at the request of the Borrower as the Administrative Agent may consent to in its reasonable discretion (such consent not to be unreasonably withheld, delayed or conditioned)) following the date of any such request (unless the provisions hereof shall have been so amended in accordance herewith or such request shall have been withdrawn on or before such 30th day (or such longer period as granted by the Administrative Agent)); if, after 30 days (or such longer period as granted by the Administrative Agent) following the date of any such request, the consent of the Borrower, the Administrative Agent and the Required Facility Lenders in respect of the Revolving Facility has not been obtained, (x) on the one-year anniversary of the date a delivered Sustainability Pricing Certificate was most recently delivered or due and not delivered, as applicable, the Applicable Rate, Letter of Credit Fee and Commitment Fee Rate shall be calculated without regard to Sections 2.20(1) through Section 2.20(7), which Sections and related definitions shall have no further force or effect (and Section 6.02(5) and Section 6.03(3) shall no longer need to be complied with until such amendment shall become effective) and (y) no Revolving Lender, Administrative Agent, Borrower or any of Borrower’s Affiliates shall affirmatively market or promote the credit facility described in this Agreement as a sustainability-linked loan.
Article III

Taxes, Increased Costs Protection and Illegality
SECTION 3.01    Taxes.
(1)    Except as required by applicable Law, all payments by or on account of any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes.
(2)    If any Loan Party or any other applicable withholding agent is required by applicable Law to make any deduction or withholding on account of any Taxes from any sum paid or payable by or on account of any Loan Party to or for the account of any Lender or Agent under any of the Loan Documents:

(a)    the applicable Loan Party shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;
(b)     the applicable Loan Party or other applicable withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for such Loan Party’s account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the relevant Lender or Agent (as applicable);
(c)    if such Tax is a Non-Excluded Tax or Other Tax, the sum payable by any Loan Party to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding for Non-Excluded Taxes or Other Taxes (including any deductions or withholdings for Non-Excluded Taxes or Other Taxes attributable to any payments required to be made under this Section 3.01), such Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and
(d)    within thirty days after the payment by any Loan Party of any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (b) above to pay (or, in each case, as soon as reasonably practicable thereafter), the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.
(3)    Status of Lender. Each Lender shall, at such times as are reasonably requested by Holdings, the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by applicable Law or reasonably requested by Holdings, the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by Holdings, the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Holdings, the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 3.01(3)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Holdings, the Borrower or the Administrative Agent) or promptly notify the Borrower and Administrative Agent in writing of its legal ineligibility to do so.
Without limiting the foregoing:
(a)    Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(b)    Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:
    (i)    two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income Tax treaty to which the United States is a party, and such other documentation as required under the Code,
    (ii)    two properly completed and duly signed copies of IRS Form W-8ECI (or any successor forms),
    (iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit H (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms),
    (iv)    to the extent a Foreign Lender is not the beneficial owner of an interest in a Loan or Commitment hereunder (for example, where such Foreign Lender is a partnership or a participating Lender), two properly completed and duly signed copies of IRS Form W-8IMY (or any successor forms) of such Foreign Lender, accompanied by an IRS Form W-8ECI, Form W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(3) if such beneficial owner were a Lender, as applicable (provided that, if a Lender is a partnership (and not a participating Lender) and if one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or
    (v)    two properly completed and duly signed copies of any other documentation prescribed by applicable U.S. federal income Tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.
(c)    If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA (deeming for this purpose the Borrower to be a U.S. corporation for U.S. federal income tax purposes) if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Holdings, the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Holdings, the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (c), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation in this Section 3.01(3) in respect of U.S. federal income taxes are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.
Notwithstanding any other provision of this Section 3.01(3), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(3).
(4)    Without duplication of other amounts payable by the Borrower pursuant to Section 3.01(2), the Borrower shall pay any Other Taxes (if that liability is imposed on the Borrower or any other Loan Party) to the relevant Governmental Authority in accordance with applicable law.
(5)    The Loan Parties shall, jointly and severally, indemnify a Lender or the Administrative Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Loan Document, and any Other Taxes payable by such Tax Indemnitee (in each case, including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01, and excluding any interest, penalties and other costs determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Tax Indemnitee), whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Tax Indemnitee will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 3.01(6)) so long as such efforts would not, in the sole determination of such Tax Indemnitee, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to such Tax Indemnitee; provided further that no Administrative Agent or Lender shall be indemnified pursuant to this Section 3.01(5) for any incremental amounts resulting from the failure of such Administrative Agent or Lender to notify the Borrower of such possible indemnification claim within 180 days after (x) such Administrative Agent or Lender receives written notice from the applicable taxing authority of the Tax assessment giving rise to such indemnification claim or (y) in the case of Other Taxes, such Administrative Agent or Lender pays such Other Taxes. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee, or by the Administrative Agent on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.
(6)    If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund (whether received in cash or applied as a credit against any other cash Taxes payable) of any Non-Excluded Taxes or Other Taxes in respect of which it has received indemnification payments or additional amounts under this Section 3.01, then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the

Loan Party, upon the request of the Tax Indemnitee, shall repay the amount paid over by the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee to the extent the Tax Indemnitee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(6), in no event will the Tax Indemnitee be required to pay any amount to a Loan Party pursuant to this Section 3.01(6) the payment of which would place the Tax Indemnitee in a less favorable net after-Tax position than the Tax Indemnitee would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require a Tax Indemnitee to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(7)    On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to the Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (ii) with respect to payments received on account of any Lender, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 3.01(7), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.
(8)    The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(9)    For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any Issuing Bank and any Swing Line Lender.
SECTION 3.02    Illegality.
        If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term Benchmark or RFR, or to determine or charge interest rates based upon Term Benchmark or RFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Canadian Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, (1) any obligation of such Lender to make or continue Term Benchmark Loans, RFR Loans or to convert Base Rate Loans to Term Benchmark Loans or RFR Loans shall be suspended, and (2) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be reasonably determined by the Administrative

Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (a) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans and/or RFR Loans, as applicable, and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, solely in the case of Term Benchmark Loans denominated in Dollars or Canadian Dollars, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans and/or RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and/or RFR Loans and (b) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
SECTION 3.03    [Reserved].
SECTION 3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves.
(1)    Increased Costs Generally. If any Change in Law shall:
(a)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (which, for purposes of this Section 3.04, shall include any Issuing Bank and any Swing Line Lender);
(b)    subject any Lender to any Tax of any kind whatsoever with respect to any Loan Document or any Term Benchmark Loans or RFR Loans made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes or Other Taxes covered by Section 3.01 and any Excluded Taxes); or
(c)    impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Term Benchmark Loans or RFR Loans made by such Lender that is not otherwise accounted for in this clause (1);
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest of which is determined by reference to Term Benchmark or RFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable

Lender under this Section 3.04(1) so long as the Lender certifies that it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
(2)    Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(2) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
(3)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (1) or (2) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
SECTION 3.05    Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:
(1)    any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(2)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Benchmark Loan on the date or in the amount notified by the Borrower;
(3)    any assignment of a Term Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Term Benchmark Loan or from fees payable to terminate the deposits from which such funds were obtained; or
(4)    with respect to RFR Loans, (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of

Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 3.07 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.
Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 with respect to the Floor applicable to Term Benchmark or RFR.
SECTION 3.06    Matters Applicable to All Requests for Compensation.
(1)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.
(2)    Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Term Benchmark Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(3) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(3)    Conversion of Term Benchmark Loans or RFR Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 2.19, 3.02 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans or RFR Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans or RFR Loans, as the case may be, made by other Lenders, as applicable, are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans or RFR Loans, as the case may be, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Term Benchmark Loans or RFR Loans, as the case may be, and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.
(4)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Sections 3.01 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.07    Replacement of Lenders under Certain Circumstances. If (1) any Lender requests compensation under Section 3.04 or ceases to make Term Benchmark Loans or RFR Loans, as the case may be, as a result of any condition described in Section 3.02 or Section 3.04, (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (3) any Lender is a Non-Consenting Lender, (4) any Lender becomes a Defaulting Lender or (5) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent,
(a)    require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (3) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver, or amendment, as applicable) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
    (i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);
    (ii)    such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and, in the case of a Repricing Transaction, any “prepayment premium” pursuant to Section 2.18 that would otherwise be owed in connection therewith) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
    (iii)    such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion, as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
    (iv)    the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification and confidentiality provisions under this Agreement, which shall survive as to such assigning Lender;
    (v)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
    (vi)    such assignment does not conflict with applicable Laws;
    (vii)    any Lender that acts as an Issuing Bank may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit; and
    (viii)    the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.11, or
(b)    terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (A) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date (including in the case of a Repricing Transaction, any “prepayment premium” pursuant to Section 2.18 that would otherwise be owed in connection therewith) and (B) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by such Issuing Bank as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms satisfactory to such Issuing Bank any Letters of Credit issued by it; provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable consent, waiver or amendment of the Loan Documents and such termination shall, with respect to clause (3) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.
In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans/Commitments and (iii) the Required Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
Article IV

Conditions Precedent to Credit Extensions
SECTION 4.01    Conditions to Credit Extensions on Closing Date. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:
(1)    The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in the case clause (1)(e) and (1)(f) below):
(a)    a Committed Loan Notice;
(b)    executed counterparts of this Agreement and the Guaranty;
(c)    a Perfection Certificate by each U.S. Loan Party and each Collateral Document set forth on Schedule 4.01(1)(c) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party that is party thereto;
(d)    subject to Section 6.14(2):
    (i)    certificates, if any, representing the Pledged Collateral that is certificated equity of the Borrower, the Subsidiary Guarantors and their respective wholly owned Material Subsidiaries accompanied by undated stock powers executed in blank, and
    (ii)    evidence that all UCC-1 financing statements in the appropriate jurisdiction or jurisdictions for each Loan Party that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement and all other documents and instruments reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been provided for, and arrangements for the filing thereof in a manner reasonably satisfactory to the Administrative Agent shall have been made;
(e)    certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organizational Documents attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(f)    a customary legal opinion from (x) Cleary Gottlieb Steen & Hamilton LLP, New York and District of Columbia counsel to the Loan Parties, and (y) each local counsel to the Loan Parties or the Secured Parties, as the case may be, listed on Schedule 4.01(1)(f) in the jurisdictions indicated on such schedule;
(g)    a certificate of a Responsible Officer certifying that the conditions set forth in Sections 4.01(2), (5) and (6) have been satisfied; and
(h)    a solvency certificate from a Financial Officer of Holdings (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit I;
provided, however, that with respect to the requirements set forth in clause (1)(d)(i) above (other than with respect to the Borrower), such certificates, if Holdings and the Borrower shall have used commercially reasonable efforts to cause the Company to deliver such certificates in respect of clause (ii) without undue burden or expense, will not constitute a condition precedent to the obligation of each Lender to make a Credit Extension hereunder on the Closing Date (provided that, to the extent such certificate is not delivered on the Closing Date, the Borrower shall provide such certificate not later than 90 days after the Closing Date (subject to extensions by the Administrative Agent, not to be unreasonably withheld)).
(2)    Since March 31, 2018, there shall not have occurred a Material Adverse Effect.
(3)    The Administrative Agent shall have received at least two (2) Business Days prior to the Closing Date all documentation and other information in respect of the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act) that has been reasonably requested in writing by it at least ten (10) Business Days prior to the Closing Date.
(4)    The Administrative Agent or the relevant Issuing Bank (as applicable) shall have received a Request for Credit Extension in accordance with the requirements hereof.
(5)    The representations and warranties in Article V shall be true and correct in all material respects on the Closing Date (unless such representations and warranties relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(6)    No Default shall exist, or would result from the initial Credit Extensions on the Closing Date or from the application of the proceeds therefrom.
(7)    Prior to or substantially concurrently with the initial Credit Extensions on the Closing Date, the Existing Credit Agreement Refinancing shall occur.
(8)    All fees and expenses (in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower)) required to be paid hereunder on the Closing Date shall have been paid, or shall be paid substantially concurrently with the initial Borrowing on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 4.02    Conditions to Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, a continuation of Term Benchmark Loans or a Borrowing pursuant to any Incremental Amendment) after the Closing Date is subject to the following conditions precedent:
(1)    The representations and warranties of Holdings and the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(2)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(3)    The Administrative Agent, the relevant Issuing Bank, or the Swing Line Lender (as applicable) shall have received a Request for Credit Extension in accordance with the requirements hereof.
(4)    Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, a continuation of Term Benchmark Loans, or a Borrowing pursuant to an Incremental Amendment or a Request for a Credit Extension made in connection with a Limited Condition Transaction) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(1) and 4.02(2) have been satisfied on and as of the date of the applicable Credit Extension.
In addition, solely to the extent the Borrower has delivered to the Administrative Agent a Notice of Intent to Cure pursuant to Section 8.04, no request for a Credit Extension shall be honored after delivery of such notice until the applicable Cure Amount specified in such notice is actually received by the Borrower. For the avoidance of doubt, the preceding sentence shall have no effect on the continuation or conversion of any Loans outstanding.
Article V

Representations and Warranties
Holdings and the Borrower represent and warrant to the Administrative Agent and the Lenders, after giving effect to the Transactions, at the time of each Credit Extension (solely to the extent required to be true and correct for such Credit Extension pursuant to Article IV or Section 2.14, as applicable):

SECTION 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its respective Restricted Subsidiaries that is a Material Subsidiary:
(1)    is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction),
(2)    has all corporate or other organizational power and authority to (a) own or lease its assets and carry on its business as currently conducted and (b) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party,
(3)    is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification,
(4)    is in compliance with all applicable Laws orders, writs, injunctions and orders (including with the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the USA PATRIOT Act and the UK Bribery Act.), and
(5)    has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, in each case referred to in the preceding clauses (1) (with respect to the good standing of a Person other than the Borrower), (2)(a), (3), (4) and (5), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.02    Authorization; No Contravention.
(1)    The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.
(2)    None of the execution, delivery and performance by each Loan Party of each Loan Document, and in the case of clause (a) below, the incurrence of Indebtedness and granting of security interests and guarantees thereunder, as applicable, to which such Person is a party will:
(a)    contravene the terms of any of such Person’s Organizational Documents,
(b)    result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or
(c)    violate any applicable Law,
except with respect to any breach, contravention or violation (but not creation of Liens) referred to in the preceding clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.03    Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for:
(1)    filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties,
(2)    the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), and
(3)    those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and principles of good faith and fair dealing.
SECTION 5.05    Financial Statements; No Material Adverse Effect.
(1)     The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of Public Parent and its Subsidiaries, in each case, as of the date(s) thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.
(2)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.
SECTION 5.07    Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) there are no strikes or other labor disputes against the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened in writing and (2) hours worked by and payment made based on hours worked to employees of each of Holdings, the Borrower or the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

SECTION 5.08    Ownership of Property; Liens. Each Loan Party and each of its respective Restricted Subsidiaries has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.09    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party and each of its Restricted Subsidiaries and their respective operations and properties is in compliance with all applicable Environmental Laws; (b) each Loan Party and each of its Restricted Subsidiaries has obtained and maintained all Environmental Permits required to conduct their operations; (c) none of the Loan Parties or any of their respective Restricted Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim in writing or Environmental Liability and (d) none of the Loan Parties or any of their respective Restricted Subsidiaries or predecessors has treated, stored, transported or Released Hazardous Materials at or from any currently or formerly owned, leased or operated real estate or facility which could reasonably be expected to give rise to any Environmental Liability.
SECTION 5.10    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries has timely filed all tax returns and reports required to be filed, and has timely paid all Taxes (including satisfying its withholding tax obligations) levied or imposed on its properties, income or assets (whether or not shown in a tax return), except those which are being contested in good faith by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment, deficiency or other claim against any Loan Party or any of its Restricted Subsidiaries except (i) those being actively contested by a Loan Party or such Restricted Subsidiary in good faith and by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP or (ii) those which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
SECTION 5.11    ERISA Compliance.
(1)    (a) No ERISA Event has occurred or is reasonably expected to occur and (b) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan, except, with respect to each of the foregoing clauses of this Section 5.11(1), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(2)    Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.
SECTION 5.12    Subsidiaries.
(1)    As of the Closing Date, after giving effect to the Transactions, all of the outstanding Equity Interests in Holdings and its Restricted Subsidiaries have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests that constitute Collateral owned by

Holdings in the Borrower, and by Holdings, the Borrower or any Subsidiary Guarantor in any of their respective Subsidiaries are owned free and clear of all Liens of any person except (a) those Liens created under the Collateral Documents and (b) any Lien that is permitted under Section 7.01.
(2)    As of the Closing Date, Schedule 5.12 sets forth:
(a)    the name and jurisdiction of organization of each Subsidiary, and
(b)    the ownership interests of Holdings in the Borrower and any Subsidiary of Holdings in each Subsidiary, including the percentage of such ownership.
SECTION 5.13    Margin Regulations; Investment Company Act.
(a)    As of the Closing Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.
(b)    No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 5.14    Disclosure. As of the Closing Date none of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of Holdings, the Borrower or any Subsidiary Guarantor to any Agent or any Lender on or prior to the Closing Date in connection with the Transactions, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include any projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature.
SECTION 5.15    Intellectual Property; Licenses, etc. Holdings and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how, database rights and other intellectual property rights (collectively, “IP Rights”) that to the knowledge of the Borrower are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of Holdings or any Subsidiary of Holdings as currently conducted does not infringe upon, dilute, misappropriate or violate any IP Rights held by any Person except for such infringements, dilutions, misappropriations or violations, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.16    Solvency. On the Closing Date after giving effect to the Transactions, Holdings and the Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.17    USA PATRIOT Act; Anti-Terrorism Laws. To the extent applicable, each of Holdings and the Restricted Subsidiaries are in compliance, in all material respects, with (i) the USA PATRIOT Act, (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and (iii) economic or financial sanctions or trade embargoes imposed, administered or enforced by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, and any other applicable enabling legislation or executive order relating thereto. Neither Holdings, the Borrower nor any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer or employee (in their capacity as such) of Holdings, the Borrower or any of the Restricted Subsidiaries, is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (such sanctions, “Sanctions”). No proceeds of the Loans will be used by Holdings, the Borrower or any Restricted Subsidiary directly or, to the knowledge of the Borrower, indirectly, for the purpose of financing activities of or with any Person, or in any country, that, at the time of such financing, is the subject of any Sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.
SECTION 5.18    Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents and subject to limitations set forth in the Collateral and Guarantee Requirement, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any Pledged Collateral required to be delivered pursuant hereto or the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, perfected and enforceable first priority Lien (subject to Liens permitted by Section 7.01 and to any applicable Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein in which a security interest is required to be perfected.
Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Specified Jurisdiction Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date with respect to Collateral not required to be pledged or perfected on the Closing Date pursuant to Section 4.01 and until required pursuant to Section 4.01, 6.12 or 6.14, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01, or (D) any Excluded Assets.
SECTION 5.19    Centre of Main Interests. Holdings and each UK Holding Company that is a Material Subsidiary has its “centre of main interest” as that term is used in Article 3(1) of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings) as its jurisdiction of incorporation or organization, as applicable.

Article VI

Affirmative Covenants
So long as the Termination Conditions have not been satisfied, Holdings shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:
SECTION 6.01    Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in Section 6.02) each of the following:
(1)    within seventy-five (75) days after the end of each fiscal year of Holdings (beginning with the fiscal year ending December 31, 2018) (or within one hundred and twenty (120) days after the end of any fiscal year of Holdings ending at any time Holdings is not owned by a publicly listed company), a consolidated balance sheet of Holdings as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit (but may contain a “going concern” explanatory paragraph or like qualification that is due to (i) the impending maturity of any Indebtedness, (ii) any anticipated inability to satisfy the Financial Covenant or any other financial covenant, (iii) an actual Default of the Financial Covenant or any default with respect to any other financial covenant or (iv) the activities, operations, financial results, assets or liabilities of Unrestricted Subsidiaries) (such report and opinion, a “Conforming Accounting Report”);
(2)    within fifty-five (55) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings (or, solely for the fiscal quarter ending June 30, 2018, within 75 days after the end of such fiscal quarter) (or within sixty (60) days after the end of any fiscal quarter of Holdings ending at any time Holdings is not owned by a publicly listed company), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (a) consolidated statement of income for such fiscal quarter and for the portion of the fiscal year then ended and (b) consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of the preceding clauses (a) and (b), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;
(3)    simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(1) and 6.01(2), the related unaudited (it being understood that such information may be audited at the option of Holdings) consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(4)    only after (and for so long as) Holdings ceases to be owned by a publicly listed company, quarterly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Sections 6.01(1) and 6.01(2) above, to participate in a conference call for Lenders to discuss the financial position and results of operations of Holdings and its Subsidiaries for the fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered, which conference call will only pertain to matters available or distributed to “public side” Lenders; provided that if Holdings, the Borrower or any Parent Company holds a conference call open to the public or holders of any public securities to discuss the financial position and results of operations of Holdings and its Subsidiaries for the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Sections 6.01(1) and 6.01(2) above, such conference call will be deemed to satisfy the requirements of this Section 6.01(4) so long as the Lenders are provided access to such conference call and the ability to ask questions thereon or (y) provide simultaneously with the delivery of the information required pursuant to Sections 6.01(1) and 6.01(2) above.
Notwithstanding the foregoing, the obligations referred to in Sections 6.01, 6.02 and 6.03 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements or other materials of any Parent Company or (B) Holdings’s or such Parent Company’s Form 10-K,10-Q, 8-K or other filing, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under Sections 6.01, 6.02 and 6.03); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a parent of Holdings, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to Holdings and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 6.01(1) (it being understood that such information may be audited at the option of Holdings), such materials are accompanied by a Conforming Accounting Report.
Any financial statements required to be delivered pursuant to Sections 6.01(1) or 6.01(2) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transaction(s) permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.
SECTION 6.02    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in this Section 6.02):
(1)    no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(1) (commencing with such delivery for the fiscal year ending December 31, 2018) and Section 6.01(2) (commencing with such delivery for the fiscal quarter ending September 30, 2018), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower or Holdings;
(2)    promptly after the same are publicly available, copies of all special reports and registration statements which Holdings, the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;
(3)    promptly after the furnishing thereof, copies of any notices of default to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount (in each case, other than in connection with any board observer rights) and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;
(4)    together with the delivery of the Compliance Certificate with respect to the financial statements referred to in Section 6.01(1), (a) a report setting forth the information required by Section 1 of the Perfection Certificate (or confirming that there has been no change in such information since the later of the Closing Date or the last report delivered pursuant to this clause (a)) and (b) a list of each Subsidiary of Holdings that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such list or a confirmation that there is no change in such information since the later of the Closing Date and the last such list delivered pursuant to this clause (b); and
(5)    solely with respect to the Revolving Facility, no later than the date that is 120 days after the end of the fiscal year (commencing with the fiscal year ending December 31, 2022), the Borrower shall deliver to the Administrative Agent and the Lead Sustainability Structuring Agent a Sustainability Pricing Certificate for the most recently ended fiscal year; provided, that, for any fiscal year the Borrower may elect not to deliver a Sustainability Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Sustainability Pricing Certificate by the end of such 120-day period shall result in the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment being applied as set forth in Section 2.20(3)).
Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Holdings posts such documents, or provides a link thereto, on Holdings’s (or any Parent Company’s) website on the Internet at the website address listed on Schedule 10.02 hereto (or any successor website thereto); or (b) on which such documents are posted on Holdings’s or a Parent Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Borrower will deliver paper copies of such documents to the Administrative Agent for further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in this Section 6.02) until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents or link and, upon the Administrative Agent’s request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Holdings hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials or information provided by or on behalf of Holdings and the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks, SyndTrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to Holdings, their Subsidiaries or their respective securities that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities (each, a “Public Lender”). Holdings hereby agrees that (i) at the Administrative Agent’s request, all Borrower Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” will appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower will be deemed to have authorized the Administrative Agent, the Lenders and the Issuing Banks to treat such Borrower Materials as containing only Public-Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they will be treated as set forth in Section 10.09); (iii) all Borrower Materials marked “PUBLIC” and, except to the extent the Borrower notifies the Administrative Agent to the contrary, any Borrower Materials provided pursuant to Sections 6.01(1), 6.01(2) or 6.02(1) are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat Borrower Materials that are not specifically identified as “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”
Anything to the contrary notwithstanding, nothing in this Agreement will require Holdings, the Borrower or any Subsidiary to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that in the event that Holdings or the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, Holdings or the Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality).
SECTION 6.03    Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent of:
(1)    the occurrence of any Default;
(2)    (a) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (b) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including pursuant to any applicable Environmental Laws or in respect of IP Rights, (c) the occurrence of any violation by any Loan Party or any of its Subsidiaries of, or liability under, any Environmental Law or Environmental Permit, or (d) the occurrence of any ERISA Event that, in any such case referred to in clauses (a), (b), (c) or (d) of this Section 6.03(2), has resulted or would reasonably be expected to result in a Material Adverse Effect; and
(3)    written notice of a Sustainability Pricing Certificate Inaccuracy.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 6.04    Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (1) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (2) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 6.05    Preservation of Existence, etc.
(1)    Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and
(2)    take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits, privileges, franchises, and IP Rights material to the conduct of its business, except in the case of clause (1) or (2) to the extent (other than with respect to the preservation of the existence of the Borrower or Holdings) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or disposition permitted by Article VII.
SECTION 6.06    Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and any repairs and replacements that are the obligation of the owner or landlord of any property leased by Holdings, the Borrower or any of the Restricted Subsidiaries excepted.
SECTION 6.07    [Reserved].
SECTION 6.08     Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to Holdings’s and the Restricted Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; provided that notwithstanding the foregoing, in no event will Holdings, the Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Subject to Section 6.14(2), each such policy of insurance will, as appropriate, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear or (ii) in the case of each casualty insurance policy, contain an additional loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the additional loss payee thereunder.

SECTION 6.09    Compliance with Laws. Comply (i) with the requirements of all Laws (including the USA PATRIOT Act, the FCPA, the United Kingdom Bribery Act of 2010 and Sanctions) and (ii) with all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each of (i) and (ii), if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.
SECTION 6.10    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that certain Non-Specified Jurisdiction Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
SECTION 6.11    Inspection Rights. Permit representatives designated by the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.11 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’s, the Borrower’s or any Parent Company’s (to the extent such Parent Company’s financial statements are delivered pursuant to Section 6.01) independent public accountants. For the avoidance of doubt, this Section 6.11 is subject to the last paragraph of Section 6.02.
SECTION 6.12    Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(1)    (x) upon (i) the formation or acquisition of any new direct or indirect wholly owned Material Specified Jurisdiction Subsidiary (in each case, other than any Excluded Subsidiary), (ii) the designation of any existing direct or indirect wholly owned Material Specified Jurisdiction Subsidiary (other than any Excluded Subsidiary) as a Restricted Subsidiary, (iii) any Subsidiary (other than any Excluded Subsidiary) becoming a wholly owned Material Specified Jurisdiction Subsidiary or (iv) a Restricted Subsidiary ceasing to be an Excluded Subsidiary; (y) upon the acquisition of any material assets by Holdings, the Borrower or any Subsidiary Guarantor; or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets other than Excluded Assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof, without limitation of the obligations to perfect such Lien):
(a)        within the applicable number of days specified below after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Subsidiary that is required to become a Subsidiary Guarantor under the Collateral and Guarantee Requirement to execute the Guaranty (or a joinder thereto) and other documentation the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Guaranty and the Collateral Documents,
(b)    within sixty (60) days (or within one hundred and twenty (120) days in the case of documents listed in Section 6.12(2)(b)) after such formation, acquisition or designation, cause each such Subsidiary that is required to or does become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent items listed in Section 6.12(2)(b), mutatis mutandis, including supplements to the Security Agreements, a counterpart signature page to the Intercompany Note, Intellectual Property Security Agreements and other security agreements and documents (if applicable), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreements, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date as amended and in effect from time to time), in each case granting and perfecting Liens required by the Collateral and Guarantee Requirement;

(c)        within sixty (60) days after such formation, acquisition or designation, cause each such Subsidiary that is required to or does become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, if applicable, a joinder to the Intercompany Note substantially in the form of Annex I thereto with respect to the intercompany Indebtedness held by such Subsidiary and required to be pledged pursuant to the Collateral Documents;
(d)        within sixty (60) days (or within one hundred and fifty (150) days in the case of documents listed in Section 6.12(2)(b)) after such formation, acquisition or designation, take and cause (i) the applicable Subsidiary that is required to or does become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement and (ii) to the extent applicable, each direct or indirect parent of such applicable Subsidiary, in each case, to take customary action(s) (including the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected (subject to Liens permitted by Section 7.01) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and
(e)        within sixty (60) days (or one hundred and fifty (150) days in the case of documents described in Section 6.12(2)(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of a customary Opinion of Counsel, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.12(1) as the Administrative Agent may reasonably request; and
(f)        within sixty (60) days after the acquisition by any UK Holding Company of any Equity Interests of a U.S. Loan Party, if such UK Holding Company is not already a party to the U.S. Security Agreement, such UK Holding Company shall execute and deliver to the Collateral Agent a joinder to the U.S. Security Agreement, and take all actions, in each case consistent with the Collateral and Guarantee Requirement, necessary or reasonably requested by the Collateral Agent to perfect the security of the Collateral Agent in respect of such Equity Interests of such U.S. Loan Party.
provided that actions relating to Liens on real property are governed by Section 6.12(2) and not this Section 6.12(1).
(2)    Material Real Property.
(a)    Notice.
(i)    Within ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the formation, acquisition or designation of a Subsidiary that is required to or does become a Subsidiary Guarantor under the Collateral and Guarantee Requirement, Holdings will, or will cause such Subsidiary to, furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset(s)) owned by such Subsidiary.
(ii)    Within ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the acquisition of any Material Real Property (other than any Excluded Asset(s)) by a Loan Party (other than Holdings), after the Closing Date, Holdings will, or will cause such Loan Party to, furnish to the Collateral Agent a description of any such Material Real Property.
(b)    Mortgages. Holdings will, or will cause the applicable Loan Party to, provide the Collateral Agent with a Mortgage with respect to any Material Real Property that is the subject of a notice delivered pursuant to Section 6.12(2)(a), within one hundred and fifty (150) days of the acquisition, formation or designation of such Subsidiary or the acquisition of such Material Real Property (or such longer period as the Collateral Agent may agree in its sole discretion), together with:
(i)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01 and to any applicable Intercreditor Agreement, a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;
(ii)    fully paid American Land Title Association Lender’s title insurance policies (or marked up title commitments having the effect of policies of title insurance) or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction (it being agreed that zoning reports from a nationally recognized zoning company shall be acceptable in lieu of zoning endorsements to title policies in any jurisdiction where there is a material difference in the cost of zoning reports and zoning endorsements) and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01 or any applicable Intercreditor Agreement or such other Liens reasonably satisfactory to the Collateral Agent that do not have a material adverse impact on the use or value of the Mortgaged Properties, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;
(iii)    customary Opinions of Counsel for the applicable Loan Parties in states in which such Material Real Properties are located, with respect to the enforceability and perfection of the Mortgage(s) and any related fixture filings and the due authorization, execution and delivery of the Mortgages, in form and substance reasonably satisfactory to the Collateral Agent;
(iv)    American Land Title/American Congress on Surveying and Mapping surveys (or, if reasonably acceptable to the Collateral Agent, zip or express maps) for each Material Real Property or existing surveys together with no change affidavits, in each case certified to the Collateral Agent if deemed necessary by the Collateral Agent in its reasonable discretion, sufficient for the title insurance company issuing a Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent;
(v)    a completed “Life of Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Property containing improved land addressed to the Collateral Agent and otherwise in compliance with the Flood Insurance Laws; and
(vi)    as promptly as practicable after the reasonable request therefor by the Collateral Agent, environmental assessment reports and reliance letters (if any) that have been prepared in connection with such acquisition, designation or formation of any Material Specified Jurisdiction Subsidiary or acquisition of any Material Real Property; provided that there shall be no obligation to deliver to the Collateral Agent any environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than Holdings or one of its Subsidiaries, where, despite the commercially reasonable efforts of Holdings to obtain such consent, such consent cannot be obtained.

(3)    Notwithstanding anything to the contrary in this Section 6.12, the Collateral Agent may grant one or more extensions of time from any time period set forth herein for the taking of or causing any action, delivering or furnishing any notice, information, documents, insurance or opinions or for the creation and perfection of any Liens in its reasonable discretion and any such extensions may, in the sole discretion of the Collateral Agent, be effective retroactively.
SECTION 6.13    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits (including any cleanup, removal or remedial obligations) and (2) obtain and renew all Environmental Permits required to conduct its operations or in connection with its properties.
SECTION 6.14    Further Assurances and Post-Closing Covenant.
(1)    Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Borrower, promptly upon reasonable request from time to time by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to satisfy the Collateral and Guarantee Requirement.
(2)    As promptly as practicable, and in any event no later than one hundred and fifty (150) days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, (a) deliver the documents or take the actions required pursuant to sub clauses (i) through (vi) of Section 6.12(2)(b) hereof with respect to any Material Real Properties listed in Schedule 1.01(3) and (b) deliver the documents or take the actions specified in Schedule 6.14(2), in each case except to the extent otherwise agreed by the Collateral Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”
SECTION 6.15    Use of Proceeds. The proceeds of (a) the Closing Date Term Loans, together with the proceeds of any Revolving Loans drawn on the Closing Date and cash on hand, will be used to refinance in full the Existing Credit Agreement and to pay the Transaction Expenses, (b) the ~~2023-1 Refinancing Term Loans, together with cash on hand, will be used to refinance a portion of the outstanding Replacement Term Loans, (c) the 2023-2 Refinancing Term Loans, together with cash on hand, will be used to refinance a remaining portion of the outstanding Replacement Term Loans, (d) the 2024-1 Term Loans will be used to refinance the outstanding 2023-2 Refinancing Term Loans, (e) the 2024-2 Term Loans will be used to refinance the outstanding 2023-1 Refinancing Term Loans, (f) the 2024-3 Term Loans will be used to refinance the outstanding 2024-1 Term Loans, (g) the 2025-1 Term Loans will be used to refinance the outstanding 2024-2 Term Loans, (h) the 2025-2 Term Loans will be used to refinance the outstanding 2024-3 Term Loans, (i) the~~ 2025-3 Term Loans will be used to refinance the outstanding 2025-1 Term Loans, (c) the 2026-1 Term Loans will be used to refinance the outstanding 2025-2 Term Loans and (~~j~~d) any Revolving Loans and Swing Line Loans may be used to replace, backstop or cash collateralize letters of credit on the Closing Date and for general corporate purposes and for any other purpose not prohibited by the Loan Documents.

SECTION 6.16    Maintenance of Ratings. Use commercially reasonable efforts to maintain (1) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from S&P, in each case in respect of the Borrower, and (2) a public rating (but not any specific rating) in respect of the Replacement Term Loans, the ~~2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans and the ~~2025-3~~2026-1 Term Loans from each of S&P and Moody’s.
SECTION 6.17    Affiliate Transactions.
(a)    Holdings shall, and shall cause its Restricted Subsidiaries to, make all payments to, or sales, leases, transfers or other dispositions of its properties or assets to, or to purchase property and assets from, or to enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of (i) $113.0 million and (ii) 10.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), to be on terms, taken as a whole, that are not materially less favorable to Holdings, the Borrower or the relevant Restricted Subsidiary than those that would have been obtained at such time in a comparable transaction by Holdings, the Borrower or such Restricted Subsidiary with a Person other than an Affiliate of the Borrower on an arm’s-length basis or, if in the good faith judgment of the Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Holdings or such Restricted Subsidiary from a financial point of view and, in connection therewith the Borrower shall deliver to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions requiring aggregate payments or consideration in excess of $600.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies, or complied, with the foregoing at the time consummated.
(b)    The foregoing restriction will not apply to the following:
(1)    (a) transactions between or among Holdings, the Borrower, any Parent Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger, consolidation or amalgamation of Holdings and any Parent Company; provided that such merger, consolidation or amalgamation of the Borrower is otherwise in compliance with the terms of this Agreement;
(2)    (a) Restricted Payments permitted by Section 7.05 (including any transaction specifically excluded from the definition of the term “Restricted Payments,” including pursuant to the exceptions contained in the definition thereof and the parenthetical exclusions of such definition, but excluding any Restricted Payment permitted by Section 7.05(b)(14)(f)), (b) any Permitted Investment(s) or any acquisition otherwise permitted hereunder and (c) Indebtedness permitted by Section 7.02;
(3)    (a) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Registration Rights Agreement (including any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees pursuant to the Registration Rights Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the

Lenders when taken as a whole, as compared to the Registration Rights Agreement as in effect on the Closing Date,
(b)    the payment of indemnification and similar amounts to, and reimbursement of expenses to, the Sponsors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the Board of Directors,
(c)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, managers, consultants or independent contractors or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business or consistent with industry practice,
(d)    any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of Holdings, any Subsidiary or any Parent Company and
(e)    any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Subsidiary or any Parent Company;
(4)    the payment of fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to, or on behalf of or for the benefit of, present, future or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings, any Parent Company or any Restricted Subsidiary;
(5)    transactions in which Holdings, the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings, the Borrower or such Restricted Subsidiary with a Person that is not an Affiliate of Holdings on an arm’s-length basis;
(6)    the existence of, or the performance by Holdings, the Borrower or any Restricted Subsidiary of its obligations under the terms of, any agreement as in effect as of the Closing Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the applicable agreement as in effect on the Closing Date);
(7)    the existence of, or the performance by Holdings, the Borrower or any Restricted Subsidiary of its obligations under the terms of, any equity holders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto and, similar agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by Holdings, the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the Closing Date will only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the original agreement or arrangement in effect on the Closing Date;
(8)    the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;
(9)    transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Agreement that are fair to Holdings and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(10)    the issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Company to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Borrower;
(11)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto;
(12)    payments by Holdings, the Borrower or any Restricted Subsidiary made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by, or made pursuant to arrangements approved by, a majority of the Board of Directors in good faith;
(13)    payments with respect to Indebtedness, Disqualified Stock and other Equity Interests (and cancellation of any thereof) of Holdings, any Parent Company and any Restricted Subsidiary and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of Holdings, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement that are, in each case, approved by Holdings in good faith; and any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) that are, in each case, approved by Holdings in good faith;
(14)    (a) investments by Affiliates in securities or Indebtedness of Holdings, the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by Holdings, the Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (b) payments to Affiliates in respect of securities or Indebtedness of Holdings, the Borrower or any Restricted Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than Holdings and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness;
(15)    payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with past practice, industry practice or industry norms (including, any cash management activities related thereto);
(16)    payments by Holdings (and any Parent Company) and its Subsidiaries pursuant to tax sharing agreements among Holdings (and any Parent Company) and its Subsidiaries; provided that in each case the amount of such payments by Holdings and its Subsidiaries are permitted under Section 7.05(b)(14);
(17)    any lease entered into between Holdings, the Borrower or any Restricted Subsidiary, as lessee and any Affiliate of Holdings, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by the Board of Directors or senior management of the Borrower in good faith;
(18)    intellectual property licenses or sublicenses in the ordinary course of business or consistent with industry practice;
(19)    the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Borrower or any Parent Company pursuant to any equity holders agreement or registration rights agreement entered into on or after the Closing Date;
(20)    transactions permitted by, and complying with, Section 7.03 solely for the purpose of (a) forming a holding company or (b) reincorporating the Borrower or Holdings in a new jurisdiction;
(21)    transactions undertaken in good faith (as determined by the Board of Directors or certified by senior management of the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of Holdings and its Restricted Subsidiaries and not for the purpose of circumventing Articles VI and VII of this Agreement; so long as such transactions, when taken as a whole, do not result in a material adverse effect on the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, when taken as a whole, in each case, as determined in good faith by the Board of Directors or certified by senior management of the Borrower in an Officer’s Certificate;
(22)    (a) transactions with a Person that is an Affiliate of Holdings (other than an Unrestricted Subsidiary) solely because Holdings, the Borrower or any Restricted Subsidiary owns Equity Interests in such Person and (b) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of Holdings, any Restricted Subsidiary or any Parent Company;
(23)    (a) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of Holdings or a Parent Company;

(24)    the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of Holdings;
(25)    investments by any Sponsor or Parent Company in securities or Indebtedness of Holdings or any Subsidiary;
(26)    payments in respect of (a) the Obligations (or any Credit Agreement Refinancing Indebtedness) or (b) other Indebtedness, Disqualified Stock or Preferred Stock of Holdings and its Subsidiaries held by Affiliates; provided that such Obligations were acquired by an Affiliate of Holdings in compliance herewith; and
(27)    transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium.
SECTION 6.18    2023 Secured Notes. Use the net proceeds from the issuance of the 2023 Secured Notes to repay a portion of the Replacement Term Loans and to pay costs and expenses in connection with such repayment and the issuance of the 2023 Secured Notes.
Article VII

Negative Covenants
So long as the Termination Conditions are not satisfied:
SECTION 7.01    Liens.
(a)    Holdings shall not, nor shall Holdings permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of Holdings, the Borrower or any Restricted Subsidiary, or any income or profits therefrom.
(b)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness; provided that such Increased Amount shall not require utilization of any additional basket capacity relating to such Lien. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
SECTION 7.02    Indebtedness.
(a)    Holdings shall not, nor shall Holdings permit any Restricted Subsidiary to, directly or indirectly:
(i)     create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), or

(ii)     issue any shares of Disqualified Stock or permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;
provided that Holdings and the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case, if (any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to following clauses (A), (B), (C) and (D), “Permitted Ratio Debt”):
(A)    with respect to Indebtedness secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the First Lien Obligations, the First Lien Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred would be no greater than 3.00 to 1.00;
(B)    with respect to Indebtedness that is secured by Liens on the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations, the Secured Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred would be no greater than 5.00 to 1.00;
(C)    with respect to (i) Indebtedness that is either (x) secured by Liens on property that does not constitute Collateral or (y) not secured, or (ii) any Disqualified Stock or Preferred Stock, in each case, the Total Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would be no greater than 5.00 to 1.00; or
(D)    with respect to Indebtedness that is not secured, or any Disqualified Stock or Preferred Stock, in each case, the Interest Coverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would be no less than 2.00 to 1.00, in each case, determined on a pro forma basis; provided further that (I) the cash proceeds of any proposed Permitted Ratio Debt incurred not applied promptly for the specified transaction in connection with such incurrence upon receipt thereof may only be netted from Indebtedness for purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio, as applicable, (II) Permitted Ratio Debt in the form of Indebtedness (x) shall not mature earlier than the ~~2023-1 Refinancing Term Loan Maturity Date, the 2023-2 Refinancing Term Loan Maturity Date, the 2024-1 Term Loan Maturity Date, the 2024-2 Term Loan Maturity Date, the 2024-3 Term Loan Maturity Date, the 2025-1 Term Loan Maturity Date, the 2025-2~~2025-3 Term Loan Maturity Date or the ~~2025-3~~2026-1 Term Loan Maturity Date and (y) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans outstanding on the date of incurrence of such Permitted Ratio Debt and (III) the incurrence and guarantee of Permitted Ratio Debt under this Section 7.02(a) by Restricted Subsidiaries of Holdings that are not Guarantors, when aggregated with principal amount of Permitted Ratio Debt of such Restricted Subsidiaries of Holdings that are not Guarantors then outstanding and incurred or issued pursuant to this Section 7.02(a) and Permitted Acquisition Debt of such Restricted Subsidiaries of Holdings that are not Guarantors then outstanding and incurred or issued pursuant to Section 7.02(b)(14)(a), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), shall not exceed (as of the date such Permitted Ratio Debt is issued, incurred or otherwise obtained) the greater of (x) $508.5 million and (y) 45% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis).
(b)    The provisions of Section 7.02(a) will not apply to:
(1)    Indebtedness under the Loan Documents (including Incremental Loans, Other Loans, Extended Term Loans, Loans made pursuant to Extended Revolving Commitments and Replacement Loans);
(2)    commercial letters of credit (in each case, for the avoidance of doubt, to the extent constituting Indebtedness) not issued under the Revolving Facility (and reimbursement and backstop obligations in connection therewith) in an aggregate amount under this clause (2) not to exceed the greater of (x) $226.0 million and (y) 20.0% of Consolidated EBITDA at the time incurred;
(3)    (x) Indebtedness consisting of the 2020 Secured Notes outstanding as of the Amendment No. 4 Effective Date, (y) Indebtedness consisting of the 2023 Secured Notes outstanding as of the Amendment No. 6 Effective Date and (z) the incurrence of other Indebtedness by Holdings and any Restricted Subsidiary in existence on the Amendment No. 4 Effective Date (excluding Indebtedness described in the preceding clauses (1) and (2)); provided that any such item of Indebtedness with an aggregate outstanding principal amount on the Amendment No. 4 Effective Date in excess of $60.0 million shall be set forth on Schedule 7.02;
(4)    the incurrence of Attributable Indebtedness and Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations) and Disqualified Stock incurred or issued by Holdings, the Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4) at such time, not to exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) (I) the greater of (x) $340.0 million and (y) 30.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus (II) an unlimited amount so long as the Total Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (the cash proceeds of which that are not applied promptly for the specified transaction in connection with such Indebtedness incurred, Disqualified Stock or Preferred Stock issued upon receipt thereof may only be netted from Indebtedness for purposes of calculating the Total Net Leverage Ratio) would be no greater than 5.00 to 1.00;
(5)    Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;
(6)    the incurrence of Indebtedness arising from agreements of Holdings, the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts, other contingent consideration obligations and other deferred purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(7)    the incurrence of Indebtedness by Holdings and owing to a Restricted Subsidiary or the issuance of Disqualified Stock of Holdings to a Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to any Restricted Subsidiary); provided that any such Indebtedness for borrowed money owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans to the extent permitted by applicable law; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) or issuance of such Disqualified Stock (to the extent such Disqualified Stock is then outstanding) not permitted by this clause (7);
(8)    the incurrence of Indebtedness of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to Holdings, the Borrower or any Restricted Subsidiary) to the extent permitted by Section 7.05; provided that any such Indebtedness for borrowed money incurred by a Guarantor and owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Guaranty of the Loans of such Guarantor to the extent permitted by applicable law; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any such Indebtedness (except to Holdings or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);
(9)    the issuance of shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary to Holdings, the Borrower or a Restricted Subsidiary (or to any Parent Company which is within 180 days transferred to Holdings, the Borrower or any Restricted Subsidiary); provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Borrower or another Restricted Subsidiary or any pledge of such Preferred Stock or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock or Disqualified Stock is then outstanding) not permitted by this clause (9);

(10)    the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(11)    the incurrence of obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance, banker’s acceptance facilities and completion guarantees and similar obligations provided by Holdings, the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;
(12)    the incurrence of:
(a)    Indebtedness or issuance of Disqualified Stock of Holdings and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by Holdings since the Closing Date from the issue or sale of Equity Interests of Holdings or contributions to the capital of Holdings, including through consolidation, amalgamation or merger (in each case, other than proceeds of Disqualified Stock or any exercise of the cure right set forth in Section 8.04 and other than proceeds received from Holdings or a Restricted Subsidiary) as determined in accordance with clauses (3)(b) and (3)(c) of Section 7.05(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 7.05(a) or to make Permitted Investments (other than Permitted Investments specified in clause (1), (2) or (3) of the definition thereof);
(b)    Indebtedness or issuance of Disqualified Stock of Holdings and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (12)(b), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) (i) the greater of (I) $452.0 million and (II) 40.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, an amount equal to (x) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (y) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Indebtedness, Disqualified Stock or Preferred Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees, underwriting, arrangement and similar fees) incurred in connection with the issuance of such new Indebtedness, Disqualified Stock or Preferred Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness, Disqualified Stock or Preferred Stock, minus (iii) any General Debt Basket Reallocated Amount; and
(c)    Indebtedness or issuance of Disqualified Stock of Holdings and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 200.0% of the aggregate amount of dividends, payments and other distributions on account of Equity Interests permitted under clause (A) or (B) of the definition of Restricted Payment permitted pursuant to Section 7.05 (any such Indebtedness described in this clause (12)(c), “RP Debt”; provided that an amount equal to 50.0% of any outstanding RP Debt under this clause (12)(c) shall reduce the amount available to make dividends, payments and other distributions on account of Equity Interests under Section 7.05 on a dollar-for-dollar basis,
(13)    the incurrence or issuance by the Borrower of Refinancing Indebtedness or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness that serves to Refinance any Indebtedness (including any Designated Revolving Commitments) permitted under Section 7.02(a) above, Sections 7.02(b)(3), (4) and (12) above, this Section 7.02(b)(13) and Sections 7.02(b)(14), (23), (30)(b), (31) and (32) below, or any successive Refinancing Indebtedness with respect to any of the foregoing;
(14)    (a) the incurrence or issuance of (x) Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary, incurred or issued to finance an acquisition or investment (or other purchase of assets) or (y) Indebtedness, Disqualified Stock or Preferred Stock (I) of Persons that are acquired by Holdings, the Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with Holdings or a Restricted Subsidiary in accordance with the terms of this Agreement or (II) that is assumed by Holdings, the Borrower or any Restricted Subsidiary in connection with such acquisition or investment (or other purchase of assets) (and not, for the avoidance of doubt, created in contemplation of the applicable investment or acquisition), in each case under this clause (a), in an aggregate outstanding principal amount or liquidation preference, together with any Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), not to exceed (i) the greater of $169.5 million and 15.0% of Consolidated EBITDA plus (ii) an unlimited amount so long as in the case of this clause (ii) only, either:
(B)    with respect to Indebtedness secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the First Lien Obligations, the First Lien Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred would be no greater than the greater of (I) 3.00 to 1.00 and (II) the First Lien Net Leverage Ratio immediately prior to giving effect to such incurrence of Indebtedness,
(C)    with respect to Indebtedness that is secured by Liens on the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations, the Secured Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred would be no greater than the greater of (I) 5.00 to 1.00 and (II) the Secured Net Leverage Ratio immediately prior to giving effect to such incurrence of Indebtedness,
(D)    with respect to Indebtedness that is either secured by Liens on property that does not constitute Collateral or is not secured, or any Disqualified Stock or Preferred Stock, in each case, the Total Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred would be no greater than the greater of (I) 5.00 to 1.00 and (II) the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of Indebtedness, or
(E)    with respect to Indebtedness that is not secured, or any Disqualified Stock or Preferred Stock, in each case, either (I) the Interest Coverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would be no less than the lesser of (I) 2.00 to 1.00 or (II) the Interest Coverage Ratio immediately prior to giving effect to such incurrence of Indebtedness or the issuance of such Disqualified Stock or Preferred Stock (any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to following clause (14)(b), “Permitted Acquisition Debt”), in each case, determined on a pro forma basis; provided that, (A) the cash proceeds of any proposed Permitted Acquisition Debt incurred not applied promptly for the specified transaction in connection with such incurrence upon receipt thereof may only be netted from Indebtedness for purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio, as applicable, (B) such Permitted Acquisition Debt (I) shall not mature earlier than the ~~2023-1 Refinancing Term Loan Maturity Date, the 2023-2 Refinancing Term Loan Maturity Date, the 2024-1 Term Loan Maturity Date, the 2024-2 Term Loan Maturity Date, the 2024-3 Term Loan Maturity Date, the 2025-1 Term Loan Maturity Date, the 2025-2~~2025-3 Term Loan Maturity Date or the ~~2025-3~~2026-1 Term Loan Maturity Date and (II) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~2023-1 Refinancing Term Loans, the 2023-2 Refinancing Term Loans, the 2024-1 Term Loans, the 2024-2 Term Loans, the 2024-3 Term Loans, the 2025-1 Term Loans, the 2025-2~~2025-3 Term Loans or the ~~2025-3~~2026-1 Term Loans on the date of incurrence of such Indebtedness and (C) the incurrence or guarantee of Permitted Acquisition Debt under this Section 7.02(b)(14) by Restricted Subsidiaries of Holdings that are not Guarantors, when aggregated with the principal amount of Permitted Acquisition Debt then outstanding by such Restricted Subsidiaries of Holdings that are not Guarantors pursuant to this Section 7.02(b)(14) and Permitted Ratio Debt of such Restricted Subsidiaries of Holdings that are not Guarantors then outstanding and incurred or issued pursuant to Section 7.02(a), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), shall not exceed (as of the date such Permitted Acquisition Debt is issued, incurred or otherwise obtained) the greater of (x) $508.5 million and (y) 45% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);
(b) so long as not created in contemplation of such acquisition or investment, (i) Indebtedness or Disqualified Stock that is assumed by Holdings, the Borrower or any Restricted Subsidiary in connection with an acquisition or investment (or other purchase of assets) and (ii) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by Holdings, the Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with, the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement, in each case, in an aggregate outstanding principal amount or liquidation preference under this clause (b), together with any outstanding Refinancing Indebtedness (excluding any Incremental Amounts) incurred in respect thereof, not to exceed the sum of (A) the greater of (x) $169.5 million and (y) 15.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus (B) an unlimited amount of Indebtedness, Disqualified Stock or Preferred Stock under this clause (B) so long as, after giving pro forma effect to the assumption or acquisition of such Indebtedness, Disqualified Stock or Preferred Stock and such acquisition or investment (or other purchase of assets), the Borrower is in compliance with the Financial Covenant (whether or not then in effect) calculated on a pro forma basis for the most recently ended Test Period, in each case under this clause (b), determined on a pro forma basis;
(15)    the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with industry practice;

(16)    the incurrence of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary supported by letters of credit or bank guarantees issued in connection herewith, any Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Debt, in each case, in a principal amount not in excess of the maximum amount available to be drawn (not to exceed the applicable stated amount thereof) of such letters of credit or bank guarantees;
(17)    (a) the incurrence of any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of Holdings, the Borrower or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations incurred by Holdings, the Borrower or such Restricted Subsidiary is permitted by this Agreement, or (b) any co-issuance by Holdings, the Borrower or any Restricted Subsidiary of any Indebtedness or other obligations of Holdings, the Borrower or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations by Holdings, the Borrower or such Restricted Subsidiary is permitted by this Agreement;
(18)    the incurrence of Indebtedness issued by Holdings, the Borrower or any Restricted Subsidiary to future, present or former employees, directors, officers, members of management, consultants and independent contractors thereof, their respective Controlled Investment Affiliates or Immediate Family Members and permitted transferees thereof, in each case to finance the purchase or redemption of Equity Interests of Holdings or any Parent Company to the extent described in Section 7.05(b)(4);
(19)    customer deposits and advance payments received in the ordinary course of business or consistent with industry practice from customers for goods and services purchased in the ordinary course of business or consistent with industry practice;
(20)    the incurrence of (a) Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business or consistent with industry practice in connection with ordinary banking arrangements to manage cash balances of Holdings and its Restricted Subsidiaries (including short-term pooling and similar intercompany arrangements in respect of accounts held by Foreign Subsidiaries) and (b) Indebtedness in respect of Cash Management Services, including Cash Management Obligations;
(21)    Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business or consistent with industry practice on arm’s-length commercial terms;
(22)    the incurrence of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with industry practice;
(23)    the incurrence of Indebtedness, Disqualified Stock or Preferred Stock by (I) Restricted Subsidiaries of Holdings that are not Guarantors and (II) the incurrence of Indebtedness by Holdings, the Borrower or any Restricted Subsidiary in connection with any joint venture arrangements and similar binding arrangements, in each case, in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (23), together with any Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness is issued, incurred or otherwise obtained) the greater of (I) $405.0 million and (II) 35.75% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);
(24)    the incurrence of Indebtedness by Holdings, the Borrower or any Restricted Subsidiary undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to Holdings, any Subsidiaries or any joint venture in the ordinary course of business or consistent with industry practice, including with respect to financial accommodations of the type described in the definition of Cash Management Services;
(25)    Qualified Securitization Facilities and, to the extent constituting Indebtedness, Receivables Financing Transactions;
(26)    guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees and distribution partners;
(27)    the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;
(28)    the incurrence of Indebtedness representing deferred compensation to employees of any Parent Company, Holdings, the Borrower or any Restricted Subsidiary, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with the Transactions, any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Agreement;
(29)    the incurrence of Indebtedness arising out of any Sale-Leaseback Transaction incurred in the ordinary course of business or consistent with industry practice;
(30)    (a) Credit Agreement Refinancing Indebtedness and (b) Permitted Incremental Equivalent Debt;
(31)    the incurrence of Indebtedness, Disqualified Stock or Preferred Stock by Restricted Subsidiaries of Holdings that are not Guarantors to fund working capital requirements in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (31), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (I) $282.5 million and (II) 25% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);
(32)    the incurrence of Indebtedness, Disqualified Stock or Preferred Stock by any Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause

(32), together with any Refinancing Indebtedness with respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (I) $282.5 million and (II) 25.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);
(33)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (32) above.
(c)    For purposes of determining compliance with this Section 7.02:
(1)    the principal amount of Indebtedness outstanding under any clause of this Section 7.02 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; and
(2)    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 7.02.
The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, pursuant to Section 7.02(a) or clauses (3), (4), (12), (13), (14), (23), (30)(b), (31) and (32) of Section 7.02(b) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such Refinancing Indebtedness).
For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the Dollar equivalent principal amount of Indebtedness or liquidation preference of Disqualified Stock or amount of Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred or issued (or, in the case of revolving credit debt, the date such Indebtedness was first committed or first incurred (whichever yields the lower Dollar equivalent)); provided that if such Indebtedness, Disqualified Stock or

Preferred Stock is issued to Refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock (as applicable) being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such Refinancing Indebtedness).
The principal amount of any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Holdings, as applicable, dated such date prepared in accordance with GAAP.
SECTION 7.03    Fundamental Changes. Holdings shall not, nor shall Holdings permit any Restricted Subsidiary to, consolidate, amalgamate or merge with or into or wind up into another Person, or liquidate or dissolve or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:
(1)    Any Restricted Subsidiary (other than Borrower) may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that
(a)    the Borrower shall be the continuing or surviving Person, and
(b)    such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;
(2)    (a) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party,

(b)    any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary that is a Loan Party; provided that a Loan Party shall be the continuing or surviving Person;
(c)    any merger the sole purpose of which is to reincorporate or reorganize a Loan Party or Restricted Subsidiary in a Permitted Jurisdiction; provided if that if such Loan Party or Restricted Subsidiary is Borrower, such merger shall not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;
(d)    any Restricted Subsidiary (other than Borrower) may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of Holdings, the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;
provided that in the case of clause (d), the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary that is a Guarantor shall be a Loan Party or such disposition shall otherwise be permitted under Section 7.04 or the definition of “Permitted Investments”;
(3)    any Restricted Subsidiary (other than Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings or a Restricted Subsidiary;
(4)    so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (a) the Borrower shall be the continuing or surviving corporation or (b) if the Person formed by or surviving any such merger or consolidation is not the Borrower (or, in connection with a disposition of all or substantially all of the Borrower’s assets, is the transferee of such assets) (any such Person, a “Successor Borrower”):
(i)    the Successor Borrower will:
(A)    be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,
(B)    expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower and
(C)    deliver to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Loan Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;
(ii)    substantially contemporaneously with such transaction (or at a later date as agreed by the Administrative Agent),
(A)    each Guarantor, unless it is the other party to such merger or consolidation, will by a supplement to the Guaranty (or in another form reasonably satisfactory to the Administrative Agent and the Borrower) reaffirm its Guaranty of the Obligations (including the Successor Borrower’s obligations under this Agreement),
(B)    each Loan Party, unless it is the other party to such merger or consolidation, will, by a supplement to the Security Agreements (or in another form reasonably satisfactory to the Administrative Agent), confirm its grant or pledge thereunder,
(C)    if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, will, by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent and the Borrower), confirm that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement;
(iii)    after giving pro forma effect to such incurrence, the Borrower would be permitted to incur at least $1.00 of additional Permitted Ratio Debt; and
(iv)    to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received at least two (2) Business Days prior to the consummation of such transaction all documentation and other information in respect of the Successor Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, including the Beneficial Ownership Regulations;
provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and in the case of the disposition of all or substantially all assets, the original Borrower will be released;
(5)    so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (a) Holdings will be the continuing or surviving Person or (b) if:
(i)    the Person formed by or surviving any such merger or consolidation is not Holdings,
(ii)    [reserved], or
(iii)    in connection with a disposition of all or substantially all of Holding’s assets, the Person that is the transferee of such assets is not Holdings (any such Person described in the preceding clauses (i) through (iii), a “Successor Holdings”), then the Successor Holdings will:
(A)    be an entity organized or existing under the laws of a Permitted Jurisdiction,
(B)    expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower,
(C)    pledge 100% of the Equity Interests of the Borrower held by such Successor Holdings entity to the Administrative Agent as Collateral and otherwise comply with the Collateral and

Guarantee Requirement with respect to Holdings to secure the Obligations in accordance with the Security Agreements or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower,
(D)    if requested by the Administrative Agent, deliver, or cause the Borrower to deliver, to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Collateral Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent; and
(iv)    to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received at least two (2) Business Days prior to the consummation of such transaction all documentation and other information in respect of the Successor Holdings required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
provided further that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and in the case of the disposition of all or substantially all assets, the original Holdings will be released;
(6)    any Restricted Subsidiary may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person in order to effect a Permitted Investment or other Investment permitted pursuant to Section 7.05;
(7)    a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition permitted pursuant to Section 7.04 or a disposition that does not constitute any Asset Sale (other than a transaction described in clause (b) of the definition of Asset Sale);
(8)    the Borrower, Holdings and any Restricted Subsidiary may (a) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Borrower or the laws of a jurisdiction in the United States and (b) change its name; and
(9)    the Loan Parties and the Restricted Subsidiaries may consummate the Transactions.
SECTION 7.04    Asset Sales. Holdings shall not, nor shall Holdings permit any Restricted Subsidiary to, consummate any Asset Sale unless:
(1)    Holdings or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise in connection with such Asset Sale) at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of,
(2)    except in the case of a Permitted Asset Swap, with respect to any Asset Sale pursuant to this Section 7.04 for a purchase price in excess of the greater of (I) $113.0 million and (II) 10.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries

for the most recently ended Test Period (calculated on a pro forma basis), at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Closing Date (on a cumulative basis), received by Holdings, the Borrower or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this clause (2):
(a)    any liabilities (as shown on the Holdings’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Holdings’s or a Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of Holdings, the Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to Holdings or a Restricted Subsidiary);
(b)    any securities, notes or other obligations or assets received by Holdings, the Borrower or any Restricted Subsidiary from such transferee or in connection with such Asset Sale (including earnouts and similar obligations) that are converted by Holdings, the Borrower or a Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;
(c)    any Designated Non-Cash Consideration received by Holdings, the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $169.5 million and (ii) 15.0% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), with the fair market value of each item of Designated Non-Cash Consideration being measured, at the Borrower’s option, either at the time of contractually agreeing to such Asset Sale or at the time received and, in either case, without giving effect to any subsequent change(s) in value;
(d)    Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to Holdings or a Restricted Subsidiary), to the extent that Holdings and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; and
(e)    any Investment, Capital Stock, assets, property or capital or other expenditure of the kind referred to in Section 2.05(2)(b)(ii).
To the extent any Collateral is disposed of as expressly permitted by this Section 7.04 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such disposition is permitted by this Agreement, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
SECTION 7.05    Restricted Payments.
(a)    Holdings shall not, nor shall Holdings permit any Restricted Subsidiary to, directly or indirectly:
(A)    declare or pay any dividend or make any payment or distribution on account of Holdings’s or any Restricted Subsidiary’s Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:
    (i)    dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings or a Parent Company or in options, warrants or other rights to purchase such Equity Interests; or
    (ii)    dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;
(B)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any Parent Company, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than Holdings or a Restricted Subsidiary;
(C)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Junior Indebtedness with an aggregate outstanding principal amount in excess of the greater of (i) $226.0 million and (ii) 20.0% of the Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), other than:
    (i)    Indebtedness permitted under clauses (7), (8) and (9) of Section 7.02(b); or
    (ii)    the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Junior Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or
(D)    make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:
(1)    in the case of a Restricted Payment described in clauses (A) and (B) above utilizing clause 3(a) or (g) below, no Event of Default under Section 8.01(1) or Section 8.01(6) will have occurred and be continuing or would occur as a consequence thereof;
(2)    [reserved];
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by Holdings and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by 7.05(b) other than clause (1) thereof), is less than the sum of (without duplication):
(a)    50.0% of the Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on September 30, 2018 to the end of the most recently ended fiscal quarter for which internal financial statements of Holdings are available (as determined in good faith by the Borrower) preceding such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit (provided that this clause (a) shall in no event be less than $0)); plus
(b)    100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by Holdings and its Restricted Subsidiaries since the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 7.02(b)(12)(a)) from the issue or sale of:
(A)    Equity Interests of Holdings including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:
    (I)    Equity Interests to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates, Immediate Family Members or any permitted transferees thereof) of Holdings, its Subsidiaries or any Parent Company after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4); and
    (II)    Designated Preferred Stock; and
(B)    Equity Interests of Parent Companies, to the extent the proceeds of any such issuance or consideration for any such sale are contributed to Holdings (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4));

provided that this clause (b) will not include the proceeds from (v) any exercise of the cure right set forth in Section 8.04, (w) Refunding Capital Stock (as defined below) applied in accordance with Section 7.05(b)(2) below, (x) Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus
(c)    100.0% of the aggregate amount of cash, Cash Equivalents and the original principal amount of marketable securities or other property contributed to the capital of Holdings following the Closing Date (including the original principal amount of any Indebtedness (and accrued interest) contributed to Holdings or its Subsidiaries for cancellation) or that becomes part of the capital of Holdings through consolidation, amalgamation or merger following the Closing Date, in each case, not involving cash consideration payable by Holdings on account thereof (other than (w) net cash proceeds of any exercise of the cure right set forth in Section 8.04, (x) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 7.02(b)(12)(a), (y) cash, Cash Equivalents and marketable securities or other property that are contributed by a Restricted Subsidiary or (z) Excluded Contributions); plus
(d)    100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by Holdings, the Borrower or a Restricted Subsidiary by means of:
    (i)    the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of, or other returns on investments from, Restricted Investments made by Holdings or its Restricted Subsidiaries (including cash distributions and cash interest received in respect of Restricted Investments) and repurchases and redemptions of such Restricted Investments from Holdings or its Restricted Subsidiaries (other than by Holdings, the Borrower or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Holdings or its Restricted Subsidiaries, in each case after the Closing Date (excluding any Excluded Contributions made pursuant to clause (2) of the definition thereof);
    (ii)    the sale (other than to Holdings or a Restricted Subsidiary) of Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but including such cash or fair market value to the extent exceeding the amount of such Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date (excluding any Excluded Contributions made pursuant to clause (2) of the definition thereof); or
    (iii)     any returns, profits, distributions and similar amounts received on account of any Permitted Investment subject to a dollar-denominated or ratio based Basket (to the extent in excess of the original amount of the Investment); plus
(e)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into

Holdings or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Holdings or a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of cash or fair market value; plus
(f)    100% of the aggregate amount of any Excluded Proceeds (except to the extent utilized to repurchase, redeem, defease, acquire, or retire for value any Junior Indebtedness pursuant to clause (b)(13) below); plus
(g)    the greater of (i) $226.0 million and (ii) 20.0% of the Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), plus
(h)    100% of the aggregate principal amount or liquidation preference, as applicable, of Indebtedness or Disqualified Stock or Subordinated Shareholder Loans of Holdings, the Borrower or any Restricted Subsidiary, that has been converted into or exchanged for Equity Interests of Holdings Parent Company; provided that this clause (h) will not include any conversions or exchanges for (v) Equity Interests or Subordinated Shareholder Loans (even after converted into Equity Interests) issued as part of the cure right set forth in Section 8.04, (w) Refunding Capital Stock (as defined below) applied in accordance with Section 7.05(b)(2) below, (x) Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions,
(b)    The provisions of Section 7.05(a) will not prohibit:
(1)    the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 7.05;
(2)    (a) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of (i) any Equity Interests of Holdings any Restricted Subsidiary or any Parent Company, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or (ii) Junior Indebtedness, in each case, made (x) in exchange for, or out of the proceeds of, a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of Holdings or any Parent Company (in the case of proceeds, to the extent any such proceeds therefrom are contributed to Holdings) (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (y) within 120 days of such sale or issuance,
(b)    the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of a sale or issuance (other than to a Restricted Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings, the Borrower or any Restricted Subsidiary) of Refunding Capital Stock made within 120 days of such sale or issuance, and
(c)    if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon by Holdings was permitted under clause (6)(a) or (b) of this Section 7.05(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Company) in an aggregate amount per annum no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(3)    the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of:
(a)    Junior Indebtedness of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of, new Junior Indebtedness of the Borrower or a Guarantor or Disqualified Stock of the Borrower or a Guarantor within 120 days of such sale, issuance or incurrence,
(b)    Disqualified Stock of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of Disqualified Stock or Junior Indebtedness of the Borrower or a Guarantor, made within 120 days of such sale, issuance or incurrence,
(c)    Disqualified Stock of a Restricted Subsidiary that is not a Guarantor made by exchange for, or out of the proceeds of the sale or issuance of, Disqualified Stock of a Restricted Subsidiary that is not a Guarantor, made within 120 days of such sale or issuance, that, in each case, is Refinancing Indebtedness incurred or issued, as applicable, in compliance with Section 7.02, and
(d)    Junior Indebtedness of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the issuance or incurrence of, any other Indebtedness or Disqualified Stock permitted pursuant to Section 7.02 within 120 days of such sale, issuance or incurrence, and

(e)    any Junior Indebtedness or Disqualified Stock that constitutes Acquired Indebtedness;
(4)    a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of Holdings or any Parent Company held by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings, the Borrower or any Parent Company in connection with any such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of Holdings, any of its Subsidiaries or any Parent Company in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $226.0 million in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years; provided further that each of the amounts in any calendar year under this clause (4) may be increased by an amount not to exceed:
(a)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any Parent Company, in each case to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective

Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings, any of its Subsidiaries or any Parent Company that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 7.05(a); plus
(b)    the amount of any cash bonuses otherwise payable to members of management, employees, directors, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings, any of its Subsidiaries or any Parent Company that are foregone in exchange for the receipt of Equity Interests of Holdings or any Parent Company pursuant to any compensation arrangement, including any deferred compensation plan; plus
(c)    the cash proceeds of life insurance policies received by Holdings or its Restricted Subsidiaries (or by any Parent Company to the extent contributed to Holdings) after the Closing Date; minus
(d)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a), (b) and (c) of this clause (4);
provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; provided further that cancellation of Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of Holdings, any Parent Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provision of this Agreement;
(5)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings, the Borrower or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 7.02; provided, that after giving pro forma effect to such dividend or distribution, including the amount thereof in Consolidated Interest Expense solely for the purposes of this clause (5), Holdings would have had an Interest Coverage Ratio of at least 2.00 to 1.00;
(6)    (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by Holdings, the Borrower or any Restricted Subsidiary after the Closing Date;
(b)    the declaration and payment of dividends or distributions to any Parent Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by such Parent Company after the Closing Date; provided that the amount of dividends and distributions paid pursuant to this clause (b) will not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or
(c)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 7.05(b);

provided that in the case of each of clauses (a), (b) and (c) of this clause (6), for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, Holdings would have had an Interest Coverage Ratio of at least 2.00 to 1.00;
(7)    (a) payments made or expected to be made by Holdings, the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of Holdings, any Restricted Subsidiary or any Parent Company,
(b)    any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and
(c)    loans or advances to officers, directors, employees, managers, consultants and independent contractors of Holdings, any Restricted Subsidiary or any Parent Company in connection with such Person’s purchase of Equity Interests of Holdings or any Parent Company; provided that no cash is actually advanced pursuant to this clause (c) other than to pay Taxes due in connection with such purchase, unless immediately repaid;
(8)    the declaration and payment of dividends on Holdings common equity (or the payment of dividends to any Parent Company to fund a payment of dividends on such company’s common equity), following the first public offering of Holdings’s common equity or the common equity of any Parent Company after the Closing Date, in an aggregate amount not to exceed the sum of (x) 6.0% per annum of the Net Proceeds received by (or contributed to) Holdings and its Restricted Subsidiaries from such first public offering and (y) 7.0% per annum of Market Capitalization;
(9)    Restricted Payments in an amount that does not exceed the aggregate amount of Excluded Contributions;
(10)    Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed (as of the date any such Restricted Payment is made) the greater of (a) $197.75 million and (b) 17.5% of Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis); provided that if this clause (10) is utilized to make a Restricted Investment, the amount deemed to be utilized under this clause (10) will be the amount of such Restricted Investment at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”);
(11)    distributions or payments of Securitization Fees;
(12)    [reserved];
(13)    the repurchase, redemption, defeasance, acquisition or retirement for value of any Junior Indebtedness from Excluded Proceeds (except to the extent utilized to make Restricted Payments pursuant to clause (f) of Section 7.05(a));

(14)    the declaration and payment of dividends or distributions by Holdings, the Borrower or any Restricted Subsidiary to, or the making of loans or advances to, Holdings or any Parent Company in amounts required for any Parent Company to pay in each case without duplication:
(a)    franchise, excise and similar Taxes, and other fees and expenses, required to maintain their corporate or other legal existence;
(b)    [reserved];

(c)    salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of any Parent Company, and any payroll, social security or similar Taxes thereof;
(d)    general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any Parent Company;
(e)    fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of a Parent Company (whether or not consummated);
(f)    amounts that would be permitted to be paid directly by Holdings or its Restricted Subsidiaries under Section 6.17(b) (other than clause 2(a) thereof);
(g)    interest or principal on Indebtedness the proceeds of which have been contributed to Holdings, the Borrower or any Restricted Subsidiary or that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings, the Borrower or any Restricted Subsidiary incurred in accordance with Section 7.02; and
(h)    to finance Investments or other acquisitions or investments otherwise permitted to be made pursuant to this Section 7.05 if made by Holdings; provided that:
    (i)    such Restricted Payment must be made within 120 days of the closing of such Investment, acquisition or investment,
    (ii)    such Parent Company must, promptly following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the capital of Holdings or a Restricted Subsidiary or (B) the merger, amalgamation, consolidation or sale of the Person formed or acquired into Holdings or a Restricted Subsidiary (to the extent not prohibited by Section 7.03) in order to consummate such Investment, acquisition or investment,
    (iii)    such Parent Company and its Affiliates (other than Holdings, the Borrower or any Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent Holdings or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement,
    (iv)    any property received by Holdings may not increase amounts available for Restricted Payments pursuant to clause (3) of Section 7.05(a), and

    (v)    to the extent constituting an Investment, such Investment will be deemed to be made by Holdings, the Borrower or such Restricted Subsidiary pursuant to another provision of this Section 7.05 (other than pursuant to clause (9) of this Section 7.05(b)) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);
(15)    the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, Equity Interests in, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, all the assets of which are solely cash and Cash Equivalents);
(16)    cash payments, or loans, advances, dividends or distributions to any Parent Company to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings, any Restricted Subsidiary or any Parent Company;
(17)    (a) Restricted Payments described in clauses (A) and (B) of the definition thereof contained in Section 7.05(a); provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 2.00 to 1.00 and (b) Restricted Payments described in clauses (C) and (D) of the definition thereof contained in Section 7.05(a); provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 3.10 to 1.00;
(18)    payments made for the benefit of Holdings, the Borrower or any Restricted Subsidiary to the extent such payments could have been made by Holdings, the Borrower or any Restricted Subsidiary because such payments (a) would not otherwise be Restricted Payments and (b) would be permitted by Section 6.17;
(19)    payments and distributions to dissenting stockholders of Restricted Subsidiaries pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of any Restricted Subsidiary that complies with the terms of this Agreement or any other transaction that complies with the terms of this Agreement;
(20)    the payment of dividends, other distributions and other amounts by Holdings to, or the making of loans to, any Parent Company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest or principal (including AHYDO Payments) on Indebtedness, the proceeds of which have been permanently contributed to Holdings, the Borrower or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings, the Borrower or any Restricted Subsidiary incurred in accordance with this Agreement; provided that the aggregate amount of such dividends, distributions, loans and other amounts shall not exceed the amount of cash actually contributed to the Borrower for the incurrence of such Indebtedness;
(21)    the making of cash payments in connection with any conversion of Convertible Indebtedness of Holdings, the Borrower or any Restricted Subsidiary in an aggregate amount since the date of this Agreement not to exceed the sum of (a) the principal amount of such Convertible

Indebtedness plus (b) any payments received by Holdings, the Borrower or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(22)    any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of Holdings’s common equity upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common equity upon any early termination thereof;
(23)    the refinancing of any Junior Indebtedness with the Net Proceeds of, or in exchange for, any Refinancing Indebtedness; and
(24)    any payments for the purpose of paying operating expenses of Holdings or any Parent Company, including payroll, equity-based compensation and other compensation for officers and employees of Holdings or such Parent Company (including the payment of the nominal value of shares received in settlement of equity-based incentive awards and any related payroll taxes and social security contributions), income tax, corporation tax, value added tax and any other taxes of or payable by Holdings or any Parent Company or any consolidated, combined, unitary or similar tax liability of or payable by Holdings or any Parent Company (whether in accordance with a corporation tax group payment arrangement, as a result of being a member of a value added tax group or otherwise), in each case attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries;
provided that at the time of, and after giving effect to, any Restricted Payment pursuant to clause (17) in respect of Restricted Payments described in clauses (A) or (B) of the definition thereof, no Event of Default will have occurred and be continuing or would occur as a consequence thereof.
The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Borrower’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by Holdings, the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
For the avoidance of doubt, this Section 7.05 will not restrict the making of any AHYDO Payment with respect to, and required by the terms of, any Indebtedness of Holdings, the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement.
SECTION 7.06    Change in Nature of Business. Holdings shall not, nor shall Holdings permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and the Restricted Subsidiaries on the Closing Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted or proposed to be conducted by Holdings and the Restricted Subsidiaries on the Closing Date.
SECTION 7.07    [Reserved].
SECTION 7.08    Burdensome Agreements.
(a)    Holdings shall not, nor shall Holdings permit any Restricted Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction (other than this Agreement or any other Loan Document) on the ability of any Restricted Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Subsidiary Guarantor) to:
(1)    (a) pay dividends or make any other distributions to Holdings, the Borrower or any Restricted Subsidiary that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
(b)    pay any Indebtedness owed to Holdings or to any Restricted Subsidiary that is a Guarantor;
(2)    make loans or advances to Holdings or to any Restricted Subsidiary that is a Guarantor;
(3)    sell, lease or transfer any of its properties or assets to Holdings or to any Restricted Subsidiary that is a Guarantor; or
(4)    with respect to (a) any Subsidiary Guarantor (and, solely to the extent this clause (4)(a) relates to Hedging Obligations of Restricted Subsidiaries, the Borrower), Guaranty the Obligations or (b) with respect to the Borrower or any Subsidiary Guarantor, create, incur or cause to exist or become effective Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents to the extent such Lien is required to be given to the Secured Parties pursuant to the Loan Documents;
provided that any dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any obligation (including the application of any remedy bars thereto) to any other obligation will not be deemed to constitute such an encumbrance or restriction.
(b)    Section 7.08(a) will not apply to any encumbrances or restrictions existing under or by reason of:
(1)    encumbrances or restrictions in effect on the Closing Date, including pursuant to the Loan Documents and any Hedge Agreements, Hedging Obligations and the related documentation;
(2)    [reserved];
(3)    Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clauses (3) and 4(b) above on the property so acquired;
(4)    applicable Law or any applicable rule, regulation or order;
(5)    any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with and into Holdings, the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into Holdings, the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired or designated and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;
(6)    contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary;
(7)    [reserved];
(8)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Liens permitted by Section 7.01 or any applicable Intercreditor Agreement;
(9)    provisions in agreements governing Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Closing Date pursuant to Section 7.02;
(10)    provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business;
(11)    customary provisions contained in leases, sub-leases, licenses, sublicenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements;
(12)    restrictions created in connection with any Qualified Securitization Facility or Receivables Financing Transaction that, in the good faith determination of the Board of Directors of Holdings, are necessary or advisable to effect such Qualified Securitization Facility or Receivables Financing Transaction;
(13)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings, the Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Holdings or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;
(14)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any Restricted Subsidiary;
(15)    customary provisions restricting assignment of any agreement;
(16)    restrictions arising in connection with cash or other deposits permitted under Section 7.01;
(17)    any other agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 7.02 entered into after the Closing Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to Holdings, the Borrower or any Restricted Subsidiary than (A) the restrictions contained in the Loan Documents as of the Closing Date or (B) those encumbrances and other restrictions that are in effect on the Closing Date with respect to Holdings or that Restricted Subsidiary pursuant to agreements in effect on the Closing Date, (ii) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Borrower’s ability to make payments on the Obligations when due, in each case in the good faith judgment of the Borrower;
(18)    (i) under terms of Indebtedness and Liens in respect of Indebtedness permitted to be incurred pursuant to Section 7.02(b)(4) and any permitted refinancing in respect of the foregoing and (ii) agreements entered into in connection with any Sale-Leaseback Transaction entered into in the ordinary course of business or consistent with industry practice;
(19)    customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.08;
(20)    any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Restricted Subsidiary;
(21)    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (20) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(22)    any encumbrance or restriction existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and
(23)    applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued pursuant to Section 7.02 is incurred.
SECTION 7.09    Accounting Changes. Neither Holdings nor the Borrower shall make any change in fiscal year; provided, however, that each of Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year, and, notwithstanding anything in Section 10.01 to the contrary, the Borrower and the Administrative Agent will, and are hereby authorized by the

Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 7.10    Reserved.
SECTION 7.11    Financial Covenant. Holdings and each of the Restricted Subsidiaries covenant and agree that :
(1)    If on the last day of any Test Period (commencing with the Test Period ending December 31, 2018) the sum of the (a) outstanding principal amount Revolving Loans (including Swing Line Loans) and (b) aggregate face amount in excess of $125.0 million of the outstanding amount of Letters of Credit (excluding (a) such Letters of Credit to the extent reimbursed, Cash Collateralized or backstopped on terms reasonably acceptable to the applicable Issuing Bank on or prior to the date that is three Business Days following the end of the applicable Test Period and (b) bank guarantees and performance or similar bonds) exceeds the greater of $440.0 million and 40.0% of the aggregate principal amount of all Revolving Commitments under all outstanding Revolving Facilities (including any Incremental Revolving Facilities), Holdings shall not permit the First Lien Net Leverage Ratio as of the last day of such Test Period to be greater than 5.00 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (the “Financial Covenant”).
(2)    The provisions of this Section 7.11 are for the benefit of the Revolving Lenders only and the Required Facility Lenders in respect of the Revolving Facility may amend, waive or otherwise modify this Section 7.11 or the defined terms used in this Section 7.11 (solely in respect of the use of such defined terms in this Section 7.11) or waive any Default or Event of Default resulting from a breach of this Section 7.11 without the consent of any Lenders other than the Required Facility Lenders in respect of the Revolving Facility. Any Default or Event of Default under the provisions of this Section 7.11 will not by itself constitute a Default or Event of Default under any Facility (other than the Revolving Facility) and will not trigger a cross-default thereunder.
Article VIII

Events of Default and Remedies
SECTION 8.01    Events of Default. Each of the events referred to in clauses (1) through (11) of this Section 8.01 shall constitute an “Event of Default”:
(1)    Non-Payment. The Borrower fails to pay (a) when and as required to be paid herein, any amount of principal of any Loan or (b) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder (including any increase in interest or fees (if any) due and payable pursuant to Section 2.20(3) or 2.20(4)(i)(A)) or with respect to any other Loan Document; or
(2)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.03(1), 6.05(1) (solely with respect to the Borrower or Holdings, other than in a transaction permitted under Section 7.03 or 7.04) or Article VII; provided that Holdings’s failure to comply with the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans or

Term Commitments unless and until the Required Facility Lenders for the Revolving Facilities have actually terminated all Revolving Commitments and declared all Obligations with respect to the applicable Revolving Facility to be immediately due and payable pursuant to Section 8.02 as a result of such Financial Covenant Event of Default (and such declaration has not been rescinded as of the applicable date) (the occurrence of such termination and declaration by the Required Facility Lenders for the Revolving Facilities, a “Financial Covenant Cross Default”); provided further that any Financial Covenant Event of Default is subject to cure pursuant to Section 8.04; or
(3)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(1) or (2) above) contained in any Loan Document (other than the covenants contained in Section 2.20, 6.02(5) or 6.03(1)) on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(4)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made and such materially untrue representation, warranty, certification or statement of fact, to the extent capable of being cured, shall continue to be materially untrue for a period of thirty (30) days; or
(5)    Cross-Default. Holdings, the Borrower or any Restricted Subsidiary (a) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of such Hedging Obligations and not as a result of any default thereunder by Holdings, the Borrower or any Restricted Subsidiary), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all of such Indebtedness to be made, prior to its stated maturity; provided that (A) such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02 and (B) this clause (5)(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(6)    Insolvency Proceedings, etc. Holdings or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(7)    Judgments. There is entered against Holdings, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, a final non-appealable judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not paid or covered by insurance or indemnities as to which the insurer or indemnifying party has been notified of such judgment or order and the applicable insurance company or indemnifying party has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(8)    ERISA. (a) An ERISA Event which has resulted or would reasonably be expected to result in a Material Adverse Effect or (b) with respect to a Foreign Plan, a termination or withdrawal by any Loan Party that would reasonably be expected to result in a Material Adverse Effect; or; or
(9)    Invalidity of Loan Documents. Any material provision of the Loan Documents, taken as a whole, at any time after its execution and delivery and for any reason (other than (a) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04), (b) as a result of acts or omissions by an Agent or any Lender or (c) due to the satisfaction in full of the Termination Conditions) ceases to be in full force and effect, or any Loan Party contests in writing the validity or enforceability of the Loan Documents, taken as a whole (other than as a result of the satisfaction of the Termination Conditions), or any Loan Party denies in writing that it has any or further liability or obligation under the Loan Documents, taken as a whole (other than (i) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04) or (ii) as a result of the satisfaction of the Termination Conditions), or purports in writing to revoke or rescind the Loan Documents, taken as a whole, prior to the satisfaction of the Termination Conditions; or
(10)    Collateral Documents. Any Lien purported to be created by any Collateral Document with respect to a material portion of the Collateral shall cease to be, or any Lien purported to be created by any Collateral Document with respect to a material portion of the Collateral shall be asserted in writing by any Loan Party (prior to the satisfaction of the Termination Conditions) not to be, a valid and perfected Lien with the priority required by such Collateral Document (or other security purported to be created on the applicable Collateral) on, and security interest in, any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of Collateral actually delivered to it and pledged under the Collateral Documents or to file Uniform Commercial Code amendments relating to a Loan Party’s change of name or jurisdiction of formation (solely to the extent that the Borrower provides the Collateral Agent written notice thereof in accordance with the Security Agreements, and the Collateral Agent and the Borrower have agreed that the Collateral Agent will be responsible for filing such amendments) or continuation statements, and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or
(11)    Change of Control. There occurs any Change of Control.
SECTION 8.02    Remedies upon Event of Default. Subject to Section 8.04, if any Event of Default occurs and is continuing, the Administrative Agent may with the consent of the Required Lenders and shall, at the request of the Required Lenders, take any or all of the following actions:
(1)    declare the Commitments of each Lender and any obligation of the Issuing Banks to make L/C Credit Extensions and the Swing Line Lender to make Swing Line Loans to be terminated, whereupon such Commitments and obligation will be terminated;
(2)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under any Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(3)    require that the Borrower Cash Collateralize the then outstanding Letters of Credit (in an amount equal to the then Outstanding Amount thereof); and
(4)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that (a) upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or Holdings under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”), the Commitments of each Lender and any obligation of the Issuing Banks to issue Letters of Credit and any obligation of the Swing Line Lender to make Swing Line Loans, will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid will automatically become effective, in each case without further act of the Administrative Agent or any Lender, (b) from the second anniversary of the written notice by the Borrower to the Administrative Agent and Lenders of an Event of Default (other than an Event of Default pursuant to Section 8.01(1)(a), 8.01(6), 8.01(9) or 8.01(10)), the Required Lenders may not request that the Administrative Agent, and the Administrative Agent may not, take any of the above actions (1)-(4) in relation to such Event of Default and (c) notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, then, unless a Financial Covenant Cross Default has occurred and is continuing, the Administrative Agent shall only take the actions set forth in this Section 8.02 at the request (or with the consent) of the Required Facility Lenders under the Revolving Facilities (as opposed to the Required Lenders) and only with respect to the Revolving Commitments, Revolving Loans, Letters of Credit, Swing Line Loans and Obligations under the Revolving Facilities.
SECTION 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in clause (a) of the proviso to Section 8.02), subject to any Intercreditor Agreement then in effect, any amounts received on account of the Obligations will be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), the Obligations under Secured Hedge Agreements and Cash Management Obligations under Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(3), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, will be paid to the Borrower.
Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.
SECTION 8.04    Right to Cure.
(1)    Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.04(2) and (3), for the purpose of determining whether an Event of Default under the Financial Covenant has occurred, the Borrower may on one or more occasions designate any portion of the Net Proceeds from any Permitted Equity Issuance or of any contribution to the common equity capital of Holdings (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) or with the proceeds of a Subordinated Shareholder Loan of Holdings, the Borrower or a Subsidiary Guarantor that is promptly (but in any event within 10 Business Days) converted into Equity Interests (other than Disqualified Stock) of Holdings or a Parent Company (the “Cure Amount”) as an increase to Consolidated EBITDA of the Borrower for the applicable fiscal quarter; provided that
(a)    such amounts to be designated are actually received by Holdings (i) on or after the first Business Day of the applicable fiscal quarter and (ii) on or prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”),
(b)    such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date and
(c)    the Borrower will have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenant is less than the full amount of such originally designated amount).
The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter will be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(1) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant (and may not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was received other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence, except to the extent such proceeds are applied to prepay Indebtedness under the Facilities. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Borrower in an amount necessary to cure any Event of Default under the Financial Covenant, the Financial Covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, (B) from and after the date that the Borrower delivers a written notices to the Administrative Agent that it intends to exercise its cure right under this Section 8.04 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated and (C) no Lender or Issuing Bank shall be required to (but in its sole discretion may) make any Revolving Loan or issue or amend any Letter of Credit from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received.
(2)    In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 8.04(1) is exercised.

(3)    There shall be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(1) are exercised during the term of the Facilities; provided that, so long as the Closing Date Revolving Facility is no longer outstanding, there may be an additional fiscal quarter after the Revolving Maturity Date in which the cure rights set forth in this Section 8.04 are exercised during the term of any Revolving Commitments.
Article IX

Administrative Agent and Other Agents
SECTION 9.01    Appointment and Authorization of the Administrative Agent.
(1)    Each Lender and Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.07, 9.11, 9.12, 9.15 and 9.16) are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Bank and the Borrower shall not have rights as a third-party beneficiary of any such provision. The Administrative Agent hereby represents and warrants that it is either (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii) or (ii) a Withholding U.S. Branch.
(2)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender and a potential Hedge Bank or Cash Management Bank) and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X with respect to the Administrative Agent (including Sections 10.04 and 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
SECTION 9.02    Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any such Person serving as an Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 9.03    Exculpatory Provisions. The Administrative Agent and Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent (including the Administrative Agent):
(1)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent or Arranger is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(2)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(3)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.
Neither the Administrative Agent nor any of its Related Persons shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender, or an Issuing Bank.
No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Arrangers as, and to the extent, provided for under Section 10.05. Without limitation of the foregoing, each Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.
SECTION 9.04    Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, the Arrangers and of their respective Affiliates, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings, the Borrower and the Restricted Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings, the Borrower and the Restricted Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent, the Arrangers and any of their respective Affiliates shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent, the Arrangers and any of their respective Affiliates shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings, the Borrower or any of the Restricted Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings, the Borrower or any of the Restricted Subsidiaries or the existence or possible existence of any Default or Event of Default.
SECTION 9.05    Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.
SECTION 9.06    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or issuances of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 9.07    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Notwithstanding anything to the contrary in this Section 9.07 or Section 9.15, the Administrative Agent shall not delegate to any Supplemental Administrative Agent responsibility for receiving any payments under any Loan Document for the account of any Lender, which payments shall be received directly by the Administrative Agent, without prior written consent of the Borrower (not to be unreasonably withheld or delayed).
SECTION 9.08    Indemnification. Whether or not the transactions contemplated hereby are consummated, to the extent the Administrative Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) in proportion to their respective Pro Rata Shares for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or any other Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.08 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.08 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
SECTION 9.09    The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 9.10    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Agents or the Lead Sustainability Structuring Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender, Swing Line Lender or an Issuing Bank hereunder, as the case may be. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “joint bookrunner” or the Lead Sustainability Structuring Agent shall have any obligation, liability, responsibility or duty under this Agreement other than (i) as expressly provided herein or (ii) those applicable to all Lenders, but only to the extent acting in such capacity as a Lender.
SECTION 9.11    Resignation by the Administrative Agent. The Administrative Agent may resign from the performance of all its respective functions and duties hereunder or under the other Loan Documents at any time by giving 30 Business Days prior written notice to the Lenders and the Borrower.

Notwithstanding anything to the contrary in this Agreement, no successor Administrative Agent shall be appointed unless such successor Administrative Agent represents and warrants that it is (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of U.S. Treasury Regulations Section 1.1441-1, or (ii) a Withholding U.S. Branch.
Upon any such notice of resignation by, or notice of removal of, the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing).
If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
If no successor Administrative Agent has been appointed pursuant to the foregoing by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent or such notice of removal was given by the Required Lenders or the Borrower, as applicable, the Administrative Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. The retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.11.
Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.11).
The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Upon a resignation or removal of the Administrative Agent pursuant to this Section 9.11, the Administrative Agent (i) shall continue to be subject to Section 10.09 and (ii) shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.
SECTION 9.12    Collateral Matters. Each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank and on behalf of any Affiliate that is a Cash Management Bank or Hedge Bank) irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to take the actions to be taken by them as set forth in Sections 7.04 and 10.24.
Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or the Required Facility Lenders, as applicable, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders or the Required Facility Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.
Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.12. In each case as specified in this Section 9.12, Section 7.04 and Section 10.24, the applicable Agent will (and each Lender hereby irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents, this Section 9.12, Section 7.04 and Section 10.24.
Without limitation of any other provision in this Credit Agreement, each Lender hereby authorizes the Collateral Agent, in its sole discretion, to release its Liens on Securitization Assets (including Securitization Assets sold, contributed or purported to be sold or contributed to a Qualified Securitization Facility) that are subject to a Permitted Lien under clause (18) of the definition of Permitted Lien.
The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.12, Section 7.04, Section 10.24 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
SECTION 9.13    Acknowledgements of Lenders and Issuing Banks; Erroneous Payments. (a) Each Lender and each Issuing Bank acknowledges that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Manager, the Lead Sustainability Structuring Agent or any other Lender or Issuing Bank, or any of the Related Persons of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Revolving Loans and Swing Line Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Manager, the Lead Sustainability Structuring Agent or any other Lender or Issuing Bank, or any of the Related Persons of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Revolving Lender agrees that neither the Administrative Agent nor the Lead Sustainability Structuring Agent shall have (x) any duty to ascertain, inquire into or otherwise independently verify any information or materials provided by the Borrower and used in connection with the sustainability provisions of the credit facility described in this Agreement, including with respect to the applicable KPI Metrics nor (y) any responsibility for (or liability in respect of) the completeness or accuracy of such information. Each Revolving Lender agrees that neither the Administrative Agent nor the Lead Sustainability Structuring Agent nor any Arranger shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any adjustment to the Applicable Rate or Commitment Fee Rate (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Pricing Certificate or notice as to a Sustainability Pricing Certificate Inaccuracy (and the Administrative Agent and the Lead Sustainability Structuring Agent may rely conclusively on any such certificate or notice, without further inquiry).
(b)    Each Lender party to Amendment No. 4, by delivering its signature page to Amendment No. 4 on the Amendment No. 4 Effective Date, and each other Lender hereunder, by delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Amendment No. 4 Effective Date.
(c)    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. For the avoidance of doubt, the Borrower or any Loan Party shall continue to be deemed to have performed any and all payment obligations with respect to any amount subject to such set-off or recoupment pursuant to the preceding sentence and no Event of Default pursuant to, inter alia Section 8.01(1) and/or (2) shall result therefrom. A notice of the Administrative Agent to any Lender under this Section 9.13(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower, each other Loan Party, the Administrative Agent, the Lenders and the Issuing Bank agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason (such unrecovered amount, an “Erroneous Payment Return Deficiency”), then, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender or Issuing Bank with respect to the Erroneous Payment Return Deficiency and (y) notwithstanding anything to the contrary herein, an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Loan Party for the purpose of making a payment to satisfy certain

Obligations and is not otherwise repaid or returned to a Loan Party by the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.
(iv)    Each party’s obligations under this Section 9.13(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 9.14    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, any Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, any Issuing Bank and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and relevant Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the

Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of the first proviso to Section 10.01(1) of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
SECTION 9.15    Appointment of Supplemental Administrative Agents.
(1)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
(2)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent or such Supplemental Administrative Agent, as the context may require.
(3)    Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments reasonably acceptable to it promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
SECTION 9.16    Intercreditor Agreements(1)    . The Administrative Agent and Collateral Agent are hereby authorized to enter into any Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or any Intercreditor Agreement contemplated hereunder (including any such amendment (or amendment and restatement) of the Junior Lien Intercreditor Agreement or other intercreditor agreement to provide for the incurrence of any Indebtedness permitted hereunder that will be secured on a junior lien or pari passu basis to the Obligations). In addition, each Secured Party hereby authorizes the Administrative Agent and the Collateral Agent to enter into (i) any amendments to any Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement (including any such amendment (or amendment and restatement) of the Junior Lien Intercreditor Agreement or other intercreditor agreement to provide for the incurrence of any Indebtedness permitted hereunder that will be secured on a junior lien or pari passu basis to the Obligations). Each Secured Party acknowledges and agrees that any of the Administrative Agent and Collateral Agent (or one or more of their respective Affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of Credit Agreement Refinancing Indebtedness under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
SECTION 9.17    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any

Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
SECTION 9.18    Withholding Tax. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall severally indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.18. The agreements in this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 9.18, the term “Lender” includes any Issuing Bank and any Swing Line Lender.
Article X

Miscellaneous
SECTION 10.01    Amendments, etc.
(1)    Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Holdings,

the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than (x) with respect to any amendment or waiver contemplated in clauses (g), (h) or (i) below (in the case of clause (i), to the extent permitted by Section 2.14), which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities, as applicable (and not the Required Lenders) and (y) with respect to any amendment or waiver contemplated in clauses (a) (solely with respect to an increase in the L/C Sublimit or Swing Line Sublimit), (b) or (c), which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and the Administrative Agent hereby agrees to acknowledge any such waiver, consent or amendment that otherwise satisfies the requirements of this Section 10.01 as promptly as possible, however, to the extent the final form of such waiver, consent or amendment has been delivered to the Administrative Agent at least one Business Day prior to the proposed effectiveness of the consents by the Lenders party thereto, the Administrative Agent shall acknowledge such waiver, consent or amendment (i) immediately, in the case of any amendment which does not require the consent of any existing Lender under this Agreement or (ii) otherwise, within two hours of the time copies of the Required Lender consents or other applicable Lender consents required by this Section 10.01 have been provided to the Administrative Agent, it being understood that with respect to clauses (i) and (ii) of this proviso, if the applicable waiver, consent or amendment has not been acknowledged by the Administrative Agent in the time frames provided, the Administrative Agent shall be deemed to have acknowledged such applicable waiver, consent or amendment; and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(2)) or any payment of fees or premiums hereunder or under any Loan Document with respect to payments to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest, fees or premiums: (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, (ii) the waiver of any Default or Event of Default, and (iii) any change to the definition of “First Lien Net Leverage Ratio,” “Secured Net Leverage Ratio,” “Total Net Leverage Ratio,” “Interest Coverage Ratio” or, in each case, in the component definitions thereof;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Amount, or any fees or other amounts payable hereunder or under any other Loan Document to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a reduction in any rate of interest or any fees: any change to the definition of “First Lien Net Leverage Ratio,” “Total Net Leverage Ratio,” “Interest Coverage Ratio,” or, in each case, in the component definitions thereof; provided that only the consent of (A) the Required Lenders shall be necessary to amend the definition of “Default Rate”, (B) the Required Lenders or, with respect to any Default Rate payable in respect of the Revolving Facility, the Required Facility Lenders under the Closing Date Revolving Facility, shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate and (C) the Swing Line Lender shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate payable in respect of the Swing Line Facility;
(d)    except as contemplated by clause (C) in the second proviso immediately succeeding clause (i) of this Section 10.01(1), change any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Facility Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents or Sections 2.13 or 8.03 (including the definition of “Pro Rata Share”), without the written consent of each Lender directly and adversely affected thereby;
(e)    other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)    other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;
(g)    amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Facilities) which directly affects Lenders under one or more Revolving Facilities and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under such applicable Revolving Facility or Facilities with respect to Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of the Required Lenders or any other Lenders other than the Required Facility Lenders under the applicable Revolving Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (i) below);
(h)    amend, waive or otherwise modify the Financial Covenant or any definition related thereto (solely in respect of the use of such defined terms in the Financial Covenant) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant) without the written consent of the Required Facility Lenders under the applicable Revolving Facility or Facilities with respect to Revolving Commitments (such Required Facility Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (h) shall not require the consent of the Required Lenders or any other Lenders other than the Required Facility Lenders under the applicable Revolving Facility or Facilities;
(i)    amend, waive or otherwise modify any term or provision (including the availability and conditions to funding (subject to the requirements of Section 2.14 and that the Available Incremental Amount shall only be able to be increased with the consent of the Required Lenders) with respect to Incremental Term Loans and Incremental Revolving Commitments, but excluding the rate of interest applicable thereto which shall be subject to clause (c) above)) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term

Loans or Incremental Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.14, no amendments or waivers described in this clause (i) shall require the consent of the Required Lenders or any other Lenders and shall only require the consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments, including to the extent such amendment or waiver includes provisions that benefit the Lenders under any other Facility and are not adverse to such other Lenders (subject to any consent of the Administrative Agent required under Section 2.14);
provided that:
    (I)    no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Issuing Bank Document relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Banks, with only the written consent of the Administrative Agent, the applicable Issuing Bank and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Banks, if any, who have not executed such amendment, are not adversely affected thereby;
    (II)    no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, are not adversely affected thereby;
    (III)    no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and
    (IV)    Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;
provided further that notwithstanding the foregoing:
(A)    (w) no Defaulting Lender, (x) no 2023-1 Refinancing Term Lender who is a Net Short Lender, (y) no 2023-2 Refinancing Term Lender who is a Net Short Lender and (z) no other Lender that becomes a Lender after the Amendment No. 6 Effective Date and who is a Net Short Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than (w) Defaulting Lenders, (x) 2023-1 Refinancing Term Lenders who are Net Short Lenders (y) 2023-2 Refinancing Term Lenders who are Net Short Lenders and (z) Lenders that become a Lender after the Amendment No. 6 Effective Date and who are Net Short Lenders), except that the Commitment of such (w) Defaulting Lender, (x) 2023-1 Refinancing Term Lender who is a Net Short Lender, (y) 2023-2 Refinancing Term Lender who is a Net Short Lender or (z) Lender that becomes a Lender after the Amendment No. 6 Effective Date and who is a Net Short Lender may not be increased or extended without the consent of such (w) Defaulting Lender, (x) 2023-1 Refinancing Term Lender who is a Net Short Lender, (y) 2023-2 Refinancing Term Lender who is a Net Short Lender or (z) Lender that becomes a Lender after the Amendment No. 6 Effective Date and who is a Net Short Lender, as applicable (it being understood that any Commitments or Loans held or deemed held by (w) any Defaulting Lender, (x) any 2023-1 Refinancing Term Lender who is a Net Short Lender, (y) 2023-2 Refinancing Term Lender who is a Net Short Lender and (z) Lender that becomes a Lender after the Amendment No. 4 Effective Date and who is a Net Short Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);
(B)    no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement (i) that is for the purpose of adding the holders of Permitted Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Permitted Indebtedness that is Secured Indebtedness (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement in connection with joinders and supplements; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;
(C)    this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans, the Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;
(D)    any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time;
(E)    any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (or the Collateral Agent, as applicable) to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Collateral Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Collateral Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business

Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Loans, any borrowing of Other Loans, any Extension or any borrowing of Replacement Loans and otherwise to effect the provisions of Section 2.14, 2.15 or 2.16 or the immediately succeeding paragraph of this Section 10.01, respectively; and
(F)    the Borrower and the Administrative Agent may, without the input or consent of the other Lenders, (i) effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Collateral Agent, (ii) effect changes to this Agreement that are necessary and appropriate to effect the offering process set forth in Section 2.05(1)(e) and (iii) effect changes to this Agreement pursuant to Section 1.12.
(2)    In addition, notwithstanding anything to the contrary contained in this Section 10.01, this Agreement may be amended (each, a “Replacement Amendment”) with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the Replacement Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Loans”) with replacement term loans (“Replacement Loans”) hereunder; provided that,
(a)    the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Replaced Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses incurred in connection with such refinancing of Replaced Loans with such Replacement Loans and any other Incremental Amounts,
(b)    the All-In Yield with respect to such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the All-In Yield for such Replaced Loans (or similar interest rate spread applicable to such Replaced Loans) immediately prior to such refinancing,
(c)    the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Loans at the time of such refinancing,
(d)    all other terms (other than with respect to pricing, interest rate margins, fees, discounts, rate floors and prepayment or redemption terms) applicable to such Replacement Loans shall either, at the option of the Borrower, (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Replacement Loans (as determined by the Borrower in good faith), (ii) if not otherwise consistent with the terms of such Replaced Loans, not be materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Replaced Loans, except, in each case under this clause (ii), with respect to (x) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing or (y) a Previously Absent Financial Maintenance Covenant (so long as, to the extent that any such terms of any Replacement Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date of the Loans in effect immediately prior to such refinancing, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility) or (iii) such terms as are reasonably satisfactory to the Administrative

Agent (provided that, at Borrower’s election, to the extent any term or provision is added for the benefit of the lenders of Replacement Term Loans, no consent shall be required from the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of each Facility),
(e)     Replacement Loans shall not at any time be guaranteed by any Subsidiary of Holdings other than Subsidiaries that are Guarantors, and
(f)     in the case of Replacement Loans that are secured, the obligations in respect thereof shall not be secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral.
Notwithstanding anything to the contrary in this Section 10.01, (x) each Replacement Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 10.01(2) (for the avoidance of doubt, this Section 10.01(2) shall supersede any other provisions in this Section 10.01 to the contrary), including to effect technical and corresponding amendments to this Agreement and the other Loan Documents and (y) at the option of the Borrower in consultation with the Administrative Agent, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes, in each case under this clause (y), so long as the Administrative Agent reasonably agrees that such modification is favorable to the applicable Lenders.
(3)    In addition, notwithstanding anything to the contrary in this Section 10.01,
(a)    the Guaranty, the Collateral Documents and related documents executed by Loan Parties in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause the Guaranty, Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents (including by adding additional parties as contemplated herein or therein) and
(b)    if the Administrative Agent and the Borrower shall have jointly identified an obvious error, mistake, ambiguity, incorrect cross-reference or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.
(4)    For the avoidance of doubt, amendments, modifications and waivers with respect to (X) Section 2.19, 2.20, 6.02(5), 6.03(3), the second parenthetical in Section 8.01(3), Section 9.13 and the last two sentences of Section 10.23 and (Y) the changes made to Sections 2.01(2), 2.02(1), 2.05(1)(a)(i), 2.08, 2.10, 3.02, 3.03, 3.04, 3.05, 3.07, 4.02, 6.02, 6.03 and 7.11 pursuant to Amendment No. 3 (or in the case of each of clause (X) and (Y) of this Section 10.01(4), any defined term used in any such Section or provision, to the extent of its effect on any such Section or provision), shall, in accordance with Section 10.01(1)(g), in each case be subject to the consent of the Required Facility Lenders in respect of the Revolving Facility and the Borrower (or, to the extent specified in such Section or provision, each Revolving Lender) and, if would otherwise be required by clause (I), (II), (III) or (IV) of Section 10.01, the Issuing Banks, the Swing Line Lender and/or the Administrative Agent. In addition, no amendment, modification or waiver of this Agreement that would directly and adversely affect the rights, duties or exculpations of the Lead Sustainability Structuring Agent shall be effective without the written consent of the Lead Sustainability Structuring Agent (other than after the resignation or removal of the Lead Sustainability Structuring Agent).
(5)    In addition, notwithstanding anything in this Agreement or the other Loan Documents to the contrary, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (alone or together with its Affiliates) (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank, (y) any Revolving Lender as of the Amendment No. 4 Effective Date or any Affiliate of such a Revolving Lender and (z) Ethically Screened Affiliates) that, as a result of its (or such Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”), without written consent of the Borrower, shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender (alone or together with its Affiliates (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank, (y) any Revolving Lender as of the Amendment No. 4 Effective Date or any Affiliate of such Revolving Lender and (z) any Ethically Screened Affiliate)) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in dollars, (ii) notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender or its Affiliates (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank, (y) any Revolving Lender as of the Effective Date or any Affiliate of such Revolving Lender and (z) any Ethically Screened Affiliate) is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender or its Affiliates (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank, (y) any Revolving Lender as of the Amendment No. 4 Effective Date or any Affiliate of such Revolving Lender and (z) any Ethically Screened Affiliate) protection in respect of the Loans or the Commitments, or as to the credit quality of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank, (y) any Revolving Lender as of the Amendment No. 4 Effective Date or any Affiliate of such Revolving Lender and (z) any Ethically Screened Affiliate) and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent shall have no duty to inquire as to or investigate the accuracy of such representation or deemed representation.
SECTION 10.02    Notices and Other Communications; Facsimile Copies.
(1)    General. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(a)    if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent or the Swing Line Lender, to the address, facsimile number, electronic mail address specified for such Person on Schedule 10.02; and
(b)    if to any other Lender, to the address, facsimile number or electronic mail address specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next succeeding Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (2) below shall be effective as provided in such subsection (2).
(2)    Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(3)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next succeeding Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(4)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(5)    Change of Address. Each Loan Party and the Administrative Agent may change its address, facsimile or electronic mail address for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile or electronic mail address for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower

Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Public Parent, Holdings, the Borrower or their respective securities for purposes of United States Federal or state securities laws.
(6)    Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.
SECTION 10.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.10 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 10.04    Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs and to the extent not paid or reimbursed on or prior to the Closing Date, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and such Arrangers incurred in connection with the preparation, negotiation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single U.S. counsel and, if necessary, a single local counsel in each relevant material jurisdiction, and (b)

upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrower, to pay or reimburse the Administrative Agent, each Issuing Bank, each Swing Line Lender and the other Lenders, taken as a whole, promptly following a written demand therefor for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if necessary, one local counsel in any relevant material jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) calendar days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
SECTION 10.05    Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Agents, the Lead Sustainability Structuring Agent (whether or not the Lead Sustainability Structuring Agent has resigned or been removed), each Issuing Bank, each Swing Line Lender, and each other Lender, the Arrangers and their respective Related Persons (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities or expenses (including Attorney Costs and Environmental Liabilities) to which any such Indemnitee may become subject arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant material jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) any actual or threatened claim, litigation, investigation or proceeding relating to the Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the use, or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding), and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Loan Document and other than any claims arising out of any act or omission of Holdings or any of its Affiliates (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable Law or public policy, the Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party for which such Indemnitee is otherwise entitled to indemnification pursuant to this Section 10.05). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) calendar days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, except any Taxes that represent losses, claims, liabilities, damages or expenses arising from any non-tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by any Loan Party or any of its Affiliates under this Section 10.05 to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.
SECTION 10.06    Marshaling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect.
SECTION 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 7.03, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (including to existing Lenders and their Affiliates) except (i) to an assignee in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any

Eligible Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, in accordance with the provisions of Section 10.07(h), (B) in the case of any Eligible Assignee that is Holdings, the Borrower or any Subsidiary of Holdings, in accordance with the provisions of Section 10.07(l), or (C) in the case of any Eligible Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, in accordance with the provisions of Section 10.07(k), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void) (or in the case of any such attempted assignment or transfer to a Disqualified Institution shall be subject to the provisions set forth in the fourth sentence of the definition of “Lender”). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1.0 million, in the case of Term Loans, and not less than $5.0 million, in the case of Revolving Loans and Revolving Commitments, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing, the Borrower otherwise consents (in the case of an assignment of Term Loans, each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this

Agreement with respect to the Loans or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required to be made on a pro rata basis).
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.07(b)(i)(B) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing at the time of such assignment determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date or (2) in respect of an assignment of all or a portion of the Term Loans only, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that (x) in the Borrower’s discretion (as determined in good faith by the Borrower), consent for any Affiliate of a Disqualified Institution that is not a Disqualified Institution may be reasonably withheld and (y) the Borrower shall be deemed to have consented to any assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice of a failure to respond to such request for assignment; provided, further, that no consent of the Borrower shall be required for an assignment of all or a portion of the Loans pursuant to Section 10.07(h), (k) or (l);
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that no consent of the Administrative Agent shall be required for an assignment of all or a portion of the Loans pursuant to Section 10.07 (h), (k) or (l);
(C)    the consent of each applicable Issuing Bank at the time of such assignment (such consent not to be unreasonably withheld or delayed) shall be required; provided that no consent of the applicable Issuing Bank shall be required for any assignment not related to Revolving Commitments or Revolving Exposure;
(D)    the consent of each Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required; provided that no consent of a Swing Line Lender shall be required for any assignment not related to Revolving Commitments or Revolving Exposure; and
(E)    with respect to assignments (but not, for the avoidance of doubt, participations) of any Commitments and Loans under the Revolving Facility, the consent of the Borrower shall be required (such consent not to be unreasonably withheld or delayed) unless an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing at the time of such assignment determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments by or to two or more Approved Funds of the same Lender and/or Eligible Assignee, as applicable. Other than in the case of assignments pursuant to Section 10.07(l), the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms under Section 3.01(3).
(v)    No Assignments to Certain Persons. No such assignment shall be made (A) to Holdings, the Borrower or any of the Borrower’s Subsidiaries except as permitted under Sections 2.05(1)(e) and 10.07(l), (B) subject to Sections 10.07(h), (k) and (l) below, to any Affiliate of the Borrower, (C) to a natural person, (D) to any Disqualified Institution or (E) to any Defaulting Lender.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.07 (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (h) of this Section 10.07), from and after the effective date specified in each Assignment and Assumption, other than in connection with an assignment pursuant to Section 10.07(l), (x) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment), but shall in any event continue to be subject to Section 10.09. Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
EACH LENDER HEREBY ACKNOWLEDGES THAT HOLDINGS AND THE BORROWER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, ANY AFFILIATED LENDER (INCLUDING ANY SPONSOR) AND ANY DEBT FUND AFFILIATE MAY FROM TIME TO TIME PURCHASE OR TAKE ASSIGNMENT OF TERM LOANS HEREUNDER IN ACCORDANCE WITH THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING PURSUANT TO SECTION 2.05 AND THIS SECTION 10.07 (INCLUDING THROUGH OPEN MARKET PURCHASES).
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it, each notice of cancellation of any Loans delivered by the Borrower pursuant to subsections (h) or (l) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to its own Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all Loans will be treated as at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender or a Net Short Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Term Loans or Incremental Term Loans held by Affiliated Lenders.
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower and its Affiliates, a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans (including such Lender’s participations in L/C Obligations or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) the Borrower shall be notified in writing of any participation in the Revolving Facilities (solely to the extent such participation confers any voting rights on the relevant Participant) not less than three (3) Business Days in advance thereof. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01(1) (other than clauses (g), (h) and (i) thereof) that directly and adversely affects such Participant. Subject to subsection (e) of this Section 10.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01

(subject to the requirements of Section 3.01 (including subsections (2), (3) and (4), as applicable) as though it were a Lender; provided that any forms required to be provided under Section 3.01(3) shall be provided solely to the participating Lender), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.07. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Lender; provided that such Participant shall agree to be subject to Section 2.13 as though it were a Lender.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the Borrower shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that any such commitments, loans, letters of credit or other obligations are in registered form for U.S. federal income tax purposes or such disclosure is otherwise required under Treasury Regulations Section 5f.103-1(c).
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.

Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)    Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase or take by assignment open to all applicable Lenders on a pro rata basis in accordance with procedures determined by such Affiliated Lender in its sole discretion or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)    Affiliated Lenders will not (A) receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II or (B) make any challenge to the Administrative Agent’s or any other Lender’s attorney client privilege on the basis of its status as a Lender;
(ii)     [reserved];
(iii)     each Lender (other than any other Affiliated Lender) that assigns any Loans to an Affiliated Lender pursuant to clause (y) above shall deliver to the Administrative Agent and the Borrower a customary Big Boy Letter;
(iv)     the aggregate principal amount of Term Loans of any Class under this Agreement held by Affiliated Lenders at the time of any such purchase or assignment shall not exceed 25% of the aggregate principal amount of Term Loans of such Class outstanding at such time under this Agreement (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Term Loans of any Class held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;
(v)    as a condition to each assignment pursuant to this subsection (h), the Administrative Agent and the Borrower shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender (in its capacity as such) shall waive any right to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such; and
(vi)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliated Lender Assignment and Assumption”).

Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this subsection (h) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.
Each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence or pursuant to clause (v) of this subsection (h) and shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.
(i)    Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and, except with respect to any amendment, modification, waiver, consent or other action (x) in Section 10.01 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (y) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (z) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of such Affiliated Lender’s Loans had voted in favor of any matter for which a consent fee or similar payment is offered).
(j)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the

Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.
(k)    Although any Debt Fund Affiliate(s) shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(h), (i) or (j), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(1)(e) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate) or (y) open market purchase on a non-pro rata basis. Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Commitments and Revolving Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Term Loans, Revolving Commitments and Revolving Loans of Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.
(l)    Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any Subsidiary of Holdings through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(1)(e) or (y) open market purchases on a non-pro rata basis; provided that:
(i)    (x) if the assignee is Holdings or a Subsidiary of Holdings, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (y) if the assignee is the Borrower (including through contribution or transfers set forth in clause (x)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;
(ii)     [reserved];
(iii)     each Lender (other than an Affiliated Lender) that assigns any Loans to Holdings, the Borrower or any Subsidiary of Holdings pursuant to clause (y)

above shall deliver to the Administrative Agent and the Borrower a customary Big Boy Letter; and
(iv)     purchases of Term Loans pursuant to this subsection (l) may not be funded with the proceeds of Revolving Loans.
(m)    Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(n)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.
SECTION 10.08    Resignation of Issuing Bank and Swing Line Lender. Notwithstanding anything to the contrary contained herein, any Issuing Bank or Swing Line Lender may, upon thirty (30) Business Days’ notice to the Borrower and the Lenders, resign as an Issuing Bank or Swing Line Lender, respectively, so long as on or prior to the expiration of such 30-Business Day period with respect to such resignation, the relevant Issuing Bank or Swing Line Lender shall have identified a successor Issuing Bank or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank or Swing Line Lender, as applicable. In the event of any such resignation of an Issuing Bank or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank or Swing Line Lender, as the case may be, except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(3)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it outstanding as of the effective date of such resignation (including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(3)).
SECTION 10.09    Confidentiality. Each of the Agents, the Arrangers, Co-Managers, the Lenders and each Issuing Bank agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its

Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, legal counsel, independent auditors, agents, trustees, managers, controlling Persons, advisors and representatives who need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, with such Affiliate being responsible for such Person’s compliance with this Section 10.09; provided, however, that such Agent, Arranger, Co-Manager, Lender or Issuing Bank, as applicable, shall be principally liable to the extent this Section 10.09 is violated by one or more of its Affiliates or any of its or their respective partners, directors, officers, employees, legal counsel, independent auditors, agents, trustees, managers, controlling Persons, advisors or representatives), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, however, that each Agent, each Arranger, each Co-Manager, each Lender and each Issuing Bank agrees to notify the Borrower promptly thereof (except in connection with any request as part of a regulatory examination) to the extent it is legally permitted to do so, (c) to the extent required by applicable laws or regulations or by any subpoena or otherwise (including by order) as required by applicable Law or regulation or as requested by a governmental authority; provided that such Agent, such Arranger, such Co-Manager, such Lender or such Issuing Bank, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (except in connection with any request as part of a regulatory examination) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto, subject to an agreement containing provisions at least as restrictive as those of this Section 10.09, to (i) subject to Section 10.07(b)(v)(D), any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee (or its agent) invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower or any of their Subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, Participant or Eligible Assignee that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower, the Agents, the Co-Managers and the Arrangers, including as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Agents, the Arrangers and the Co-Managers or market standards for dissemination of such type of information which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, (e) for purposes of establishing a “due diligence” defense, (f) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (iii) service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the credit facilities provided hereunder, (g) with the consent of the Borrower, (h) to market data collectors for customary purposes in the lending industry in connection with the Facilities or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach by any Person of this Section 10.09 or any other confidentiality provision in favor of any Loan Party, (y) becomes available to any Agent, any Arranger, any Co-Manager any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent, such Lender, such Issuing Bank or the applicable Affiliate to be subject to a confidentiality restriction in respect thereof in favor of Holdings, the Borrower or any Affiliate thereof or (z) is independently developed by the Agents, the Lenders, the Issuing Banks, the Arrangers, the Co-Managers or their respective Affiliates, in each case, so long as not based on information obtained in a manner that would otherwise violate this Section 10.09.

For purposes of this Section 10.09, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary or Affiliate thereof or their respective businesses, other than any such information that is available to any Agent, any Lender or any Issuing Bank on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that no information received from Holdings, the Borrower or any Subsidiary or Affiliate thereof after the Closing Date shall be deemed non-confidential on account of such information not being clearly identified at the time of delivery as being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Agent, each Arranger, each Co-Manager, each Lender and each Issuing Bank acknowledges that (a) the Information may include trade secrets, protected confidential information, or material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of such information and (c) it will handle such information in accordance with applicable Law, including United States Federal and state securities Laws and to preserve its trade secret or confidential character.
The respective obligations of the Agents, the Arrangers, the Co-Managers, the Lenders and any Issuing Bank under this Section 10.09 shall survive, to the extent applicable to such Person, (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement and (z) the resignation or removal of any Agent, Swing Line Lender or Issuing Bank.
SECTION 10.10    Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party then due and payable under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 10.10 are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.11    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum

Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 10.12    Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.13    Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.14    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
SECTION 10.15    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.16    GOVERNING LAW.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)    THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 10.17    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.
SECTION 10.18    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender, each other party hereto and their respective successors and assigns.
SECTION 10.19    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 10.20    Use of Name, Logo, etc. Each Loan Party consents to the publication in the ordinary course by Administrative Agent or the Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such material shall be provided to the Borrower for its review a reasonable period of time in advance of publication. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and the Arrangers.
SECTION 10.21    USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 10.22    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.22 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE BORROWER AND THE EACH LOAN PARTY HERETO THAT IS NOT A UNITED STATES PERSON HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER CUSHMAN & WAKEFIELD, INC. AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF, AND IN RESPECT OF THEIR PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON

THE BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, HOLDINGS AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.
SECTION 10.23    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Lead Sustainability Structuring Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Sustainability Structuring Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, the Lead Sustainability Structuring Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Lead Sustainability Structuring Agent, the Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lead Sustainability Structuring Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Lead Sustainability Structuring Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Lead Sustainability Structuring Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Each Revolving Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Sustainability Structuring Agent or any other Lender or Issuing Bank, or any of the Related Person of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Revolving Lender and each Issuing Bank also acknowledges and agrees that none of the Administrative Agent, any Arranger, the Lead Sustainability Structuring Agent acting in such capacities have made any assurances as to (i) whether the Revolving Facility meets such Revolving Lender’s or Issuing Bank’s criteria or expectations with regard to environmental impact and sustainability performance, (ii) whether any characteristics of the Revolving Facility, including the characteristics of the relevant key performance indicators to which the Borrower will link a potential margin step-up or step-down, including their environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities and (b) each Revolving Lender and Issuing Bank has performed its own independent investigation and analysis of the Revolving Facility and whether the Revolving Facility meets its own criteria or expectations with regard to environmental impact and/or sustainability performance. Each Revolving Lender and Issuing Bank hereby agrees that neither the Administrative Agent nor the Lead Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower or any of its Affiliates of any Sustainability Commitment Fee Adjustment or any Sustainability Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
SECTION 10.24    Release of Collateral and Guarantee Obligations; Subordination of Liens.
(a)    The Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Administrative Agent or the Collateral Agent by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder (including any Receivables Financing Transaction)) to any Person other than another Loan Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty (in accordance with the second succeeding sentence), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders and the Issuing Banks hereby irrevocably agree that the Guarantors shall be released from the Guaranties upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary (subject to the Excluded Subsidiary Joinder Exception) or if such Subsidiary becomes a Released UK Holding Company. The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, consents, acknowledgements, and agreements necessary or desirable to evidence or confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or Issuing Bank. Any representation, warranty or covenant contained in any Loan Document relating to any such released Collateral or Guarantor shall no longer be deemed to be repeated.
(b)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when the Termination Conditions are satisfied, upon request of the Borrower, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements, (iii) contingent obligations not then due and (iv) Outstanding Amount of L/C Obligations related to any Letter of Credit that has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.01 to be senior to the Liens in favor of the Collateral Agent.
SECTION 10.25    [Reserved].
SECTION 10.26    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any the applicable Resolution Authority.
SECTION 10.27    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the applicable Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the applicable Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the applicable Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the applicable Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the applicable Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Administrative Agent in such currency, the applicable Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).
SECTION 10.28    Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Holdings, the Borrower, the Administrative Agent and such Lender.
SECTION 10.29    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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